                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, for Use of
[X]  Definitive Proxy Statement                   the Commission only (as
[_]  Definitive Additional Materials              permitted by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to Rule 14a-12

                            BROADBASE SOFTWARE, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:
          Common stock, par value $0.001 per share of the Registrant ("Broadbase Common Stock"), and options and warrants to purchase Broadbase Common Stock.

     2) Aggregate number of securities to which transaction applies: Up to 108,778,607 shares of Broadbase Common Stock outstanding on April 6, 2001 and/or issuable upon exercise of options and warrants outstanding on April 6, 2001.

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee of $24,692.75 was calculated pursuant to Rule 0-11(c)(1) of the Securities Exchange Act by multiplying 1/50 of 1% of the value of the Broadbase Common Stock to be received by Kana Communications, Inc. in the transaction. The value of the Broadbase Common Stock was determined to be $1.135 in accordance with Rule 0-11(a)(4) of the Securities Exchange Act based on the high and low prices of Broadbase Common Stock reported on the Nasdaq National Market on April 20, 2001.

     4)   Proposed maximum aggregate value of transaction:  $123,463,718.90.

     5)   Total fee paid:  $24,692.75.

[_]  Fee paid previously with preliminary materials.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:  $32,409.23.

     2) Form, Schedule or Registration Statement No.: Form S-4 (Registration No. 333-59754).

     3)  Filing Party:  Kana Communications, Inc.

     4)  Date Filed:  April 27, 2001.

                               [BROADBASE LOGO]

                                                                   May 30, 2001

Dear Broadbase Software, Inc. Stockholders:

   I am writing to you about our proposed merger with Kana Communications, Inc. This merger will create a combined company that will be one of the largest providers of customer relationship management solutions for e-Businesses.

   In the merger, a wholly-owned subsidiary of Kana will merge with and into Broadbase, each share of Broadbase common stock will be exchanged for 1.05 shares of Kana common stock, and we will become a wholly-owned subsidiary of Kana. As a result of the merger, Broadbase stockholders will own approximately 47.7% of the combined company, based on the number of shares of Broadbase and Kana common stock outstanding on May 23, 2001. Kana common stock is traded on the Nasdaq National Market under the symbol "KANA," and closed at $2.15 per share on May 23, 2001. The merger is described more fully in the accompanying joint proxy statement/prospectus.

   You will be asked to vote upon the merger at a special meeting of Broadbase stockholders to be held on June 28, 2001 at 10:00 a.m., local time, at the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California. The holders of a majority of the outstanding shares of Broadbase common stock must approve and adopt the merger agreement and approve the merger. Only stockholders who held shares of Broadbase common stock at the close of business on May 23, 2001 will be entitled to vote at the special meeting.

   We are very excited by the opportunities we envision for the combined company. Our board of directors has determined that the terms and conditions of the merger are advisable, fair to, and in the best interests of, Broadbase and its stockholders, and unanimously recommends that you approve the merger agreement and the merger. Our board of directors has obtained an opinion from its financial advisor, Morgan Stanley & Co. Incorporated, to the effect that, at the date of that opinion and based upon and subject to qualifications and limitations stated in that opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to the holders of Broadbase common stock. The full text of the written opinion of Morgan Stanley & Co. Incorporated, dated April 8, 2001, which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix IX to the joint proxy statement/prospectus. Holders of Broadbase common stock are urged to, and should, read such opinion in its entirely.

   The accompanying joint proxy statement/prospectus provides detailed information about the companies and the merger. Please give all of this information your careful attention. In particular, you should carefully consider the discussion in the section entitled "Risk Factors" on page 20 of the joint proxy statement/prospectus.

   Your vote is very important regardless of the number of shares you own. To approve the merger agreement, you MUST vote "FOR" the proposal by following the instructions stated on the enclosed proxy card. If you do not vote at all, it will, in effect, count as a vote against the merger. We urge you to vote "FOR" this proposal, a necessary step in the merger of Broadbase and Kana.

                                         Sincerely,

                                         /s/ Chuck Bay
                                         Chuck Bay
                                         President and Chief Executive
                                          Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this transaction or the securities of Kana to be issued in the merger, or determined if this joint proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

   This joint proxy statement/prospectus is dated May 24, 2001, and was first mailed to Broadbase stockholders on or about May 30, 2001.

                       SOURCES OF ADDITIONAL INFORMATION

   This joint proxy statement/prospectus incorporates important business and financial information about Kana and Broadbase that is not included in or delivered with this document. This information is available without charge to stockholders of Kana and Broadbase upon written or oral request. To request copies of documents, contact either Kana or Broadbase at:

     Kana Communications, Inc.  Broadbase Software, Inc.
     Investor Relations         Investor Relations
     740 Bay Road               181 Constitution Road
     Redwood City, CA 94063     Menlo Park, CA 94025
     (650) 298-9282             (650) 614-8300

   To obtain timely delivery of requested documents, you must request them no later than June 21, 2001.

   Also see "Where You Can Find More Information" in this joint proxy statement/prospectus.

                            BROADBASE SOFTWARE, INC.
                             181 Constitution Drive
                              Menlo Park, CA 94025
                                 (650) 614-8300

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          To be held on June 28, 2001

                               ----------------

   We will hold a special meeting of stockholders of Broadbase Software, Inc. at 10:00 a.m., local time, on June 28, 2001 at the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California for the following purposes:

     1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of April 9, 2001 among Kana Communications, Inc., Broadbase Software, Inc. and a wholly-owned subsidiary of Kana, and to approve the merger contemplated by that agreement under which the wholly-owned subsidiary of Kana will merge with and into Broadbase, Broadbase will become a wholly-owned subsidiary of Kana, and each outstanding share of Broadbase common stock will be converted into 1.05 shares of Kana common stock; and

     2. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

   Our board of directors has determined that the merger is advisable, fair to, and in the best interests of, Broadbase and its stockholders, and unanimously recommends that you vote to approve the merger agreement and the merger.

   We describe the merger more fully in the accompanying joint proxy statement/prospectus, which we urge you to read.

   Only Broadbase stockholders of record at the close of business on May 23, 2001 are entitled to notice of and to vote at the special meeting or any adjournment or postponement.

   Your vote is important. To assure that your shares are represented at the special meeting, you are urged to complete, date and sign the enclosed proxy and mail it promptly in the postage-paid envelope provided, whether or not you plan to attend the special meeting in person. You may revoke your proxy in the manner described in the accompanying joint proxy statement/prospectus at any time before it has been voted at the special meeting. You may vote in person at the special meeting even if you have returned a proxy.

                                          By Order of the Board of Directors

                                          /s/ Eric Willgohs
                                          Eric Willgohs
                                          Secretary

Menlo Park, California
May 30, 2001

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
QUESTIONS AND ANSWERS ABOUT THE MERGER....................................   1

SUMMARY...................................................................   3

RISK FACTORS..............................................................  20
  Risks Related to the Merger.............................................  20
  Risks Related to Kana...................................................  25
  Risks Related to Broadbase..............................................  38

ANNUAL MEETING OF KANA STOCKHOLDERS.......................................  51
  General.................................................................  51
  Date, Time and Place....................................................  51
  Matters to be Considered at the Annual Meeting..........................  51
  Record Date.............................................................  51
  Voting of Proxies.......................................................  52
  Votes Required..........................................................  52
  Quorum; Abstentions and Broker Non-Votes................................  53
  Solicitation of Proxies and Expenses....................................  53
  Stockholder Proposals for the Kana 2002 Annual Meeting..................  53
  Board Recommendations...................................................  53

SPECIAL MEETING OF BROADBASE STOCKHOLDERS.................................  55
  Date, Time, Place and Purpose of the Broadbase Meeting..................  55
  Record Date and Outstanding Shares......................................  55
  Vote and Quorum Requirements............................................  55
  Voting and Revocability of Proxies......................................  55
  Expenses of Proxy Solicitation..........................................  56

THE MERGER................................................................  57
  Background of the Merger................................................  57
  Kana's Reasons for the Merger and Recommendation of Kana's Board of
   Directors..............................................................  61
  Opinion of Kana's Financial Advisor.....................................  64
  Broadbase's Reasons for the Merger and Recommendation of Broadbase's
   Board of Directors.....................................................  70
  Opinion of Broadbase's Financial Advisor................................  72
  Interests of Broadbase's Management and Kana's Management in the Merger
   and Potential Conflicts of Interest....................................  79
  The Merger..............................................................  80
  Closing of the Merger...................................................  80
  Conversion of Broadbase Shares in the Merger............................  81
  Broadbase Stock Options and Warrants....................................  81
  The Exchange Agent......................................................  81
  Exchange of Broadbase Stock Certificates for Kana Stock Certificates....  81
  Transfer of Ownership; Distributions with Respect to Unexchanged
   Shares.................................................................  81
  Material Federal Income Tax Considerations..............................  82
  Accounting Treatment....................................................  83
  Stockholders' Dissenters' Rights........................................  83
  Listing of Kana Common Stock to be Issued in the Merger.................  83
  Restrictions on Sale of Shares by Affiliates of Kana and Broadbase......  83
  Management Following the Merger.........................................  84
  Operations Following the Merger.........................................  84


                                                                           Page
                                                                           ----
THE MERGER AGREEMENT.....................................................    85
  Representations and Warranties.........................................    85
  Conduct of Each Company's Business Before the Closing of the Merger....    86
  Broadbase Stock Option Exchange Program................................    87
  No Other Negotiations..................................................    88
  Public Disclosure......................................................    90
  Employee Benefit Plans.................................................    90
  Conditions to Closing the Merger.......................................    90
  Termination of the Merger Agreement....................................    91
  Termination Fee........................................................    93
  Amendment, Extension and Waiver of the Merger Agreement................    94

RELATED AGREEMENTS.......................................................    95
  The Voting Agreements..................................................    95
  The Stock Option Agreements............................................    96
  Distribution and License Agreement.....................................    98
  Revolving Loan Agreement...............................................    98

KANA COMMUNICATIONS, INC. UNAUDITED PRO FORMA COMBINED FINANCIAL
 STATEMENTS..............................................................   100

MARKET PRICE INFORMATION.................................................   106

COMPARISON OF STOCKHOLDER RIGHTS.........................................   107

OTHER KANA PROPOSALS.....................................................   112
  Proposal to Change Kana's Name.........................................   112
  Proposal to Amend Kana's 1999 Stock Incentive Plan.....................   112
  Proposal to Amend and Restate Kana's 1999 Employee Stock Purchase
   Plan..................................................................   124
  Election of Directors..................................................   130
  Other Matters..........................................................   133

COMPENSATION COMMITTEE REPORT............................................   134

AUDIT COMMITTEE REPORT...................................................   136

STOCK PERFORMANCE GRAPH..................................................   137

MANAGEMENT OF KANA.......................................................   138
  Executive Officers and Directors of Kana...............................   138
  Section 16(a) Beneficial Ownership Reporting Compliance................   139
  Kana's Executive Compensation..........................................   139

KANA'S EMPLOYMENT ARRANGEMENTS, TERMINATION OF EMPLOYMENT ARRAGEMENTS AND
 CHANGE IN CONTROL ARRANGEMENTS..........................................   144

CERTAIN TRANSACTIONS OF KANA.............................................   145

PRINCIPAL STOCKHOLDERS OF KANA...........................................   146

EXPERTS..................................................................   148

LEGAL MATTERS............................................................   148

WHERE YOU CAN FIND MORE INFORMATION......................................   149

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..........................   150

APPENDICES
Appendix I -- Agreement and Plan of Merger...............................   I-1
Appendix II -- Form of Kana Voting Agreement.............................  II-1


                                                                          Page
                                                                          ----
 Appendix III   --   Form of Broadbase Voting Agreement...............    III-1
 Appendix IV    --   Kana Stock Option Agreement......................     IV-1
 Appendix V     --   Broadbase Stock Option Agreement.................      V-1
 Appendix VI    --   Distribution and License Agreement...............     VI-1
 Appendix VII   --   Revolving Loan Agreement.........................    VII-1
 Appendix VIII  --   Opinion of Goldman, Sachs & Co., financial
                      advisor to Kana Communications, Inc. ...........   VIII-1
 Appendix IX    --   Opinion of Morgan Stanley & Co. Incorporated,
                     financial advisor to Broadbase Software, Inc. ...     IX-1
 Appendix X     --   Amended 1999 Stock Incentive Plan of Kana
                     Communications, Inc. ............................      X-1
 Appendix XI    --   Amended and Restated 1999 Employee Stock Purchase
                     Plan of Kana Communications, Inc.................     XI-1
 Appendix XII   --   Charter of the Audit Committee of the Board of
                     Directors of Kana Communications, Inc............    XII-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: Why are Broadbase and Kana proposing to merge?

A: This merger will combine two leading providers of customer relationship and communication software solutions for electronic businesses, or e-Businesses, with the objective of strengthening and extending their leadership position. In addition, Broadbase and Kana believe that the merger has the potential to enhance the ability of each company to achieve profitability sooner than they would if they remain independent, as a result of a stronger product offering, sales and distribution synergies and cross-selling opportunities, the opportunity to leverage the recurring maintenance revenues of the combined company and the opportunity to reduce overhead and other costs. Further, Broadbase and Kana will each benefit from the complementary resources of the other, including complementary operating, financial and technology resources and strategic relationships. Overall, both Broadbase and Kana believe that the merger will provide added value to their respective stockholders.

Q: What will Broadbase stockholders receive in the merger?

A: If the merger is completed, Broadbase stockholders will receive 1.05 shares of Kana common stock for each share of Broadbase common stock they own.

Q: What happens if the trading price of Kana or Broadbase common stock changes before the merger?

A: The number of shares of Kana common stock to be issued for each share of Broadbase common stock will not be adjusted based upon changes in the market price of Kana common stock or Broadbase common stock. As a result, the value of the Kana common stock to be received in the merger will fluctuate up or down as the market price of Kana common stock fluctuates up or down. Neither Kana nor Broadbase has the right to terminate the merger agreement or to resolicit the vote of its stockholders based on changes in the market price of Kana or Broadbase common stock.

Q: Are there risks I should consider in deciding whether to vote for the merger.

A: Yes. For example, the combined company might not realize the expected benefits of the merger or become profitable. In evaluating the merger, you should carefully consider the factors discussed beginning on page 20 in the section entitled "Risk Factors."

Q: When do you expect to complete the merger?

A: We are working to complete the merger in the summer of 2001. Because the merger is subject to various conditions, however, we cannot predict the exact timing.

Q: Should Broadbase stockholders send in their stock certificates now?

A: No. After we complete the merger, Kana will send instructions to Broadbase stockholders explaining how to exchange their shares of Broadbase common stock for the appropriate number of shares of Kana common stock.

Q: Should Kana stockholders send in their stock certificates?

A: No. Kana stockholders will continue to own their shares of Kana common stock after the merger and should continue to hold their stock certificates.

Q: How do I vote?

A: Mail your signed proxy card in the enclosed return envelope or, if you are a Kana stockholder, you may grant your proxy by telephone or the Internet, as soon as possible so that your shares may be represented at the stockholder meeting. You may also attend the meeting in person instead of submitting a proxy. If your shares are held in "street name" by your broker, your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q: What rights do I have if I oppose the merger?

A: You can vote against the merger by indicating a vote against the Broadbase proposal to approve and adopt the merger agreement and approve the merger or the Kana proposal to approve the issuance of shares in connection with the merger, in each case on your proxy card and signing and mailing your proxy card, or by voting against the merger in person at the Broadbase or Kana stockholder meeting, as the case may be. If you are a Kana stockholder, you may also vote against the proposal to approve the issuance of the shares by telephone or the Internet. If the merger and the issuance of the shares are approved at the meetings, shares of Broadbase common stock will be converted into shares of Kana common stock regardless of whether you voted for or against the merger. You will not have appraisal or dissenters' rights in connection with the merger or any of the transactions contemplated by the merger agreement.

Q: Can I change my vote after mailing my proxy?

A: Yes. You may change your vote by delivering a signed notice of revocation or a later-dated, signed proxy card to the corporate secretary of Kana or Broadbase, as the case may be, before the stockholder meeting, or by attending the stockholder meeting and voting in person. If you are a Kana stockholder, you may also change your vote using the telephone or the Internet by following the instructions provided with your proxy card.

Q: What are the tax consequences of the merger to me?

A: We expect that the merger will qualify as a tax-free reorganization for federal income tax purposes. If the merger qualifies as a tax-free reorganization, Broadbase stockholders will not recognize any gain or loss for federal income tax purposes upon the exchange of shares of Broadbase common stock for shares of Kana common stock, although Broadbase stockholders will recognize taxable income with respect to any cash received in lieu of a fractional share of common stock. You should consult your own tax advisor for a full understanding of the tax consequences of the merger to you. For a more detailed description of the tax consequences of the merger, see the section of this joint proxy statement/prospectus entitled "The Merger--Material Federal Income Tax Considerations" beginning on page 82.

Q: Who will lead the combined company?

A: We expect that the board of directors of the combined company will include
   James Wood and Robert Frick, who are currently Kana directors, and Chuck Bay, Kevin Harvey and Massood Zarrabian, who are currently Broadbase directors. Mr. Zarrabian, the former chief executive officer of Servicesoft, Inc., joined the Broadbase board in December 2000 following Broadbase's acquisition of Servicesoft, Inc. In addition, following the merger, Chuck Bay, president and chief executive officer of Broadbase, will serve as president and chief executive officer of the combined company and James Wood, Kana's chief executive officer, will serve as chairman of the board of directors of the combined company.

Q: Who can I call with questions?

A: If you are a Kana stockholder with questions about the merger, please call
   Kana Investor Relations at (650) 298-9282.

   If you are a Broadbase stockholder with questions about the merger, please call Broadbase Investor Relations at (650) 614-8300.

                                    SUMMARY

   The following summary highlights selected information from this joint proxy statement/prospectus and may not contain all of the information that is important to you. You should carefully read this entire joint proxy statement/prospectus, including the appendices, and the other documents we refer to for a more complete understanding of the merger.

The Companies

KANA COMMUNICATIONS, INC.
740 Bay Road
Redwood City, CA 94063
www.kana.com.
(650) 298-9282

   Kana is a leading provider of enterprise Relationship Management (eRM) software solutions that deliver integrated communication and business applications built on a Web-architected platform. Kana's eRM software solutions redefine and extend the enterprise to incorporate customers, partners, and suppliers in collaborative business relationships for greater long-term loyalty and profitability. At the same time, Kana's eRM solutions enable enterprises to lower operating and distribution costs as they build relationships. Using Kana's software products and services, enterprises can:

  . offer to customers, partners, and suppliers a consistent, personalized, and comprehensive view of their business relationship so that they can learn, buy, and get care that is relevant and targeted to their needs;

  . offer customers, partners and suppliers an integrated business experience across their service, sales, and marketing activities;

  . embrace customers, partners, and suppliers in productive and efficient relationships through collaborative participation in automated business processes;

  . enhance the effectiveness of both online and offline relationships via integrated communication channels and interactions methods; and

  . facilitate integrated information and services via a scalable, flexible, and adaptable Web-architected platform.

   Kana's customers range from Global 2000 companies pursuing an e-Business strategy to Internet-only companies. The following is a representative list of Kana's customers:

   .eBay                             .E*Trade
   .American Airlines                .Kodak
   .The Gap
                                     .BellSouth

BROADBASE SOFTWARE, INC.
181 Constitution Drive
Menlo Park, CA 94025
(650) 614-8300

   Broadbase is a leading provider of software solutions that enable companies to conduct highly effective, intelligent customer interactions through the Internet and traditional business channels, thereby providing the basis for businesses to improve their customer acquisition, retention and profitability. Broadbase's web-based product suite combines operational marketing and service applications with customer analytics. Broadbase's software integrates information from numerous points of customer interaction, or touch points, by pulling information from multiple data sources and transforming it into a standard format that can be analyzed and acted upon. Broadbase's software then analyzes this reformatted information to provide a comprehensive understanding of the customer lifecycle from initial identification through acquisition and retention. Broadbase's software applications translate this analysis into specific marketing, sales and service actions, including the execution of targeted marketing campaigns, the delivery of Internet-based and traditional customer service, and the personalization of all customer interactions. By integrating, analyzing and acting on valuable customer information, Broadbase's products enable businesses to build long-lasting and profitable customer relationships.

   Broadbase customers include both traditional "brick and mortar" companies and Internet-only companies. The following is a representative list of Broadbase's customers:

   . Cisco Systems         .Hewlett-Packard
   . Eddie Bauer           .eBags
   . Fidelity Investments  .Verizon

The Merger (See page 57)

   Kana and Broadbase have entered into a merger agreement that provides for the merger of a newly formed, wholly-owned subsidiary of Kana with and into Broadbase. As a result, Broadbase will become a wholly-owned subsidiary of Kana. Stockholders of Broadbase will become stockholders of Kana following the merger, and each share of Broadbase common stock will be exchanged for 1.05 shares of Kana common stock. We urge you to read the merger agreement, which is included as Appendix I, carefully and in its entirety.

Stockholder Approvals (See pages 52 and 55)

 Kana Stockholders

   The holders of a majority of the shares of Kana common stock entitled to vote and that are present or represented by proxy at the annual meeting of Kana's stockholders must approve the issuance of Kana common stock in the merger. Kana stockholders are entitled to cast one vote per share of Kana common stock owned at the close of business on May 23, 2001. Under separate voting agreements in the form of Appendix II hereto, Kana's directors, executive officers and their affiliates who beneficially owned approximately 20.4% of Kana's common stock outstanding as of April 9, 2001 (including any shares issuable upon the exercise of options that are exercisable within 60 days of April 9, 2001) have agreed to vote all of their shares of Kana common stock for the issuance of shares of Kana common stock as contemplated by the merger agreement and against any action or agreement that would prevent, or compete with, the merger.


 Broadbase Stockholders

   For the merger to proceed, the holders of a majority of the outstanding shares of Broadbase common stock must approve and adopt the merger agreement and approve the merger. Broadbase stockholders are entitled to cast one vote per share of Broadbase common stock owned at the close of business on May 23, 2001. Under separate voting agreements in the form attached as Appendix III hereto, Broadbase's directors, executive officers and their affiliates who beneficially owned an aggregate of approximately 11.7% of Broadbase's common stock outstanding as of April 9, 2001 (including any shares issuable upon the exercise of options that are exercisable within 60 days of April 9, 2001) have agreed to vote all of their shares of Broadbase common stock for approval and adoption of the merger agreement and approval of the merger and against any action or agreement that would prevent, or compete with, the merger.

Stock Option Agreements (See page 96)

 Kana

   As an inducement to Kana to enter into the merger agreement, Broadbase granted Kana the right, under certain circumstances, to purchase a number of shares of newly-issued Broadbase common stock equal to 19.9% of Broadbase's issued and outstanding shares of common stock as of the date of exercise of the option. The stock option becomes exercisable upon the occurrence of specified events and the satisfaction of a number of conditions. The exercise price of the option is $0.7188 per share, payable in cash. Broadbase has the right to repurchase all, but not less than all, of any exercised option shares under certain circumstances. The proceeds from the option shares cannot exceed any termination fee payable to Kana under the merger agreement. The stock option agreement from Broadbase to Kana is attached to this joint proxy statement/prospectus as Appendix V. See "Related Agreements--Stock Option Agreements."

 Broadbase

   As an inducement to Broadbase to enter into the merger agreement, Kana granted Broadbase the right, under certain circumstances, to purchase a number of shares of newly-issued Kana common stock equal to 19.9% of Kana's issued and outstanding shares of common stock as of the date of exercise of the option, or a lesser amount of shares of Kana common stock that equals 19.9% of Kana's issued and outstanding shares when counted together with any shares acquired by Broadbase upon conversion of amounts outstanding under the revolving loan agreement described below. The option becomes exercisable upon the occurrence of specified events and the satisfaction of a number of conditions. The exercise price of the option is $0.875 per share, payable in cash. Kana has the right to repurchase all, but not less than all, of any exercised option shares under certain circumstances. The proceeds from the option shares cannot exceed any termination fee payable to Broadbase under the merger agreement. The stock option agreement from Kana to Broadbase is attached to this joint proxy statement/prospectus as Appendix IV. See "Related Agreements--Stock Option Agreements."

Distribution and License Agreement (See page 98)

   As an inducement to both Kana and Broadbase to enter into the merger agreement, each party granted the other a non-exclusive, world-wide, non-transferable royalty-bearing license to all of the other's intellectual property rights to use, copy, distribute, display and perform all of the software owned by the other and software, products and services offered by the other to third parties. Each license also provides for the licensor's source code to be placed in escrow subject to release upon the occurrence of certain events, such as events relating to bankruptcy or the failure by the licensor to provide maintenance and support for its products. Each party has the right to terminate the license it has granted to the other party upon the attempted assignment of the license by, or the change of control of, the other party without the first party's consent. The distribution and license agreement is attached to this joint proxy statement/prospectus as Appendix VI.

Revolving Loan Agreement (See page 98)

   As an inducement to Kana to enter into the merger, Broadbase agreed to loan up to $20.0 million to Kana subject to the terms and conditions of a revolving credit agreement. As of May 23, 2001, Kana has drawn down $8.2 million under the revolving loan agreement. The remaining $11.8 million will be placed in an escrow account to fund any future drawdowns by Kana pursuant to the terms of the revolving loan agreement. The loan commitment will terminate upon the earlier of the closing of the merger or the termination of the merger agreement. Beginning on July 16, 2001, Broadbase will have the right to convert any amount outstanding under the loan into Kana common stock at a price of $1.10 per share, provided that the total amount converted under the loan when counted together with the shares acquired under the stock option agreement in favor of Broadbase, as described above, cannot exceed 19.9% of Kana's outstanding common stock. The revolving loan agreement is attached to this joint proxy statement/prospectus as Appendix VII.

Recommendations of the Boards of Directors (See pages 61 and 70)

   The Broadbase and Kana boards of directors have determined that the terms and conditions of the merger are advisable, fair to, and in the best interests of, each company and its respective stockholders. The Broadbase board unanimously recommends that Broadbase stockholders vote FOR the adoption and approval of the merger agreement and approval of the merger, and the Kana board unanimously recommends that Kana stockholders vote FOR issuing the shares of Kana common stock in connection with the merger.

Opinions of Financial Advisors (See pages 64 and 72)

   In deciding to approve the merger, each of the Broadbase and Kana boards of directors considered opinions from their financial advisors and various other factors described below in "The Merger--Kana's Reasons for the Merger and Recommendation of Kana's Board of Directors," and "The Merger--Broadbase's Reasons for the Merger and Recommendation of Broadbase's Board of Directors."

   On April 8, 2001, Goldman, Sachs & Co., Kana's financial advisor in connection with the merger, delivered its oral opinion to the Kana board that, as of that date, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to Kana. Goldman, Sachs & Co. subsequently confirmed its oral opinion by delivery of its written opinion dated April 9, 2001. The full text of the written opinion of Goldman, Sachs & Co., which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix VIII. Goldman, Sachs & Co. provided its opinion for the information and assistance of Kana's board of directors in connection with its consideration of the merger. The opinion of Goldman, Sachs & Co. is not a recommendation as to how any holder of Kana common stock should vote on any matter relating to the merger. We urge you to read the opinion in its entirety.

   On April 8, 2001, Morgan Stanley & Co. Incorporated, Broadbase's financial advisor in connection with the merger, delivered its written opinion to the Broadbase board that, as of the date of its opinion, and subject to and based on the considerations referred to in its opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to the holders of Broadbase common stock. The full text of Morgan Stanley & Co. Incorporated's written opinion, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix IX. Broadbase urges its stockholders to read the opinion of Morgan Stanley & Co. Incorporated in its entirety. Morgan Stanley & Co. Incorporated's opinion is directed to the Broadbase board of directors and does not constitute a recommendation to any stockholder as to how stockholders should vote on any matter relating to the merger.

Interests of Broadbase's Management and Kana's Management in the Merger and Potential Conflicts of Interest (See page 79)

   When considering the recommendation of the Broadbase board, you should be aware that some directors and officers of Broadbase have the following interests in the merger that are different from, or in addition to, yours:

  . Certain executive officers of Broadbase have employment agreements under which they will be entitled to 50% accelerated vesting of their outstanding options, including the Broadbase options assumed by Kana in the merger, in the event they are not offered employment by the combined company in a comparable position and at a comparable salary after the merger.

  . Massood Zarrabian, an employee member of Broadbase's board of directors, has an employment agreement under which he will be entitled to one year of salary, plus bonuses, payable in a lump sum and 50% accelerated vesting of his outstanding options in the event that he is not offered employment by Kana in a comparable position and at comparable salary or his employment is terminated by the combined company without just cause prior to December 19, 2002.

  . Robert Davoli, a non-employee member of Broadbase's board of directors, has a restricted stock purchase agreement under which he will be entitled to 100% accelerated vesting of his shares purchased under the agreement upon the closing of the merger.

  . Kana has agreed that Chuck Bay, the president and chief executive officer of Broadbase, will be appointed to serve as president and chief executive officer of the combined company following the merger.

  . Kana has agreed to cause the surviving corporation in the merger to indemnify each present and former Broadbase officer and director against liabilities arising out of such person's service as an officer or director. The surviving corporation in the merger will maintain officer's and director's liability insurance to cover any such liabilities for the next six years.

  . Kana has agreed that upon completion of the merger, Chuck Bay and Massood
    Zarrabian, both of whom are currently Broadbase directors, will be appointed to the board of directors of the combined company. In addition, Kana's board of directors has nominated Kevin Harvey for election to a three-year term on the board of directors of the combined company beginning in 2001.

   David Beirne, one of Kana's directors, and Kevin Harvey, one of Broadbase's directors, are both managing members of Benchmark Capital Management Co., LLC, which is the general partner of several Benchmark funds that collectively hold a significant number of shares of common stock of both Kana and Broadbase. Entities affiliated with Benchmark Capital Management Co., LLC beneficially owned 6,927,511 shares of Kana common stock, or 8.3% of its common stock, as of February 28, 2001. Entities affiliated with Benchmark Capital Management Co., LLC beneficially owned 4,091,832 shares of Broadbase common stock, or approximately 5.0% of its common stock, as of March 1, 2001.

   As a result, these directors and officers may be more likely to recommend adoption of the merger agreement than Broadbase stockholders generally. See "The Merger--Interests of Broadbase's Management and Kana's Management in the Merger and Potential Conflicts of Interest."

Conditions to Closing of the Merger (See page 90)

   Whether Kana and Broadbase complete the merger depends on a number of conditions being satisfied in addition to the approval by Kana stockholders of the issuance of Kana common stock in connection with the merger and the approval and adoption by Broadbase stockholders of the merger agreement and approval of the merger. See "The Merger Agreement--Conditions to Closing the Merger." Either Kana or Broadbase may choose to complete the merger even though one or more of these conditions has not been satisfied, as long as applicable law allows them to do so. Kana and Broadbase cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed. The following conditions, among others, must be satisfied or waived before the merger can be completed:

  . the shares of Kana common stock to be issued in exchange for Broadbase common stock must have been registered with the SEC under the Securities Act of 1933, as amended;

  . no governmental agency may have acted or entered any order or judgment prohibiting the merger and the relevant waiting period for antitrust review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, must have expired or been terminated;

  . the representations and warranties of Kana and Broadbase in the merger agreement must be, in the aggregate, materially true and correct;

  . Kana and Broadbase must perform and comply in all material respects with their respective covenants in the merger agreement;

  . Kana and Broadbase each must have received written opinions from their respective tax counsel that the merger will constitute a tax-free reorganization under the Internal Revenue Code;

  . no event, change, condition or effect that is or is reasonably likely to be materially adverse to either company and its subsidiaries, taken as a whole, may occur;

  . the shares of Kana common stock to be issued in the merger must be authorized for listing on the Nasdaq National Market; and

  . Kana and Broadbase must complete the headcount reductions approved by their respective board of directors.

Termination of the Merger Agreement (See page 91)

   Kana and Broadbase can agree at any time prior to completing the merger to terminate the merger agreement. Also, either of Kana or Broadbase can decide, without the other's consent, but subject to certain limitations, to terminate the merger agreement if the merger has not been completed on or before October 31, 2001, if the other company has breached its obligations under the merger agreement or the revolving loan agreement or for other reasons described on page 91 under the heading "The Merger Agreement--Termination of the Merger Agreement."

Termination Fee (See page 93)

   Kana and Broadbase have each agreed to pay the other party a termination fee of $2.5 million if the merger agreement terminates under the circumstances that are described on page 93 under "The Merger Agreement--Termination Fee." The termination fee will constitute liquidated damages to the recipient and the responsible party shall have no further liability for the action that triggered the termination fee. The total of any termination fee received by a party plus the amounts received by that party upon any sale of the option shares purchased under the Kana and Broadbase stock option agreements (net of the exercise price) cannot exceed $2.5 million.

Other Negotiations (See page 88)

   Subject to limited exceptions, the merger agreement prohibits Kana and Broadbase from soliciting, or participating in discussions with third parties with respect to, alternative transactions that may prevent the merger. In addition, each company must provide the other party with information concerning any alternative transactions. Kana and Broadbase each must also give the other prior written notice of any meeting at which the company's board is reasonably expected to consider an alternative transaction. The restrictions, however, do not prohibit the boards from taking specified actions necessary to fulfill their respective fiduciary duties if a Superior Offer (as defined on page 89), is received.

Conduct of Kana and Broadbase Before the Merger (See page 86)

   Broadbase and Kana have each agreed that until the earlier of the closing of the merger and the termination of the merger agreement, or unless the other consents in writing, each of them and their subsidiaries will carry on their business in the usual, regular and ordinary course, pay its debts and taxes when due and perform its other material obligations. Each has also agreed to use all reasonable efforts to preserve its relationships with customers, suppliers, licensors, licensees, and others with which it has business dealings. Each has also agreed to notify the other of any material event involving its business. Broadbase and Kana have also each agreed that until the earlier of the closing of the merger and the termination of the merger agreement, or unless the other company consents in writing (which consent shall not be unreasonably withheld or delayed) and as contemplated by the merger agreement, it and each of its subsidiaries will conduct its business in compliance with specific restrictions described on page 86.

Governmental Approvals and Regulatory Requirements

   Other than compliance with applicable federal and state securities laws in connection with the issuance of Kana common stock pursuant to the merger, compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and compliance with applicable provisions of the Delaware General Corporation Law, no federal or state regulatory requirements must be complied with in order to complete the merger.

United States Federal Income Tax Consequences of the Merger (See page 82)

   It is intended that the merger qualify as a tax-free reorganization for United States federal income tax purposes. If the merger qualifies as a tax-free reorganization, Broadbase stockholders generally will not recognize gain or loss for United States federal income tax purposes on the exchange of their stock for Kana common stock. Gain or loss may be realized on any cash received in lieu of fractional shares of Kana common stock in the merger. It is a condition to completion of the merger that each of Broadbase and Kana obtain a legal opinion from outside counsel that the merger constitutes a "reorganization" as that term is used in the Internal Revenue Code.

Anticipated Accounting Treatment of the Merger (See page 83)

   The merger will be treated as a purchase for accounting and financial reporting purposes, which means that Broadbase will be treated as a separate entity for periods prior to the closing, and thereafter as a wholly-owned subsidiary of Kana. In addition, Kana may record on its balance sheet goodwill or negative goodwill depending on the fair value of the assets acquired and liabilities assumed in the merger. This amount is expected to be amortized over a three-year period following the merger.

Restrictions on the Ability to Sell Kana Stock by Affiliates of Kana and Broadbase (See page 83)

   All shares of Kana common stock that Broadbase stockholders receive in connection with the merger will be freely transferable unless the holder is considered an "affiliate" of either Kana or Broadbase for purposes of the Securities Act of 1933. Shares of Kana common stock held by affiliates may be sold only pursuant to an effective registration statement covering the resale of the shares or an exemption under the Securities Act.

Dissenters' Appraisal Rights (See page 83)

   Under Delaware law, neither Kana nor Broadbase stockholders are entitled to dissenters' rights of appraisal as a consequence of the merger.

Other Kana Proposals (See page 112)

   Kana is also presenting proposals to its stockholders at the Kana annual meeting to:

  . change the name of Kana to "Kana Software, Inc." by amending Kana's second amended and restated certificate of incorporation;

  . amend the Kana 1999 Stock Incentive Plan to increase the number of shares of Kana common stock available for issuance under the 1999 Stock Incentive Plan by an additional 15,000,000 shares and increase the limit on the maximum number of shares by which the share reserve under the 1999 Stock Incentive Plan may automatically increase each calendar year from 6,000,000 shares to 10,000,000 shares, effective for all calendar years after 2001;

  . amend and restate the Kana 1999 Employee Stock Purchase Plan to:

   . increase the number of shares of common stock issuable under the term of the 1999 Employee Stock Purchase Plan by an additional 10,000,000 shares of common stock, from 2,122,507 shares to 12,122,507 shares;

   . increase the limit on the maximum number of shares by which the share reserve under the 1999 Employee Stock Purchase Plan may automatically increase each calendar year from 666,666 shares to 4,000,000 shares, effective for all calendar years after the 2001 calendar year; and

   . revise certain provisions of the plan document in order to facilitate the administration of the 1999 Employee Stock Purchase Plan; and

  . elect two directors to Kana's board of directors to serve for a three-year term ending in 2004 and until their successors are duly elected and qualified.


  The proposal to change the name of Kana requires the approval of the holders of a majority of the outstanding shares of Kana common stock. The proposals to amend the 1999 Stock Incentive Plan and to amend and restate the 1999 Employee Stock Purchase Plan require the approval of a majority of Kana shares present or represented at the annual meeting and entitled to vote on such proposals. The proposal to elect two directors to Kana's board of directors requires the affirmative vote of the holders of a plurality of the Kana shares present or represented at the annual meeting and entitled to vote on such proposal. Under separate voting agreements in the form of Appendix II hereto, Kana's directors, officers and their affiliates who beneficially owned an aggregate of approximately 20.4% of Kana's common stock outstanding as of April 9, 2001 (including shares issuable upon exercise of options exercisable within 60 days of April 9, 2001) have agreed to vote all of their shares of Kana common stock in favor of the proposed name change.


   The Kana board of directors unanimously recommends that Kana stockholders vote to approve each of the foregoing proposals.

Trademarks

   Kana(R) is a registered trademark, and KANA COMMUNICATIONS and Design(TM) and the Kana logo are trademarks of Kana Communications, Inc.

   Broadbase(R) is a registered trademark of Broadbase, and Broadbase Software(TM), Intelligent Customer Interaction(TM) and the Broadbase logo are trademarks of Broadbase Software, Inc.

   This joint proxy statement/prospectus contains other trade names, trademarks and service marks of Kana, Broadbase and of other companies.

Dividend Information

   Neither Kana nor Broadbase has ever paid any cash dividends on its stock, and Kana anticipates that, following the merger, it will continue to retain any earnings for the foreseeable future for use in the operation of its business. In January 2000, Kana and Broadbase each declared a stock dividend of one share of common stock per share of common stock outstanding.

Forward-Looking Statements in this Joint Proxy Statement/Prospectus

   This joint proxy statement/prospectus contains forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to Kana's and Broadbase's financial condition, results of operations and business and the expected impact of the merger on Kana's financial performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions indicate forward-looking statements, including those relating to the proposed merger. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. In evaluating the merger, you should carefully consider the discussion of risks and uncertainties in the section entitled "Risk Factors" beginning on page 20. You are cautioned not to place undue reliance on these forward looking statements, which reflect the views of Kana's or Broadbase's management only as of the date of this joint proxy statement/prospectus. Neither Kana nor Broadbase undertakes any obligation to update these statements or publicly release the results of any revisions to the forward-looking statements that they may make to reflect events or circumstances after the date of this joint proxy statement/prospectus or to reflect the occurrence of unanticipated events.

                         KANA COMMUNICATIONS, INC.

              SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

   The selected consolidated financial data set forth on the following page should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of Kana Communications, Inc. and related notes thereto included in Kana's annual reports, quarterly reports and other information on file with the Securities and Exchange Commission.

   The consolidated statement of operations data for each of the three years ended December 31, 2000, and the consolidated balance sheet data at December 31, 1999 and 2000 are derived from Kana's audited consolidated financial statements which are incorporated by reference in this joint proxy statement/prospectus. The consolidated statement of operations data for the year ended December 31, 1997 and consolidated balance sheet data at December 31, 1997 and 1998 are derived from Kana's audited financial statements not included or incorporated by reference in this joint proxy statement/prospectus. Kana had no significant operations prior to 1997. The information as of March 31, 2001 and for the three-month periods ended March 31, 2000 and 2001 has been derived from unaudited consolidated financial statements that have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of Kana's management, include all adjustments, consisting only of normal recurring adjustments and accruals, necessary for a fair presentation of the financial condition at such date and the results of operations for such periods. Kana acquired Silknet Software, Inc. on April 19, 2000 in a transaction accounted for using the purchase method of accounting. The results of operations of Silknet are included in Kana's results from the date of acquisition. The historical results are not necessarily indicative of results to be expected for any future period.

                         KANA COMMUNICATIONS, INC.

              SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA


                                                                                 Three Months Ended
                                             Years Ended December 31,                March 31,
                                      -----------------------------------------  -------------------
                                       1997      1998      1999        2000        2000      2001
                                      -------  --------  ---------  -----------  --------  ---------
                                              (in thousands, except per share amounts)
Consolidated Statement of Operations
 Data:
Revenues:
 License............................  $    --  $  2,014  $  10,536  $    75,360  $  7,329  $  11,857
 Service............................      617       333      3,528       43,887     3,359     12,298
                                      -------  --------  ---------  -----------  --------  ---------
  Total revenues....................      617     2,347     14,064      119,247    10,688     24,155
                                      -------  --------  ---------  -----------  --------  ---------
Cost of revenues:
 License............................       --        54        271        2,856       143        633
 Service............................      253       666      6,610       56,201     4,032     16,829
                                      -------  --------  ---------  -----------  --------  ---------
Total cost of revenues..............      253       720      6,881       59,057     4,175     17,462
                                      -------  --------  ---------  -----------  --------  ---------
Gross profit........................      364     1,627      7,183       60,190     6,513      6,693
                                      -------  --------  ---------  -----------  --------  ---------
Operating expenses:
 Sales and marketing................      512     5,504     21,199       88,186    11,210     26,534
 Research and development...........      971     5,669     12,854       42,724     5,239     12,949
 General and administrative.........      378     1,826      5,018       18,945     1,835      6,068
 Restructuring costs................       --        --         --           --        --     19,930
 Acquisition related costs..........       --        --      5,635        6,564        --         --
 Amortization of stock-based
  compensation......................      113     1,456     80,476       14,715     3,320      4,112
 In process research and
  development.......................       --        --         --        6,900        --         --
 Amortization of goodwill and
  identifiable intangibles..........       --        --         --      873,022        --     86,852
 Goodwill impairment................       --        --         --    2,084,841        --    603,446
                                      -------  --------  ---------  -----------  --------  ---------
  Total operating expenses..........    1,974    14,455    125,182    3,135,897    21,604    759,891
                                      -------  --------  ---------  -----------  --------  ---------
Operating loss......................   (1,610)  (12,828)  (117,999)  (3,075,707)  (15,091)  (753,198)
Other income (expense), net.........       57       227       (744)       4,834       643        302
                                      -------  --------  ---------  -----------  --------  ---------
  Net loss..........................  $(1,553) $(12,601) $(118,743) $(3,070,873) $(14,448) $(752,896)
                                      =======  ========  =========  ===========  ========  =========
Basic and diluted net loss per
 share..............................  $ (0.37) $  (2.01) $   (4.61) $    (39.57) $  (0.27) $   (8.23)
                                      =======  ========  =========  ===========  ========  =========
Shares used in computing basic and
 diluted net loss per share ........    4,152     6,258     25,772       77,610    52,550     91,518
                                      =======  ========  =========  ===========  ========  =========



                                               December 31,           March 31,
                                      ------------------------------- ---------
                                       1997   1998    1999     2000     2001
                                      ------ ------- ------- -------- ---------
                                                   (in thousands)
Consolidated Balance Sheet Data:
 Cash, cash equivalents and short-
  term investments................... $5,594 $14,035 $53,217 $ 76,499 $ 20,999
 Working capital (deficit)...........  5,364  11,833  38,591   54,234   (1,083)
 Total assets........................  6,158  16,876  70,229  980,124  213,137
 Notes payable, less current
  portion............................     51     726     412      148       75
 Total stockholders' equity.......... $5,684 $12,951 $48,500 $899,452 $150,925

                         BROADBASE SOFTWARE, INC.

              SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

   The following selected historical consolidated financial data of Broadbase have been derived from Broadbase's consolidated financial statements and related notes for the same periods and should be read together with those financial statements and related notes that are incorporated into this joint proxy statement/prospectus by reference.

   The consolidated statement of operations data for the period from November 28, 1995 (inception) to December 31, 1996 and for the years ended December 31, 1997, 1998, 1999 and 2000 and the balance sheet data as of December 31, 1996, 1997, 1998, 1999 and 2000 have been derived from Broadbase's audited consolidated financial statements. The consolidated statement of operations data for the three month periods ended March 31, 2000 and March 31, 2001 and the balance sheet data as of March 31, 2001 have been derived from Broadbase's unaudited interim consolidated financial statements. The unaudited interim financial statements have been prepared on the same basis as Broadbase's audited financial statements and, in Broadbase's opinion, include all adjustments, consisting only of normal recurring adjustments, which Broadbase considers necessary for a fair presentation of its results of operations and financial position for these periods. There is no difference between historical basic and diluted net loss per common share since potential common shares from the conversion of preferred stock and the exercise of options and warrants are anti-dilutive for all periods presented. Broadbase acquired Rubric, Inc. on February 1, 2000, Aperio, Inc. on June 23, 2000, Panopticon, Inc. on September 15, 2000, Decisionism, Inc. on December 15, 2000 and Servicesoft, Inc. on December 18, 2000, each of which was accounted for using the purchase method of accounting. The results of operations of each of these companies is included in Broadbase's results from the respective dates of acquisition. Historical results are not necessarily indicative of future results.

                         BROADBASE SOFTWARE, INC.

              SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA


                             Period from
                          November 28, 1995                                          Three Months Ended
                           (Inception) to        Years Ended December 31,                March 31,
                            December 31,    --------------------------------------  ---------------------
                                1996         1997      1998      1999      2000       2000       2001
                          ----------------- -------  --------  --------  ---------  --------  -----------
                                              (in thousands, except per share
                                                           data)                        (unaudited)
Statement of Operations
 Data:
Net revenue:
 License................       $   --       $   --   $  2,996  $  7,689  $  34,646  $  4,520  $     7,176
 Professional services..           --           --        --      1,610      9,259     1,119        3,210
 Maintenance............           --           --        443     1,143      4,349       662        2,646
                               -------      -------  --------  --------  ---------  --------  -----------
 Total net revenue......           --           --      3,439    10,442     48,254     6,301       13,032
Cost of revenue:
 License................           --           --        713     1,437      4,452       607        1,047
 Professional services..           --           --        --        679     14,253     1,531        6,005
 Maintenance............           --           --        254     1,931      1,731       288          660
 Amortization of
  acquired core and
  developed technology..           --           --        --        --       1,696       264        1,632
                               -------      -------  --------  --------  ---------  --------  -----------
 Total cost of revenue..           --           --        967     4,047     22,132     2,690        9,344
                               -------      -------  --------  --------  ---------  --------  -----------
Gross margin............           --           --      2,472     6,395     26,122     3,611        3,688
Operating expenses:
 Sales and marketing....           130        2,851     7,888    15,092     37,247     7,578       13,979
 Research and
  development...........           928        1,980     3,738     6,024     17,207     2,764        7,512
 General and
  administrative........           215          744     1,165     2,011      6,836     1,126        4,299
 Amortization of
  deferred stock
  compensation..........           --           --      1,133     6,403     21,284     3,510        7,917
 Amortization of
  intangible assets and
  goodwill..............           --           --        --        --      78,145    11,896       56,160
 Acquired in-process
  research and
  development...........           --           --        --        --      25,877    10,057          --
 Merger expenses........           --           --        --      1,000     45,509     6,184        6,208
 Impairment of
  intangible assets and
  goodwill..............           --           --        --        --         --        --       958,219
                               -------      -------  --------  --------  ---------  --------  -----------
 Total operating
  expenses..............         1,273        5,575    13,924    30,530    232,105    43,115    1,054,294
                               -------      -------  --------  --------  ---------  --------  -----------
Loss from operations....        (1,273)      (5,575)  (11,452)  (24,135)  (205,983)  (39,504)  (1,050,606)
Interest income.........            30          154       335     1,454     12,893     2,179        2,217
Interest expense........           (29)         (66)     (226)     (889)      (341)     (133)         (14)
                               -------      -------  --------  --------  ---------  --------  -----------
Net loss................       $(1,272)     $(5,487) $(11,343) $(23,570) $(193,431) $(37,458) $(1,048,403)
                               =======      =======  ========  ========  =========  ========  ===========
Basic and diluted net
 loss per share.........       $ (2.15)     $ (3.09) $  (4.43) $  (1.87) $   (4.09) $  (0.92) $    (12.90)
                               =======      =======  ========  ========  =========  ========  ===========
Weighted-average shares
 used in computing basic
 and diluted net loss
 per share..............           592        1,774     2,562    12,592     47,259    40,532       81,267
                               =======      =======  ========  ========  =========  ========  ===========



                                         December 31,
                         ---------------------------------------------  March 31,
                          1996    1997      1998     1999      2000       2001
                         ------- -------  -------- -------- ---------- -----------
                                            (in thousands)             (unaudited)
Balance Sheet Data:
Cash, cash equivalents
 and short-term
 investments............ $ 5,512 $ 1,153  $ 13,990 $ 76,642 $  152,220  $130,670
Working capital.........   5,346      61     8,801   69,362    118,386   109,589
Total assets............   5,684   2,113    17,173   84,770  1,275,935   217,524
Bank line of credit,
 notes payable and
 capital lease
 obligations, net of
 current portion........     225     916     9,360      333        703       610
Stockholders' equity
 (net capital
 deficiency)............   5,266     (75)    1,226   73,206  1,205,505   169,152

           SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

   The following tables show summary unaudited pro forma financial information as if Kana and Broadbase had been combined as of the beginning of the respective periods for statement of operations purposes and as of March 31, 2001 for balance sheet purposes.

   The summary unaudited pro forma combined financial information is derived from the unaudited pro forma combined financial statements, which give effect to the proposed merger of Kana and Broadbase, the merger of Kana and Silknet Software, Inc., and the merger of Broadbase and Servicesoft using the purchase method of accounting and should be read in conjunction with such unaudited pro forma combined financial statements and the notes thereto included in this joint proxy statement/prospectus. The unaudited pro forma combined financial information is based on estimates and assumptions, which are preliminary and have been made solely for purposes of developing such pro forma information. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if each transaction had been consummated as of the beginning of the respective periods or March 31, 2001, respectively, nor is it necessarily indicative of future operating results or financial position. The unaudited pro forma combined financial information should be read in conjunction with the unaudited pro forma combined financial statements and related notes in this proxy statement/prospectus, the historical consolidated financial statements of Kana and Broadbase and related notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" of Kana and Broadbase contained in their respective annual reports and quarterly reports and other information Kana and Broadbase have on file with the Securities and Exchange Commission.

           SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

                              (In thousands)


                                                                      Three
                                                                     Months
                                                      Year Ended      Ended
                                                     December 31,   March 31,
                                                         2000         2001
                                                     ------------  -----------
Pro Forma Combined Statement of Operations Data:
Total revenues.....................................  $   202,404   $    37,187
Gross profit.......................................      101,268        12,013
Acquisition-related costs..........................       52,073         6,208
Amortization of deferred stock-based compensation..       74,463        15,693
Amortization of goodwill and identifiable
 intangibles.......................................      865,025        84,853
Goodwill impairment................................    2,084,841     1,561,665
Operating loss.....................................   (3,280,809)   (1,747,677)
Net loss...........................................   (3,262,214)   (1,745,172)



                                                                       As of
                                                                     March 31,
                                                                       2001
                                                                    -----------
Pro Forma Combined Balance Sheet Data:
Cash, cash equivalents and short-term investments.................. $   151,669
Working capital....................................................     107,432
Intangible assets, principally goodwill............................     109,777
Total assets.......................................................     372,961
Notes payable, less current portion................................         685
Deferred credit--negative goodwill.................................      23,991
Total stockholders' equity.........................................     237,312

                           COMPARATIVE PER SHARE DATA

   The information below reflects:

  . the historical net loss and the December 31, 2000 and March 31, 2001 book value per share of Kana common stock and the historical net loss and the December 31, 2000 and March 31, 2001 book value per share of Broadbase common stock in comparison with the unaudited pro forma net loss and the March 31, 2001 book value per share after giving effect to the proposed merger of a subsidiary of Kana and Broadbase; and

  . the equivalent historical net loss and the March 31, 2001 book value per share attributable to 1.05 of a share Kana common stock which will be received for each share of Broadbase common stock.

   You should read the following tables in conjunction with the unaudited pro forma combined financial statements of Kana included in this document, and the historical consolidated financial statements and related notes of Kana and the historical consolidated financial statements and related notes of Broadbase which are incorporated by reference in this document.

                              Kana Per Share Data

                                                  As of
                                               and for the         As of
                                               Three Months     and for the
                                                  Ended         Year Ended
                                              March 31, 2001 December 31, 2000
                                              -------------- -----------------
Historical Per Common Share Data
Net loss per share--basic and diluted........    $  (8.23)        $(39.57)
Book value per share(1)......................    $   1.60         $  9.56

                            Broadbase Per Share Data

                                                  As of
                                               and for the         As of
                                               Three Months     and for the
                                                  Ended         Year Ended
                                              March 31, 2001 December 31, 2000
                                              -------------- -----------------
Historical Per Common Share Data
Net loss per share--basic and diluted........    $ (12.90)        $ (4.09)
Book value per share(1)......................    $   2.06         $ 14.87

                  Unaudited Pro Forma Combined Per Share Data

                                               Three Months
                                                  Ended         Year Ended
                                              March 31, 2001 December 31, 2000
                                              -------------- -----------------
Pro Forma Combined Net Loss Per Share
Per Kana share--basic and diluted............    $  (9.82)        $(18.91)
Equivalent per Broadbase share--basic and
 diluted(2)..................................    $ (10.31)        $(19.85)
                                                              March 31, 2001
                                                             -----------------
Pro Forma Combined Book Value Per Share (3)
Per Kana share...............................                     $  1.31
Equivalent per Broadbase share(2)............                     $  1.38

-------
(1) The historical book value per share is computed by dividing stockholders' equity by the number of common shares outstanding at the end of each period presented.

(2) The Broadbase equivalent pro forma combined per share amounts are calculated by multiplying the Kana pro forma combined share amounts by the exchange ratio of 1.05.

(3) The pro forma combined book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares outstanding at the end of the period.

              COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND DATA

   Kana's common stock has traded on the Nasdaq National Market under the symbol "KANA" since September 22, 1999. Broadbase's common stock has traded under the symbol "BBSW" since September 22, 1999. The following table sets forth the high and low sales prices reported on the Nasdaq National Market for Kana common stock and Broadbase common stock for the periods indicated. The prices shown do not include retail markups, markdowns or commissions.

                                                        Kana        Broadbase
                                                    Common Stock  Common Stock
                                                   -------------- -------------
                                                    High    Low    High   Low
                                                   ------- ------ ------ ------
   Year Ended December 31, 1999
   Third quarter (from September 22, 1999)........ $ 27.50 $22.78 $14.59 $ 7.75
   Fourth quarter.................................  122.50  24.03  71.38   7.97

   Year Ended December 31, 2000
   First quarter.................................. $175.50 $66.00 $86.00 $32.50
   Second quarter.................................   72.25  26.25  41.00  12.63
   Third quarter..................................   74.63  20.63  39.50  12.94
   Fourth quarter.................................   29.38   8.25  17.25   5.00

   Year Ending December 31, 2001
   First quarter.................................. $ 13.00 $ 1.72 $ 7.63 $ 1.55
   Second quarter (through May 23, 2001)..........    2.91   0.50   2.36   0.53

   As of May 23, 2001, the record date, there were approximately 721 record holders of Kana common stock, and there were approximately 1,154 record holders of Broadbase common stock. Neither Kana nor Broadbase has ever paid cash dividends on its common stock. In January 2000, Kana and Broadbase each declared a stock dividend of one share of common stock per one share of common stock outstanding. Kana and Broadbase intend to retain earnings, if any, to support the development of their respective businesses and neither anticipates paying cash dividends for the foreseeable future. Following completion of the merger, Kana common stock will continue to be listed on The Nasdaq National Market, and there will be no further market for Broadbase common stock.

   The following table sets forth the closing per share sale prices of Kana common stock and Broadbase common stock as reported on The Nasdaq National Market and the estimated equivalent per share price, as explained below, of common stock on April 6, 2001, the last full trading day before the public announcement of the proposed merger, and on May 23, 2001, the last full trading day before the printing of this joint proxy statement/prospectus.

                                                                      Estimated
                                                                      Equivalent
                                                      Kana  Broadbase Broadbase
                                                     Common  Common   Per Share
                                                     Stock    Stock     Price
                                                     ------ --------- ----------
   April 6, 2001.................................... $0.88    $0.72     $0.92
   May 23, 2001..................................... $2.15    $2.10     $2.26

   The estimated equivalent per share price of Broadbase common stock equals the exchange ratio of 1.05 multiplied by the price of a share of Kana common stock. If the merger had occurred on May 23, 2001, you would have received 1.05 shares of Kana common stock worth $2.26 for each share of Broadbase common stock you owned on that date. The actual equivalent per share price of a share of Broadbase common stock that you will receive if the merger is completed may be different from this price because the per share price of Kana common stock on The Nasdaq National Market fluctuates continuously.

                                  RISK FACTORS

   By voting in favor of the merger, Broadbase stockholders will be choosing to invest in Kana common stock. An investment in Kana common stock involves a high degree of risk. In addition to the other information contained in this joint proxy statement/prospectus, you should carefully consider the following risk factors in deciding whether to vote for the merger. If any of the following risks actually occur, the business and prospects of Broadbase or Kana may be seriously harmed. In such case, the trading price of Kana common stock would decline, and you may lose all or part of your investment.

                          Risks Related to the Merger

Broadbase stockholders will receive a fixed number of shares of Kana common stock despite changes in market value of Broadbase common stock or Kana common stock, and the dollar value of Kana common stock received in the merger may increase or decrease after Broadbase stockholders submit their proxies

   Upon the merger's completion, each share of Broadbase common stock will be exchanged for 1.05 shares of Kana common stock. There will be no adjustment for changes in the market price of either Broadbase common stock or Kana common stock. In addition, neither Broadbase nor Kana may terminate the merger agreement or "walk away" from the merger or resolicit the vote of its stockholders solely because of changes in the market price of Kana common stock. Accordingly, the specific dollar value of Kana common stock that Broadbase stockholders will receive upon the merger's completion will depend on the market value of Kana common stock when the merger is completed and may decrease from the date you submit your proxy. The market price of Kana common stock is by nature subject to the general price fluctuations in the market for publicly traded equity securities and has experienced significant volatility. In addition, the market price of Kana common stock may decline as a result of any of the risks set forth below. We urge you to obtain recent market quotations for Kana common stock and Broadbase common stock. Kana cannot predict or give any assurances as to the market price of Kana common stock at any time before or after the completion of the merger.

Kana and Broadbase may not achieve the benefits they expect from the merger

   Kana and Broadbase entered into the merger agreement with the expectation that the merger will result in significant benefits. Achieving the benefits of the merger depends on the timely, efficient and successful execution of a number of post-merger events. Key events include:

  . integrating the operations and personnel and eliminating redundancies of the two companies;

  .  integrating the products and technologies of the two companies;

  . offering the existing products and services of each company to the other company's customers; and

  . developing new products and services that utilize the assets of both companies.

   Kana and Broadbase will need to overcome significant issues, however, in order to realize any benefits or synergies from the merger. The successful execution of these post-merger events will involve considerable risk and may not be successful.

   Operations and personnel. Broadbase provides customer-focused analytic, marketing automation and e-service software applications that analyze customer data from multiple touch points, and use that information to execute marketing campaigns, improve online merchandising and content, increase site stickiness and personalize all customer interactions. Kana provides Web-architected enterprise relationship management (eRM) solutions, delivers a broad range of integrated e-business and interaction applications with a modular and scalable platform for both Internet and Global 2000 companies, and has very limited experience in Broadbase's business. In order for the merger to be successful, Kana must successfully integrate Broadbase's operations and personnel with Kana's operations and personnel. Failure to complete the integration successfully could result in the loss of key personnel and customers.

   Products and Services. Each company initially intends to offer its respective products and services to the customers of the other company. There can be no assurance that either company's customers will have any interest in the other company's products and services. The failure of such cross-marketing efforts would diminish the synergies expected to be realized by this merger.

   In addition, Kana intends after the merger to integrate the products of the two companies into an integrated solution, and to develop new products and services that strengthen this solution. To date, the companies have not thoroughly investigated the obstacles, technological, market-driven or otherwise, to developing and marketing these new products and services in a timely and efficient way. Kana's products have historically operated on a variety of operating platforms, including UNIX and Windows NT, while most of Broadbase's products have historically operated only on Windows NT. This may create integration issues between the technologies and challenges in selling the combined product suite. There can be no assurance that Kana will be able to overcome these obstacles, or that there will be a market for new products and services developed by Kana after the merger.

   In general, neither company can offer any assurances that they can successfully integrate or realize the anticipated benefits of the merger. The failure to do so could have a material adverse effect on the combined company's business, financial condition and operating results or could result in the loss of key personnel. In addition, the attention and effort devoted to the integration of the two companies will significantly divert management's attention from other important issues, and could seriously harm the combined company.

Failure to complete the merger could harm Kana's cash position

   Kana and Broadbase have entered into a revolving loan agreement concurrently with entering into the merger agreement. Pursuant to the terms of the loan agreement, Broadbase has agreed to make available to Kana a revolving credit facility up to an aggregate principal amount of $20.0 million. As of May 23, 2001, Kana has drawn down $8.2 million under the revolving loan agreement. In addition, Kana and Broadbase have agreed upon a form of convertible promissory note to be issued by Kana to Broadbase in exchange for loans under the credit facility. Under certain circumstances, if the merger is terminated, Broadbase will no longer be obligated to make loans to Kana, and Broadbase may declare any obligations of Kana under the loan agreement to be due and payable in 30 days, which may harm Kana's cash position.

Broadbase's officers and directors have conflicts of interest that may influence them to support or approve the merger

   The directors and officers of Broadbase participate in arrangements and have continuing indemnification against liabilities that provide them with interests in the merger that are different from, or in addition to, yours, including the following:

  . Certain executive officers of Broadbase have employment agreements under which they will be entitled to 50% accelerated vesting of their outstanding options, including the Broadbase options assumed by Kana in the merger, in the event they are not offered employment by the combined company in a comparable position and at a comparable salary after the merger.

  . Massood Zarrabian, an employee member of Broadbase's board of directors, has an employment agreement under which he will be entitled to one year of salary, plus bonuses, payable in a lump sum and 50% accelerated vesting of his outstanding options in the event that he is not offered employment by Kana in a comparable position and at comparable salary or his employment is terminated by the combined company without just cause prior to December 19, 2002.

  . Robert Davoli, a non-employee member of Broadbase's board of directors, has a restricted stock purchase agreement under which he will be entitled to 100% accelerated vesting of his shares purchased under the agreement upon the closing of the merger.

  . Kana has agreed that Chuck Bay, the president and chief executive officer of Broadbase, will be appointed president and chief executive officer of the combined company following the merger.

  . Kana has agreed to cause the surviving corporation in the merger to indemnify each present and former Broadbase officer and director against liabilities arising out of such person's service as an officer or director. The surviving corporation in the merger will maintain officer's and director's liability insurance to cover any such liabilities for the next six years.

  . Kana has agreed that upon completion of the merger, Chuck Bay and Massood
    Zarrabian, both of whom are currently Broadbase directors, will be appointed to the board of directors of the combined company. In addition, Kana's board of directors has nominated Kevin Harvey for election to a three year term on the board of directors of the combined company beginning in 2001.

   David Beirne, one of Kana's directors, and Kevin Harvey, one of Broadbase's directors, are both managing members of Benchmark Capital Management Co., LLC, which is the general partner of several Benchmark funds which collectively hold a significant number of shares of common stock of both companies. Entities affiliated with Benchmark Capital Management Co., LLC beneficially owned 6,927,511 shares of Kana common stock, or 8.3% of its common stock as of February 28, 2001. Entities affiliated with Benchmark Capital Management Co., LLC beneficially owned 4,091,832 shares of Broadbase common stock, or approximately 5.0% of its common stock as of March 1, 2001.

   For the above reasons, the directors and officers of Broadbase could be more likely to vote to approve the merger agreement than if they did not hold these interests. Broadbase stockholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger.

The merger may fail to qualify as a reorganization, resulting in the recognition of taxable gains or losses on Broadbase shares

   Kana and Broadbase have structured the merger to qualify as a reorganization under Section 368(a) of the Internal Revenue Code. Although the Internal Revenue Service has not provided a ruling on the matter, Kana and Broadbase expect to obtain legal opinions from their respective counsel that the merger qualifies as a reorganization. These opinions do not bind the IRS or prevent the IRS from adopting a contrary position. If the merger fails to qualify as a reorganization and the companies decide to proceed with the merger, Broadbase stockholders generally would recognize gains or losses on each share of Broadbase common stock surrendered in the amount of the difference between the basis in that share and the fair market value of the Kana common stock received in exchange for that share at the effective time of the merger.

Failure to complete the merger could negatively impact the stock price of Kana and Broadbase and their future businesses and operations

   If the merger is not completed for any reason, Kana and Broadbase may be subject to a number of material risks, including the following:

  . either Kana or Broadbase may be required under certain circumstances to pay to the other a termination fee of $2.5 million and reimburse the other for expenses incurred to collect that fee;

  . the price of Kana's or Broadbase's common stock may decline to the extent that the current market price of their common stock reflects a market assumption that the merger will be completed; and

  . costs incurred by Kana and Broadbase related to the merger, such as legal, accounting and a portion of financial advisor fees, must be paid even if the merger is not completed.

Announcement of the merger may delay or defer customer and supplier decisions concerning Kana and Broadbase, which may negatively affect their respective businesses

   Kana and Broadbase customers and suppliers, in response to the announcement of the merger, may delay or defer decisions concerning them. In addition, customers or channel partners of Kana or Broadbase may seek to change existing agreements they have with either company as a result of the merger. Any delay or deferral in those decisions or changes in company contracts by Kana's and Broadbase's customers or suppliers could have a material adverse effect on their respective business, regardless of whether the merger is ultimately completed.

Similarly, current and prospective employees may experience uncertainty about their future roles with either company until their strategies with regard to each other are announced or executed. This may adversely affect Kana's and Broadbase's ability to attract and retain key management, sales, marketing and technical personnel.

Kana and Broadbase have entered into agreements that would severely limit the ability of either company to combine with a third party if the merger is not completed

   If the merger is terminated and either Kana or Broadbase's board of directors determines to seek another merger or business combination, there can be no assurance that they will be able to find a partner willing to enter into an equivalent or more attractive agreement than the merger agreement. In addition, while the merger agreement is in effect and subject to very narrowly defined exceptions, Kana and Broadbase are prohibited from soliciting, initiating or encouraging or entering into certain extraordinary transactions, such as a merger, sale of assets or other business combination, with any party other than each other. These factors could also adversely affect Kana's or Broadbase's stock price.

   The stock options Kana and Broadbase have granted to each other under the stock option agreements give the recipient the right to purchase up to 19.9% of newly issued common stock of the grantor at a favorable price, less, in the case of Broadbase, any amounts previously converted under the revolving loan agreement between Kana and Broadbase. The stock options are exercisable by the recipient upon certain events associated with a competing transaction between the grantor and a third party. The distribution and license agreement between Kana and Broadbase gives each party a worldwide license to all of the other party's intellectual property at a favorable royalty, including the right under certain circumstances to receive the other party's source code, currently being held in escrow, and does not terminate upon the termination of the merger agreement. The revolving loan agreement provides that any amounts outstanding under the agreement must be repaid within 30 days of specified events, including events relating to breach of the non-solicitation provisions of the merger agreement. The terms of the revolving loan agreement, the stock options and the distribution and license agreement, either alone or in combination with each other, will make it substantially more difficult for either party to pursue a competing transaction with a third party because of the obstacles posed by these agreements to a potential third party suitor. For example, a third party who proposed to merge with either Kana or Broadbase in an alternate transaction might have to negotiate with a 19.9% stockholder opposed to the alternate transaction who holds a license to all of the intellectual property of the potential target that would survive the transaction and might have to agree to pay Kana's outstanding debt under the revolving loan agreement. Accordingly, the failure of Kana or Broadbase stockholders to approve the merger would put their respective companies in a position where substantial actions had been taken in furtherance of a merger that would be abandoned and where an alternate transaction would be extremely difficult to negotiate.

Kana and Broadbase have both acquired several companies in the recent past and the ability of Kana to successfully integrate those companies or Broadbase may be negatively impacted by the merger

   In the past 18 months, Broadbase has acquired Rubric, Inc., Aperio, Inc., Panopticon, Inc., Decisionism, Inc. and Servicesoft, Inc. and Broadbase needs to complete the assimilation of these companies' operations into its operations. In the past 18 months, Kana has acquired Silknet Software, Inc., Business Evolution, Inc., netDialog, Inc. and Connectify, Inc. and Kana needs to complete the assimilation of these companies' operations into its operations. The merger of Kana and Broadbase will require Kana to assimilate the operations of Broadbase into its operations and in addition may complicate its ability to complete the assimilation of the operations of Rubric, Aperio, Panopticon, Decisionism, Servicesoft, Silknet, Business Evolution, netDialog and Connectify. Any failure by Kana to successfully assimilate any of these operations could negatively affect the quality of Kana's products, Kana's ability to respond to its customers and retain key personnel, and Kana's business in general.

The merger may go forward even though material adverse changes result from the announcement of the merger, the economy as a whole, industry-wide changes and other causes

   In general, either party can refuse to complete the merger if there is a material adverse change affecting the other party before the closing. But certain types of changes will not prevent the merger from going forward, even if they would have a material adverse effect on Kana or Broadbase. Changes affecting the economy as a whole, industry-wide changes, changes in trading prices or volume for either company's stock and changes resulting from the announcement of the merger will not allow either party to walk away from the merger. In addition, short term variations in revenue for either company and consequences of the headcount reductions implemented by both companies are expressly exempted from changes that will allow one or both parties to abandon the merger. If adverse changes occur but Kana and Broadbase must still complete the merger, Kana's stock price may suffer. This in turn may reduce the value of the merger to Kana and Broadbase stockholders.

The market price of Kana common stock may decline as a result of the merger

   The market price of Kana common stock may decline as a result of the merger if:

  . the integration of Kana and Broadbase is unsuccessful;

  . Kana does not achieve the perceived benefits of the merger as rapidly or to the extent anticipated by financial or industry analysts or investors; or

  . the effect of the merger on Kana's financial results is not consistent with the expectations of financial or industry analysts or investors.

   The market price of the Kana common stock could also decline as a result of factors related to the merger which may currently be unforeseen.

After completion of the merger, Kana will compete against both Kana's and Broadbase's current competitors, and may face competition from additional companies

   After the merger, the level of competition encountered by the combined companies of Kana and Broadbase may increase. As Kana and Broadbase combine and enhance their product lines to offer a more comprehensive e-Business software solution, they will increasingly compete with large, established providers of customer management and communication solutions such as Siebel Systems, Inc. as well as other competitors, such as E.piphany, Inc. The combined product line may not be sufficient to successfully compete with the product offerings available from these companies, which could slow the growth of the combined company and harm its business.

If Kana is not able to successfully cross-sell Kana and Broadbase's products and services to Broadbase and Kana customers, this may negatively affect Kana's operating results

   Kana intends to offer its current products to Broadbase customers, and Broadbase's current products to existing customers of Kana products. There can be no assurance that either company's customers will have an interest in the other company's products and services. The failure of cross-marketing efforts would diminish Kana and Broadbase's ability to achieve one of the benefits that the companies expect to realize as a result of the merger, and could have a material, negative impact on Kana and Broadbase's business, financial condition and operating results.

Failure to retain key employees could diminish the anticipated benefits of the merger

   The success of the merger will depend in part on the retention of personnel critical to the business and operations of the combined company due to, for example, their technical skills or management expertise. Employees may experience uncertainty about their future role with Kana and Broadbase until strategies with regard to Broadbase's employees are announced or executed. Kana and Broadbase have different corporate

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

cultures, and Kana and Broadbase employees may not want to work for the combined company. In addition, competitors may recruit employees during Kana's integration of Broadbase, as is common in high technology mergers. If Kana and Broadbase are unable to retain personnel that are critical to the successful integration of the companies, Kana and Broadbase could face disruptions to operations, loss of key information, expertise or know-how and unanticipated additional recruitment and training costs. In addition, the loss of key personnel could diminish the anticipated benefits of the merger.

Kana's failure to comply with Nasdaq's listing standards could result in its delisting by Nasdaq from the Nasdaq National Market and severely limit the ability to sell any of Kana's common stock

   Kana's stock is currently traded on the Nasdaq National Market. Under Nasdaq's listing maintenance standards, if the closing bid price of Kana's common stock is under $1.00 per share for 30 consecutive trading days, Nasdaq will notify Kana that it may be delisted from the Nasdaq National Market. If the closing bid price of Kana's common stock does not thereafter regain compliance for a minimum of 10 consecutive trading days during the 90 days following notification by Nasdaq, Nasdaq may delist Kana's common stock from trading on the Nasdaq National Market. There can be no assurance that Kana's common stock will remain eligible for trading on the Nasdaq National Market, which is a condition to closing the merger with Broadbase. In addition, if Kana's stock is delisted after the merger, you would not be able to sell Kana common stock on the Nasdaq National Market and your ability to sell any of Kana's common stock at all would be severely, if not completely, limited. Kana's common stock has reached a high of $175.50 and traded as low as $0.50 through May 23, 2001.

The role of acquisitions in the growth of the combined company may be limited, which could seriously harm its continued operations

   In the past, acquisitions have been an important part of the growth strategy for each of Kana and Broadbase. To gain access to key technologies, new products and broader customer bases, each of Kana and Broadbase has acquired companies in exchange for shares of its common stock. Because the recent trading prices of Kana's and Broadbase's common stock have been significantly lower than in the past, the role of acquisitions in the growth of the combined company may be substantially limited. If the combined company is unable to acquire companies in exchange for its common stock, it may not have access to new customers, needed technological advances or new products and enhancements to existing products. This would substantially impair the ability of the combined company to respond to market opportunities, which could adversely affect its operating results and financial condition.

                             Risks Related to Kana

Because Kana has a limited operating history, there is limited information upon which you can evaluate Kana's business

   Kana is still in the early stages of its development, and Kana's limited operating history makes it difficult to evaluate its business and prospects. Kana was incorporated in July 1996 and first recorded revenue in February 1998. Thus, Kana has a limited operating history upon which you can evaluate its business and prospects. Due to Kana's limited operating history, it is difficult or impossible to predict future results of operations. For example, Kana cannot forecast operating expenses based on its historical results because they are limited, and it is required to forecast expenses in part on future revenue projections. Moreover, due to Kana's limited operating history, any evaluation of its business and prospects must be made in light of the risks and uncertainties often encountered by early-stage companies in Internet-related markets. Many of these risks are discussed in the subheadings below, and include Kana's ability to:

  . attract more customers;

  . implement its sales, marketing and after-sales service initiatives, both domestically and internationally;

  . execute its product development activities;

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

  . anticipate and adapt to the changing Internet market;

  . attract, retain and motivate qualified personnel;

  . respond to actions taken by its competitors;

  . continue to build an infrastructure to effectively manage growth and handle any future increased usage; and

  . integrate acquired businesses, technologies, products and services.

   If Kana is unsuccessful in addressing these risks or in executing its business strategy, its business, results of operations and financial condition would be materially and adversely affected.

Kana's quarterly revenues and operating results may fluctuate in future periods and Kana may fail to meet expectations, which may cause the price of Kana's common stock to decline

   Kana's quarterly revenues and operating results are difficult to predict and may fluctuate significantly from quarter to quarter particularly because its products and services are relatively new and its prospects are uncertain. If quarterly revenues or operating results fall below the expectations of investors or public market analysts, the price of Kana's common stock could decline substantially. Factors that might cause quarterly fluctuations in Kana's operating results include the factors described in the subheadings below as well as:

  . the evolving and varying demand for customer communication software products and services for e-businesses, particularly Kana's products and services;

  . budget and spending decisions by information technology departments of Kana's customers;

  . costs associated with integrating Broadbase and Kana's other recent acquisitions, and costs associated with any future acquisitions;

  . Kana's ability to manage its expenses;

  . the timing of new releases of its products;

  . the discretionary nature of Kana's customers' purchasing and budgetary cycles;

  . changes in Kana's pricing policies or those of its competitors;

  . the timing of execution of large contracts that materially affect Kana's operating results;

  . the mix of sales channels through which Kana's products and services are sold;

  . the mix of Kana's domestic and international sales;

  . costs related to the customization of Kana's products;

  . Kana's ability to expand its operations, and the amount and timing of expenditures related to this expansion;

  . decisions by customers and potential customers to delay purchasing Kana's products; and

  . global economic conditions, as well as those specific to large enterprises with high e-mail volume.

   Kana also often offers volume-based pricing, which may affect operating margins. Most of Kana's expenses, such as employee compensation and rent, are relatively fixed in the short term. Moreover, Kana's expense levels are based, in part, on its expectations regarding future revenue levels. As a result, if total revenues for a particular quarter are below expectations, Kana could not proportionately reduce operating expenses for that quarter. Therefore, this revenue shortfall would have a disproportionate effect on Kana's expected operating results for that quarter. In addition, because Kana's service revenue is largely correlated with its license revenue, a decline in license revenue could also cause a decline in service revenue in the same quarter or in subsequent quarters.

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

   Due to the foregoing factors, Kana believes that quarter-to-quarter comparisons of its operating results are not a good indication of its future performance.

Kana has a history of losses and may not be profitable in the future and may not be able to generate sufficient revenue or funding to continue as a going concern

   Since Kana began operations in 1997, its revenues have not been sufficient to support its operations, and Kana has incurred substantial operating losses in every quarter. As a result of accumulated operating losses, Kana has a significant accumulated deficit. This has caused some of Kana's potential customers to question its viability, which has in turn hampered its ability to sell some of its products. Since inception, Kana has funded its business primarily through selling its stock, not from cash generated by its business. Kana's growth in recent periods has been from a limited base of customers, and Kana may not be able to increase revenues sufficiently to keep pace with its growing expenditures. Kana may not be able to increase its revenue growth in the future. Specifically, as a result of uncertainties in its business, Kana has experienced and expects to continue to experience difficulties in collecting outstanding receivables from its customers and attracting new customers. As a result, Kana expects to continue to experience losses and negative cash flows, even if sales of Kana's products and services continue to grow, and it may not generate sufficient revenues to achieve profitability in the future. If Kana does achieve profitability, Kana may not be able to sustain or increase any profitability on a quarterly or annual basis in the future. Accordingly, Kana plans to reduce its operating expenses and may require additional financing. There can be no assurance that Kana will be able to achieve expense reductions or that any such financing would be available on acceptable terms, if at all. With the decline in Kana's stock price, any such financing is likely to be dilutive to existing stockholders. Kana's auditors have included a paragraph in their report for the year ended December 31, 2000 indicating that substantial doubt exists as to its ability to continue as a going concern.

Kana may incur non-cash charges related to issuances of Kana's equity which could harm Kana's operating results

   In connection with the issuance of 400,000 shares of Kana's common stock and a warrant to purchase up to 725,000 shares of Kana's common stock to Accenture pursuant to a stock and warrant purchase agreement dated September 6, 2000, Kana will incur substantial charges to stock-based compensation. With respect to the 400,000 shares of common stock, Kana recorded $14.8 million of deferred stock-based compensation which will be amortized over the four-year term of Kana's alliance with Accenture based upon the fair market value of Kana's common stock on September 6, 2000, the date of closing, of $37.125 per share. With respect to the warrant, 125,000 shares of common stock were fully vested and exercisable under the warrant and were valued on September 6, 2000 using the Black-Scholes model and are being amortized over four years. On the unearned portion of the warrant, Kana will incur a charge to stock-based compensation when certain performance goals are achieved. This charge will be measured using the Black-Scholes valuation model and the fair market value of Kana's common stock at the time of achievement of these goals. Accordingly, significant increases in Kana's stock price could result in substantial non-cash accounting charges and variations in Kana's results of operations. In addition, we may issue additional warrants in the future that may result in adverse accounting charges.

Kana may be unable to hire and retain the skilled personnel necessary to develop Kana's engineering, professional services and support capabilities in order to continue to grow

   Kana may increase its sales, marketing, engineering, professional services and product management personnel in the future. Competition for these individuals is intense, and Kana may not be able to attract, assimilate or retain highly qualified personnel in the future. Kana's business cannot continue to grow if Kana cannot attract qualified personnel. Kana's failure to attract and retain the highly trained personnel that are integral to its product development and professional services group, which is the group responsible for implementation and customization of, and technical support for, Kana's products and services, may limit the rate at which Kana can develop and install new products or product enhancements, which would harm Kana's business. Kana may need to increase its staff to support new customers and the expanding needs of Kana's existing customers, without compromising the quality of its customer service. Since Kana's inception, a number of employees have left or have been terminated, and Kana expects to lose more employees in the future. Recently, Kana restructured its organization and terminated a significant number of employees in the process. Hiring qualified professional services personnel, as well as sales, marketing, administrative and research and development personnel, is very competitive in Kana's industry, particularly in the San Francisco Bay Area, where Kana is headquartered, due to the limited number of people available with the necessary technical skills. Kana faces greater difficulty attracting these personnel with equity incentives as a public company than it did as a privately held company. Because Kana's stock price has recently suffered a significant decline, stock-based compensation, including options to purchase Kana's common stock, may have diminished effectiveness as employee hiring and retention devices. In addition, Kana recently terminated an offer to allow some of its employees with out-of-the-money stock options to obtain new options with a lower exercise price. If Kana's retention efforts are ineffective, employee turnover could increase and Kana's ability to provide client service and execute its strategy would be negatively affected.

Kana's workforce reduction and financial performance may adversely affect the morale and performance of Kana's personnel and its ability to hire new personnel

   In connection with Kana's effort to streamline operations, reduce costs and bring its staffing and structure in line with industry standards, it recently restructured its organization in the first four months of 2001 with reductions in its workforce by approximately 650 employees. There have been and may continue to be substantial costs associated with the workforce reduction related to severance and other employee-related costs, and Kana's restructuring plan may yield unanticipated consequences, such as attrition beyond its planned reduction in workforce. As a result of these reductions, Kana's ability to respond to unexpected challenges may be impaired and Kana may be unable to take advantage of new opportunities. In addition, many of the employees who were terminated possessed specific knowledge or expertise, and that knowledge or expertise may prove to have been important to Kana's operations. In that case, their absence may create significant difficulties. Further, the reduction in force may reduce employee morale and may create concern among existing employees about job security, which may lead to increased turnover. This headcount reduction may subject Kana to the risk of litigation. In addition, recent trading levels of Kana's common stock have decreased the value of the stock options granted to employees pursuant to Kana's stock option plans. As a result of these factors, Kana's remaining personnel may seek employment with larger, more established companies or companies they perceive as having less volatile stock prices.

Kana may face difficulties in hiring and retaining qualified sales personnel to sell Kana's products and services, which could harm Kana's ability to increase its revenues in the future

   Kana's financial success depends to a large degree on the ability of its direct sales force to increase sales to a level required to adequately fund marketing and product development activities. Therefore, Kana's ability to increase revenues in the future depends considerably upon its success in recruiting, training and retaining additional direct sales personnel and the success of the direct sales force. Also, it may take a new salesperson a number of months before he or she becomes a productive member of Kana's sales force. Kana's business will be harmed if it fails to hire or retain qualified sales personnel, or if newly hired salespeople fail to develop the necessary sales skills or develop these skills more slowly than it anticipates.

Kana has appointed a new chief executive officer, a new president, a new interim chief financial officer, and a new chief operating officer, and the integration of these officers may interfere with Kana's operations

   In February 2001, Kana announced the appointment of Art M. Rodriguez as its interim chief financial officer, replacing Brian K. Allen, its former chief financial officer. In January 2001, Kana announced the appointment of James C. Wood as its new chief executive officer and chairman of the board, in connection with the January 2001 resignation of its former chief executive officer and chairman of the board, Michael J.

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

McCloskey, for health reasons. Kana also announced the appointment of David B. Fowler as Kana's new president and Nigel K. Donovan as Kana's new chief operating officer. The transitions of Messrs. Rodriguez, Wood, Fowler and Donovan have resulted and will continue to result in disruption to Kana's ongoing operations, and these transitions may materially harm the way that the market perceives Kana and the price of its common stock.

Kana faces substantial competition and may not be able to compete effectively

   The market for Kana's products and services is intensely competitive, evolving and subject to rapid technological change. In addition, changes in the perceived needs of customers for specific products, features and services may result in Kana's products becoming uncompetitive. Kana expects the intensity of competition to increase in the future. Increased competition may result in price reductions, reduced gross margins and loss of market share.

   Kana currently faces competition for its products from systems designed by in-house and third-party development efforts. Kana expects that these systems will continue to be a principal source of competition for the foreseeable future. Kana's competitors include a number of companies offering one or more products for the e-business communications and relationship management market, some of which compete directly with Kana's products. For example, Kana's competitors include companies providing stand-alone point solutions, including Annuncio, Inc., AskJeeves, Inc., Brightware, Inc., Digital Impact, Inc., eGain Communications Corp., E.piphany, Inc., Inference Corp., Marketfirst, Inc., Live Person, Inc., Avaya, Inc. and Responsys.com. In addition, Kana competes with companies providing traditional, client-server based customer management and communications solutions, such as Clarify Inc. (which was acquired by Northern Telecom), Alcatel, Cisco Systems, Inc., Lucent Technologies, Inc., Message Media, Inc., Oracle Corporation, Pivotal Corporation, Siebel Systems, Inc. and Vantive Corporation (which was acquired by PeopleSoft, Inc.). Changes in Kana's products may also impact the ability of Kana's sales force to effectively sell. Furthermore, Kana may face increased competition should Kana expand its product line, through acquisition of complementary businesses such as Broadbase or otherwise.

   Many of Kana's competitors have longer operating histories, significantly greater financial, technical, marketing and other resources, significantly greater name recognition and a larger installed base of customers than Kana has. In addition, many of Kana's competitors have well-established relationships with Kana's current and potential customers and have extensive knowledge of its industry. Kana may lose potential customers to competitors for various reasons, including the ability or willingness of competitors to offer lower prices and other incentives that Kana cannot match. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. Kana also expects that competition will increase as a result of recently-announced industry consolidations, as well as future consolidations.

   Kana may not be able to compete successfully against current and future competitors, and competitive pressures may seriously harm its business.

Kana's failure to consummate its expected sales in any given quarter could dramatically harm its operating results because of the large size of typical orders

   Kana's sales cycle is subject to a number of significant risks, including customers' budgetary constraints and internal acceptance reviews, over which it has little or no control. Consequently, if sales expected from a specific customer in a particular quarter are not realized in that quarter, Kana is unlikely to be able to generate revenue from alternate sources in time to compensate for the shortfall. As a result, and due to the relatively large size of a typical order, a lost or delayed sale could result in revenues that are lower than expected. Moreover, to the extent that significant sales occur earlier than anticipated, revenues for subsequent quarters may be lower than expected.

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

Kana may not be able to forecast its revenues accurately because Kana's products have a long and variable sales cycle

   The long sales cycle for Kana's products may cause license revenue and operating results to vary significantly from period to period. To date, the sales cycle for Kana's products has taken 3 to 12 months in the United States and longer in foreign countries. Kana's sales cycle has required pre-purchase evaluation by a significant number of individuals in its customers' organizations. Along with third parties that often jointly market Kana's software with Kana, Kana invests significant amounts of time and resources educating and providing information to prospective customers regarding the use and benefits of its products. Many of Kana's customers evaluate its software slowly and deliberately, depending on the specific technical capabilities of the customer, the size of the deployment, the complexity of the customer's network environment, and the quantity of hardware and the degree of hardware configuration necessary to deploy Kana's products. In the event that the current economic downturn were to continue, the sales cycle for Kana's products may become longer and Kana may require more resources to complete sales.

Kana's stock price has been highly volatile and has experienced a significant decline, particularly because its business depends on the Internet, and may continue to be volatile and decline

   The trading price of Kana's common stock has fluctuated widely in the past and is expected to continue to do so in the future, as a result of a number of factors, many of which are outside Kana's control. In addition, the stock market has experienced extreme price and volume fluctuations that have affected the market prices of many technology and computer software companies, particularly Internet-related companies, and that have often been unrelated or disproportionate to the operating performance of these companies. These broad market fluctuations could adversely affect the market price of Kana's common stock. In the past, following periods of volatility in the market price of a particular company's securities, securities class action litigation has often been brought against that company. Securities class action litigation could result in substantial costs and a diversion of Kana's management's attention and resources. Kana's common stock reached a high of $175.50 and traded as low as $0.50 through May 23, 2001. The last reported sales price of Kana shares on May 23, 2001 was $2.15.

Future sales of stock could affect Kana's stock price

   If Kana's stockholders sell substantial amounts of its common stock, including shares issued upon the exercise of outstanding options and warrants and shares to be issued in connection with the merger with Broadbase, in the public market, the market price of Kana's common stock could fall. These sales also might make it more difficult for Kana to sell equity or equity-related securities in the future at a time and price that Kana deems appropriate.

Difficulties in implementing Kana's products could harm Kana's revenues and margins

   Forecasting Kana's revenues depends upon the timing of implementation of its products. This implementation typically involves working with sophisticated software, computing and communications systems. If Kana experiences difficulties with implementation or does not meet project milestones in a timely manner, Kana could be obligated to devote more customer support, engineering and other resources to a particular project. Some customers may also require Kana to develop customized features or capabilities. If new or existing customers have difficulty deploying Kana's products or require significant amounts of its professional services support or customized features, Kana's revenue recognition could be further delayed and its costs could increase, causing increased variability in its operating results.

Kana's business depends on the acceptance of Kana's products and services, and it is uncertain whether the market will accept Kana's products and services

   Kana is not certain that its target customers will widely adopt and deploy Kana's products and services. Kana's future financial performance will depend on the successful development, introduction and customer acceptance of new and enhanced versions of Kana's products and services. In the future, Kana may not be successful in marketing its products and services, including any new or enhanced products.

A failure to manage Kana's internal operating and financial functions could lead to inefficiencies in conducting Kana's business and subject Kana to increased expenses

   Kana's ability to offer its products and services successfully in a rapidly evolving market requires an effective planning and management process. Kana has limited experience in managing rapid growth. Kana has experienced a period of growth in connection with the mergers it has completed that has placed a significant strain on its managerial, financial and personnel resources. In August 1999, Kana acquired Connectify, and in December 1999, Kana acquired netDialog and Business Evolution. On April 19, 2000, Kana completed its merger with Silknet. Kana's business will suffer if it fails to manage this growth successfully. Moreover, Kana will need to assimilate substantially all of Broadbase's operations into Kana's operations if the merger with Broadbase is completed. Any additional growth will further strain Kana's management, financial, personnel, internal training and other resources. To manage any future growth effectively, Kana must improve its financial and accounting systems, controls, reporting systems and procedures, integrate new personnel and manage expanded operations. Any failure to do so could negatively affect the quality of Kana's products, its ability to respond to its customers and retain key personnel, and its business in general.

Delays in the development of new products or enhancements to existing products would hurt Kana's sales and damage its reputation

   To be competitive, Kana must develop and introduce on a timely basis new products and product enhancements for companies with significant e-business customer interactions needs. Kana's ability to deliver competitive products may be impacted by the resources Kana has to devote to the suite of products, the rate of change of competitive products and required company responses to changes in the demands of its customers. Any failure to do so could harm Kana's business. If Kana experiences product delays in the future, Kana may face:

  . customer dissatisfaction;

  . cancellation of orders and license agreements;

  . negative publicity;

  . loss of revenues;

  . slower market acceptance; and

  . legal action by customers.

   In the future, Kana's efforts to remedy this situation may not be successful and it may lose customers as a result. Delays in bringing to market new products or their enhancements, or the existence of defects in new products or their enhancements, could be exploited by Kana's competitors. If Kana were to lose market share as a result of lapses in its product management, Kana's business would suffer.

Kana may face increased costs or customer disputes as a result of its recent decision to eliminate its Kana Online service and its future revenue may be adversely impacted by its elimination of the Kana Online service

   Kana has recently decided to eliminate its Kana Online service and as a result, it may face customer dissatisfaction, negative publicity, loss of revenues, and legal action by customers resulting from the lack of availability of the Kana Online service. Kana Online customer agreements generally contain provisions

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


designed to limit Kana's exposure to potential claims, such as disclaimers of warranties and limitations on liability for special, consequential and incidental damages. In addition, Kana Online customer agreements generally cap the amounts recoverable for damages to the amounts paid by the licensee to Kana for the product or service giving rise to the damages. However, any claim by a Kana Online customer, whether or not successful, could harm Kana's business by increasing its costs, damaging its reputation and distracting its management. In addition, Kana may face additional costs resulting from the termination of the Kana Online service including costs related to the termination of employees, the disposition of hardware and the termination of its service contracts related to the Kana Online service. In addition, Kana may not be able to obtain additional revenue from its current Kana Online customers which may reduce its future revenue.

Technical problems with either Kana's internal or outsourced computer and communications systems could interrupt the Kana Online service

   Until such time that Kana eliminates the Kana Online service, the success of the Kana Online service will depend on the recruitment and retainment of qualified staff as well as the efficient and uninterrupted operation of Kana's own and outsourced computer and communications hardware and software systems. These systems and operations are vulnerable to damage or interruption from human error, natural disasters, telecommunications failures, break-ins, sabotage, computer viruses, intentional acts of vandalism and similar adverse events. Kana has entered into an Internet-hosting agreement with two data centers. Exodus Communications, Inc.'s data center in Santa Clara, California services Kana's west coast customers and UUNET's data center in Princeton, New Jersey services Kana's east coast customers. Kana's operations depend on both Exodus' and UUNET's ability to protect its and Kana's systems in Exodus' and UUNET's data center against damage or interruption. Neither data center guarantees that Kana's Internet access will be uninterrupted, error-free or secure. Kana has no formal disaster recovery plan in the event of damage or interruption, and Kana's insurance policies may not adequately compensate it for any losses that it may incur. Any system failure that causes an interruption in Kana's service or a decrease in responsiveness could harm its relationships with customers and result in reduced revenues.


Kana's pending patents may never be issued and, even if issued, may provide little protection

   Kana's success and ability to compete depend to a significant degree upon the protection of its software and other proprietary technology rights. Kana regards the protection of patentable inventions as important to its future opportunities. Kana currently has one issued U.S. patent and eight U.S. patent applications pending relating to its software. Although Kana has filed four international patent applications corresponding to four of Kana's U.S. patent applications, none of its technology is patented outside of the United States. It is possible that:

  . Kana's pending patent applications may not result in the issuance of patents;

  . any patents issued may not be broad enough to protect its proprietary rights;

  . any issued patent could be successfully challenged by one or more third parties, which could result in Kana's loss of the right to prevent others from exploiting the inventions claimed in those patents;

  . current and future competitors may independently develop similar technology, duplicate its products or design around any of its patents; and

  . effective patent protection may not be available in every country in which Kana does business.

Kana relies upon trademarks, copyrights and trade secrets to protect its proprietary rights, which may not be sufficient to protect its intellectual property

   Kana also relies on a combination of laws, such as copyright, trademark and trade secret laws, and contractual restrictions, such as confidentiality agreements and licenses, to establish and protect its proprietary rights. In the United States, Kana currently has a registered trademark, "Kana," and seven pending trademark applications, including trademark applications for its logo and "KANA COMMUNICATIONS and Design." Outside of the United States, Kana has two trademark registrations in the European Union, one trademark

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

registration in Australia, and it has additional trademark applications pending in Australia, Canada, the European Union, India, Japan, South Korea and Taiwan. However, despite the precautions that Kana has taken:

  . laws and contractual restrictions may not be sufficient to prevent misappropriation of Kana's technology or deter others from developing similar technologies;

  . current federal laws that prohibit software copying provide only limited protection from software "pirates," and effective trademark, copyright and trade secret protection may be unavailable or limited in foreign countries;

  . other companies may claim common law trademark rights based upon state or foreign laws that precede the federal registration of Kana's marks; and

  . policing unauthorized use of Kana's products and trademarks is difficult, expensive and time-consuming, and Kana may be unable to determine the extent of this unauthorized use.

   Also, the laws of other countries in which Kana markets its products may offer little or no effective protection of its proprietary technology. Reverse engineering, unauthorized copying or other misappropriation of Kana's proprietary technology could enable third parties to benefit from its technology without paying Kana for it, which would significantly harm Kana's business.

Kana may become involved in litigation over proprietary rights, which could be costly and time consuming

   Substantial litigation regarding intellectual property rights exists in Kana's industry. Kana expects that software in its industry may be increasingly subject to third-party infringement claims as the number of competitors grows and the functionality of products in different industry segments overlaps. Third parties may currently have, or may eventually be issued, patents upon which Kana's products or technology infringe. Any of these third parties might make a claim of infringement against Kana. Many of Kana's software license agreements require Kana to indemnify its customers from any claim or finding of intellectual property infringement. Any litigation, brought by Kana or others, could result in the expenditure of significant financial resources and the diversion of management's time and efforts. In addition, litigation in which Kana is accused of infringement might cause product shipment delays, require Kana to develop non-infringing technology or require it to enter into royalty or license agreements, which might not be available on acceptable terms, or at all. If a successful claim of infringement were made against Kana and it could not develop non-infringing technology or license the infringed or similar technology on a timely and cost-effective basis, Kana's business could be significantly harmed.

Kana may face higher costs and lost sales if its software contains errors

   Kana faces the possibility of higher costs as a result of the complexity of its products and the potential for undetected errors. Due to the mission-critical nature of Kana's products and services, undetected errors are of particular concern. Kana has only a few "beta" customers that test new features and functionality of its software before it makes these features and functionalities generally available to its customers. If Kana's software contains undetected errors or it fails to meet customers' expectations in a timely manner, Kana could experience:

  . loss of or delay in revenues expected from the new product and an immediate and significant loss of market share;

  . loss of existing customers that upgrade to the new product and of new customers;

  . failure to achieve market acceptance;

  . diversion of development resources;

  . injury to its reputation;

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  . increased service and warranty costs;

  . legal actions by customers; and

  . increased insurance costs.

Kana may face liability claims that could result in unexpected costs and damage to Kana's reputation

   Kana's licenses with customers generally contain provisions designed to limit its exposure to potential product liability claims, such as disclaimers of warranties and limitations on liability for special, consequential and incidental damages. In addition, Kana's license agreements generally cap the amounts recoverable for damages to the amounts paid by the licensee to Kana for the product or service giving rise to the damages. However, these contractual limitations on liability may not be enforceable and Kana may be subject to claims based on errors in its software or mistakes in performing its services including claims relating to damages to its customers' internal systems. A product liability claim, whether or not successful, could harm Kana's business by increasing its costs, damaging its reputation and distracting its management.

Kana's international operations could divert management attention and present financial issues

   Kana's international operations are located throughout Europe, Australia, Japan, Singapore and Brazil, and, to date, have been limited. Kana may expand its existing international operations and establish additional facilities in other parts of the world. Kana may face difficulties in accomplishing this expansion, including finding adequate staffing and management resources for its international operations. The expansion of Kana's existing international operations and entry into additional international markets will require significant management attention and financial resources. In addition, in order to expand Kana's international sales operations, Kana will need to, among other things:

  . expand its international sales channel management and support organizations;

  . customize its products for local markets; and

  . develop relationships with international service providers and additional distributors and system integrators.

   Kana's investments in establishing facilities in other countries may not produce desired levels of revenues. Even if Kana is able to expand its international operations successfully, Kana may not be able to maintain or increase international market demand for its products. In addition, Kana has only licensed its products internationally since January 1999 and has limited experience in developing localized versions of its software and marketing and distributing them internationally. Localizing Kana's products may take longer than it anticipates due to difficulties in translation and delays it may experience in recruiting and training international staff.

Kana's growth could be limited if Kana fails to execute its plan to expand internationally

   For the twelve month periods ended December 31, 2000 and December 31, 1999 and the three month periods ended March 31, 2001 and March 31, 2000, Kana derived approximately 16%, 10%, 14% and 10%, respectively, of its total revenues from sales outside North America. Kana has established offices in the United Kingdom, Australia, Germany, Japan, Holland, France, Spain, Sweden, Singapore and Brazil. As a result, Kana faces risks from doing business on an international basis, any of which could impair its international revenues. Kana could, in the future, encounter greater difficulty with collecting accounts receivable, longer sales cycles and collection periods or seasonal reductions in business activity. In addition, Kana's international operations could cause its average tax rate to increase. Any of these events could harm Kana's international sales and results of operations.

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International laws and regulations may expose Kana to potential costs and litigation

   Kana's international operations will increase its exposure to international laws and regulations. If Kana cannot comply with foreign laws and regulations, which are often complex and subject to variation and unexpected changes, Kana could incur unexpected costs and potential litigation. For example, the governments of foreign countries might attempt to regulate Kana's products and services or levy sales or other taxes relating to its activities. In addition, foreign countries may impose tariffs, duties, price controls or other restrictions on foreign currencies or trade barriers, any of which could make it more difficult for Kana to conduct its business. The European Union has enacted its own privacy regulations that may result in limits on the collection and use of certain user information, which, if applied to the sale of Kana's products and services, could negatively impact its results of operations.

Kana may suffer foreign exchange rate losses

   Kana's international revenues and expenses are denominated in local currency. Therefore, a weakening of other currencies compared to the U.S. dollar could make Kana's products less competitive in foreign markets and could negatively affect Kana's operating results and cash flows. Kana does not currently engage in currency hedging activities. Kana has not yet, but may in the future, experience significant foreign currency transaction losses, especially to the extent that it does not engage in currency hedging.

Kana's prospects for obtaining additional financing, if required, are uncertain and failure to obtain needed financing could affect Kana's ability to pursue future growth

   If Kana fails to complete the merger with Broadbase, it may need to raise additional funds to develop or enhance its products or services, to fund expansion, to respond to competitive pressures or to acquire complementary products, businesses or technologies. Kana does not have a long enough operating history to know with certainty whether Kana's existing cash and expected revenues will be sufficient to finance its anticipated growth. Additional financing may not be available on terms that are acceptable to Kana. If Kana raises additional funds through the issuance of equity or convertible debt securities, the percentage ownership of Kana's stockholders would be reduced and these securities might have rights, preferences and privileges senior to those of Kana's current stockholders. If adequate funds are not available on acceptable terms, Kana's ability to fund any potential expansion, take advantage of unanticipated opportunities, develop or enhance products or services, or otherwise respond to competitive pressures would be significantly limited.

Kana has completed four mergers, and those mergers may result in disruptions to Kana's business and management due to difficulties in assimilating personnel and operations

   Kana may not realize the benefits from the significant mergers Kana has completed. In August 1999, Kana acquired Connectify, and in December 1999, Kana acquired netDialog and Business Evolution. On April 19, 2000, Kana completed its merger with Silknet. Kana may not be able to successfully assimilate the additional personnel, operations, acquired technology and products into Kana's business. In particular, Kana will need to assimilate and retain key professional services, engineering and marketing personnel. This is particularly difficult with Business Evolution and Silknet, since their operations are located on the east coast and Kana is headquartered on the West coast. Key personnel from the acquired companies have in certain instances decided, and they may in the future decide, that they do not want to work for Kana. In addition, products of these companies will have to be integrated into Kana's products, and it is uncertain whether Kana may accomplish this easily or at all. These difficulties could disrupt Kana's ongoing business, distract management and employees or increase expenses. Acquisitions are inherently risky and Kana may also face unexpected costs, which may adversely affect operating results in any quarter.

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If Kana acquires additional companies, products or technologies, Kana may face risks similar to those faced in Kana's other mergers

   If Kana is presented with appropriate opportunities, Kana intends to make other investments in complementary companies, products or technologies. Kana may not realize the anticipated benefits of any other acquisition or investment. If Kana acquires another company, it will likely face the same risks, uncertainties and disruptions as discussed above with respect to Kana's other mergers. Furthermore, Kana may have to incur debt or issue equity securities to pay for any additional future acquisitions or investments, the issuance of which could be dilutive to Kana or its existing stockholders. In addition, Kana's profitability may suffer because of acquisition-related costs or amortization costs for acquired goodwill and other intangible assets.

Kana's executive officers and directors can exercise significant influence over stockholder voting matters

   As of April 9, 2001, Kana's executive officers and directors, and their affiliates together control approximately 20.4% of Kana's outstanding common stock, including shares issuable upon exercise of options that were exercisable within 60 days of April 9, 2001. As a result, these stockholders, if they act together, will have a significant impact on all matters requiring approval of its stockholders, including the election of directors and significant corporate transactions. This concentration of ownership may delay, prevent or deter a change in control of Kana, could deprive its stockholders of an opportunity to receive a premium for their common stock as part of a sale of Kana or its assets and might affect the market price of its common stock.

Kana has adopted anti-takeover defenses that could delay or prevent an acquisition of the company

   Kana's board of directors has the authority to issue up to 5,000,000 shares of preferred stock. Moreover, without any further vote or action on the part of the stockholders, the board of directors has the authority to determine the price, rights, preferences, privileges and restrictions of the preferred stock. This preferred stock, if issued, might have preference over and harm the rights of the holders of common stock. Although the issuance of this preferred stock will provide Kana with flexibility in connection with possible acquisitions and other corporate purposes, this issuance may make it more difficult for a third party to acquire a majority of Kana's outstanding voting stock. Kana currently has no plans to issue preferred stock.

   Kana's certificate of incorporation, bylaws and equity compensation plans include provisions that may deter an unsolicited offer to purchase Kana. These provisions, coupled with the provisions of the Delaware General Corporation Law, may delay or impede a merger, tender offer or proxy contest involving Kana. Furthermore, Kana's board of directors is divided into three classes, only one of which is elected each year. Directors are removable by the affirmative vote of at least 66 2/3% of all classes of voting stock. These factors may further delay or prevent a change of control of Kana.

Kana's failure to manage multiple technologies and technological change could harm Kana's future product demand

   Future versions of hardware and software platforms embodying new technologies and the emergence of new industry standards could render Kana's products obsolete. The market for enterprise relationship management software is characterized by:

  . rapid technological change;

  . frequent new product introductions;

  . changes in customer requirements; and

  . evolving industry standards.

   Kana's products are designed to work on a variety of hardware and software platforms used by its customers. However, Kana's software may not operate correctly on evolving versions of hardware and software platforms, programming languages, database environments and other systems that its customers use. For example, the server component of the current version of Kana's products runs on the Windows NT operating system from Microsoft, and Kana may be forced to ensure that all of its products and services are compatible with UNIX and other operating systems to meet the demands of its customers. If Kana cannot successfully develop these products in response to customer demands, Kana's business could suffer. Also, Kana must constantly modify and improve its products to keep pace with changes made to these platforms and to database systems and other back-office applications and Internet-related applications. This may result in uncertainty relating to the timing and nature of new product announcements, introductions or modifications, which may cause confusion in the market and harm Kana's business. If Kana fails to modify or improve its products in response to evolving industry standards, its products could rapidly become obsolete, which would harm Kana's business.

If Kana fails to respond to changing customer preferences in Kana's market, demand for Kana's products and its ability to enhance Kana's revenues will suffer

   Kana must continually improve the performance, features and reliability of its products, particularly in response to competitive offerings. Kana's success depends, in part, on its ability to enhance its existing software and to develop new services, functionality and technology that address the increasingly sophisticated and varied needs of its prospective customers. If Kana does not properly identify the feature preferences of prospective customers, or if Kana fails to deliver features that meet the requirements of these customers, its ability to market its products successfully and to increase its revenues could be impaired. The development of proprietary technology and necessary service enhancements entails significant technical and business risks and requires substantial expenditures and lead time.

If the Internet and web-based communications fail to grow and be accepted as media of communication, demand for Kana's products and services will decline

   Kana sells its products and services primarily to organizations that receive large volumes of e-mail and web-based communications. Many of Kana's customers have business models that are based on the continued growth of the Internet. Consequently, Kana's future revenues and profits, if any, substantially depend upon the continued acceptance and use of the Internet and e-mail, which are evolving as media of communication. Rapid growth in the use of e-mail is a recent phenomenon and may not continue. As a result, a broad base of enterprises that use e-mail as a primary means of communication may not develop or be maintained. In addition, the market may not accept recently introduced products and services that process e-mail, including Kana's products and services. Moreover, companies that have already invested significant resources in other methods of communications with customers, such as call centers, may be reluctant to adopt a new strategy that may limit or compete with their existing investments. If businesses do not continue to accept the Internet and e-mail as media of communication, Kana's business will suffer.

Future regulation of the Internet may slow Kana's growth, resulting in decreased demand for Kana's products and services and increased costs of doing business

   Due to the increasing popularity and use of the Internet, it is possible that state, federal and foreign regulators could adopt laws and regulations that impose additional burdens on those companies that conduct business online. These laws and regulations could discourage communication by e-mail or other web-based communications, particularly targeted e-mail of the type facilitated by Kana's Connect product, which could reduce demand for Kana's products and services.

   The growth and development of the market for online services may prompt calls for more stringent consumer protection laws or laws that may inhibit the use of Internet-based communications or the information contained in these communications. The adoption of any additional laws or regulations may decrease the expansion of the Internet. A decline in the growth of the Internet, particularly as it relates to online communication, could decrease demand for Kana's products and services and increase its costs of doing business, or otherwise harm its business. Kana's costs could increase and its growth could be harmed by any new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to Kana's business, or the application of existing laws and regulations to the Internet and other online services.

Kana's security could be breached, which could damage Kana's reputation and deter customers from using its services

   Kana must protect its computer systems and network from physical break-ins, security breaches and other disruptive problems caused by the Internet or other users. Computer break-ins could jeopardize the security of information stored in and transmitted through Kana's computer systems and network, which could adversely affect its ability to retain or attract customers, damage its reputation and subject it to litigation. Kana has been in the past, and could be in the future, subject to denial of service, vandalism and other attacks on its systems by Internet hackers. Although Kana intends to continue to implement security technology and establish operational procedures to prevent break-ins, damage and failures, these security measures may fail. Kana's insurance coverage in certain circumstances may be insufficient to cover losses that may result from such events.

                           Risks Related to Broadbase

Broadbase's business is difficult to evaluate because its operating history is limited and because it recently completed a major acquisition

   Because it is still in the early stages of its development, Broadbase is subject to the risks, expenses and uncertainties frequently encountered by a young company. For example, because Broadbase introduced a number of its products, such as its E-Marketplace application in December 2000, and its E-Service application (an updated version of the former Servicesoft 2001 product integrated with certain Broadbase products) in February 2001, it is difficult to predict whether Broadbase's products will continue to be accepted by the market, which is evolving rapidly, and the level of revenues Broadbase can expect to derive from sales of its products. Several members of Broadbase's management team have been with it for only a short period of time. Because of its limited operating history and evolving product offerings, Broadbase's insights into trends that may emerge and affect its business are limited. In addition, on December 18, 2000, Broadbase completed its acquisition of Servicesoft, which substantially expanded the scale of its operations. Because Broadbase has limited experience operating as a combined company, its business is even more difficult to evaluate.

Broadbase has incurred losses since inception, and it expects to incur losses for the foreseeable future due in part to acquisition-related amortization charges

   Broadbase incurred net losses and losses from operations for each period from its inception through the the first quarter of 2001. As of March 31, 2001, Broadbase had accumulated net losses of approximately $1.3 billion. Servicesoft, which Broadbase acquired on December 18, 2000, had accumulated net losses of approximately $120.8 million as of that date. Broadbase has not achieved profitability to date, and it expects to continue to incur substantial losses for the foreseeable future. Although its and Servicesoft's revenues grew significantly in 2000, Broadbase's growth has not continued at the same rate. Broadbase's revenue growth has been affected by the challenges it faces as a result of the increasingly uncertain economic conditions both generally and in its market. Although Broadbase has reduced its workforce to decrease operating expenses, Broadbase will need to significantly increase its revenue to achieve profitability. In addition, if the Kana merger is not completed, Broadbase expects substantial noncash charges from amortization of goodwill, intangible assets and stock compensation. Even if it does achieve profitability, Broadbase might not be able to sustain or increase profitability on a quarterly or annual basis in the future.

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

Broadbase expects its quarterly revenue and operating results to fluctuate, and it is difficult to predict its future operating results

   Broadbase's revenue and operating results have varied in the past and are likely to continue to vary significantly from quarter to quarter in the future. These fluctuations are due to a number of factors, many of which are outside of Broadbase's control, including:

  . changes in its pricing policies, or changes in the pricing policies of its competitors;

  . the size and timing of customer orders for its products and its professional services;

  . changes in the demand for its products, particularly its e-business applications;

  . uncertainty regarding the timing of the implementation cycle for its products;

  . increased expenses for sales and marketing, product development and administration;

  . changes in the level of sales of professional services as compared to product licenses;

  . its success in developing and introducing new products and the timing of the introduction of new products and services by Broadbase or its competitors, which could affect the demand for its existing products and services;

  . changes in the purchasing and budgeting cycles of its customers, and the discretionary nature of its customers' budgets for software and e-business related purchases;

  . the amount and timing of operating costs and capital expenditures relating to the expansion of its business, including acquisitions of technology or businesses;

  . changes in the mix of its domestic and international sales, together with fluctuations in foreign currency exchange rates;

  . changes in general economic and market conditions affecting its customers or its industry; and

  . a trend of continuing consolidation in its industry.

   Broadbase has experienced seasonality in its revenues, with the fourth quarter of the year typically having the highest revenue for the year. Broadbase believes that this seasonality results primarily from the budgeting cycles of its customers. Broadbase expects that this seasonality will continue, and could increase. In addition, Broadbase's customers' decisions to purchase its products and services are discretionary and subject to their internal budgets and purchasing processes. Further, Broadbase's ability to achieve increased revenue and profitability depends on overall demand for e-Business software and related services, and in particular for customer-focused applications. Due to current slowdowns in the general economy, Broadbase believes that many existing and potential customers are reassessing or reducing their planned technology and internet-related investments and deferring purchasing decisions. As a result, there is increased uncertainty with respect to Broadbase's expected revenues in 2001, and further delays or reductions in business spending in the area of information technology, particularly the eCRM market and related products and services, could have a material adverse effect on its revenues and operating results.

   Broadbase does not believe that its year-to-year rates of growth are indicative of the growth in revenues, if any, that it can expect in the future. Accordingly, Broadbase believes that period-to-period comparisons of its operating results may not be meaningful and you should not rely on these comparisons as an indication of its future performance. Broadbase's operating results might fall below the expectations of investors. In this event, the market price of its common stock would likely decrease.

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Broadbase's operating expenses are generally fixed, and if it fails to meet its revenue forecasts, Broadbase will not be able to reduce these expenses quickly

   During 2001, Broadbase reduced its workforce by approximately 41% to significantly reduce its operating expenses. Despite these cuts, if Broadbase does not significantly increase revenues, it will not achieve profitability. Broadbase's operating expenses are based on its expectations of future revenues and are relatively fixed in the short term. As a result, Broadbase would not be able to further reduce spending quickly if its revenue were lower than it had projected. Therefore, if its revenue falls below its expectations in any quarter, or if its cuts in expenses are not sufficient, Broadbase's operating results will be lower than expected.

The unpredictable timing of Broadbase's sales and implementation cycle makes it difficult to forecast its operating results

   Broadbase's products can have a long and unpredictable sales cycle. Potential customers often require time to weigh the costs and benefits of Broadbase's products compared to those of in-house development and integration efforts. As a result, Broadbase's sales cycle for its products has typically ranged from two to seven months, although it can take longer. Consequently, Broadbase faces difficulty predicting the quarter in which sales to expected customers will occur. This contributes to the uncertainty of Broadbase's future operating results.

   Delays and uncertainty in product and service implementations can compound the difficulty of forecasting Broadbase's operating results. In most customer sales, Broadbase is involved in the installation of its software products at the customer site, and Broadbase recognizes revenue from a customer sale based in part on when its software products are effectively operational. However, the timing of the commencement and completion of the installation process is subject to factors that may be beyond Broadbase's control, as this process requires access to the customer's facilities and coordination with the customer's personnel after delivery of the software. In addition, customers could delay product implementations. Further, general uncertainty in the economy could cause potential new customers to reduce or eliminate their immediate need to purchase Broadbase's products, or lead its existing customers to decline to purchase additional products from Broadbase. These factors make it difficult to forecast operating results and can result in significant variability in period-to-period results.

Broadbase's acquisitions might result in disruptions to its business due to difficulties in assimilating personnel, technology and operations

   Broadbase recently acquired several companies, including Servicesoft, Decisionism and Panopticon. Many of these companies are in the early stages of their development and have unproven business models. Broadbase might not realize the anticipated benefits of these or other acquisitions or investments. The integration of acquired companies into Broadbase has been and will continue to be a complex, time consuming and expensive process and might disrupt Broadbase's business if not completed efficiently or in a timely manner. For example, Broadbase's acquisition of Servicesoft in December 2000 substantially expanded Broadbase's scale of operations. The number of Broadbase's full-time employees increased from 350 at November 30, 2000 to 678 at December 31, 2000, primarily as a result of this acquisition. Broadbase must demonstrate to customers and suppliers that an acquisition will not result in adverse changes in customer service standards, or dilution of or distraction to its business focus. Broadbase might not be able to successfully retain and assimilate additional personnel, integrate acquired operations and technology or sell acquired products. The difficulties of integrating other businesses could be greater than Broadbase anticipates, and could disrupt its ongoing business, disrupt its management and employees and increase its expenses.

Accounting charges relating to acquisitions will prevent Broadbase from achieving positive net income under generally accepted accounting principles as quickly as it might otherwise

   Broadbase has accounted for its recent acquisitions using the purchase method of accounting. Under the purchase method, the purchase price of the acquired company is allocated based on an independent valuation, to the specific tangible and intangible assets acquired and liabilities assumed. Broadbase recorded approximately

$361.8 million, $28.8 million, $92.8 million, $10.7 million and $630.0 million of intangible assets and goodwill on its balance sheet in connection with its acquisitions of Rubric, Aperio, Panopticon, Decisionism and Servicesoft, respectively. In the first quarter of 2001, Broadbase recorded a charge of $958.2 million to reflect impairment of these intangible assets and goodwill. If the Kana merger is not completed, Broadbase would amortize the remaining $32.8 million in intangible assets and goodwill as of March 31, 2001 over their respective remaining useful lives ranging from two to four years. It is also possible that Broadbase could experience further impairment of remaining intangible assets requiring future additional charges to expense to reflect such impairment. Finally, Broadbase would likely record additional intangible assets and goodwill and merger related costs in connection with potential future acquisitions. Amortization or impairment of such intangible assets and goodwill would reduce Broadbase's net income reported under generally accepted accounting principles.

Broadbase needs to attract, train and retain additional qualified personnel in a competitive employment market

   Broadbase's success depends on its ability to attract, train and retain qualified, experienced employees. During 2001, Broadbase reduced its workforce by approximately 41%. Although a number of technology companies have recently implemented lay-offs, there remains substantial competition for experienced management, engineering, sales and marketing personnel, particularly in the market segment in which Broadbase competes. The market price of Broadbase's common stock has fluctuated substantially since its initial public offering in September 1999, and has experienced a significant decline since the first quarter of 2000. Broadbase has relied historically on its ability to attract employees using equity incentives, and any perception by potential and existing employees that its equity incentives are less attractive could harm its ability to attract and retain qualified employees. In addition, Broadbase's workforce reduction may cause lower morale among the employees who are not being terminated, which could make it more difficult for Broadbase to retain those employees. If Broadbase's employees perceive uncertainty as a result of the merger, current economic circumstances or any other reason, they could be vulnerable to the recruiting efforts of Broadbase's competitors. Further, such perceived uncertainty could hinder Broadbase's ability to attract or compete for experienced management, engineering, sales and marketing personnel. If Broadbase is unable to retain its existing key personnel, or to attract, train and retain additional qualified personnel, it may experience inadequate levels of staffing to develop and sell its products and perform services for its customers.

Broadbase's reduction in personnel may seriously harm Broadbase's business

   During the first quarter of 2001, Broadbase recorded approximately $3.5 million in merger expense for severance costs to eliminate approximately 100 former Servicesoft personnel, representing personnel employed on a transitional basis and certain newly identified redundant employees. During April 2001, Broadbase also initiated a restructuring of its operations and further reduced personnel by approximately 175 employees in an effort to streamline operations and reduce costs. These two personnel reductions represented a reduction of approximately 41% based on Broadbase's staffing level as of December 31, 2000. As a result, Broadbase will record significant restructuring costs in the second quarter of 2001, including costs of personnel reductions and the abandonment of certain facilities, although the amount of these costs have not yet been fully quantified. There have been and will continue to be significant costs associated with these personnel reductions related to severance and other employee-related costs. As a result of these reductions, Broadbase's ability to respond to unexpected challenges may be impaired and Broadbase may be unable to take advantage of new opportunities. In addition, many of the employees who were terminated possessed specific knowledge or expertise and that knowledge or expertise may prove to have been important to Broadbase operations. In that case, their absence may create significant difficulties. Further, the reduction in force may reduce employee morale and may create concern among existing employees about job security, which may lead to increased turnover. This personnel reduction may subject Broadbase to the risk of litigation. Decisions as to which employees were terminated in connection with the April 2001 personnel reduction were made by Broadbase on the assumption that the merger would occur. If the merger does not occur, Broadbase may need to hire additional employees in some areas or terminate employees in other areas. Broadbase may not be able to hire such additional employees and may be adversely affected by any further reductions in force.

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Broadbase's growth depends on market acceptance of its applications designed for internet-based systems

   Broadbase first introduced its applications designed for Internet-based systems in May 1999, and its E-Service application (an updated version of the former Servicesoft 2001 product integrated with certain Broadbase products) in February 2001. Broadbase expects that its future growth will depend significantly on revenue from licenses of these applications and related services. There are significant risks inherent in introducing Internet-based systems applications. Market acceptance of these products will depend on the growth of the market for e-business solutions. This growth might not occur. Further, Broadbase cannot assure you that these e-business applications or any new ones it may introduce will meet customer performance expectations. If they do not meet customer expectations or the market for these products fails to develop or develops more slowly than it expects, Broadbase's business would be harmed.

Broadbase's business will suffer if it is unable to maintain, and if necessary, expand its sales force

   Broadbase sells its products primarily through its direct sales force. Broadbase must maintain, and if necessary, expand its direct sales operations to increase market awareness of its products and increase revenue. Broadbase cannot be certain that it will be successful in these efforts. Broadbase's products and services require sophisticated sales efforts. As a result, Broadbase's ability to maintain or expand its direct sales operation will depend on its ability to recruit, train and retain top sales people with advanced sales skills and technical knowledge. There is a shortage of sales personnel with these qualifications, and competition for qualified personnel is intense in Broadbase's industry. If Broadbase is unable to retain or hire qualified sales personnel, or if newly hired personnel fail to develop the necessary skills or reach productivity more slowly than anticipated, Broadbase's business could be harmed.

Broadbase relies on marketing, technology and distribution relationships that may generally be terminated at any time, and if its current and future relationships are not successful, Broadbase's growth might be limited

   Broadbase relies on marketing and technology relationships with a variety of companies that, in part, generate leads for the sale of its products. These marketing and technology relationships include relationships with:

  . system integrators and consulting firms;

  . vendors of e-commerce and Internet software;

  . vendors of software designed for customer relationship management or for management of organizations' operational information;

  . vendors of key technology and platforms;

  . demographic data providers; and

  . an application service provider and an Internet hoster.

   If Broadbase cannot maintain successful marketing and technology relationships or cannot enter into additional marketing and technology relationships, it could have difficulty expanding the sales of its products and its growth might be limited. While these companies do not sell or distribute its products, Broadbase believes that many of its direct sales are the result of leads generated by vendors of e-business and enterprise applications. Broadbase's marketing and technology relationships are generally not documented in writing, or are governed by agreements that can be terminated by either party with little or no prior notice. In addition, companies with which Broadbase has marketing, technology or distribution relationships may promote products of several different companies. If these companies choose not to promote Broadbase's products or if they develop, market or recommend software applications that compete with its products, Broadbase's business will be harmed.

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


   In addition, Broadbase has distribution relationships with companies located around the world that distribute or resell its products. Sales through these indirect sales channels accounted for approximately 35.3% of Broadbase's total revenues for 1999, 13.6% for 2000 and 8% for the first quarter of 2001. These channel partners may experience reduced sales due to a number of factors, including general economic uncertainty in Broadbase's industry, which would cause Broadbase's revenues to decline. If Broadbase cannot maintain successful relationships with its indirect sales channel partners, it might have difficulty expanding the sales of its products and its international growth could be limited.

   In addition, Broadbase relies on distributors, value-added resellers, systems integrators, consultants and other third-party resellers to recommend its Servicesoft products and to install and support these products. If these companies fail to implement Broadbase's Servicesoft products successfully for its customers, Broadbase might be unable to complete implementation on the schedule required by the customers. Broadbase might not be able to maintain these relationships and enter into additional relationships that will provide timely and cost-effective customer support and service.

Customer satisfaction and demand for Broadbase products will depend on Broadbase's ability to expand its professional services group, which assists its customers with the implementation of its products

   Broadbase believes that growth in its product sales depends in part on its ability to provide its customers with professional services to assist with support, training, consulting and initial implementation of its products and to educate third-party systems integrators in the use of its products. As a result, Broadbase may need to increase the number of professional services personnel to respond to customer requirements. New professional services personnel will require training and take time to reach full productivity. Broadbase might not be able to attract or retain a sufficient number of highly qualified professional services personnel. Competition for qualified professional services personnel with the appropriate knowledge is intense. Broadbase is in a new market and there is a limited number of people who have the necessary skills. To meet its customers' needs for professional services, Broadbase may also need to use more costly third-party consultants to supplement its own professional services group. In addition, Broadbase could experience delays in recognizing revenue if its professional services group falls behind schedule in connecting its products to customers' systems and data sources.

Broadbase might be unable to attract new customers if it does not develop new products and enhancements

   If Broadbase does not continue to improve its products and develop new products that keep pace with competitive product introductions and technological developments, satisfy diverse and rapidly evolving customer requirements and achieve market acceptance, Broadbase might be unable to attract new customers. For example, Broadbase has recently released new versions of a number of Broadbase's existing analytic applications and its E-Service application (formerly Servicesoft 2001). Broadbase might not be successful in marketing and supporting these new versions, or developing and marketing other product enhancements and new products that respond to technological advances and market changes, on a timely or cost-effective basis. In addition, even if these products are developed and released, they might not achieve market acceptance. Broadbase has in the past experienced delays in releasing new products and product enhancements and could experience similar delays in the future. These delays or problems in the installation or implementation of Broadbase's new releases could cause customers to forego purchases of its products.

Broadbase depends on increased business from new customers, and if it fails to grow its customer base or generate repeat business, Broadbase's operating results could be harmed

   If Broadbase fails to grow its customer base or generate repeat and expanded business from its current and future customers, its business and operating results will be seriously harmed. In some cases, Broadbase's customers initially make a limited purchase of its products and services for pilot programs. These customers may not purchase additional licenses to expand their use of Broadbase's products. These customers have not yet

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

developed or deployed initial applications based on Broadbase's products. If these customers do not successfully develop and deploy these initial applications, they may choose not to purchase deployment licenses or additional development licenses.

   The effectiveness of Broadbase's Servicesoft products depends in part on the widespread adoption and use of these products by customer support personnel. Some of Broadbase's customers who have made initial purchases of this software have deferred or suspended implementation of these products due to slower than expected rates of internal adoption by customer support personnel. If more customers decide to defer or suspend implementation of these products in the future, Broadbase's ability to increase its revenue from these customers through additional licenses or maintenance agreements will also be impaired, and its financial position could be seriously harmed. Broadbase's business model generally depends on the expanded use of its products within its customers' organizations.

   In addition, as Broadbase introduces new versions of its products or new products, its current customers might not require the functionality of Broadbase's new products and might not ultimately license these products. Because the total amount of maintenance and support fees Broadbase receives in any period depends in large part on the size and number of licenses that it has previously sold, any downturn in its software license revenue would negatively affect Broadbase's future services revenue. In addition, if customers elect not to renew their maintenance agreements, Broadbase's services revenue could decline significantly. Further, some of Broadbase's customers are Internet-based companies, which have been forced to significantly reduce their operations in light of limited access to sources of financing and the current economic slowdown. If customers are unable to pay for their current products or are unwilling to purchase additional products, Broadbase's revenues would decline.

Market acceptance of Broadbase products might suffer if Broadbase is unable to keep pace with rapid technological changes and industry standards

   Rapidly changing technology and operating system standards, changes in customer requirements and evolving industry standards might impede market acceptance of Broadbase's products. Broadbase's new applications have been designed based upon currently prevailing Internet technology. If new Internet technologies emerge that are incompatible with Broadbase's applications, or if competing products emerge which are based on new technologies or new industry standards, which perform better or cost less than Broadbase's products, Broadbase's key products could become obsolete and its existing and potential customers could seek alternatives to its products. Broadbase might not be able to quickly adapt its products to any new Internet technology, customer requirements or industry standards.

   Broadbase has designed its products to work with databases such as Oracle and Microsoft SQL Server. Any changes to those databases, or increasing popularity of other databases, could require Broadbase to modify its products, and could cause Broadbase to delay releasing future products and enhancements. Furthermore, software adapters are necessary to integrate Broadbase products with other systems and data sources used by its customers. Broadbase must develop and update these adapters to reflect changes to these systems and data sources in order to maintain the functionality provided by its products. As a result, uncertainties related to the timing and nature of new product announcements, introductions or modifications by vendors of operating systems, databases, customer relationship management software, web servers and other enterprise and Internet-based applications could delay Broadbase's product development, increase its product development expense or cause customers to delay evaluation, purchase and deployment of its products.

Broadbase's business depends on the acceptance and use of the Windows NT operating system

   Most of Broadbase's products run only on the Windows NT operating system. Kana's products have historically operated on a variety of operating system platforms, including UNIX and Windows NT. This may create integration issues between the technologies and challenges in selling the combined company's product line. In addition, any change to the Windows NT operating system could require Broadbase to modify its products and could cause Broadbase to delay product releases. Any decline in the market acceptance of the Windows NT operating system for any reason, including as a result of errors or delayed introduction of enhancement or upgrades, could seriously harm Broadbase's business. If potential customers do not want to use the Windows NT operating system, Broadbase will need to develop products that run on other operating systems such as Windows 2000, the successor to Windows NT, or any of the UNIX based systems. The development of new products in response to these risks would require Broadbase to commit a substantial investment of resources, and it might not be able to successfully develop or introduce such products on a timely or cost-effective basis, or at all, which could lead potential customers to choose alternative products.

Failure to license necessary third party software incorporated in Broadbase products could cause delays or reductions in its sales

   Broadbase licenses third party software that it incorporates into its products. These licenses may not continue to be available on commercially reasonable terms or at all. Some of this technology would be difficult to replace. The loss of any such license could result in delays or reductions of Broadbase's applications until Broadbase identifies, licenses and integrates or develops equivalent software. If Broadbase is required to enter into license agreements with third parties for replacement technology, Broadbase could be subject to higher royalty payments and a loss of product differentiation. In the future, Broadbase might need to license other software to enhance its products and meet evolving customer needs. If Broadbase is unable to do this, it could experience reduced demand for its products.

Broadbase faces intense competition, which could make it difficult to acquire and retain customers

   Broadbase's market is intensely competitive, and it expects competition to intensify in the future. In recent periods, some of Broadbase's competitors reduced the prices of their products and services (substantially in certain cases) in order to obtain new customers. Competitive pressures could make it difficult for Broadbase to acquire and retain customers and could require Broadbase to reduce the price of its products. Failure to maintain and enhance Broadbase's competitive position could seriously harm its business. Broadbase's customers' requirements and the technology available to satisfy those requirements are continually changing. Therefore, Broadbase must be able to respond to these changes in order to remain competitive.

   Broadbase's competitors vary in size and in the scope and breadth of products and services offered. Broadbase currently faces competition from providers of consulting-based analytic solutions, providers of e-service software products similar to its Servicesoft products, vendors of point technologies that provide website analysis, in-house development efforts by potential customers, and from other software providers. Broadbase might also face competition from providers of customer relationship management, e-commerce and communications solutions. In addition, Broadbase faces competition from vendors of other enterprise applications as they expand the functionality of their product offerings, including companies that design software for decision support, management of customer relationships or of organizations operational information or for providing customer service, as well as vendors of database applications. In addition, Broadbase expects that competition may increase as a result of software industry consolidations and formations of alliances among industry participants or with third parties. For example, eGain Communications Corp. recently acquired Inference Corporation, Siebel Systems, Inc. recently acquired Onlink Technologies, Inc., and E.piphany, Inc. recently acquired Octane Software, Inc. Finally, it is possible that new competitors might emerge.

   Some of Broadbase's current and potential competitors have longer operating histories and significantly greater financial, technical, marketing and other resources than Broadbase does, and thus may be able to respond more quickly to new or changing opportunities, technologies and customer requirements. Also, many current and potential competitors have wider name recognition and more extensive customer bases that they could leverage, thereby gaining market share to Broadbase's detriment. They might be able to undertake more extensive promotional activities, adopt more aggressive pricing strategies, and offer purchasers more attractive terms than Broadbase can. Broadbase's competitors might develop products that are superior to Broadbase's or that achieve greater market acceptance.

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


Broadbase depends on its intellectual property, and litigation regarding its intellectual property could harm its business

   The success of Broadbase's business is largely dependent on its ability to protect its intellectual property. Broadbase's intellectual property includes its proprietary technology, trade secrets, trademarks and copyrights in its software products. Broadbase has no issued patents, although patents may become increasingly important in software and e-business applications. Existing copyright, trademark and trade secret laws afford only limited protection, and the laws of some foreign countries do not protect Broadbase's proprietary rights to the same extent as do the laws of the United States. Third parties might infringe upon Broadbase's intellectual property rights, and Broadbase might be unable to detect this unauthorized use or effectively enforce its rights. In addition, any legal action that Broadbase may bring to protect its intellectual property rights could be expensive and distract management from day-to-day operations. Unauthorized use or misappropriation of Broadbase's intellectual property could seriously harm its business.

   Broadbase's business activities might infringe upon the proprietary rights of others, and other parties might assert infringement claims against Broadbase. If Broadbase becomes liable to any other third party for infringing its intellectual property rights, Broadbase could be required to pay substantial damage awards, develop non-infringing technology, obtain licenses or cease selling the applications that contain the infringing intellectual property. Broadbase could have to redesign its products, which could be costly and time-consuming and could substantially delay product shipments, assuming that a redesign is even feasible. Broadbase might be unable to develop non-infringing technology or obtain licenses on commercially reasonable terms, if at all. Litigation is subject to inherent uncertainties and any of these results in connection with a lawsuit could seriously harm Broadbase's business. Furthermore, Broadbase could incur substantial costs in defending against any intellectual property litigation, and these costs could increase significantly if any dispute were to go to trial. Broadbase's defense of any litigation, regardless of the merits of the complaint, will likely be time-consuming, costly and a distraction for its management personnel. Publicity related to any intellectual property litigation could also harm the sale of Broadbase's products and disrupt its relationships with existing customers.

Software defects could lead to loss of revenue or delay in market acceptance for Broadbase products or expose Broadbase to liability

   Broadbase's software products are internally complex and might contain defects, especially when they are first introduced or when new versions are released. In the past, Broadbase has discovered software errors in some of its products after their introduction. Broadbase recently released new versions of a number of its analytic software applications and its E-Service application (formerly Servicesoft 2001). As a result, these products might be particularly susceptible to errors. Although Broadbase continues to evaluate its products for errors following the commencement of commercial shipments and receives information from customers regarding errors they detect, if Broadbase is not able to detect and correct errors in products or releases before commencing commercial shipments, Broadbase could experience loss of or delay in revenues, loss of market share or failure to achieve market acceptance for its products, diversion of development resources or injury to its reputation.

   Broadbase might encounter product liability claims in the future as a result of any product defects. Broadbase's license agreements with its customers typically contain provisions designed to limit its exposure to potential product liability claims. However, all domestic and international jurisdictions may not enforce these limitations. Product liability claims brought against Broadbase could divert the attention of management and key personnel, could be expensive to defend and could result in adverse settlements and judgments.

Barriers to international expansion could limit Broadbase's future growth

   Broadbase has only a limited history of marketing, selling and supporting its products and services internationally. Broadbase conducts its international sales primarily through direct sales offices in Europe and Asia, through a Servicesoft subsidiary in Canada and through distributors in Japan. Revenue from customers outside the United States represented 23.2%, 20.3% and 30.1% of Broadbase's total net revenue for 1999, 2000 and the first quarter of 2001, respectively. Broadbase intends to expand its international operations, but it could face significant barriers to this expansion. Broadbase's failure to manage its international operations effectively could limit the future growth of its business. The expansion of its existing international operations and entry into additional international markets will require significant management attention and financial resources. Expenses incurred in expanding international operations might never result in increased revenue.

   Broadbase's products must be localized, or customized to meet local user needs, in order to be sold in particular foreign countries. Developing localized versions of Broadbase's products for foreign markets is difficult and can take longer than Broadbase anticipates. Broadbase currently has limited experience in localizing products and in testing whether these localized products will be accepted in the targeted countries. Broadbase cannot assure you that its localization efforts will be successful.

   Broadbase also faces certain other risks inherent in conducting business internationally, such as:

  . difficulties and costs of staffing and managing international operations;

  . difficulties in recruiting and training an international staff;

  . difficulties in entering into strategic relationships with companies in international markets, particularly in Japan where the majority of Broadbase's sales have been made through distributors;

  . language and cultural differences;

  . difficulties in collecting accounts receivable and longer collection periods;

  . seasonal business activity in certain parts of the world;

  . fluctuations in currency exchange rates;

  . legal and governmental regulatory requirements;

  . tariffs, duties, price controls and other trade barriers; and

  . potentially adverse tax consequences.

Any of these factors could seriously harm Broadbase's international operations and, consequently, its business.

   To date, a majority of Broadbase's international revenue and costs have been denominated in foreign currencies. Broadbase has not engaged in any foreign exchange hedging transactions to mitigate exchange rate risk. Accordingly, Broadbase's results of operations could be harmed by foreign currency exchange rate fluctuations.

Broadbase grew rapidly in 2000, and the failure to manage change could harm its business

   Broadbase grew rapidly in 2000, increasing its total number of full-time employees from 131 at December 31, 1999 to 678 at December 31, 2000. During the first and second quarters of 2001, Broadbase reduced its personnel to approximately 560 and 400 employees, respectively. Broadbase's net growth over this period has placed significant demands on management as well as on Broadbase's administrative, operational and financial resources and controls. Broadbase recently completed the implementation of several new operational information systems, and began an extensive upgrade of its finance, accounting, and product distribution systems. In addition, Broadbase deployed certain modules of these systems in its European operations during the first quarter of 2001. Broadbase plans to continue deployment of various modules of these systems throughout Europe and Japan in the second quarter of 2001. Failure to successfully complete these systems implementations, upgrades, and deployments in a timely and effective manner could result in the disruption of Broadbase's operations, which could adversely affect its operating results. Any future growth in Broadbase's operations could cause similar, and perhaps increased, strain on its systems and controls.

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

Broadbase's prospects for obtaining additional financing, if required, are uncertain and failure to obtain needed financing could affect its ability to pursue future growth

   Broadbase expects that its cash and cash equivalents and short-term investments on hand will be sufficient to meet its working capital and capital expenditure needs for the next 12 months. However, if the Kana merger is not completed, Broadbase could be required to raise additional funds for expansion, to respond to competitive pressures or to acquire complementary products, businesses or technologies. Broadbase might not be able to obtain additional financing on favorable terms, if at all, especially in light of the currently uncertain market climate. If Broadbase issues additional equity securities, stockholders could experience additional dilution or the new equity securities might have rights, preferences or privileges senior to those of existing holders of common stock. Under current market conditions, Broadbase may not be able to obtain additional equity or debt financing. If Broadbase cannot raise necessary additional funds on acceptable terms, it might not be able to fund expansion, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements.

Broadbase's stock price has been volatile, which could lead to losses by investors and to securities litigation

   The market price of Broadbase's common stock has experienced a significant decline in recent months. The price has been and is likely to continue to be highly volatile due to several factors, such as:

  . variations in Broadbase's actual and anticipated operating results;

  . changes in Broadbase's earnings estimates by analysts;

  . the volatility inherent in stocks within the emerging sector within which Broadbase conducts business; and

  . the volume of trading in Broadbase's common stock.

   In addition, stock markets, particularly the Nasdaq National Market, have experienced extreme price and volume fluctuations, and the market prices of securities of technology companies, especially Internet-related companies, have declined significantly in recent months. Some of these declines have been unrelated to the operating performance of such companies. Fluctuations or declines such as these could continue to affect the market price of Broadbase's common stock in the future. Substantial sales of Broadbase's common stock could also cause the stock price to decline.

   In the past, securities class action litigation has often been instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and could divert Broadbase's management's attention and resources.

Broadbase depends on the growth in the use of the Internet for its business

   Broadbase's future success depends heavily on the increased acceptance and use of the Internet for business. Although the Internet is experiencing rapid growth in the number of users and traffic, this growth is a recent phenomenon and might not continue. Furthermore, despite this growth in usage, the use of the Internet for business transactions is relatively new. If use of the Internet for business does not continue to increase or increases more slowly than expected, Broadbase's business would be seriously harmed. Consumers and businesses might reject the Internet as a viable commercial medium, or be slow to adopt it, for a number of reasons, including potentially inadequate network infrastructure, slow development of enabling technologies, concerns about the security of transactions and confidential information and insufficient commercial support. The Internet infrastructure may not be able to support the demands placed on it by increased Internet usage and bandwidth requirements. In addition, delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, or increased governmental regulation, could cause the Internet to lose its viability as a commercial medium.

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

   If these or any other factors cause use of the Internet for business to slow or decline, Broadbase's business would be harmed. For example, Servicesoft's products address a new and emerging market for e-service solutions. Therefore, Broadbase's future success depends substantially upon the widespread adoption of the Internet as a significant medium for commerce and business applications. If this market fails to develop or develops more slowly than expected, demand for Broadbase's products and services will be reduced. Even if the required infrastructure, standards, protocols or complementary products, services or facilities are developed, Broadbase might incur substantial expenses adapting its products to changing or emerging technologies.

Increasing governmental regulation of the Internet could limit the market for Broadbase products

   A number of legislative and regulatory proposals under consideration by federal, state, local and foreign governmental organizations might lead to laws or regulations concerning various aspects of the Internet, such as user privacy, taxation of goods and services provided over the Internet, pricing, content and quality of products and services. Legislation could dampen the growth in Internet usage and decrease or limit its acceptance as a communications and commercial medium. If enacted, these laws and regulations could limit the market for Broadbase's products. In addition, existing laws could be applied to the Internet, including consumer privacy laws. Legislation or application of existing laws could expose companies involved in electronic commerce, or e-commerce, to increased liability, which could limit the growth of e-commerce generally.

Government regulation of the collection and use of personal data could reduce demand for Broadbase products

   Broadbase's products connect to and analyze data from various applications, including Internet applications, that enable businesses to capture and use information about their customers. Government regulation that limits Broadbase's customers' use of this information could reduce the demand for Broadbase's products. A number of jurisdictions have adopted, or are considering adopting, laws that restrict the use of customer information from Internet applications. The European Union has required that its member states adopt legislation that imposes restrictions on the collection and use of personal data, and that limits the transfer of personally-identifiable data to countries that do not impose equivalent restrictions. In the United States, the Children's Online Privacy Protection Act was enacted in October 1998. This legislation directs the Federal Trade Commission to regulate the collection of data from children on commercial websites. In addition, the Federal Trade Commission has begun investigations into the privacy practices of businesses that collect information on the Internet. These and other privacy-related initiatives could reduce demand for some of the Internet applications with which Broadbase's products operate, and could restrict the use of its products in some e-commerce applications. This could reduce demand for Broadbase's products.

The imposition of sales and other taxes on products sold by Broadbase customers over the Internet could have a negative effect on online commerce and the demand for Broadbase products and services

   The imposition of new sales or other taxes could limit the growth of Internet commerce generally and, as a result, the demand for Broadbase's products and services. Recent federal legislation limits the imposition of state and local taxes on Internet-related sales. Congress may choose not to renew this legislation in 2001, in which case state and local governments would be free to impose taxes on electronically purchased goods. Broadbase believes that most companies that sell products over the Internet do not currently collect sales or other taxes on shipments of their products into states or foreign countries where they are not physically present. However, one or more states or foreign countries may seek to impose sales or other tax collection obligations on out-of-jurisdiction companies that engage in e-commerce. A successful assertion by one or more states or foreign countries that companies that engage in e-commerce should collect sales or other taxes on the sale of their products over the Internet, even though not physically in the state or country, could indirectly reduce demand for Broadbase's products.

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

Privacy concerns relating to the Internet are increasing, which could result in legislation that negatively affects Broadbase's business, in reduced sales of its products, or both

   Businesses using Broadbase's products capture information regarding their customers when those customers contact them on-line with customer service inquiries. Privacy concerns could cause visitors to resist providing the personal data necessary to allow Broadbase's customers to use its software products most effectively. More importantly, even the perception of privacy concerns, whether or not valid, may indirectly inhibit market acceptance of Broadbase's products. In addition, legislative or regulatory requirements may heighten these concerns if businesses must notify Web site users that the data captured after visiting certain Web sites may be used by marketing entities to unilaterally direct product promotion and advertising to that user. While Broadbase is not aware of any such legislation or regulatory requirements currently in effect in the United States, other countries and political entities, such as the European Union, have adopted such legislation or regulatory requirements and the United States may do so as well. If consumer privacy concerns are not adequately addressed, Broadbase's business could be harmed.

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                      ANNUAL MEETING OF KANA STOCKHOLDERS

General

   Kana is furnishing this joint proxy statement/prospectus to holders of Kana common stock in connection with the solicitation of proxies by the Kana board of directors for use at the annual meeting of stockholders of Kana to be held on June 28, 2001, and any adjournment or postponement thereof.

   This joint proxy statement/prospectus is first being furnished to Kana stockholders on or about May 30, 2001.

Date, Time and Place

   The annual meeting will be held on June 28, 2001 at 10:00 a.m., local time, at the offices of Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California 94303.

Matters to be Considered at the Annual Meeting

   At the annual meeting and any adjournment or postponement of the annual meeting, Kana stockholders will be asked:

  . to approve the issuance of Kana common stock to Broadbase stockholders as contemplated by the merger agreement;

  . to approve a proposal to change the name of Kana to "Kana Software, Inc."
    by amending Kana's second amended and restated certificate of incorporation;

  . to approve an amendment of the Kana 1999 Stock Incentive Plan to increase the number of shares of Kana common stock available for issuance under the 1999 Stock Incentive Plan by an additional 15,000,000 shares and to increase the limit on the maximum number of shares by which the share reserved under the 1999 Stock Incentive Plan may automatically increase each calendar year from 6,000,000 shares to 10,000,000 shares, effective for all calendar years after 2001;

  . to approve an amendment and restatement of the Kana 1999 Employee Stock
    Purchase Plan to:

   . increase the number of shares of common stock issuable under the term of the 1999 Employee Stock Purchase Plan by an additional 10,000,000 shares of common stock, from 2,122,507 shares to 12,122,507 shares;

   . increase the limit on the maximum number of shares by which the share reserve under the 1999 Employee Stock Purchase Plan may automatically increase each calendar year from 666,666 shares to 4,000,000 shares, effective for all calendar years after the 2001 calendar year; and

   . revise certain provisions of the plan document in order to facilitate the administration of the 1999 Employee Stock Purchase Plan.

  . to elect two directors to Kana's board of directors to serve for a three-year term ending in 2004 and until their successors are duly elected and qualified; and

  . to transact such other business as may properly come before the annual meeting or any adjournment or postponement.

Record Date

   Kana's board has fixed the close of business on May 23, 2001, as the record date for determining Kana stockholders entitled to notice of and to vote at the annual meeting.

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

Voting of Proxies

   Kana requests that its stockholders complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope or otherwise mail it to Kana. Alternatively, Kana stockholders may vote either by telephone or the Internet. To vote by telephone Kana stockholders should call toll-free 1-800-840-1208 and follow the instructions on the enclosed proxy card. To vote by Internet, Kana stockholders should follow the instructions at the website address www.proxyvoting.com/KANA. Stockholders voting by telephone or the Internet do not need to mail back the enclosed proxy card. Brokers holding shares in "street name" may vote the shares only if the stockholder provides instructions on how to vote. Brokers will provide directions on how to instruct the broker to vote the shares. All properly executed proxies that Kana receives prior to the vote at the annual meeting, and that are not revoked, will be voted in accordance with the instructions indicated on the proxies or, if no direction is indicated, to approve the issuance of shares of Kana as contemplated by the merger agreement, to approve the name change, the amendment of the 1999 Stock Incentive Plan, the amendment and restatement of the 1999 Employee Stock Purchase Plan and the election of the directors nominated for election. Kana's board does not currently intend to bring any other business before the annual meeting and, so far as Kana's board knows, no other matters are to be brought before the annual meeting. If other business properly comes before the annual meeting, the proxies will vote in accordance with their own judgment.

   Stockholders may revoke their proxies at any time prior to its use:

  . by delivering to the Secretary of Kana a signed notice of revocation or a later-dated, signed proxy; or

  . by entering new voting instructions via the telephone or the Internet on a date subsequent to the previous instructions and prior to the deadline indicated in the proxy card; or

  . by attending the annual meeting and voting in person.

   Attendance at the annual meeting does not in itself constitute the revocation of a proxy.

Votes Required

   As of the close of business on May 23, 2001, the record date for determination of stockholders entitled to notice of and to vote at the annual meeting, there were 94,571,373 shares of Kana common stock outstanding and entitled to vote. Each Kana stockholder is entitled to one vote for each share of Kana common stock held by such stockholder on the record date. For the amendment to Kana's second amended and restated certificate of incorporation to change the name of Kana to "Kana Software, Inc.," holders of a majority of Kana's outstanding common stock must approve the amendment. The issuance of Kana common stock in the merger, the amendment of the 1999 Stock Incentive Plan and the amendment and restatement of the 1999 Employee Stock Purchase Plan each require the approval of the holders of a majority of the shares of Kana's common stock that are present or represented by proxy at the Kana meeting and entitled to vote. The proposal to elect two directors to Kana's board of directors requires the affirmative vote of a plurality of the Kana shares present or represented at the annual meeting and entitled to vote on such proposal.

   As of April 9, 2001, directors and executive officers of Kana and their affiliates beneficially owned an aggregate of 19,407,963 shares of Kana common stock (including shares issuable upon the exercise of options that are exercisable within 60 days of April 9, 2001) or approximately 20.4% of the shares of Kana common stock outstanding on such date. Pursuant to separate voting agreements in the form attached as Appendix II, Kana's directors and executive officers, and their affiliates, have agreed to vote their shares of Kana common stock in favor of the issuance of the Kana common stock in connection with the merger, against any action or agreement that could prevent or compete with the merger, and in favor of the name change.

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Quorum; Abstentions and Broker Non-Votes

   The required quorum for the transaction of business at the annual meeting is holders, present in person or by proxy, of a majority of the shares of Kana common stock issued and outstanding on the record date. Abstentions and broker non-votes each will be included in determining the number of shares present and voting at the meeting for the purpose of determining the presence of a quorum. Brokers holding shares for beneficial owners cannot vote on any of the actions proposed in this joint proxy statement/prospectus other than the election of directors without the owners' specific instructions. Accordingly, Kana stockholders are urged to return the enclosed proxy card marked to indicate their vote. Broker non-votes will not be included in vote totals and will have no effect on the outcome of the votes on the issuance of the shares in the merger or on any other proposal to be voted upon at the meeting, except the name change. Brokers non-votes will have the same effect as a vote against the name change. Abstentions, however, will have the same effect as a vote against issuing the shares in the merger, approval of the name change, the amendment of the 1999 Stock Incentive Plan, and the amendment and restatement of the 1999 Employee Stock Purchase Plan, as applicable. Abstentions will have no effect on the election of directors nominated for election. Adjournment would require the affirmative vote of the holders of a majority of the outstanding Kana common stock present in person or represented by proxy at the Kana annual meeting.

Solicitation of Proxies and Expenses

   Kana will pay the expenses of soliciting proxies to be voted at the Kana annual meeting. Kana has retained the services of ChaseMellon Consulting Services, LLC to assist in the solicitation of proxies from Kana stockholders. The fees to be paid to the firm by Kana for these services are not expected to exceed $100,000, plus reasonable out-of-pocket expenses. In addition to solicitation by mail, the directors, officers and employees of Kana may solicit proxies from Kana stockholders by telephone, facsimile or in person. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial owners.

Stockholder Proposals for the Kana 2002 Annual Meeting

   Proposals of stockholders of Kana that are intended to be presented at Kana's 2002 Annual Meeting must be timely delivered or received by Kana. Under Kana's bylaws, to be deemed properly presented, notice must be delivered to, or mailed and received by, Kana no less than 120 days prior to the date of the meeting. The stockholder's notice must set forth, as to each proposed matter:

  . a brief description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting;

  . the name and address, as they appear on Kana's books, of the stockholder proposing the business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made;

  . the class and number of shares of stock of Kana that are owned beneficially and of record by the stockholders of record and the beneficial owner, if any, on whose behalf the proposal is made; and

  . any material interest of the stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in the business to be presented.

If the presiding officer of the meeting determines that such business has not been properly brought before the meeting, then the business will not be transacted.

Board Recommendations

   The Kana board has determined that the merger and the issuance of Kana common stock in the merger are advisable, fair to, and in the best interests of, Kana and its stockholders. Accordingly, the

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

board unanimously has approved the issuance of shares of Kana common stock contemplated by the merger agreement and unanimously recommends that stockholders vote "FOR" approval of the issuance of shares of Kana common stock contemplated by the merger agreement.

   The Kana board has also determined that the change in Kana's name, the election of the two nominated directors, the amendment of the 1999 Stock Incentive Plan and the amendment and restatement of the 1999 Employee Stock Purchase Plan are in the best interest of Kana and its stockholders. The Kana board unanimously recommends that Kana stockholders vote "FOR" approval of each of these proposals.

   The matters to be considered at the annual meeting are of great importance to Kana stockholders. Accordingly, Kana stockholders are urged to read and carefully consider the information presented in this joint proxy statement/prospectus, and to complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope or grant their proxy by telephone or the Internet by following the instructions described above and on the enclosed proxy card.

   Kana stockholders should not send any stock certificates with their proxy cards.

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

                   SPECIAL MEETING OF BROADBASE STOCKHOLDERS

Date, Time, Place and Purpose of the Broadbase Meeting

   Broadbase Software, Inc. will hold a special meeting of its stockholders at the Stanford Park Hotel located at 100 El Camino Real, Menlo Park, California, on June 28, 2001, at 10:00 a.m., Pacific Time.

   At the meeting, Broadbase stockholders will be asked to adopt and approve a merger agreement with Kana and to approve the merger of Broadbase with a wholly-owned subsidiary of Kana, which will result in Broadbase becoming a wholly-owned subsidiary of Kana. The merger agreement is attached as Appendix I to this joint proxy statement/prospectus.

   Broadbase does not anticipate that any other matter will be presented for action at the meeting. If any other matters are properly brought before the meeting, the persons named in the proxies will have discretion to vote on these matters in accordance with their judgment.

Record Date and Outstanding Shares

   The record date for the Broadbase meeting is May 23, 2001. Only holders of record of Broadbase common stock at the close of business on the record date are entitled to notice of and to vote at the meeting. As of the close of business on the record date, there were approximately 82,185,125 shares of Broadbase common stock outstanding and entitled to vote, held of record by approximately 1,154 stockholders, although Broadbase has been informed that there are in excess of 11,000 beneficial holders.

   On the record date, directors, executive officers and other affiliated stockholders of Broadbase as a group beneficially owned 9,963,292 shares of Broadbase common stock. These shares constituted approximately 11.8% of all of the outstanding shares of Broadbase common stock as of the record date. Broadbase stockholders holding approximately 11.8% of the outstanding shares of Broadbase common stock as of the record date (including shares issuable upon exercise of options that are exercisable within 60 days of May 23, 2001) have agreed to vote all of their shares of Broadbase common stock in favor of the adoption and approval of the merger agreement and approval of the merger and against any action or agreement that would prevent or compete with the merger.

Vote and Quorum Requirements

   Vote Required. Each Broadbase stockholder is entitled to one vote for each share of Broadbase common stock held as of the record date. Adoption and approval of the merger agreement and approval of the merger requires the affirmative vote of the holders of a majority of the outstanding shares of Broadbase common stock. Abstentions and broker non-votes will have the same effect as votes against the merger agreement and the merger.

   Quorum. The holders of a majority of the shares entitled to vote at the Broadbase meeting, present in person or represented by proxy, will constitute a quorum for the purposes of the meeting. If sufficient votes to constitute a quorum or to approve the merger are not received by the date of the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Adjournment would require the affirmative vote of the holders of a majority of the outstanding shares of Broadbase common stock present in person or represented by proxy at the Broadbase meeting. The persons named as proxies would generally exercise their authority to vote in favor of adjournment.

Voting and Revocability of Proxies

   The accompanying proxy is solicited on behalf of Broadbase's board of directors for use at the Broadbase meeting. Please complete, date and sign the proxy card and promptly return it in the enclosed envelope or otherwise mail it to Broadbase. All properly signed proxies that Broadbase receives and that are not revoked prior to the vote at the Broadbase meeting will be voted at the meeting according to the instructions indicated

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

on the proxies or, if no vote is indicated, in favor of adopting and approving the merger agreement and approving the merger. You may revoke your proxy at any time before it is exercised at the meeting by taking any of the following actions:

  . delivering to the secretary of Broadbase a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked;

  . signing and delivering to the secretary of Broadbase a proxy relating to the same shares and bearing a later date prior to the vote at the meeting; or

  . attending the Broadbase meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Broadbase meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares.

Expenses of Proxy Solicitation

   Broadbase will pay the expenses of soliciting proxies to be voted at the Broadbase meeting. Following the original mailing of the proxies and other soliciting materials, Broadbase and its agents also may solicit proxies by mail, telephone or in person. Broadbase has retained MacKenzie Partners, Inc. to aid in the solicitation of proxies. MacKenzie Partners, Inc. will receive a fee for these services, estimated to be approximately $6,500, and reimbursement for its expenses. Also, Broadbase will request brokers, custodians, nominees and other record holders of Broadbase common stock to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Broadbase common stock and to request authority for the exercise of proxies. In these cases, upon the request of the record holders, Broadbase will reimburse these holders for their reasonable expenses.

   Broadbase's board of directors recommends a vote FOR the adoption and approval of the merger agreement and approval of the merger.

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

                                   THE MERGER

   This section of the joint proxy statement/prospectus describes material aspects of the proposed merger, including the merger agreement which is attached as Appendix I and incorporated herein by reference. While Kana and Broadbase believe that this description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to Kana stockholders and Broadbase stockholders. Stockholders should read the entire merger agreement and the other documents we refer to carefully and in their entirety for a more complete understanding of the merger.

Background of the Merger

   As a regular part of their business plans, Kana and Broadbase have from time to time each considered opportunities for expanding and strengthening their technology, products, research and development capabilities and distribution channels, including strategic acquisitions, business combinations, investments, licensing and development agreements and joint ventures.

   Between late December 1999 and the end of February 2000, Michael J. McCloskey, Kana's former chief executive officer, and Chuck Bay, president and chief executive officer of Broadbase, engaged in discussions regarding a potential strategic business combination. During that time, various members of the Broadbase management team met with members of Kana's management team to conduct business due diligence and to discuss the potential benefits of a business combination, and representatives of the two companies communicated regarding possible terms of a transaction. However, the parties did not reach agreement on proposed terms. From time to time from April 2000 to December 2000, Mr. McCloskey and Mr. Bay occasionally communicated regarding their businesses and potential relationships between the companies.

   At various times between April 2000 and March 2001, Mr. Bay and other representatives of Broadbase also held preliminary discussions with several other companies with respect to potential acquisitions of Broadbase or potential mergers involving Broadbase, some of which parties conducted financial, legal and technical due diligence on Broadbase. However, Broadbase did not reach agreement with any of these companies as to valuation or other material terms of any potential mergers or acquisitions, and the parties did not engage in negotiations of definitive agreements for any such transactions.


   At various times between April 2000 and March 2001, Mr. McCloskey, and James
C. Wood, his successor as chief executive officer, and other representatives of Kana also held preliminary discussions with other companies with respect to potential acquisitions of Kana or potential mergers involving Kana, some of which parties conducted financial, legal and technical due diligence on Kana. However, Kana did not reach agreement with any of these companies as to valuations or other material forms of any potential mergers or acquisitions, and the parties did not engage in negotiations of definitive agreements in any such respects.

   During the last week of March 2001, Mr. Wood contacted Mr. Bay to discuss the respective businesses of Kana and Broadbase and to determine whether Broadbase would be interested in resuming discussions regarding a business combination with Kana. Over the next several days, Mr. Wood and Mr. Bay engaged in preliminary discussions regarding the nature of a possible business combination between Kana and Broadbase and the potential of the combined enterprise.

   At a special meeting of the board held on the evening of March 30, 2001, Kana's board of directors received an update from Mr. Wood and other officers of Kana on Kana's business and financial condition, its remaining cash and cash expenditure rate, and its competitive outlook in the marketplace. Kana's board decided to evaluate various strategic transactions, including a potential business combination with Broadbase and other potential strategic transactions with several companies with respect to which Kana had received informal inquiries but had not yet received formal offers or indications of interest. Among these companies were Company A, a large Nasdaq-listed enterprise software applications provider, and Company B, a large, Nasdaq-listed communications hardware and software provider. Kana's board instructed Mr. Wood to contact Goldman,

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


Sachs & Co. in connection with the proposed strategic transactions. In addition, Kana's board authorized Mr. Wood to continue evaluating potential strategic transactions, including further discussions with Broadbase, Company A and Company B.

   On April 2 and April 3, 2001, Kana's board held two special meetings to review the status of the strategic transactions available to Kana. Kana's board discussed the merits of potential strategic business combinations with Broadbase, Company A and Company B and certain other companies in the software industry and communications industry. The discussions included the strategic benefits that could be achieved in a combination of the companies' products and services, management and sales organizations and the possibility of obtaining interim financing in connection with any such transaction. Kana's board also discussed potential headcount and cost reductions. Mr. Wood reported to the board that additional discussions had been held with representatives of Company A and Company B and it was likely that Kana would receive a proposal for a strategic transaction from one or both companies in the near future. Representatives of Goldman Sachs and Brobeck, Phleger & Harrison LLP, Kana's outside legal counsel, attended the meetings. On April 3, 2001, Kana's board agreed to formally retain Goldman Sachs as its financial advisor in connection with the potential strategic transactions.

   On April 2 and April 3, 2001, Mr. Wood and Mr. Bay continued to discuss the benefits of a strategic transaction between Kana and Broadbase, the benefits of combining the companies, the possibility of interim financing, and valuation expectations.

   On April 3 and April 4, 2001, Kana and Broadbase, respectively, announced their preliminary results of operations for the first quarter of 2001.

   On April 5, 2001, Eric Willgohs, Broadbase's Vice President, Legal and General Counsel, contacted Fenwick & West LLP, Broadbase's outside legal counsel, and Morgan Stanley & Co. Incorporated regarding the proposed merger, and Broadbase, consulting with representatives of Morgan Stanley and Fenwick, prepared a draft term sheet to be submitted to Kana.

   On April 5, 2001, the Broadbase board of directors held a special meeting to review the discussions with Kana. Broadbase's board discussed potential benefits and risks of the proposed transaction with Kana, as well as the anticipated operating results of the combined company. Representatives of Fenwick discussed specific terms of the proposed transaction with Kana, including the proposed exchange ratio, the proposed interim financing of Kana, the proposed stock option agreements and voting agreements, the proposed management and board of directors of the combined company, the terms of the non-solicitation covenants, and the terms of the proposed license agreement, and the duties of the Broadbase board with respect to the proposed transaction. Broadbase's board authorized management to proceed with its discussions with Kana. In addition, Broadbase's board agreed to formally retain Morgan Stanley as its financial advisor in connection with the proposed transaction.

   On April 5, 2001, Kana's board held a special meeting to review the status of discussions with Broadbase, Company A and Company B as well as other possible strategic transactions. Kana's board reviewed and discussed the draft term sheet which had been delivered on behalf of Broadbase. Kana's board also reviewed and discussed a letter of interest that had been received by Kana indicating the basic terms of a possible transaction with Company A. Mr. Wood reported that it was likely that a formal offer would be made by Company B in the next 48-72 hours, but that the offer was likely to be for a strategic investment, rather than a business combination. Representatives of Brobeck and Goldman Sachs also attended and participated in this meeting. Among the factors Kana's board considered in evaluating potential transactions with each of Broadbase, Company A and Company B were the comparative market capitalizations, revenue potential, liquidity, possibility of interim financing, infrastructures and product fit of each potential partner, as well as the timeline on which a transaction could be concluded. Representatives of Brobeck then discussed specific aspects of the proposed transaction with Broadbase, including the proposed restrictions on the conduct of Kana's business, the proposed management of Kana following the merger, the terms of the non-solicitation covenants,

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


the termination sections and the consequences of termination, the operation of the stock option agreements, the terms of the voting agreements, and the possible terms of an interim loan from Broadbase. Based on the relative merits offered by each potential transaction, Kana's board determined that it would move forward with negotiating definitive documents with Broadbase based on the term sheet reviewed at the meeting, but that it would entertain further discussions with Company A and/or Company B should a formal offer from one or both companies be forthcoming.

   On April 5, 2001, Kana and Broadbase entered into a non-disclosure agreement, and Broadbase instructed Fenwick to prepare drafts of the merger agreement and other transaction documents. Later that evening, Brobeck and representatives of Company A's outside legal counsel negotiated a nondisclosure agreement, which was then executed by Kana and Company A.

   Beginning on the morning of April 6, 2001 and continuing through April 8, 2001, a series of meetings was held at the offices of Fenwick between marketing, legal, operations, technical and finance personnel, accountants and financial advisors of both companies for the purpose of conducting due diligence. Representatives from Brobeck and Fenwick also conducted a legal due diligence review. On the evening of April 6, 2001, Fenwick distributed a draft of a merger agreement and other draft transaction documents to the working group for the transaction.

   On April 7, 2001, Brobeck provided its initial comments on the draft merger agreement and other draft transaction documents previously distributed by Fenwick.

   In the early evening of April 7, 2001, Broadbase's board of directors held a special meeting to review the status of the discussions with Kana. The board discussed the proposed plan for headcount reductions at both companies, the financial condition, liquidity and anticipated results of operations of Broadbase and Kana, and the cost structure and anticipated potential results of operations of the combined company. Representatives of Morgan Stanley attended and discussed the financial performance of Kana and Broadbase and current economic and industry conditions. The board then discussed the likelihood of alternative transactions that Broadbase could pursue. Representatives of Fenwick also attended and advised the Broadbase board of its fiduciary duties in considering the merger and reviewed the principal terms of the revised draft merger agreement and related agreements. Broadbase's board discussed the principal terms of the proposed transaction, including the proposed exchange ratio, the requirement that Broadbase provide Kana with up to $20 million in unsecured loans, and the operation and terms of the proposed distribution and license agreement, the proposed voting agreements and the proposed stock option agreements. Broadbase's board authorized management to continue its negotiations with Kana.

   In the early evening of April 7, 2001, Kana's board held a special meeting to discuss the status of the potential strategic transactions available to Kana. Mr. Wood noted that in the afternoon, Kana had received a proposal from Company A for an acquisition of Kana and a proposal from Company B for a strategic investment in Kana. Representatives of Goldman Sachs attended the meeting and discussed selected financial attributes of Kana, Broadbase and Company A. Representatives of Goldman Sachs also participated in discussions with the board with respect to the terms of the proposals from Company A and Company B. After further discussion, Kana's board determined that, notwithstanding the strength and resources of Company B, a business combination with Broadbase was preferable to operating independently following an investment by Company B because of the perceived strategic fit between Kana's and Broadbase's businesses and product lines. Kana's board determined that Company B's proposal had a number of disadvantages and did not offer as much value to Kana and its stockholders as a combination with Broadbase. Mr. Wood also noted that Company B had indicated that it was not interested in a business combination with Kana in the near term. Kana's board then determined to defer further discussions with Company B.

   Kana's board then considered the terms of the alternative proposal from Company A as compared with the Broadbase proposal. Kana's board noted that the alternative proposal from Company A was subject to a due diligence investigation that had not yet begun and the drafting and negotiating of definitive agreements, and

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


weighed these factors in light of the relative certainty associated with the relatively more completed process with Broadbase, and the attractiveness of the interim funding aspect of the Broadbase proposal, in light of Kana's cash position. The Company A proposal was further weighed against the possibility that Broadbase might have been unwilling to proceed on the terms then under discussion if Kana continued to engage in discussions with Company A. Kana's board viewed the Broadbase transaction as more attractive than the alternative proposal from Company A both because of the proposed terms of the respective transactions and because it believed that Broadbase's financial position, products, services, management and sales organizations provided a more favorable strategic fit with Kana than a combination with Company A. Kana's board also considered that a definitive merger agreement with Broadbase would contain provisions allowing Kana to consider and respond to future unsolicited proposals from Company A, Company B, or any other party if Kana's board made a finding that it was required to do so to comply with its fiduciary duties to its stockholders, subject to the payment to Broadbase of a $2.5 million merger termination fee and other provisions.

   Representatives of Brobeck discussed with, and answered questions from, the Kana board regarding the Kana board's legal duties and responsibilities in connection with considering the proposed business combination with Broadbase and reviewed the principal terms of the revised draft merger agreement and related agreements. The Kana board discussed certain business issues in the proposed transaction with Broadbase, including the proposed exchange ratio, the merger consideration, treatment of Broadbase employees following the proposed transaction, acceleration of Broadbase stock options, management of the combined companies and industry competition. The Kana board also reviewed certain legal issues relating to the proposed transaction with Broadbase, including termination rights, the operation of the stock option agreements and the operation of the distribution and license agreement. The Kana board also discussed a proposed headcount reduction of Kana and the timing of such a reduction if implemented. After lengthy discussion, the Kana board decided to continue negotiating with Broadbase, subject to review of the revised merger agreement and revised related agreements.

   During the evening of April 7, 2001 and the morning of April 8, 2001, representatives of Brobeck and Fenwick held a series of negotiations concerning the terms of the draft merger agreement and the other draft related agreements by teleconference and at the offices of Fenwick. The terms discussed in these negotiations included, among other things, the representations and warranties made by the parties, the restrictions on the conduct of their business, the terms of the non-solicitation covenants and other material covenants, the termination provisions, the provisions regarding payment of the termination fees and the consequences of termination, the conditions to closing and the definition of adverse events that would not prevent the closing of the transaction, and the terms and conditions of the revolving loan agreement, the distribution and license agreement, the stock option agreements and the voting agreements.

   On the afternoon of April 8, 2001, Fenwick distributed revised drafts of the proposed merger agreement and other related agreements and Brobeck provided comments on these draft agreements. Throughout the evening of April 8, 2001, representatives of Brobeck and Fenwick continued to negotiate the terms of these agreements by teleconference and at the offices of Fenwick. Thereafter, Fenwick distributed revised agreements.

   The Kana board held a special meeting in the evening on April 8, 2001 to review and approve the terms of the merger with Broadbase. Mr. Rodriguez, Kana's Interim Chief Financial Officer, updated the board on Kana's financial position, including its cash position. Representatives of Brobeck briefed the Kana board regarding the board's legal duties and responsibilities in connection with considering the merger, and again reviewed the results of the parties' further negotiations, the principal terms of the merger agreement and the related agreements. Representatives of Goldman Sachs attended the meeting and discussed the financial performance of Kana and Broadbase, the current financial market environment, the stock trading patterns of Kana and Broadbase as well as other companies in the software industry and the financial impact of the proposed merger. Goldman Sachs later delivered its oral opinion to Kana's board that, as of such date, and subject to a number of assumptions, qualifications and limitations which are set forth in the written opinion attached as Appendix VIII to this joint proxy statement/prospectus, the exchange ratio of 1.05 shares of Kana

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


common stock to be exchanged for each share of Broadbase common stock pursuant to the merger agreement was fair from a financial point of view to Kana. Following the discussions, Kana's board unanimously determined that the proposed merger was advisable, fair to, and in the best interests of, Kana and its stockholders and approved the terms of the merger agreement and related agreements and the issuance of Kana stock in the merger and authorized Mr. Wood to execute, on behalf of Kana, the merger agreement and related agreements, subject to any non-material changes that Mr. Wood was empowered to negotiate. In addition, the Kana board gave further consideration to the proposed plan for reduction of Kana's headcount, including the impact of this plan if the merger was not consummated, the impact of this plan on Kana's anticipated costs and revenues, and the viability of further headcount reductions. The Kana board then unanimously approved the proposed headcount reduction plan.

   In the evening on April 8, 2001, the Broadbase board of directors held a special meeting to review and approve the terms of the proposed merger. Representatives of Morgan Stanley and Fenwick were present. Morgan Stanley delivered its oral opinion to Broadbase's board that, as of that date, the exchange ratio of 1.05 shares of Kana common stock to be exchanged for each share of Broadbase common stock pursuant to the merger was fair to Broadbase's stockholders from a financial point of view. Fenwick advised Broadbase's board regarding the board's legal duties and responsibilities considering the merger, and again reviewed the principal terms of the merger agreement and the related agreements. Following the discussions, Broadbase's board unanimously determined that the proposed merger was advisable, fair to, and in the best interests of, Broadbase and its stockholders and approved the terms of the merger agreement and related agreements and authorized Mr. Bay to execute, on behalf of Broadbase, the merger agreement and related agreements, subject to any non-material changes that Mr. Bay was empowered to negotiate. In addition, Broadbase's board considered Broadbase's proposed headcount reduction plan, including the impact of this plan if the merger was not consummated, the impact of the plan on Broadbase's anticipated costs and revenues, and the viability of further headcount reductions. After discussion, Broadbase's board unanimously approved the proposed headcount reduction plan.

   Representatives of Brobeck and Fenwick then proceeded to complete negotiations on the remaining terms of the merger agreement and the related agreements.

   Early in the morning on April 9, 2001, Kana and Broadbase entered into the merger agreement, the stock option agreements, the revolving loan agreement and the distribution and license agreement. Also on April 9, 2001, certain stockholders of Kana entered into voting agreements with Broadbase and certain Broadbase stockholders entered into voting agreements with Kana, and agreed to vote their shares in favor of the transaction. Kana and Broadbase then issued a joint press release announcing the signing of the merger agreement and held a conference call to discuss the merger with interested investors and analysts.


Kana's Reasons for the Merger and Recommendation of Kana's Board of Directors


   Kana's Reasons for the Merger. On April 8, 2001, Kana's board of directors unanimously concluded that the merger was in the best interests of Kana and its stockholders, and recommended that the stockholders approve the issuance of shares of Kana common stock in the merger. This decision was based upon several potential benefits of the merger that Kana's board believes will contribute to the success of the combined company. These potential benefits from combining Broadbase with Kana include:

  . the opportunity to preserve and enhance stockholder value by combining two complementary businesses;

  . access to Broadbase's cash reserves to help fund Kana's operations;

  . expanding Kana's technology leadership by providing a web-architected e-
    Business platform and a comprehensive suite of customer-facing applications;

  . the combination of products that could provide the platform for linking business-to-consumer and business-to-business functions within an e-Business;

  . the complementary nature of each company's product offering as an extension of the offering of the other company;

  . increased distribution channels for Kana's product through Broadbase's portfolio of partners;

  . the expectation that the combined company would wield a stronger management team;

  . increased distribution channels for Broadbase's products through Kana's base of customers;

  . increased product diversification and penetration of each company's customer base;

  . a reduction in operating expense that would result from combining functionalities of Kana and Broadbase and eliminating redundancies;

  .  Broadbase's leadership position in its market;

  . the opportunity for expanded research and development of the combined product offering, including potential new product offerings; and

  .  an increase in the size of Kana's market.

   Kana's board reviewed a number of factors in evaluating the merger, including, but not limited to, the following:

  . information concerning Broadbase's business, financial performance and condition, particularly its cash position, operations, technology and management;

  . the timing of the interim financing;

  .  the strength of Broadbase's management team;

  . information concerning the financial condition, results of operations and businesses of Kana and Broadbase before and after giving effect to the merger;

  . current financial market conditions and historical market prices, volatility and trading information with respect to Kana common stock and Broadbase common stock;

  . the consideration Kana will issue in the merger in light of comparable merger transactions;

  . the belief that the terms of the merger agreement and related agreements are reasonable;

  . the impact of the merger on the customers and employees of Kana and the combined company;

  .  Kana's management's view as to the integration of Broadbase;

  . results of the due diligence investigation conducted by Kana's management, accountants, financial advisors and legal counsel;

  .  Kana's intention to account for the merger as a purchase;

  .  the expectation that the merger would be a tax free transaction;

  .  the percentage ownership of the combined company of Kana's stockholders;

  . possible alternative means of achieving the anticipated benefits of the merger, including the possibility of a combination with other companies and possible strategic alliances that would not involve a combination;

  . advice of Kana's outside legal counsel, on the proposed terms of the merger agreement.

  . the restrictions posed by the non-solicitation, stockholder vote and termination provisions of the merger agreement and the effect that these provisions might have on Kana's ability to respond to a superior offer from a third party and directors' ability to discharge their fiduciary duties;

  . the terms of the revolving loan agreement, stock option agreement and the distribution and license agreement and Kana's evaluation of the likelihood that another company would propose an alternative transaction with or without the existence of these terms; and

  . the analyses performed by Goldman Sachs & Co., and its opinion (the full text of which is attached as Appendix VIII to this joint proxy statement/prospectus) to the effect that, as of April 9, 2001, and subject to a number of qualifications, assumptions and limitations set forth in the opinion, the exchange ratio in the merger agreement was fair from a financial point of view to Kana.

   The Kana board also identified and considered a number of potentially negative factors in its deliberations concerning the merger including the following:

  .  the risk that the potential benefits of the merger may not be realized;

  . the risk that the merger may not be consummated, notwithstanding the voting agreements obtained from holders representing beneficial ownership (including shares issuable upon the exercise of options or exercisable within 60 days of April 9, 2001) of approximately 11.7% of Broadbase's common stock and holders of 20.4% of Kana's common stock as of April 9, 2001;

  . the risk of management and employee disruption associated with the merger, including the risk that despite the efforts of the combined company, key technical, sales and management personnel might not remain employed by the combined company;

  . the risk that Broadbase and Kana would not be able to integrate their respective products, technology and organizations;

  . the anticipated impact of the merger on Kana's customers, strategic partners and employees and their expected reaction to the announcement of the merger;

  . the potential effect of the termination fee and the terms of the revolving loan agreement, the distribution and license agreement and the stock option agreement negotiated by Kana in deterring other potential acquirors from proposing an alternative transaction that might be more advantageous to Kana stockholders;

  . the risk that if the merger is not completed, Kana would have borrowed substantial sums from Broadbase, implemented significant reductions in its workforce, incurred other significant costs in contemplation of the merger, granted an option to purchase a substantial amount of its capital stock to a competitor, and granted a worldwide five-year license to all of its intellectual property to Broadbase at a favorable price, and that these actions could weaken it as an independent company if the merger were not completed; and

  . other applicable risks described in this joint proxy statement/prospectus under "Risk Factors."

   In addition, Kana's board of directors considered the interests that its officers and directors may have with respect to the merger in addition to their interests as Kana stockholders.

   Kana's board concluded, however, that some of these risks were unlikely to occur, that others could be mitigated, and on balance, the merger's potential benefits to Kana and its stockholders outweighed the associated risks. The discussion of the information and factors considered by Kana's board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the merger, Kana's board did not find it practicable to, and did not quantify or otherwise assign relative weight to, the specific factors considered in reaching its determination.

   Recommendation of Kana's Board of Directors. For the reasons discussed above, Kana's board of directors has determined the merger agreement and the merger to be advisable and fair to and in the best interests of Kana and its stockholders. Kana's board of directors unanimously recommends that Kana stockholders vote for approval of the issuance of Kana common stock in the merger.

Opinion of Kana's Financial Advisor

   On April 8, 2001, Goldman Sachs delivered its oral opinion to the board of directors of Kana that, as of such date, the exchange ratio was fair from a financial point of view to Kana. Goldman Sachs subsequently confirmed its oral opinion by delivery of its written opinion dated April 9, 2001.

   The full text of the written opinion of Goldman Sachs, dated April 9, 2001, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix VIII. Goldman Sachs provided its opinion for the information and assistance of Kana's board of directors in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of Kana common stock should vote with respect to the merger. Kana urges you to read the opinion in its entirety.

   In connection with its opinion, Goldman Sachs reviewed, among other things:

  .  the merger agreement;

  . the registration statements on Form S-1 of Kana and Broadbase relating to the initial public offering of the Kana common stock and the Broadbase common stock, respectively;

  . annual reports to stockholders and annual reports on Form 10-K of Kana and Broadbase for the two years ended December 31, 2000;

  . certain interim reports to stockholders and quarterly reports on Form 10-Q of Kana and Broadbase;

  . certain other communications from Kana and Broadbase to their respective stockholders; and

  . certain internal financial analyses and forecasts for Kana and Broadbase prepared by their respective managements, including certain cost savings and operating synergies projected by the managements of Kana and Broadbase to result from the merger.

   Goldman Sachs also held discussions with members of the senior management of Kana and Broadbase regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the merger agreement and the past and current business operations, financial condition and future prospects of their respective companies, including the current and projected availability of cash for each of Kana and Broadbase. In addition, Goldman Sachs:

  . reviewed the reported price and trading activity for the Kana common stock and the Broadbase common stock;

  . compared certain financial and stock market information for Kana and Broadbase with similar information for certain other companies the securities of which are publicly traded;

  . reviewed the financial terms of certain recent business combinations in the software industry specifically and in other industries generally; and

  . performed such other studies and analyses as Goldman Sachs considered appropriate.

   Goldman Sachs relied upon the accuracy and completeness of all of the financial, accounting and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. In that regard, Goldman Sachs assumed, with the consent of Kana's board of directors, that the internal financial forecasts prepared by the managements of Kana and Broadbase, including any synergies, were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Kana and Broadbase. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of Kana or Broadbase or any of their respective subsidiaries and was not furnished with any such evaluation or appraisal. The opinion of Goldman Sachs does not address the relative merits of the transaction contemplated by the merger agreement as compared to any alternative business transaction that might be, or might have been, available to Kana.

   The advisory services and opinion of Goldman Sachs were provided for the information and assistance of the board of directors of Kana in connection with its consideration of the merger, and the opinion does not constitute a recommendation as to how any holder of Kana common stock should vote with respect to the merger.

   The following is a summary of the material financial analyses used by Goldman Sachs in connection with providing its oral opinion to Kana's board of directors on April 8, 2001. Goldman Sachs utilized substantially the same type of financial analyses in connection with providing the written opinion attached hereto as Appendix VIII. Some of the summaries of the financial analyses include information presented in tabular format. In order to more fully understand the financial analyses used by Goldman Sachs, the tables must be read together with the full text of each summary. The tables alone are not a complete description of Goldman Sachs' financial analyses.

   (1) Exchange Ratio and Price Premium Analysis. Goldman Sachs calculated (i) the average ratio of the closing price of the Broadbase common stock to the closing price of the Kana common stock for selected time periods ending on April 6, 2001 and (ii) the implied premium being paid in the merger based on the exchange ratio in the merger of 1.05 shares of Kana common stock for each share of Broadbase common stock as compared to such historical average price ratios. Goldman Sachs also calculated (i) the average closing price of the Broadbase common stock for selected time periods ending on April 6, 2001 and
(ii) the implied premium being paid in the merger based on the value of the Kana common stock to be exchanged for each share of Broadbase common stock (based on the exchange ratio in the merger and the closing price of the Kana common stock on April 6, 2001) as compared to such historical average prices of the Broadbase common stock. The results of such analysis are set forth below:


                                            Average Closing Implied Premium Over
       Period       Average Implied Premium      Price        Average Closing
     (ending on      Price   Over Average    of Broadbase    Price of Broadbase
   April 6, 2001)    Ratio  Price Ratio(1)   Common Stock     Common Stock(2)
   --------------   ------- --------------- --------------- --------------------
    April 6, 2001   0.821x       27.8 %          $0.72              27.8 %
   5 Trading Days   1.111x       (5.5)%          $1.11             (16.9)%
   10 Trading Days  1.131x       (7.2)%          $1.62             (43.2)%
   20 Trading Days  1.092x       (3.8)%          $1.92             (52.1)%
   30 Trading Days  1.079x       (2.6)%          $2.36             (61.1)%
   60 Trading Days  0.982x        7.0 %          $3.90             (76.5)%
   90 Trading Days  0.852x       23.2 %          $4.95             (81.5)%

--------
(1) Based on the exchange ratio in the merger of 1.05.

(2) Based on the closing price of the Kana common stock on April 6, 2001 of $0.88 and the exchange ratio in the merger of 1.05.

   (2) Cash Position Analysis. Goldman Sachs analyzed the amount of cash currently held by each of Kana and Broadbase and the pro forma cash to be held by the combined company, and calculated the amount of cash per fully-diluted share outstanding for each of Kana, Broadbase and the combined company. The results of such analysis are set forth below.


                                                                      Combined
                                                Kana     Broadbase    Company
                                                -----    ---------    --------
     Cash (1) (2).............................. $  20        $ 130      $  150
     Fully-Diluted Shares Outstanding (2)......  94.7(3)      83.7(4)    183.3
     Cash Per Fully-Diluted Share.............. $0.21        $1.55      $ 0.82
     Cash Accretion Per Kana Share.............................            288%

--------
(1) As of March 31, 2001. Based on data provided by management of Kana and Broadbase.

(2) In millions.

(3) As of March 31, 2001. Based on data provided by management of Kana.

(4) As of March 1, 2001. Based on data provided by management of Broadbase.

   In addition, for purposes of comparison with the pro forma cash per fully-diluted share of the combined company, Goldman Sachs analyzed the cash per fully-diluted Kana share that would result from a primary offering of Kana common stock. Goldman Sachs performed such analysis using various assumptions with respect to the discount to Kana's April 6, 2001 closing share price at which shares could be issued in such an offering. For each scenario, Goldman Sachs calculated (i) the amount of cash that could be raised in an offering in which Kana's current stockholders retained a 51.7% ownership percentage in Kana subsequent to the offering (51.7% is the estimated fully-diluted ownership percentage of the Kana stockholders in the combined company after the merger) and (ii) the post-offering cash per fully-diluted Kana share. The results of such analysis are set forth below.


       Discount to Kana's         Additional Cash Raised              Post-Offering
         April 6, 2001              While Maintaining                Cash Per Fully-
          Share Price              51.7% Ownership (1)                Diluted Share
       ------------------         ----------------------             ---------------
               0.0 %                      $77.5                           $0.53
             (10.0)%                      $69.8                           $0.49
             (20.0)%                      $62.0                           $0.45
             (30.0)%                      $54.3                           $0.41
             (40.0)%                      $46.5                           $0.36


       Cash Per Fully-Diluted Share Of Combined
        Company in Proposed Transaction...............                    $0.82

--------
(1) In millions.

   As summarized above, the pro forma cash per fully-diluted share of the combined company in the merger significantly exceeds Kana's cash per fully-diluted share on a stand-alone basis and under each of the primary offering scenarios summarized above.

   (3) Selected Companies Analysis. Goldman Sachs reviewed and compared certain financial information, ratios and percentages for Kana and Broadbase with corresponding financial information, ratios and percentages for the following publicly traded companies in the software industry: (i) Art Technology Group, Inc.; (ii) Aspect Communications Corporation; (iii) Blue Martini Software, Inc.; (iv) BroadVision, Inc.; (v) E.piphany, Inc.; (vi) Intershop Communications Aktiengesellschaft; (vii) Interwoven, Inc.; (viii) Onyx Software Corporation; (ix) Pivotal Corporation; (x) Siebel Systems, Inc.; and (xi) Vignette Corporation. Goldman Sachs selected the aforementioned companies for comparison because they are publicly traded companies in the software industry with operations that for purposes of analysis may be considered similar, in varying degrees, to the operations of Kana and Broadbase, respectively.

   The ratios and percentages were calculated using the closing price per share for Kana, Broadbase and each of the selected companies on April 6, 2001, the most recent publicly available information, and in certain cases, estimates provided by Institutional Brokers Estimate System ("IBES") and Wall Street research.

   Goldman Sachs' analysis of the selected companies compared the following to the results for Kana and Broadbase:

  . April 6, 2001 closing share price as a percentage of the 52-week high share price;

  . equity market value as a multiple of estimated calendar year 2001 and 2002 revenue;

  . April 6, 2001 closing share price as a multiple of estimated calendar year 2001 and 2002 earnings per share;

  . estimated five-year compound annual growth rate of earnings per share;
    and

  . the ratio of the April 6, 2001 closing share price to the estimated calendar year 2001 and 2002 earnings per share, as a multiple of the estimated five-year compound annual growth rate of earnings per share.

   The results of such analysis are summarized below.

                                      Selected Companies
                                     -----------------------
                                     Low   High  Median Mean  Kana    Broadbase
                                     ----  ----  ------ ----  ----    ---------
April 6, 2001 Closing Share Price
 as a Percentage of 52-Week High...   2.7% 24.5%   8.0%  8.8%  1.2%      1.8%
Equity Market Value as a Multiple
 of Revenue (1)(2)(3):
    2001...........................   0.3x  5.5x   1.9x  1.8x  0.6x      0.8x
    2002(5)........................   0.3x  3.9x   0.9x  1.2x   NA(8)     NA
April 6, 2001 Closing Share Price
 as a Multiple of Earnings Per
 Share(4)(3):
    2001(6)........................  37.1x 53.6x  45.8x 45.6x   NM(9)     NM
    2002(7)........................  20.4x 56.9x  29.7x 31.4x   NM        NM
5-Yr. Compound Annual Growth Rate
 of Earnings Per Share (3)(4)(10)..  20.0% 53.5%  50.0% 46.5% 57.5%     50.0%
Price-Earnings Ratio as a Multiple
 of 5-Yr. Compound Annual Growth
 Rate of Earnings Per Share(3)(4):
    2001 (11)......................   0.8x  1.1x   1.0x  1.0x   NM        NM
    2002 (12)......................   0.4x  1.1x   0.6x  0.6x   NM        NM

--------
 (1) Equity market capitalization based on fully diluted shares outstanding based on the treasury method.

 (2) Revenue estimates for selected companies based on Wall Street research. Revenue estimates for Kana and Broadbase based on data provided by management of Kana and Broadbase.

 (3) Estimates have been calendarized for companies with non-December fiscal year-ends.

 (4) Earnings per share based on IBES estimates.

 (5) For four of the selected companies, revenue data for 2002 was not available.

 (6) Data was not meaningful (as described in note 9 below) for seven of the selected companies.

 (7) Data was not meaningful (as described in note 9 below) for two of the selected companies.

 (8) "NA" indicates that the requisite data was not available.

 (9) "NM" indicates that data was not meaningful because the company at issue had a net loss for the period presented.

(10) Data was not available for one of the selected companies.

(11) Data was not meaningful (as described in note 9 above) for seven of the selected companies.

(12) Data was not meaningful (as described in note 9 above) for two of the selected companies; data was not available for one of the selected companies.

   (4) Selected Transactions Analysis. For selected recent business combination transactions involving high-technology companies, Goldman Sachs analyzed (i) the implied ownership percentage of the combined company of the stockholders of the acquiror and the target, respectively, (ii) the representation of the acquiror and the target on the board of directors of the combined company and
(iii) the premium paid based on the closing stock prices of the acquiror and the target one day prior to announcement of the transaction and the exchange ratio in such transaction. The selected transactions were nine business combination transactions involving high-technology companies announced since January 1999. The results of such analysis are summarized below.

                                                                    Proposed
                                             High Low     Median Transaction (1)
                                             ---- ---     ------ ---------------
Acquiror Implied Ownership Percentage.......  83% 50%        61%     52.3%(2)
                                                                     51.7%(3)
Acquiror Board Representation (4) ..........  89% 31%(5)     67%       40%(6)
One-Day Premium (7).........................  68%  2%      28.5%     27.8%(8)

--------
(1) Kana is considered the acquiror in the proposed transaction for purposes of this analysis.

(2) Basic.

(3) Fully-diluted.

(4) Board representation information was not available for one of the selected transactions.

(5) In one of the selected transactions, four board members were designated by each of acquiror and target (31% each); three additional board members were selected by acquiror and target jointly; and two additional board members were selected by a stockholder of target.

(6) Two board members will be designated by each of Kana and Broadbase, and one board member will be designated jointly.

(7) One-day premium is not applicable for one of the selected transactions because the target was a private company prior to the transaction.

(8) Based on closing prices of the Kana common stock and the Broadbase common stock on April 6, 2001.

   In addition, for each of the selected transactions, Goldman Sachs analyzed the selection of the chairman of the board, chief executive officer and name of the combined company. Such analysis indicated that (i) the chairman was designated by the acquiror in seven of the selected transactions and by the target in one of the selected transactions (in one of the selected transactions, the chairman was designated jointly), (ii) the chief executive officer was designated by the acquiror in six of the selected transactions and by the target in two of the selected transactions (in one of the selected transactions, the chief executive officer was an outsider) and (iii) the combined company retained the name of the acquiror in six of the selected transactions (the combined company adopted the name of the target, a new name, and a combination of the names of the acquiror and target, respectively, in the other selected transactions).

   (5) Contribution Analysis. Goldman Sachs reviewed certain historical and estimated future operating and financial information for Kana, Broadbase and the pro forma combined company, and calculated the respective contributions each of Kana and Broadbase would have made to the combined company based on such operating and financial information for purposes of comparison with the relative equity interests of the stockholders of Kana and Broadbase in the combined company after the merger. Goldman Sachs performed such analysis with respect to revenues and gross profit for 2000 and 2001 and current cash balance. The analysis did not take into account any synergies that may result from the merger. The results of such analysis are set forth below.

                                                         Kana      Broadbase
                                                     Contribution Contribution
                                                     to Combined  to Combined
                                                       Company      Company
                                                     ------------ ------------
Revenues(1)
  2000 (actual)(2)..................................    73.3%        26.7%
  1st Quarter 2001 (estimated)......................    66.0%        34.0%
  2nd Quarter 2001 (estimated)......................    63.7%        36.3%
  3rd Quarter 2001 (estimated)......................    61.5%        38.5%
  4th Quarter 2001 (estimated)......................    63.6%        36.4%
  2001 (estimated)..................................    63.5%        36.5%
Gross Profit(1)
  2000 (actual)(2)..................................    71.2%        28.8%
  2001 (estimated)..................................    62.8%        37.2%
Cash Balance (Current)(1)...........................    13.3%        86.7%
Pro Forma Ownership of Combined Company in Proposed
Transaction                                              Kana      Broadbase
---------------------------------------------------  ------------ ------------
  Basic ............................................    52.3%        47.7%
  Fully-Diluted.....................................    51.7%        48.3%

--------
(1) Based on data and estimates provided by management of Kana and Broadbase.

(2) 2000 revenues and gross profit for Kana are pro forma for the Silknet acquisition. 2000 revenues and gross profit for Broadbase exclude Servicesoft.

   (6) Historical Stock Price Performance Analysis. Goldman Sachs reviewed the indexed historical trading prices for the Kana common stock and the Broadbase common stock for the period from September 21, 1999 (the date of the initial public offering of shares of common stock of each of Kana and Broadbase) to April 6, 2001. In addition, Goldman Sachs compared the price changes in the Kana common stock and the Broadbase common stock during such period to the changes in (i) an index of 51 software companies (the Goldman Sachs Software Index) and (ii) the Nasdaq 500 index.

   The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Kana or Broadbase or the contemplated transaction.

   The analyses were prepared solely for purposes of Goldman Sachs' providing its opinion to the Kana board of directors as to the fairness from a financial point of view to Kana of the exchange ratio in the merger. These analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Kana, Broadbase, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

   As described above, Goldman Sachs' opinion to the board of directors of Kana was one of many factors taken into consideration by the Kana board of directors in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs.

   Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Goldman Sachs is familiar with Kana, having provided certain investment banking and financial advisory services to Kana from time to time, including having acted as lead managing underwriter of Kana's initial public offering of 3,300,000 shares of Kana common stock in September 1999, as financial advisor to Kana in connection with its acquisition of Silknet Software, Inc. in April 2000, as agent for Kana on its private placement of 2,500,000 shares of Kana common stock in June 2000 and as Kana's financial advisor in connection with, and having participated in certain of the negotiations leading to, the merger agreement. Goldman Sachs has also provided certain investment banking services to Broadbase from time to time, including having acted as lead managing underwriter of its public offering of 3,450,000 shares of Broadbase common stock in February 2000. Kana selected Goldman Sachs as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the merger.

   Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of Kana or Broadbase for its own account and for the accounts of customers.

   Pursuant to a letter agreement dated March 7, 2001, Kana engaged Goldman Sachs to act as its financial advisor in connection with a possible merger or consolidation between Kana and a third party or a possible sale of all or a portion of Kana to a third party. Pursuant to the terms of the letter agreement, Kana has agreed to pay Goldman Sachs a customary fee upon consummation of the merger. Kana also has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorneys' fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

Broadbase's Reasons for the Merger and Recommendation of Broadbase's Board of Directors

   Broadbase's Reasons for the Merger. At the meeting of Broadbase's board of directors on April 8, 2001, the board voted unanimously to enter into the merger agreement. The board of directors of Broadbase unanimously concluded that the merger agreement and merger are advisable, fair to, and in the best interests of, Broadbase and its stockholders, and recommended that the stockholders of Broadbase vote to approve and adopt the merger agreement and approve the merger. This decision was based upon several potential benefits of the merger that, when taken as a whole, Broadbase's board believes will contribute to the success of the combined company compared to Broadbase continuing to operate as an independent business. These potential benefits include:

  . the complementary nature of the technologies, products and services of Broadbase and Kana and the opportunity to provide an integrated product that addresses a much wider range of customer requirements for contact center, communications, knowledge management, marketing and analytics applications than either company could provide alone, increasing the value that can be provided to customers;

  . the large customer base of the combined company and the potential for significant cross-selling and up-selling opportunities;

  . the potential for the merger to enhance the ability of each company to achieve profitability sooner than if it had remained independent, as a result of a stronger product offering, sales and distribution synergies and cross-selling opportunities, the opportunity to leverage the recurring maintenance revenues of the combined company and the opportunity to reduce overhead and other costs;

  . the opportunity to enhance relationships with systems integrators, technology partners and other strategic partners and to attract new partners;

  . the opportunity to increase the competitive position of the combined company by offering a broad, integrated product suite to a large customer base and by combining the technology, sales and management resources of Kana and Broadbase;

   In its evaluation of the merger, the board of Broadbase reviewed several factors, including:

  . historical information and the views of Broadbase's management and financial advisers concerning the strengths and weaknesses of Broadbase and Kana and the key attributes and opportunities of the combined company in terms of, among other things, products, sales, customers, management, and financial and competitive position;

  . Broadbase's management's view of the financial condition, results of operations and businesses of Broadbase and Kana before and after giving effect to the merger, including the anticipated impact of the merger and the companies' anticipated headcount reductions;

  . the percentage ownership of the combined company of Broadbase's stockholders;

  . the substantial charges and costs to be incurred in connection with the merger, including costs of integrating the businesses and transaction expenses arising from the merger;

  . the prospects of Broadbase, independent of Kana, including risks and potential rewards associated with remaining independent in the face of industry-wide consolidation;

  . the nature of the e-Business software industry in which Broadbase operates and the belief of Broadbase's board of directors that greater size and resources are increasingly required for companies to successfully compete in this industry;

  . possible alternative means of achieving the anticipated benefits of the merger, including the possibility of a combination with other companies and possible strategic alliances that would not involve a combination, and internal development of new products and services, as well as the feasibility of these alternatives, their potential timing and resource requirements;

  . current financial market conditions and historical market prices, volatility and trading information with respect to Broadbase's common stock;

  . the opinion of Morgan Stanley dated April 8, 2001 that, subject to and based on the considerations described in its opinion, the exchange ratio set forth in the merger agreement was fair from a financial point of view to holders of Broadbase common stock, and the related financial analysis; and

  . reports from Broadbase's management and advisors as to the results of their due diligence investigations of Kana.

   Broadbase's board of directors also identified and considered a number of potentially negative factors in its deliberations concerning the merger, including the following:

  . the risk that the potential benefits of the merger, including expected synergies and cost savings, may not be realized;

  . the need to achieve significant cost reductions in order for the combined company to realize the potential benefits of the merger and to become profitable;

  . the reduction of Broadbase's cash balances as a result of loans to Kana under the revolving loan agreement;

  . the uncertain current and prospective market environment for Broadbase's and Kana's products and services;

  . the risk that Broadbase and Kana would not be able to integrate their respective products, technology and organizations;

  . the risk that if the merger is not completed, Broadbase would have made loans to Kana, and would have incurred other significant costs and taken other actions in contemplation of the merger, and that these actions could weaken it as an independent company if the merger were not completed;

  . risks related to Kana's existing relationships with its distribution partners and difficulties experienced by Kana in collecting payments from certain customers;

  . the risk that the merger could adversely affect Broadbase's or Kana's relationships with current and potential customers, distribution partners and other strategic partners;

  . the potential effect of the distribution and license agreement, the non-solicitation covenants, the termination fee and the stock option agreement negotiated by Kana in deterring other potential acquirors from proposing an alternative transaction that might be more advantageous to Broadbase stockholders; and

  . the other applicable risks described in this joint proxy statement/prospectus under the heading "Risk Factors."

   In addition, Broadbase's board of directors considered the interests that its officers and directors may have with respect to the merger in addition to their interests as Broadbase stockholders. See "Interests of Broadbase's Management and Kana's Management in the Merger and Potential Conflicts of Interest" on page 79 for a more complete discussion of these interests.

   Broadbase's board of directors concluded that, on balance, the potential benefits to Broadbase and its stockholders of the merger outweighed the risks associated with the merger. The discussion of the information and factors considered by Broadbase's board of directors is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the merger, Broadbase's board of directors did not find it practicable to, and did not quantify or otherwise assign relative weight to, the specific factors considered in reaching its determination.

   Recommendation of Broadbase's Board of Directors. After careful consideration, Broadbase's board of directors has unanimously determined that the terms of the merger are advisable, fair to, and in the best interests of, Broadbase and its stockholders and recommends to its stockholders that they vote in favor of the proposal to approve and adopt the merger agreement and approve the merger.

Opinion of Broadbase's Financial Advisor

   Under an engagement letter dated April 5, 2001, Broadbase retained Morgan Stanley to provide it with financial advisory services and a financial fairness opinion in connection with the merger. Broadbase's board of directors selected Morgan Stanley to act as its financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of Broadbase. At the meeting of the Broadbase board of directors on April 8, 2001, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of April 8, 2001, based upon and subject to the various considerations set forth in the opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to holders of shares of Broadbase common stock.

   The full text of the written opinion of Morgan Stanley, dated as of April 8, 2001, is attached as Appendix IX to this document. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. Broadbase urges you to read the entire opinion carefully.

Morgan Stanley's opinion is directed to Broadbase's board of directors and addresses only the fairness from a financial point of view of the exchange ratio pursuant to the merger agreement to holders of shares of Broadbase common stock as of the date of the opinion. It does not address any other aspects of the merger and does not constitute a recommendation to any holder of Broadbase common stock as to how to vote at the Broadbase special meeting to be held in connection with the merger. The summary of the opinion of Morgan Stanley set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion.

   In connection with rendering its opinion, Morgan Stanley, among other things:

  . reviewed certain publicly available financial statements and other information of Broadbase and Kana;

  . reviewed certain internal financial statements and other financial and operating data concerning Broadbase and Kana, prepared by the managements of Broadbase and Kana, respectively;

  . reviewed certain financial projections prepared by the managements of Broadbase and Kana;

  . reviewed certain projections of the financial benefits including cost savings and costs anticipated prior to and resulting from the merger prepared by the management of Broadbase and Kana;

  . reviewed the pro forma impact of the merger on certain financial and operating metrics, including the impact on cash balances, for the combined company;

  . discussed the past and current operations and financial condition and the prospects of Broadbase and Kana, including financial projections prepared by the managements of Broadbase and Kana and information relating to certain strategic, financial and operational benefits anticipated from the merger, with senior executives of Broadbase and Kana, respectively;


  . reviewed the reported prices and trading activity for Broadbase common stock and Kana common stock;

  . compared the financial performance of Broadbase and Kana and the prices and trading activity of Broadbase common stock and Kana common stock with that of certain other publicly-traded companies comparable to Broadbase and Kana, respectively, and their securities;

  . reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions;

  . reviewed and discussed with the senior managements of Broadbase and Kana their strategic rationales for the merger;

  . participated in discussions and negotiations among representatives of Broadbase, Kana and their financial and legal advisors;

  . reviewed the draft merger agreement and certain related documents; and

  . performed such other analyses and considered such other factors as Morgan
    Stanley deemed appropriate.

   Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the financial projections, including certain projections and information relating to the strategic, financial and operational costs and benefits anticipated prior to and resulting from the merger, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgements of the future financial performance of Broadbase and Kana, respectively. In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement and will be treated as a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code.

   Morgan Stanley relied upon the assessment by the management of Broadbase and Kana of their ability to retain key employees of Broadbase and Kana, respectively. Morgan Stanley also relied upon, without independent verification, the assessment by the management of Broadbase and Kana of: (i) the strategic, financial and other costs and benefits expected to result from the merger; (ii) the timing and risks associated with the integration of Broadbase and Kana; and
(iii) the validity of, and risks associated with, Broadbase's and Kana's existing and future technologies, services or business models. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities or technology of Broadbase and Kana, nor was Morgan Stanley furnished with any such appraisals. Morgan Stanley's opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, April 8, 2001.

   In arriving at its opinion, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to an acquisition, business combination or other extraordinary transaction involving Broadbase. Morgan Stanley was not asked to consider, and its opinion does not address, the relative merits of the merger as compared to any alternative strategies or transactions that might exist for Broadbase or the effect of such strategies or transactions.

   The following is a brief summary of the material analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter dated April 8, 2001. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

   On April 8, 2001, Broadbase and Kana entered into a merger agreement whereby each holder of Broadbase common stock would receive 1.05 shares of Kana common stock. As a result, Broadbase's shareholders would own approximately 48% of the combined company on a pro forma basis.

   Exchange Ratio Premium Analysis. Morgan Stanley reviewed the ratios of the closing prices of Broadbase common stock divided by the corresponding closing prices of Kana common stock over various periods ending April 6, 2001. The resulting ratios are referred to as average exchange ratios. Morgan Stanley examined the premiums represented by the exchange ratio of 1.05x set forth in the merger agreement, referred to as the transaction exchange ratio, over the averages of these average exchange ratios, and found them to be as follows:

                                                            Transaction Exchange
                                                                Ratio (1.05x)
                                                Average      Premium to Average
   Ending April 6, 2001                      Exchange Ratio    Exchange Ratio
   --------------------                      -------------- --------------------
   April 6, 2001............................     0.821x              28 %
   Last 30 days.............................     1.079x              (3)%
   Last 60 days.............................     0.982x               7 %
   Last 90 days.............................     0.852x              23 %
   Last twelve months.......................     0.649x              62 %

Morgan Stanley noted that the transaction exchange ratio was higher than the exchange ratio as of April 6, 2001 and the average exchange ratio for the periods ranging from 60 days through 12 months prior to the transaction. Further, Morgan Stanley noted that the transaction exchange ratio was close to the high-end of this trading range.

   Relative Contribution Analysis. Morgan Stanley compared Broadbase's and Kana's stockholders' respective pro forma percentage ownership of the combined company after the merger to Broadbase's and Kana's percentage contribution of revenues and gross profit to the combined company based on 2000 actual results and 2001 management estimates of Broadbase and Kana, respectively.

                                                                 % Contribution
                                                                       by
                                                                 --------------
   Financial Statistic                                           Broadbase Kana
   -------------------                                           --------- ----
   Revenue
   Calendar Year 2000 Actual....................................   34.8%   65.2%
   Calendar Year 2001 Estimated.................................   36.8    63.2

   Gross Profit
   Calendar Year 2000 Actual....................................   36.5    63.5
   Calendar Year 2001 Estimated.................................   39.9    60.1

   Morgan Stanley noted that based on the exchange ratio of 1.05x set forth in the merger agreement, holders of shares of Broadbase common stock would own approximately 48% of the combined company on a pro forma basis. Morgan Stanley also noted that the 48% pro forma ownership position of holders of shares of Broadbase common stock was higher than the percentage contribution to the combined company by Broadbase of revenues and gross profits for the periods under consideration. However, Morgan Stanley also noted that Kana's percentage contribution to the net loss of the pro forma company was greater than that of Broadbase.

   Analysis of Stock Price Premiums Paid in Comparable Transactions. Morgan Stanley compared publicly available statistics for comparable mergers of equals transactions of 14 public transactions between January 1997 to April 8, 2001, where the target company's ownership of the newly formed entity exceeded 40%. Morgan Stanley reviewed the premiums to the preceding 1-day, 30-day and 90-day average exchange ratios prior to announcement for each of these transactions.

   Based on these analyses, Morgan Stanley applied the following comparable transactions' exchange ratio premiums to the historical relative trading performance of Broadbase common stock to Kana common stock:

                                                     Comparable       Implied
                                                   Transactions'     Value Per
   Trading Performance Statistic                 Premium/(Discount)    Share
   -----------------------------                 ------------------ -----------
   Broadbase
   Premium to Price on April 6, 2001............      (1)%- 8%      $0.71-$0.78
   Premium to 30-day Average Exchange Ratio.....      (1)%- 5%      $0.93-$0.99
   Premium to 90-day Average Exchange Ratio.....       0 %-10%      $0.75-$0.82

   Based on the exchange ratios paid in comparable transactions analysis, Morgan Stanley estimated a range of $0.70-$1.00 per share of Broadbase and noted that the implied transaction value per share (based on the exchange ratio of 1.05x set forth in the merger agreement) of $0.92 per share was close to the high end of implied value per share range for comparable transactions.

   No company or transaction utilized in the analysis of stock price premiums paid in comparable transactions is identical to Broadbase or Kana or the merger. In evaluating the precedent acquisition transactions, Morgan Stanley made judgments and assumptions with regard to general business, market and financial conditions and other matters, which are beyond the control of Broadbase and Kana, such as the impact of competition on the business of Broadbase, Kana, or the industry generally, industry growth and the absence of any adverse material change in financial condition of Broadbase, Kana or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared.

   Comparable Companies Analysis. Morgan Stanley compared certain financial information of Broadbase and Kana with publicly available information for companies that were comparable to Broadbase and Kana. The companies analyzed by Morgan Stanley included E.piphany Inc., eGain Communications Corp., and Primus Knowledge Solutions Inc., (the "eCRM Companies"), Critical Path Inc., Navisite Inc., Lante Corp., Calico Commerce Inc., and Concur Technologies Inc. (the "Distressed Companies"), Vignette Corp., Broadvision Inc., Art Technology Group Inc., and Blue Martini Software (the "E-Commerce CRM Companies") and Oracle Corp., SAP AG, Siebel Systems Inc., BEA Systems Inc., and i2 Technologies Inc., (the "Large Cap CRM Companies"), together referred to as the comparable companies.

   For purposes of this analysis, Morgan Stanley analyzed the following statistics:

  . the ratio of aggregate value, defined as market capitalization plus total debt less cash and cash equivalents to estimated calendar year 2002 revenues (based on management estimates)

  . the ratio of market capitalization to cash and cash equivalents (based on the latest public information)

   The following table presents, as of April 6, 2001, the statistics of the comparable companies Morgan Stanley analyzed.

                                               Aggregate Value to     Market
                                               Calendar Year 2002 Capitalization
   Company                                     Estimated Revenues    to Cash
   -------                                     ------------------ --------------
   Broadbase..................................        N.M.              0.5
   Kana.......................................         0.4              4.0

   ECRM
   E.piphany..................................         0.6              1.4
   EGain Communications.......................        N.M.              0.9
   Primus Knowledge Solutions.................         0.1              1.2

   Distressed Companies
   Critical Path..............................         0.3              0.4
   Navisite...................................         0.4              0.9
   Lante......................................        N.M.              0.6
   Calico Commerce............................        N.M.              0.3
   Concur Technologies........................        N.M.              0.2

   E-Commerce CRM
   Vignette...................................         0.9              2.2
   BroadVision................................         1.9              3.6
   Art Technology.............................         1.0              2.6
   Blue Martini Software......................         0.2              1.3

   Large Cap CRM
   Oracle.....................................         5.3             14.9
   SAP........................................         4.6             30.6
   Siebel Systems.............................         4.2             12.9
   BEA Systems................................        11.9             12.8
   I2 Technologies............................         3.6              8.7

   In conducting its analysis, Morgan Stanley applied the selected financial multiples of the comparable companies to the management estimates of various financial statistics of Broadbase and Kana. Morgan Stanley then estimated the implied value per share of Broadbase and Kana as of April 6, 2001. Morgan Stanley estimated the following:

                                                                       Implied
                                                       Calendar Year  Value Per
   Financial Statistic                                   Multiple       Share
   -------------------                                 ------------- -----------
   Broadbase
   Cash...............................................   0.3x-1.4x   $0.48-$2.16
   Calendar Year 2002E Revenue........................   0.5x-1.0x   $2.14-$2.74

   Kana
   Cash...............................................   0.3x-1.4x   $0.07-$0.30
   Calendar Year 2002E Revenue........................   0.5x-1.0x   $1.15-$2.10

   Based on the comparable companies analysis, Morgan Stanley estimated a range of prices per share of $0.50-$2.00 for Broadbase and a range of prices per share of $0.50-$2.00 for Kana. Morgan Stanley noted that the value of each Kana share was on the low end of the range for the comparable companies that were comparable to Kana.

   No company utilized in the comparable companies analysis is identical to Broadbase or Kana. In evaluating the comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Broadbase and Kana, such as the impact of competition on the businesses of Broadbase and Kana and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Broadbase and Kana or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using peer group data.

   Discounted Equity Value Analysis. Morgan Stanley performed discounted future equity value analyses to estimate the present value per share of Broadbase and Kana. The projections of financial performance were based on management estimates.

                                               Calendar              Implied
                                                 Year     Discount  Value Per
   Financial Statistic                         Multiple     Rate      Share
   -------------------                        ----------- -------- ------------
   Broadbase
   Calendar Year 2003E Revenue............... 20.0x-40.0x   25.0%  $0.70-$ 6.96
   Kana
   Calendar Year 2003E Revenue............... 20.0x-40.0x   25.0%  $1.06-$10.61

   Morgan Stanley also performed a pro forma discounted future equity value analysis to estimate the present value per share of Kana stock for each Broadbase share after the merger, based on management estimates.

                                                          Pro Forma
                                                           Implied
                                     Calendar             Value Per  Premium to
                                       Year     Discount  Broadbase  Broadbase
   Financial Statistic               Multiple     Rate      Share    Standalone
   -------------------              ----------- -------- ----------- ----------
   Pro Forma
   Calendar Year 2003E Revenue..... 20.0x-40.0x   25.0%  $1.49-$8.93  28%-114%

   Morgan Stanley noted that the pro forma implied value per Broadbase share was higher than the implied value per share of Broadbase, with the premium ranging from 28% to 114%. Further, Morgan Stanley also noted that the low end of the pro forma implied value per Broadbase share was higher than Broadbase's market price on April 6, 2001 ($0.72 per share).

   In connection with the review of the merger by Broadbase's board of directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Broadbase or Kana. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Many of these assumptions are beyond the control of Broadbase or Kana. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

   Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness of the exchange ratio pursuant to the merger agreement from a financial point of view to holders of shares of Broadbase common stock and in connection with the delivery of its opinion to Broadbase's board of directors. These analyses do not purport to be appraisals or to reflect the prices at which shares of common stock of Broadbase or Kana might actually trade.

   The exchange ratio pursuant to the merger agreement was determined through arm's length negotiations between Broadbase and Kana and was approved by Broadbase's board of directors. Morgan Stanley provided advice to Broadbase during these negotiations. Morgan Stanley did not however, recommend any specific exchange ratio to Broadbase or that any specific exchange ratio constituted the only appropriate exchange ratio for the merger.

   In addition, Morgan Stanley's opinion and its presentation to Broadbase's board of directors was one of many factors taken into consideration by Broadbase's board of directors in deciding to approve the merger. Consequently, the analyses as described above should not be viewed as determinative of the opinion of Broadbase's board of directors with respect to the exchange ratio or of whether Broadbase's board of directors would have been willing to agree to a different exchange ratio.

   Broadbase's board of directors retained Morgan Stanley based upon Morgan Stanley's qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. In the past, Morgan Stanley has provided financial advisory services for Broadbase and has received fees for rendering these services. In the ordinary course of business, Morgan Stanley or its affiliates may from time to time trade in the securities or indebtedness of Broadbase or Kana for its own account, the accounts of investment funds and other clients under the management of Morgan Stanley and for the account of customers and, accordingly, may hold long or short positions in these securities or indebtedness.

   Under the engagement letter, Morgan Stanley provided financial advisory services in connection with the merger, and Broadbase agreed to pay Morgan Stanley a fee for providing financial advisory services in connection with the merger. Broadbase has also agreed to reimburse Morgan Stanley for its expenses incurred in performing its services. In addition, Broadbase has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement.

Interests of Broadbase's Management and Kana's Management in the Merger and Potential Conflicts of Interest

   It is anticipated that the directors and officers of Broadbase and their affiliates will beneficially own approximately 5.7% of the outstanding shares of Kana common stock after the merger. Under the rules of the Securities and Exchange Commission, the following are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by a person or entity:

  . shares of common stock issuable upon the exercise of options which may be exercised within 60 days after May 23, 2001, or currently exercisable options; and

  . shares of common stock issuable upon the exercise of warrants which may be exercised within 60 days after May 23, 2001, or currently exercisable warrants.

   However, these shares are not deemed to be beneficially owned or outstanding for purposes of computing the percentage beneficially owned by any other person or entity.

   Robert Davoli and Kevin Harvey, each non-employee members of Broadbase's board of directors, hold options to purchase 20,000 and 40,000 shares of Broadbase common stock, respectively. These options are fully vested and immediately exercisable. In addition, Mr. Davoli owns 36,010 shares of Broadbase common stock issued pursuant to a restricted stock purchase agreement under which Broadbase may repurchase any shares that have not vested. According to the terms of Mr. Davoli's restricted stock purchase agreement, Broadbase's right of repurchase will lapse as to all of Mr. Davoli's shares upon the closing of the merger.

   One employee member of Broadbase's board of directors, Massood Zarrabian, is entitled to certain benefits if he is terminated without cause or constructively terminated prior to December 19, 2002. Currently, he holds an option to purchase 619,372 shares of Broadbase common stock that will become fully exercisable as to all of the remaining, unvested portion upon the occurrence of either such event. Mr. Zarrabian also holds options to purchase an additional 259,272 shares of Broadbase common stock that will become fully exercisable as to 50% of the remaining, unvested portion upon the occurrence of either such event. Finally, upon the occurrence of either such event, Mr. Zarrabian is also entitled to one year of salary, plus bonuses, payable in a lump sum. The merger of Kana and Broadbase is not expected to constitute a constructive termination with respect to Mr. Zarrabian.

   In addition, certain executive officers of Broadbase, including Chuck Bay, Thomas Doyle, Brian Kelly, David Milam, and Eric Willgohs, have employment agreements under which they will be entitled to 50% accelerated vesting as to their outstanding, unvested options, including the Broadbase options assumed by Kana in the merger, in the event that, following the merger, they are not offered employment by the combined company in a comparable position and at a comparable salary.

   On April 26, 2001, James Wood, Kana's chief executive officer, who is expected to be chairman of the combined company's board of directors following the merger, and Nigel Donovan, Kana's chief operating officer, who is expected to become a vice president of the combined company following the merger, received options to purchase Kana common stock. Mr. Wood received an option to purchase 400,000 shares of Kana common stock that will vest in equal monthly increments from the grant date over the next 48 months of his continued service to Kana, and Mr. Donovan received an option to purchase 500,000 shares of Kana common stock that will vest in equal monthly increments from the grant date over the next 24 months of his continued service to Kana. Both options have an exercise price of $1.24 per share.

   For certain employees of Broadbase the acceleration of the vesting of options upon the closing of the merger or the subsequent termination of employment may, together with any severance payment, result in "excess parachute payments" as defined in Section 280G of the Internal Revenue Code. Excess parachute payments are not deductible in accordance with Section 280G. As a result, Kana will not be entitled to a tax deduction for the amount determined to be excess parachute payments.

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   Kana and Broadbase have agreed that upon completion of the merger, Chuck Bay and Massood Zarrabian, each of whom are currently Broadbase directors, will be appointed to the board of directors of the combined company. In addition, Kana's board of directors has nominated Kevin Harvey for election to a three year term on the board of directors of the combined company beginning in 2001.

   Kana and Broadbase have agreed that following the merger, Chuck Bay, president and chief executive officer of Broadbase, will become the president and chief executive officer of the combined company.

   Kana has agreed to indemnify present and former officers and directors of Broadbase against costs or expenses, judgments, fines, losses, claims, damages or liabilities arising out of or pertaining to matters relating to their service as such an officer or director, including the transactions contemplated by the merger agreement, to the fullest extent that Broadbase would have been permitted. The merger agreement provides that all rights to indemnification for present and former officers and directors of Broadbase survive the merger for at least six years. Kana has also agreed to maintain insurance for Broadbase's directors and officers equivalent to Broadbase's current directors' and officers' liability insurance for at least six years after the merger, subject to limitations.

   David Beirne, one of Kana's directors, and Kevin Harvey, one of Broadbase's directors, are both managing members of Benchmark Capital Management Co., LLC, which is the general partner of several Benchmark funds that collectively hold a significant number of shares of common stock of both companies. Entities affiliated with Benchmark Capital Management Co., LLC beneficially owned 6,927,511 shares of Kana common stock, or 8.3% of its common stock as of February 28, 2001. Entities affiliated with Benchmark Capital Management Co., LLC beneficially owned 4,091,832 shares of Broadbase common stock, or approximately 5.0% of its common stock as of March 1, 2001.

   As a result of the foregoing, the directors and officers of Broadbase may be more likely to approve the merger than Broadbase stockholders generally.

The Merger

   Arrow Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Kana, will merge with and into Broadbase following:

  . the approval and adoption of the merger agreement and the approval of the merger by the Broadbase stockholders;

  . the approval of the issuance of Kana common stock in the merger and approval of the Kana name change by the Kana stockholders;

  . the election or appointment of Chuck Bay, Kevin Harvey and Massood
    Zarrabian to the board of directors of the combined company; and

  . the satisfaction or waiver of the other conditions to the merger. See the "The Merger Agreement--Conditions to Closing the Merger."

   Broadbase will be the surviving corporation and will become a wholly-owned subsidiary of Kana upon completion of the merger.

Closing of the Merger

   The merger will become effective when Kana and Broadbase file a certificate of merger with the Secretary of State of the State of Delaware. Kana and Broadbase are working toward completing the merger as soon as possible after the stockholder meetings. Because the merger is subject to a number of conditions, however, we cannot predict the exact timing.

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Conversion of Broadbase Shares in the Merger

   At the effective time of the merger, each outstanding share of Broadbase common stock will automatically be converted into the right to receive 1.05 shares of Kana common stock. The number of shares of Kana common stock issuable in the merger will be proportionately adjusted as appropriate for any stock split, stock dividend or similar event with respect to Broadbase common stock or Kana common stock effected between the date of the merger agreement and the completion of the merger.

Broadbase Stock Options and Warrants

   Immediately prior to the effective time of the merger, each option to purchase shares of Broadbase common stock under the Broadbase 1999 Equity Plan, the Broadbase 2000 Stock Incentive Plan, the Broadbase 1996 Equity Incentive Plan and the Broadbase 1999 Employee Stock Purchase Plan together with all other options to purchase Broadbase common stock and warrants outstanding as of the effective time will be assumed by Kana, regardless of whether the options and warrants are then exercisable, and will be converted into options and warrants, as the case may be, to purchase Kana common stock. Each assumed Broadbase stock option and warrant will have the same terms and conditions as the option or warrant immediately prior to the effective time, and will constitute an option or warrant to acquire that number of shares of Kana common stock equal to the number of shares of Broadbase common stock purchasable under such option or warrant multiplied by 1.05 (rounded down to the nearest whole number), at a price per share equal to the aggregate exercise price for the shares of Broadbase common stock purchasable under such Broadbase stock option or warrant immediately prior to the effective time divided by the number of full shares of Kana common stock deemed purchasable under such Broadbase stock option or warrant in accordance with this description (rounded up to the nearest whole cent).

   The parties intend for the Broadbase stock options assumed by Kana to qualify as incentive stock options to the extent the stock options qualified as incentive stock options prior to the effective time of the merger.

The Exchange Agent

   As of the effective time of the merger, Kana is required to deposit with a bank or trust company certificates representing the shares of Kana common stock to be exchanged for shares of Broadbase common stock and cash to pay for fractional shares and any dividends or distributions that holders of Broadbase common stock may be entitled to receive under the merger agreement.

Exchange of Broadbase Stock Certificates for Kana Stock Certificates

   Promptly after the effective time, the exchange agent will mail to Broadbase stockholders a letter of transmittal and instructions for surrendering their Broadbase stock certificates in exchange for Kana stock certificates. Broadbase stockholders should not submit their stock certificates for exchange until they have received the letter of transmittal and instructions.

Transfer of Ownership; Distributions with Respect to Unexchanged Shares

   Kana will issue a Kana stock certificate in the name registered for the surrendered Broadbase stock certificate. Kana will issue a stock certificate in a name other than this only if the exchange agent is provided with documents that:

  . show and effect the unrecorded transfer of ownership; and

  . show that any applicable stock transfer taxes have been paid.

   Broadbase stockholders are not entitled to receive any dividends or other distributions on Kana common stock with a record date after the merger is completed until they have surrendered their Broadbase stock certificates in exchange for Kana stock certificates.

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Material Federal Income Tax Considerations

   Federal Income Tax Consequences to Broadbase Stockholders. The following discussion summarizes the material United States federal income tax consequences of the merger. This discussion is based on the Internal Revenue Code, the related Treasury regulations promulgated thereunder, existing administrative interpretations and court decisions, all of which are subject to change, possibly with retroactive effect. This discussion assumes that Broadbase stockholders hold their shares of Broadbase stock as capital assets within the meaning of section 1221 of the Internal Revenue Code. This discussion does not address all aspects of United States federal income taxation that may be important to you in light of your particular circumstances or if you are subject to special rules. These special rules include rules relating to:

  . stockholders who are not citizens or residents of the United States;

  . financial institutions;

  . tax-exempt organizations;

  . insurance companies;

  . dealers in securities;

  . stockholders who acquired their shares of Broadbase common stock through the exercise of options or similar derivative securities or otherwise as compensation; or

  . stockholders who hold their shares of Broadbase common stock as part of a straddle, conversion or other integrated transaction.

   The obligations of Kana and Broadbase to complete the merger are conditioned on the delivery of an opinion to Kana from Brobeck, Phleger & Harrison LLP, and to Broadbase from Fenwick & West LLP, to the effect that the merger will qualify as a reorganization within the meaning of section 368(a) of the Internal Revenue Code and that each of Kana and Broadbase will be a party to the reorganization within the meaning of section 368(a) of the Internal Revenue Code.

   Kana and Broadbase believe, based on the advice of their respective counsel, that the merger will have the United States federal income tax consequences discussed below. The opinions of counsel referred to above will assume the absence of changes in existing facts and will rely on assumptions, representations and covenants including those contained in certificates executed by officers of Kana and Broadbase. The opinions referred to above neither bind the IRS nor preclude the IRS from adopting a position contrary to that expressed in the opinions, and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court if the positions were litigated. Neither company intends to obtain a ruling from the IRS with respect to the tax consequences of the merger.

   Assuming the merger does qualify as a reorganization, the merger will have the following federal income tax consequences to the Broadbase stockholders, subject to the limitations and qualifications referred to herein:

  . You will not recognize gain or loss on the exchange of your Broadbase shares for shares of Kana common stock in the merger, except as discussed below with respect to cash received in lieu of fractional shares of Kana common stock.

  . If you receive cash in lieu of a fractional share of Kana common stock, you will be treated as if you actually received such fractional share, and such share was subsequently redeemed by Kana. You will recognize gain or loss with respect to the cash you receive in lieu of a fractional share measured by the difference between the amount of cash you receive and your tax basis in the fractional share. Your gain or loss will be capital gain or loss and will be long-term capital gain or loss if you have held your Broadbase stock for more than one year as of the closing date of the merger.

  . You must transfer the tax basis in your Broadbase shares to the Kana common stock (including fractional shares) you receive in the merger. After any fractional shares are treated as redeemed, the

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   aggregate tax basis in the Kana common stock you receive in the merger will equal the aggregate tax basis in the Broadbase shares you surrendered, reduced by any basis allocable to fractional shares in exchange for which you receive cash.

  . The holding period for the Kana common stock you receive in the merger will include the period during which you held the Broadbase shares you exchanged for Kana common stock.

   Even if the merger qualifies as a reorganization, you will recognize gain to the extent that you receive any shares of Kana common stock in exchange for services or property other than solely Broadbase shares. All or a portion of such gain could be taxable as ordinary income. You will also recognize gain to the extent you are treated as receiving consideration other than Kana common stock in exchange for Broadbase shares.

   Federal Income Tax Consequences to Kana and Broadbase. Kana, including the merger subsidiary, and Broadbase will not recognize gain or loss as a result of the merger.

Accounting Treatment

   Kana intends to account for the merger as a purchase for accounting and financial reporting purposes, which means that Broadbase will be treated as a separate entity for periods prior to the closing, and thereafter as a wholly-owned subsidiary of Kana. In addition, Kana may record on its balance sheet goodwill or negative goodwill depending on the fair value of the assets acquired and liabilities assumed in the merger. This amount is expected to be amortized over a three-year period following the merger.

Stockholders' Dissenters' Rights

   Under Delaware law, neither Kana nor Broadbase stockholders are entitled to dissenter's rights of appraisal in connection with the merger.

Listing of Kana Common Stock to be Issued in the Merger

   The approval for quotation on the Nasdaq National Market of the shares of Kana common stock to be issued in the merger is a condition to the consummation of the merger.

Restrictions on Sale of Shares by Affiliates of Kana and Broadbase

   The shares of Kana common stock to be issued in connection with the merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares of Kana common stock issued to any person who is deemed to be an affiliate of either Kana or Broadbase at the time of the stockholder meetings. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with either Kana or Broadbase and may include some of the officers, directors, or principal stockholders of Kana or Broadbase. Affiliates of Broadbase and Kana may not sell their shares of Kana common stock acquired in connection with the merger except pursuant to:

  . an effective registration statement under the Securities Act covering the resale of those shares; or

  . an exemption under the Securities Act including, in the case of affiliates of Broadbase, Rule 145.

   Kana's registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, does not cover the resale of shares of Kana common stock to be received by affiliates of Broadbase and Kana in the merger.

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Management Following the Merger

   Kana and Broadbase have agreed that following the merger, Chuck Bay, president and chief executive officer of Broadbase, will become the president and chief executive officer of the combined company. James Wood, Kana's chief executive officer, will serve as chairman of the board of directors of the combined company.

Operations Following the Merger

   Following the merger, Broadbase will operate as a wholly-owned subsidiary of Kana. Upon consummation of the merger, it is anticipated that the members of Broadbase's board will be James Wood and Chuck Bay. The stockholders of Broadbase will become stockholders of Kana, and their rights as stockholders will be governed by Kana's certificate of incorporation, Kana's bylaws and the laws of the State of Delaware. After the merger, Kana's board will consist of two directors designated by Kana, initially expected to be Robert Frick and James Wood, two directors designated by Broadbase, initially expected to be Kevin Harvey and Chuck Bay, and one director to be mutually agreed to by Kana and Broadbase, initially expected to be Massood Zarrabian.

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                              THE MERGER AGREEMENT

   This section describes the merger agreement. While we believe that this description covers the material terms of the merger agreement, this summary may not contain all of the information that is important to you. The merger agreement is attached to this joint proxy statement/prospectus as Appendix I, and we urge you to carefully read this document in its entirety.

Representations and Warranties

   Broadbase and Kana each made substantially similar representations and warranties in the merger agreement regarding aspects of its respective businesses, financial condition, structure and other facts pertinent to the merger. Each company made representations and warranties with respect to both it and, in many cases, its subsidiaries, including the merger subsidiary in the case of Kana, relating to the following:

  . its corporate organization, good standing and qualification to do business;

  .  its ownership interests in other entities;

  .  its certificate of incorporation and bylaws;

  .  its capitalization;

  . its obligations with respect to its capital stock, including any registration rights, rights of first refusal or preemptive rights;

  . its authority to enter into the merger agreement and the lack of any conflicts with its contracts, instruments, obligations, permits, licenses, corporate authority documents and any laws, orders, rules or regulations applicable to it as a result thereof;

  . the consents, waivers and regulatory or other approvals that may be required to enter into the merger agreement and complete the merger;

  .  the effect of the merger on its outstanding obligations;

  .  its filings and reports with the Securities and Exchange Commission;

  .  its financial statements and liabilities;

  .  changes in its business since its most recent financial statements;

  .  its taxes;

  .  its title to the properties it owns and leases;

  . its intellectual property, intellectual property that it uses and infringement of other intellectual property;

  .  its compliance with applicable laws;

  .  litigation involving it;

  .  its employee benefit plans;

  .  its hazardous material activities and environmental liabilities;

  .  its agreements, contracts and commitments;

  . information supplied by it in this joint proxy statement/prospectus and the related registration statement filed by Kana;

  .  the fairness opinions received by it from its financial advisors;

  .  brokers' and finders' fees in connection with the merger;

  .  its insurance; and

  . any non-competition agreement or other agreement restricting any of its lines of businesses.

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   The representations and warranties in the merger agreement are complicated and are not easily summarized. We urge you to read the sections of the merger agreement entitled "Representations and Warranties of Company," and "Representations and Warranties of Parent and Merger Sub" carefully.

Conduct of Each Company's Business Before the Closing of the Merger

   Broadbase and Kana have each agreed that until the earlier of the closing of the merger and the termination of the merger agreement, or unless the other consents in writing, each of them and their subsidiaries will carry on their respective business in the usual, regular and ordinary course, pay its debts and taxes when due and perform its other material obligations. Each has also agreed to use all reasonable efforts to preserve its relationships with customers, suppliers, licensors, licensees, and others with which it has business dealings. Each has also agreed to notify the other of any material event involving its business.

   Broadbase and Kana have also each agreed that until the earlier of the closing of the merger and the termination of the merger agreement, or unless the other company consents in writing (which consent shall not be unreasonably withheld or delayed) and as contemplated by the merger agreement, it and each of its subsidiaries will conduct its business in compliance with specific restrictions relating to the following:

  . waiving any stock repurchase rights, accelerating, amending or changing the period of exercisability of options or restricted stock, or repricing of stock options granted under its stock plans;

  . granting any severance or termination pay except under written agreements then in effect or subsequently entered into consistent with the restructuring plan approved by its board;

  . transferring or licensing intellectual property, other than non-exclusive licenses in the ordinary course of its business;

  . declaring or paying dividends or making other distributions with respect to its capital stock, or issuing or authorizing new securities;

  . purchasing or redeeming shares of its capital stock except repurchases of unvested shares at cost in connection with employee terminations;

  . issuing, pledging or otherwise encumbering securities other than grants of options to purchase no more shares of its common stock than are available under its authorized stock option pool (net of cancellations) with respect to newly hired employees or promotions of existing employees, or as a part of its annual option grant program, or as a retention grant, in each case in the ordinary course of business, consistent with past practice, or issuances of its common stock upon exercise of outstanding options on the date of the merger agreement, or issuances under its employee stock purchase plan or to participants in its 401(k) plan;

  .  amending its charter and bylaws;

  . acquiring or agreeing to merge with or acquire the assets of, or making equity investments in, another entity or entering into material joint ventures or strategic relationships or alliances in a manner that would materially adversely affect it;

  . selling, leasing, licensing, encumbering or disposing of property or assets that are material to its business, other than non-exclusive licenses in the ordinary course of its business;

  . incurring or guaranteeing indebtedness except immaterial transactions in the ordinary course of business consistent with past practice or under existing credit facilities;

  . adopting or amending any employee benefit plan, entering into any employment contract (other than offer letters in the ordinary course of business, consistent with past practice) or increasing the salary or wages of any employee or consultant, other than non-executive officers in the ordinary course of its business or consistent with the restructuring plan approved by its board;

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  .  making any material capital expenditures other than those consistent with the restructuring plan approved by its board;

  . modifying or terminating contracts or waiving, releasing or assigning any material rights under any contract in a manner that could reasonably be expected to materially adversely affect it;

  . entering into any agreement regarding the acquisition, distribution or licensing of its material intellectual property other than in the ordinary course of its business or in connection with the distribution and license agreement entered into in connection with the merger agreement;

  . initiating litigation, which if resolved adversely to it, would materially adversely affect it;

  . paying, settling or discharging a claim or liability, other than in the ordinary course of its business and where such action would not materially adversely affect it provided the settlement would not result in a material liability or require a material payment; or

  . changing accounting practices or materially revaluing assets (except as required by generally accepted accounting principles).

   Each party has also agreed to use all reasonable efforts to implement and complete the restructuring plan adopted by its respective board of directors. The agreements related to the conduct of each company's business in the merger agreement are complicated and not easily summarized. We urge you to read the section of the merger agreement entitled "Conduct Prior to the Effective Time" carefully.

   On or about April 12, 2001, Kana agreed to allow Broadbase to reprice all of its outstanding options and in connection with this repricing, to increase the size of its option reserve. In addition, Kana was informed that Broadbase wrote down approximately $958.2 million in goodwill. Concurrently, Broadbase agreed to allow Kana to pay excess severance to terminated employees, to allow other associated severance arrangements, to grant additional options to continuing employees and to allow Kana to issue warrants to a Kana customer.

Broadbase Stock Option Exchange Program

   On April 27, 2001, Broadbase commenced a stock option exchange program and filed a tender offer statement on Schedule TO with the Securities and Exchange Commission. Under this exchange program, Broadbase option holders have the opportunity to exchange existing options with an exercise price per share of more than $0.92 for new options to purchase the same number of shares covered by the existing options. The per share exercise price of the new options will be $0.92, which was the closing price of Broadbase's common stock as reported by the Nasdaq National Market on April 11, 2001, the date on which the Broadbase board approved this program.

   To be eligible to participate in the exchange program, an option holder must have been an employee, officer, director, consultant, independent contractor or advisor of Broadbase or its subsidiaries as of April 11, 2001. The Broadbase board expects to grant the new options under Broadbase's 1999 Equity Incentive Plan or its 2000 Stock Incentive Plan. Some of the key features of the new options are:

  . the new options will vest and become exercisable in 48 equal monthly increments beginning on April 11, 2001, except that if the new option replaces any existing option that is entirely unvested as of the grant date, the new option will begin to vest on April 11, 2001, but will not be exercisable until the first date that the corresponding existing option would have become exercisable (at which time, the new option will be exercisable as to any shares that vested monthly between April 11, 2001 and the first date of exercisability);

  . if the existing option was fully vested upon grant, such as those granted annually to non-employee directors, the new options will also be fully vested upon grant;

  . if the existing option has a provision for acceleration of some or all of the vesting of the shares upon a change in control of Broadbase or upon termination of employment, the new option will have the same provision for acceleration;

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  . the new option will expire ten years after the grant date, subject to earlier termination upon termination of employment;

  . the new option will be a non-statutory stock option; and

  . the other terms and conditions of the new option will be substantially similar to those of the cancelled options.

   Broadbase plans to hold the exchange period open for its option holders until 9:00 p.m. Pacific Daylight Time on May 24, 2001, unless it extends this period. Broadbase will grant the new options promptly after this exchange period expires.

   As of April 26, 2001, there were options outstanding to purchase approximately 24.6 million shares of Broadbase common stock. Of these, options to purchase approximately 19.6 million shares of Broadbase common stock had an exercise price greater than $0.92. As of April 26, 2001, Broadbase's executive officers and directors as a group (12 persons) held options to purchase approximately 5,980,246 shares of Broadbase common stock, representing approximately 30% of the shares subject to options that are eligible for exchange, as follows: Chuck Bay - 2,300,500 shares; Massood Zarrabian - 619,372 shares; Chris Maeda - 612,874 shares; David Milam - 600,500 shares; Brian Kelly
- 450,500 shares; Fabio Angelillis - 450,000 shares; Thomas Doyle - 400,500 shares; Greg Martin - 325,500 shares; Eric Willgohs - 160,500 shares; Kevin Harvey - 40,000 shares and Robert Davoli - 20,000 shares.

No Other Negotiations

   Until the merger is completed or the merger agreement is terminated, Broadbase and Kana have each agreed not to take any of the following actions directly or indirectly:

  . solicit, initiate, knowingly encourage or knowingly induce the making, submission or announcement of any Acquisition Proposal, as that term is defined below on page 89;

  . participate in any discussions or negotiations regarding any Acquisition Proposal except for discussions to elicit information to determine whether the Acquisition Proposal constitutes a Superior Offer as that term is defined below on page 89;

  .  furnish any non-public information with respect to any Acquisition
     Proposal;

  . take any other action to facilitate any inquiries or the making of any Acquisition Proposal except to elicit information to determine whether the Acquisition Proposal constitutes a Superior Offer;

  . participate in discussions with any person with respect to any Acquisition Proposal;

  .  approve, endorse or recommend any Acquisition Proposal; or

  . enter into any letter of intent or similar document or any contract, agreement or commitment relating to any Acquisition Proposal.

   However, if either Kana or Broadbase receives an unsolicited, written Acquisition Proposal prior to the approval of the merger at its stockholders' meeting that its board concludes in good faith, after consultation with its financial advisor, may constitute a Superior Offer, as defined below, it may furnish non-public information regarding it and may enter into discussions with the person or group who has made that Acquisition Proposal, if:

  . neither it nor its representatives shall have violated the non-solicitation provisions of the merger agreement or the provisions of the merger agreement relating to holding its stockholders meeting;

  . its board of directors concludes in good faith, after consultation with outside legal counsel, that it would be inconsistent with its fiduciary obligations to its stockholders under applicable law to fail to take this action;

  . prior to furnishing non-public information to, or entering into any discussions or negotiations with, a party making the Acquisition Proposal except discussions to elicit information to determine whether the

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   Acquisition Proposal constitutes a Superior Offer, it gives the other company written notice of the Acquisition Proposal, including the identity of the party making the Acquisition Proposal and the material terms and conditions of the Acquisition Proposal; and

  . it furnishes the non-public information to the other company (to the extent that such information has not been previously provided) at the same time that it furnishes this information to the party making the Acquisition Proposal and the information furnished to the other party is subject to an agreement requiring the confidential treatment of that information.

   An Acquisition Proposal is any offer or proposal by a third party to either Kana or Broadbase relating to:

  . the acquisition or purchase of more than a 30% interest in the total outstanding voting securities of it or any of its subsidiaries;

  . any tender offer or exchange offer, that, if consummated, would result in any person or group beneficially owning 30% or more of the total outstanding voting securities of it or any of its subsidiaries;

  . any merger, consolidation, business combination or similar transaction involving it under which its stockholders immediately prior to the acquisition hold less than 60% of the equity interest in the resulting entity; or

  . any sale, lease, other than in the ordinary course of business, exchange, transfer, license other than in the ordinary course of business, acquisition, or disposition of more than 50% of its assets.

   A Superior Offer with respect to either Kana or Broadbase is:

  . an unsolicited, bona fide Acquisition Proposal made by a third party that its board determines in good faith, after consultation with its financial advisor, to be substantially more favorable to its stockholders than the merger; and

  . which, by its terms, requires that this merger and the merger agreement be terminated as a condition to the completion of the proposed Acquisition Proposal.

An offer will not be a Superior Offer if any financing required to complete the proposed transaction is not committed and it is not likely in the good faith determination of the board of directors, after consultation with its financial advisor, to be obtained by the third party on a timely basis.

   The board of either Broadbase or Kana may, without breaching the merger agreement, withhold, withdraw, amend or modify its recommendation in favor of the merger proposal or endorse or recommend a Superior Offer if:

  .  a Superior Offer is made to the other company and is not withdrawn;

  . it provides written notice of the Superior Offer to the other company, including the identity of the party making the Superior Offer and summarizing the material terms and conditions of the Superior Offer;

  . the other company does not, within two business days after receiving a written notice from the company receiving the Superior Offer, make an offer that the board of the company receiving the Superior Offer determines by majority vote in its good faith judgment, after consultation with its financial advisor, to be at least as favorable to its stockholders as the Superior Offer;

  . its board concludes in good faith, after consultation with its outside legal counsel, that its failure to withhold, withdraw, amend or modify its recommendation in light of the Superior Offer would be inconsistent with its fiduciary obligations to its stockholders under applicable law; and

  . it has not knowingly violated the non-solicitation provisions of the merger agreement or the provisions of the merger agreement relating to holding its stockholders meeting.

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   Each company has also agreed to provide the other with at least two days prior notice (or such lesser prior notice as provided to its own board) of any meeting of its board at which its board is reasonably expected to consider any Acquisition Proposal to determine whether it is a Superior Offer. Even if an Acquisition Proposal or a Superior Offer is made or the board's recommendation with respect to the merger proposal is withheld, withdrawn, amended or modified, it must nevertheless hold and convene its stockholders' meeting as promptly as possible and within 45 days of the effectiveness of Kana's registration statement and put the merger proposal to a vote of its stockholders.

Public Disclosure

   Kana and Broadbase have each agreed to consult with the other and, to the extent practicable, agree before issuing any press release or making any public statement with respect to the merger or the merger agreement.

Employee Benefit Plans

   Kana and Broadbase will work together in good faith to agree upon mutually acceptable employee benefit and compensation arrangements.

Conditions to Closing the Merger

   The obligation of each of Kana and Broadbase to complete the merger are subject to the satisfaction or waiver of each of the following conditions before closing the merger:

  . the merger agreement must be approved and adopted and the merger must be approved by stockholders of Broadbase;

  . the issuance of the shares of Kana common stock to be issued in the merger, as well as the amendment to Kana's certificate of incorporation to change its name, must be approved by Kana's stockholders;

  . Kana's registration statement, of which this joint proxy statement/prospectus is a part, must be effective, no stop order suspending its effectiveness may be in effect and no proceedings for suspending its effectiveness may be pending before or threatened by the Securities and Exchange Commission;

  . no governmental entity shall have enacted, issued or enforced any law, regulation or order that has the effect of making the merger illegal or otherwise prohibiting the closing of the merger;

  . all applicable waiting periods under applicable antitrust laws relating to the merger must have expired or been terminated;

  . each must receive from its tax counsel an opinion to the effect that the merger will constitute a tax-free reorganization within the meaning of section 368(a) of the Internal Revenue Code;

  . the shares of Kana common stock to be issued in the merger must be authorized for quotation on the Nasdaq National Market, subject to official notice of issuance; and

  . all required approvals and consents shall have been obtained unless the failure to receive such consent or approval would not be reasonably likely to have a material adverse effect, as described below on page 91, on the combined companies.

   Broadbase's obligations to complete the merger are subject to satisfaction or waiver of each of the following additional conditions:

  . the representations and warranties of Kana must be true and correct, except as a result of transactions contemplated by the merger agreement or where the failure to be true and correct would not, in the aggregate, have a material adverse effect;

  . Kana must have performed or complied in all material respects with all of its agreements and covenants required by the merger agreement to be performed or complied with by it at or before closing the merger;

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  .  no material adverse effect with respect to Kana shall have occurred since April 9, 2001, and be continuing;

  . Kana must have complied in all material respects with the terms of the headcount reduction plan approved by its board; and

  . Kana shall have taken all action necessary to appoint or elect to Kana's board of directors upon the effective time of the merger the individuals agreed upon by the parties to the merger agreement.

   Kana's obligations to complete the merger are subject to satisfaction or waiver of each of the following additional conditions:

  . the representations and warranties of Broadbase must be true and correct, except as result of transactions contemplated by the merger agreement or where the failure to be true and correct would not, in the aggregate, have a material adverse effect;

  . Broadbase must have performed or complied in all material respects with all of its agreements and covenants required by the merger agreement to be performed or complied with by it at or before closing the merger;

  . no material adverse effect with respect to Broadbase shall have occurred since April 9, 2001, and be continuing; and

  . Broadbase must have complied in all material respects with the terms of the headcount reduction plan approved by its board.

   A material adverse effect is defined to be any change, event, circumstance or effect that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition, cash position, operations or results of operations of such entity taken as a whole with its subsidiaries. A material adverse effect does not include a change, event, circumstance or effect that directly results from the following (none of which shall in and of itself constitute a material adverse effect):

  .  changes in general economic, political or social conditions;

  .  short term variations in revenues;

  . changes affecting the entity's industry generally, so long as the change does not affect the entity in a substantially disproportionate manner;

  .  changes in the trading price or volume of the entity's common stock;

  . changes in the electronic customer relationship management market, so long as these changes do not affect the entity in a substantially disproportionate manner;

  . the effect of the public announcement of the merger or the period of time during which the merger is not completed on the customers, suppliers, distributors, partners and employees of the entity;

  . the effect of performing the obligations under the merger agreement or loan agreement or in connection with the restructuring plan approved by the entity's board; and

  . changes principally caused by one party's refusal to consent to an action reasonably requested by the other party after the latter party's board determines in good faith and certifies to the first party that the action is necessary to avoid a material adverse effect.

Termination of the Merger Agreement

   The merger agreement may be terminated at any time prior to closing the merger, whether before or after the requisite stockholder approval, by either Kana or Broadbase:

  . by mutual written consent duly authorized by the boards of Kana and Broadbase;

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  .  if the merger is not completed by October 31, 2001 (or December 31,
     2001, in the event that the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has not expired and the extending party reasonably believes it will expire in time to permit the closing to occur by such date), except that the right to terminate the merger agreement under this provision is not available to any party whose action or failure to act has been a principal cause resulting in the failure of the merger to occur on or by October 31, 2001, and this action or failure to act constitutes a material breach of the merger agreement;

  . if a governmental authority has issued an order, decree or ruling or taken any other action that is final and non-appealable, having the effect of permanently enjoining, restraining or prohibiting the merger;

  . if the merger agreement is not approved and adopted and the merger is not approved by the stockholders of Broadbase, except that the right to terminate the merger agreement under this provision is not available to Broadbase where the failure to obtain stockholder approval was caused by an action or failure to act by Broadbase that constitutes a material breach of the merger agreement;

  . if the approval of the issuance of shares of Kana common stock in the merger and the amendment to Kana's certificate of incorporation effecting the change of Kana's name shall not have been approved by Kana's stockholders, except that the right to terminate the merger agreement under this provision is not available to Kana if the failure to obtain stockholder approval was caused by an action or failure to act by Kana that constitutes a material breach of the merger agreement;

  . at any time prior to the other party receiving the required approval of its stockholders, if a Triggering Event, as described below, occurs;

  . upon a breach of any representation, warranty, covenant or agreement on the part of the other party in the merger agreement, or if any of the other party's representations or warranties are or become materially untrue, so that the corresponding condition to closing the merger would not be met. However, if the breach or inaccuracy is curable by the breaching party through the exercise of its commercially reasonable efforts, and the breaching party continues to exercise commercially reasonable efforts, then the nonbreaching party may not terminate the merger agreement if the breach or inaccuracy is cured within 45 days after delivery of the notice of breach or inaccuracy or the nonbreaching party is in material breach of the merger agreement; or

  . if the other party willfully and materially breaches its obligations under the loan agreement and this breach continues for two business days after receiving written notice of the breach.

   A Triggering Event will occur if:

  . the board of directors or any board committee of Kana or Broadbase withdraws, amends or modifies, in a manner adverse to the other party, its recommendation in favor of the adoption and approval of the merger agreement and the approval of the merger, or in the case of Kana, in favor of the issuance of Kana common stock in the merger or the amendment of its certificate of incorporation relating to its name change;

  . Broadbase or Kana fails to include in this joint proxy statement/prospectus the recommendation of its board of directors in favor of the adoption and approval of the merger agreement and the approval of the merger, or in the case of Kana, in favor of the issuance of Kana common stock in the merger or the amendment of its certificate of incorporation relating to its name change;

  . the board of directors or any board committee of Kana or Broadbase fails to reaffirm its recommendation in favor of adoption and approval of the merger agreement and the approval of the merger, or in the case of Kana, in favor of the issuance of Kana common stock in the merger or the amendment of its certificate of incorporation relating to its name change, within 10 days after the other party requests in writing that this recommendation be reaffirmed following the public announcement of an Acquisition Proposal;

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

  . the board of directors of Broadbase or Kana approves or publicly recommends any Acquisition Proposal;

  . Broadbase or Kana enters into a letter of intent or similar document or agreement accepting an Acquisition Proposal;

  . Broadbase or Kana knowingly breaches the non-solicitation provisions of the merger agreement or the provisions of the merger agreement relating to holding its stockholders meeting; or

  . if a tender or exchange offer relating to the securities of a party is commenced by a person or entity unaffiliated with the other party, and the party does not send to its stockholders within 10 business days after the tender or exchange offer is first commenced, a statement disclosing that the party recommends rejection of the tender or exchange offer.

Termination Fee

   Subject to the conditions below, if either Broadbase or Kana terminates the merger agreement because the merger is not completed by October 31, 2001, (or December 31, 2001, if extended), then the terminating party is obligated to pay to the other within two days of the termination a termination fee equal to $2.5 million in immediately available funds.

   Subject to the conditions below, Broadbase shall pay Kana a termination fee equal to $2.5 million if the merger agreement is terminated by Kana or Broadbase because of the failure of Broadbase's stockholders to approve the merger and the merger agreement or if the merger agreement is terminated by Kana because of a Triggering Event related to Broadbase.

   Subject to the conditions below, Kana shall pay Broadbase a termination fee equal to $2.5 million if the merger agreement is terminated by Kana or Broadbase because of the failure of Kana's stockholders to approve the issuance of Kana common stock in the merger or the amendment of Kana's certificate of incorporation relating to its name change or if the merger agreement is terminated by Broadbase because of a Triggering Event related to Kana.

   However, if Broadbase or Kana terminates the merger agreement because the merger is not completed by October 31, 2001, (or December 31, 2001, if the deadline for closing is extended) or because the required stockholder approvals of that party have not been received, the $2.5 million termination fee must be paid only if:

  .  a Triggering Event related to that party has not occurred;

  . prior to termination of the merger agreement an Acquisition Proposal is publicly announced concerning that party and another person; and

  . within twelve months of the termination of the merger agreement, that party either completes an Acquisition, as defined below, with such person, or enters into an agreement providing for an Acquisition with such person and that Acquisition is later consummated at any time, provided that such party had entered into the agreement during the twelve-month period.

   In any such case, the termination fee shall be payable within two days of the closing of an Acquisition. Any termination fee paid shall constitute liquidated damages to the receiving party and the paying party shall have no further liability for the action that triggered the termination fee.

   An Acquisition is any of the following:

  . a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving a party in which its stockholders immediately preceding the transaction hold less than 50% of the aggregate equity interests in the surviving entity of the transaction or its parent;

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

  . a sale or other disposition by a party of assets representing in excess of 50% of the aggregate fair market value of its business immediately prior to the sale; or

  . the acquisition by any person or group, including by way of a tender offer or an exchange offer or issuance by a party, directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of its capital stock.

Amendment, Extension and Waiver of the Merger Agreement

   Kana and Broadbase may amend the merger agreement before completing the merger, provided that they comply with applicable state law in amending the agreement. Either party may extend the other's time for the performance of any of the obligations or other acts under the merger agreement, waive any inaccuracies in the other's representations and warranties and waive compliance by the other with any of the agreements or conditions in the merger agreement.

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                               RELATED AGREEMENTS

   This section describes agreements related to the merger agreement, including the stock option agreements, the voting agreements, the distribution and license agreement and the revolving loan agreement. While we believe that these descriptions cover the material terms of these agreements, these summaries may not contain all of the information that is important to you. The form of Kana stockholders' voting agreement is attached as Appendix II, the form of Broadbase stockholders' voting agreement is attached as Appendix III, the Kana stock option agreement is attached as Appendix IV, the Broadbase stock option agreement is attached as Appendix V, the distribution and license agreement is attached as Appendix VI and the revolving loan agreement is attached as Appendix VII. We urge you to read each of these agreements carefully in their entirety.

The Voting Agreements

   Kana required some Broadbase stockholders, including Broadbase's executive officers, directors and affiliates, to enter into voting agreements as an inducement for Kana to enter into the merger agreement. These persons collectively held approximately 11.7% of the outstanding Broadbase common stock as of April 9, 2001 (including shares issuable upon exercise of options exercisable within 60 days of April 9, 2001).

   In addition, Broadbase required some Kana stockholders, including Kana's executive officers, directors and affiliates, to enter into voting agreements as an inducement for Broadbase to enter into the merger agreement. These persons collectively held approximately 20.4% of the outstanding Kana common stock as of April 9, 2001 (including shares issuable upon exercise of options exercisable within 60 days of April 9, 2001).

   The form of the voting agreements entered into by these stockholders is attached to this joint proxy statement/prospectus as Appendix II, in the case of the Kana stockholders, and Appendix III, in the case of the Broadbase stockholders. We encourage you to read both of these agreements in their entirety.

   Under the voting agreements, these persons agreed:

  . in the case of Broadbase stockholders, to vote all shares of Broadbase common stock that they beneficially own:

    .  in favor of:

          .  the merger;

          .  the execution and delivery by Broadbase of the merger agreement;

          .  the adoption and approval of the terms of the merger agreement;

          .  all actions contemplated by the merger agreement; and

          . any other action required in furtherance of the voting agreement or merger agreement, to the extent that a vote is solicited in connection with those documents;

    .  and against:

          . any action or agreement that would result in breach of any representation, warranty, covenant or obligation of Broadbase in the merger agreement or that would preclude fulfillment of a closing condition of the merger; and

          . approval of any proposal made in opposition to, or, in competition with, the merger, including any Acquisition Proposal or Superior Offer.

  . in the case of Kana stockholders, to vote all shares of Kana common stock that they beneficially own:

    .  in favor of:

          .  the issuance of shares of Kana common stock in the merger;

          . the amendment to Kana's second amended and restated certificate of incorporation to change its name to "Kana Software, Inc.";

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

          .  the execution and delivery by Kana of the merger agreement;

          .  the adoption and approval of the terms of the merger agreement;

          .  all actions contemplated by the merger agreement; and

          . any other action required in furtherance of the voting agreement or merger agreement, to the extent that a vote is solicited in connection with those documents;

    .  and against:

          . any action or agreement that would result in breach of any representation, warranty, covenant or obligation of Kana in the merger agreement or that would preclude fulfillment of a closing condition of the merger; and

          . approval of any proposal made in opposition to, or, in competition with, the merger, including any Acquisition Proposal or Superior Offer.

   Concurrently with the execution of the voting agreement, each stockholder also delivered an irrevocable proxy to the other company granting the board of directors of the other company the right to vote the shares covered by the voting agreement in favor of the matters described above.

   None of the persons who entered into a voting agreement were paid additional consideration in connection with the voting agreements. The voting agreements will terminate upon the earlier to occur of the effective time of the merger or the valid termination of the merger agreement under Section 7 of the merger agreement.

The Stock Option Agreements

   Under the Kana stock option agreement, Kana granted Broadbase an option to buy up to a number of shares of Kana common stock equal to 19.9% of the outstanding shares of Kana common stock as of the date of exercise of the option (less any amount of shares issued to Broadbase upon the conversion of debt outstanding under the revolving loan agreement) at an exercise price of $0.875 per share. Based on the number of shares of Kana common stock outstanding on April 9, 2001, the option would be exercisable for approximately 18,770,797 shares of Kana common stock.

   Under the Broadbase stock option agreement, Broadbase granted Kana an option to buy up to a number of shares of Broadbase common stock equal to 19.9% of the outstanding shares of Broadbase common stock on the date of exercise of the option at an exercise price of $0.7188 per share. Based on the number of shares of Broadbase common stock outstanding on April 9, 2001, the option would be exercisable for approximately 16,330,708 shares of Broadbase common stock.

   Each of Broadbase and Kana required the other to grant these stock options as a prerequisite to entering into the merger agreement. The Kana stock option agreement is attached to this joint proxy statement/prospectus as Appendix IV, and the Broadbase stock option agreement is attached to this joint proxy statement/prospectus as Appendix V. We urge you to read both of these agreements in their entirety. In this section, the grantor of the option, whether Kana or Broadbase, is referred to as the grantor, and the holder of the option, whether Broadbase or Kana, is referred to as the option holder.

   These options are intended to increase the likelihood that the merger will be completed. Provisions of the stock option agreements may have the effect of discouraging persons who might now or at any time be interested in acquiring all or a significant interest in either Kana or Broadbase before closing the merger. The number of shares issuable upon exercise of each option and the exercise price of each option are subject to adjustment under specified circumstances to prevent dilution.

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

   Neither option is currently exercisable. The option holder may exercise the option in whole or in part and from time to time only if one or more of the following occurs:

  . a Triggering Event, as defined in the merger agreement, as described above on page 92;

  . the public announcement of an acquisition or purchase by any person or group of more than a 30% beneficial ownership interest in the total outstanding voting securities of the grantor; or

  . the public announcement or commencement of any tender offer or exchange offer that if completed would result in any person or group beneficially owning 30% or more of the total outstanding voting securities of the grantor.

   The option will terminate upon the earliest of any of the following:

  .  the effective time of the merger;

  . the termination of the merger agreement by mutual written consent duly authorized by the boards of Kana and Broadbase;

  . the termination of the merger agreement by either Kana or Broadbase, prior to a Triggering Event, as described above, upon a breach of any representation, warranty, covenant or agreement on the part of the other in the merger agreement, or if any of the other's representations or warranties are or become untrue, so that the corresponding condition to closing the applicable merger would not be met (subject in either case to any applicable cure periods);

  . the termination of the merger agreement by either Kana or Broadbase, prior to a Triggering Event, if:

   .  the merger is not completed by October 31, 2001;

   . if a governmental authority has issued an order, decree or ruling or taken any other action that is final and non-appealable; or

   . if the required approvals of the stockholders of Broadbase or Kana are not received; or

  . 12 months after termination of the merger agreement in other circumstances;

except that if the option is exercisable but cannot be exercised due to government order or because the waiting period under the Hart-Scott-Rodino Act related to the issuance of the shares underlying the option has not expired or been terminated, or because any other condition to closing has not been satisfied, then the option will not terminate until the tenth business day after this impediment to exercise has been removed or, in the case of a government order, has become final and not subject to appeal.

   If the total of any termination fee received by the option holder pursuant to the merger agreement plus the proceeds the option holder receives in connection with any sales or other dispositions of the option or shares purchased by exercising the option, plus any dividends on these shares exceed the total of $2.5 million plus the aggregate exercise price paid upon exercise of the option, then the option holder must promptly remit all excess proceeds in cash to the grantor.

   The stock option agreement may not be exercised unless:

  . all material consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any United States federal, state, or local administrative agency or commission or other United States federal, state or local governmental authority or instrumentality, if any, required in connection with the issuance of the option shares pursuant to the stock option agreement have been obtained or made, as the case may be; and

  . no preliminary or permanent injunction or other order by any court of competent jurisdiction in the United States prohibiting or otherwise restraining such issuance is in effect.

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

   The stock option agreements grant registration rights to Broadbase and Kana with respect to the shares of Kana common stock or Broadbase common stock represented by the respective options. In addition, under each agreement, the grantor and the option holder agree to indemnify the other against specified liabilities and expenses, including liabilities under the Securities Act.

Distribution and License Agreement

   Kana and Broadbase entered into a distribution and license agreement concurrently with the merger agreement. Under this license, Kana and Broadbase each granted to the other a world-wide, nontransferable, nonexclusive, royalty-bearing license to all of the other's intellectual property rights to use, copy, distribute, display and perform all of the software owned by the other and software, products and services offered by the other to third parties. The source code for the licensed products will be placed in escrow to be released only upon the occurrence of certain bankruptcy-related events, upon a complete cessation of one party's business or upon a failure by one party that is not cured to provide maintenance and support in accordance with standard terms.

   In consideration of the grant of the license, Kana and Broadbase each agreed to pay to the other royalties equal to 10% of the net revenue from the distribution and other commercial exploitation of the licensed products on a stand-alone basis. If the licensed products are bundled with Kana or Broadbase's own products, then the royalties will equal 10% of the portion of the net revenue that is reasonably attributable to the licensed products. No royalties are due with respect to products that are used internally by Kana or Broadbase for activities that do not generate revenues or for evaluation or promotional purposes.

   The license agreement will continue for five years from April 9, 2001, and will renew automatically for additional one year terms unless either party provides the other with notice of termination at least 60 days prior to the end of the then-current term. If Kana or Broadbase is not in default under the license, either may terminate the agreement upon a material breach by the other that is not cured within 30 days of written notice of the breach. The attempted assignment of rights by, or the change of control of, either party without the consent of the other party shall give the non-assigning party or party not undergoing a change of control the right to immediately terminate the license granted by it.

Revolving Loan Agreement

   Kana and Broadbase entered into a revolving loan agreement concurrently with the merger agreement. Under this loan agreement, Broadbase agreed to make available to Kana a revolving credit facility up to an aggregate principal amount of $20.0 million. The facility may be used to pay payroll and other expenses. The credit facility will be available until the earlier to occur of:

  .  the effectiveness of the merger;

  .  the effective date of any termination of the merger agreement; or

  .  the Maturity Date, as described below on page 99.

   If a Triggering Event, as described above under "The Stock Option Agreements," occurs with respect to Broadbase, Kana will be entitled to draw down the entire amount of the credit facility. As of May 23, 2001, Kana has drawn down $8.2 million under the revolving loan agreement. Of this amount, $6.8 million was used to fund a deposit account that Kana is required to maintain with Silicon Valley Bank, with whom Kana has an existing credit facility, and $1.4 million will be used to fund Kana's payroll and operating expenses. The remaining $11.8 million available under the revolving loan agreement will be placed in an escrow account to fund any future drawdowns by Kana under that agreement. Kana's obligations to Broadbase under the revolving loan agreement have been fully subordinated to up to $10.0 million of Kana's obligations to Silicon Valley Bank.

   Kana and Broadbase agreed upon a form of convertible promissory note to be issued by Kana to Broadbase in exchange for any amounts loaned by Broadbase to Kana. The outstanding principal amount under the note will accrue interest at a rate equal to the prime rate plus 2% per year, compounded quarterly. The note will be due on the Maturity Date, unless the note has previously been converted at Broadbase's option into shares of Kana's common stock, as described below.

   The Maturity Date for the credit facility shall be April 9, 2002, unless:

  . the merger agreement is terminated before April 9, 2002 by Kana upon a willful breach by Broadbase of any representation, warranty, covenant or other agreement of Broadbase in the merger agreement, in which case the Maturity Date will be extended to one year after the date of such termination;

  . the merger agreement is terminated before April 9, 2002 by Broadbase upon a willful breach by Kana of any representation, warranty, covenant or agreement of Kana in the merger agreement, by the mutual agreement of Kana and Broadbase, or upon certain other specified events, in which case the Maturity Date will be 30 days after the date of such termination; or

  . Kana executes an agreement to be acquired, in which case the Maturity Date will be 30 days after the date of such agreement.

   Broadbase may elect at any time beginning on July 16, 2001 to convert all or any part of any outstanding principal and accrued interest of the note into shares of Kana's common stock at a price of $1.10 per share. This price will be adjusted for stock splits, stock dividends and other recapitalizations. In no event, however, may the total amount converted under the note, when counted together with the shares acquired under the stock option agreement in favor of Broadbase described above, exceed 19.9% of Kana's total outstanding shares of common stock.

   Upon and during the continuation of an event of default under the agreement, Broadbase will no longer be obligated to make advances to Kana and may declare any obligations of Kana under the agreement to be immediately due and payable. Events of default under the agreement include:

  . Kana's failing to pay any principal amount within five days of when due and payable;

  . Kana's failing to pay any interest, fees or other amounts within five days of when due and payable;

  . Kana's failing to perform any of its covenants under the agreement and such failure continuing for 30 days after notice of the default by Broadbase. Covenants in the loan agreement include:

   . using the proceeds for purposes different from those set forth in the borrowing request for a loan;

   . not permitting inspections by Broadbase of all records, financial information and properties;

   . not maintaining its corporate existence and using commercially reasonable efforts to maintain the intellectual property necessary to conduct its business; or

   . merging or liquidating, or permitting any of its subsidiaries to merge or liquidate, other than as contemplated by the merger agreement;

  . any representation or warranty made by Kana in the loan documents being proven to have been untrue or incorrect when made; and

  .  Kana becoming subject to various bankruptcy proceedings.

                            KANA COMMUNICATIONS, INC

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

   The following unaudited pro forma combined financial statements have been prepared to give effect to the proposed merger of Kana and Broadbase, the merger of Kana and Silknet, and the merger of Broadbase and Servicesoft, using the purchase method of accounting. These pro forma statements were prepared as if the mergers had been completed as of the beginning of the respective periods for statement of operations purposes and as of March 31, 2001 for balance sheet purposes.

   The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the mergers occurred at March 31, 2001 for balance sheet purposes or as of the beginning of the respective periods for statement of operations purposes, nor are they necessarily indicative of the future financial position or results of operations. The unaudited pro forma combined financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of purchase consideration to the acquired assets and liabilities of Broadbase, before any integration or restructuring adjustments. The final allocation of the purchase consideration will be determined after the completion of the merger and will be based on appraisals and a comprehensive final evaluation of the fair value of all assets and liabilities assumed as considered appropriate. The pro forma adjustments may differ materially based upon the final allocation.

   These unaudited pro forma combined financial statements are based upon the respective historical consolidated financial statements of Kana, Broadbase, Silknet and Servicesoft and should be read in conjunction with the historical consolidated financial statements of Kana and Broadbase and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the reports and other information Kana and Broadbase have on file with the Securities and Exchange Commission.

                           KANA COMMUNICATIONS, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                              March 31, 2001
                                 (In thousands)


                                                          Pro Forma
                                                   ---------------------------
                            Kana       Broadbase   Adjustments      Combined
                         -----------  -----------  -----------     -----------
         ASSETS
         ------
Current assets:

  Cash and cash
   equivalents.......... $    20,724  $    70,731  $        --     $    91,455
  Short-term
   investments..........         275       59,939           --          60,214
  Accounts receivable,
   net..................      27,141       20,789           --          47,930
  Prepaid expenses and
   other current
   assets...............      12,914        5,892           --          18,806
                         -----------  -----------  -----------     -----------
    Total current
     assets.............      61,054      157,351           --         218,405
Restricted cash.........          --        2,473           --           2,473
Property and equipment,
 net....................      37,048       18,570      (18,570)(a)      37,048
Intangible assets,
 principally goodwill...     109,777       32,771      (32,771)(b)     109,777
Other assets............       5,258        6,359       (6,359)(a)       5,258
                         -----------  -----------  -----------     -----------
    Total assets........ $   213,137  $   217,524  $   (57,700)    $   372,961
                         ===========  ===========  ===========     ===========
    LIABILITIES AND
  STOCKHOLDERS' EQUITY
  ---------------------
Current liabilities:
  Current portion of
   notes payable........ $     1,466  $       326  $        --     $     1,792
  Accounts payable......      11,327        7,661           --          18,988
  Accrued liabilities...      26,019       23,104       11,200 (c)      60,323
  Deferred revenue......      23,325       16,671      (10,126)(d)      29,870
                         -----------  -----------  -----------     -----------
    Total current
     liabilities........      62,137       47,762        1,074         110,973
Notes payable, less
 current portion........          75          610           --             685
Deferred credit--
 negative goodwill......          --           --       23,991 (e)      23,991
                         -----------  -----------  -----------     -----------
    Total liabilities...      62,212       48,372       25,065         135,649
                         -----------  -----------  -----------     -----------
Stockholders' equity:
  Convertible preferred
   stock................          --           --           --              --
  Common stock..........          94           82            4 (f)         180
  Additional paid-in
   capital..............   4,130,391    1,484,835   (1,386,121)(f)   4,229,105
  Deferred stock-based
   compensation.........     (17,527)     (31,686)      20,236 (f)     (28,977)
  Notes receivable from
   stockholders.........      (4,522)        (963)          --          (5,485)
  Accumulated other
   comprehensive loss...      (1,123)         390         (390)(f)      (1,123)
  Accumulated deficit...  (3,956,388)  (1,283,506)   1,283,506 (f)  (3,956,388)
                         -----------  -----------  -----------     -----------
    Total stockholders'
     equity.............     150,925      169,152      (82,765)        237,312
                         -----------  -----------  -----------     -----------
    Total liabilities
     and stockholders'
     equity............. $   213,137  $   217,524  $   (57,700)    $   372,961
                         ===========  ===========  ===========     ===========


    The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                         KANA COMMUNICATIONS, INC.

           UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                   For the Year Ended December 31, 2000

                   (In thousands, except per share data)


                                                      Acquired Entities            Pro Forma
                                                  ------------------------- --------------------------
                             Kana      Broadbase  Silknet(k) Servicesoft(l) Adjustments     Combined
                          -----------  ---------  ---------- -------------- -----------    -----------
Revenues:
  License...............  $    75,360  $  34,646    $ 7,255      $ 9,920     $     --      $   127,181
  Service...............       43,887     13,608      4,392       13,336           --           75,223
                          -----------  ---------   --------    ---------     --------      -----------
    Total revenues......      119,247     48,254     11,647       23,256           --          202,404
                          -----------  ---------   --------    ---------     --------      -----------
Cost of revenues:
  License...............        2,856      4,452        404          772           --            8,484
  Service...............       56,201     15,984      4,516       15,951           --           92,652
  Amortization of
   acquired core and
   developed
   technology...........           --      1,696         --           --       (1,696)(g)           --
                          -----------  ---------   --------    ---------     --------      -----------
    Total cost of
     revenues...........       59,057     22,132      4,920       16,723       (1,696)         101,136
                          -----------  ---------   --------    ---------     --------      -----------
Gross profit............       60,190     26,122      6,727        6,533        1,696          101,268
                          -----------  ---------   --------    ---------     --------      -----------
Operating expenses:
  Sales and marketing...       88,186     37,247      5,654       30,036           --          161,123
  Research and
   development..........       42,724     17,207      4,556        7,928           --           72,415
  General and
   administrative.......       18,945      6,836      2,208       11,371           --           39,360
  Amortization of stock-
   based compensation...       14,715     21,284         10        8,874       29,580 (h)       74,463
  Amortization of
   goodwill and
   identifiable
   intangibles..........      873,022     78,145         --        6,380      (84,525)(g)      865,025
                                                                               (7,997)(i)
  In-process research
   and development......        6,900     25,877         --           --           --           32,777
  Acquisition related
   costs................        6,564     45,509         --           --           --           52,073
  Goodwill impairment...    2,084,841         --         --           --           --        2,084,841
                          -----------  ---------   --------    ---------     --------      -----------
    Total operating
     expenses...........    3,135,897    232,105     12,428       64,589      (62,942)       3,382,077
                          -----------  ---------   --------    ---------     --------      -----------
Operating loss..........   (3,075,707)  (205,983)    (5,701)     (58,056)      64,638       (3,280,809)
Other income (expense),
 net....................        4,834     12,552        619          590           --           18,595
                          -----------  ---------   --------    ---------     --------      -----------
    Net loss............  $(3,070,873) $(193,431)  $ (5,082)   $ (57,466)    $ 64,638      $(3,262,214)
                          ===========  =========   ========    =========     ========      ===========
Basic and diluted net
 loss per share.........  $    (39.57) $   (4.09)                                          $    (18.91)
                          ===========  =========                                           ===========
Shares used in computing
 basic and diluted net
 loss per share
 amounts................       77,610     47,259                                               172,493 (j)
                          ===========  =========                                           ===========


    The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                           KANA COMMUNICATIONS, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                 For the Three Months Ended March 31, 2001
                     (In thousands, except per share data)


                                                         Pro Forma
                                                  --------------------------
                            Kana      Broadbase   Adjustments     Combined
                          ---------  -----------  -----------    -----------
Revenues:
  License...............  $  11,857  $     7,176   $     --      $    19,033
  Service...............     12,298        5,856         --           18,154
                          ---------  -----------   --------      -----------
    Total revenues......     24,155       13,032         --           37,187
                          ---------  -----------   --------      -----------
Cost of revenues:
  License...............        633        1,047         --            1,680
  Service...............     16,829        6,665         --           23,494
  Amortization of
   acquired core and
   developed
   technology...........         --        1,632     (1,632)(g)           --
                          ---------  -----------   --------      -----------
    Total cost of
     revenues...........     17,462        9,344     (1,632)          25,174
                          ---------  -----------   --------      -----------
Gross profit............      6,693        3,688      1,632           12,013
                          ---------  -----------   --------      -----------
Operating expenses:
  Sales and marketing...     26,534       13,979         --           40,513
  Research and
   development..........     12,949        7,512         --           20,461
  General and
   administrative.......      6,068        4,299         --           10,367
  Restructuring costs...     19,930           --         --           19,930
  Acquisition-related
   costs................         --        6,208         --            6,208
  Amortization of stock-
   based compensation...      4,112        7,917      3,664 (h)       15,693
  Amortization of
   goodwill and
   identifiable
   intangibles..........     86,852       56,160    (56,160)(g)       84,853
                                                     (1,999)(i)
  Goodwill impairment...    603,446      958,219         --        1,561,665
                          ---------  -----------   --------      -----------
    Total operating
     expenses...........    759,891    1,054,294    (54,495)       1,759,690
                          ---------  -----------   --------      -----------
Operating loss..........   (753,198)  (1,050,606)    56,127       (1,747,677)
Other income (expense),
 net....................        302        2,203         --            2,505
                          ---------  -----------   --------      -----------
Net loss................  $(752,896) $(1,048,403)  $ 56,127      $(1,745,172)
                          =========  ===========   ========      ===========
Basic and diluted net
 loss per share.........  $   (8.23) $    (12.90)                $     (9.82)
                          =========  ===========                 ===========
Shares used in computing
 basic and diluted net
 loss per share
 amounts................     91,518       81,267                     177,685 (j)
                          =========  ===========                 ===========


    The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                           KANA COMMUNICATIONS, INC.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                              FINANCIAL STATEMENTS

1. BASIS OF PRO FORMA PRESENTATION

   On April 9, 2001, Kana and Broadbase entered into a merger agreement whereby each outstanding share of Broadbase common stock will be converted into 1.05 shares of Kana common stock. Each outstanding option and warrant to purchase shares of Broadbase common stock will be assumed using the 1.05 ratio. Completion of the merger is conditioned upon the affirmative vote of both companies' stockholders, among other conditions. Kana expects to issue approximately 86.2 million shares of Kana common stock and reserve approximately 28.1 million shares of common stock to assume Broadbase's outstanding options and warrants to purchase common stock in connection with the merger agreement. The actual number of shares of Kana common stock to be issued will be determined on the effective date of the merger based on the number of shares of Broadbase common stock actually outstanding on such date. Kana intends to account for the merger under the purchase method of accounting.


   The unaudited pro forma combined balance sheet at March 31, 2001 combines Kana's and Broadbase's consolidated financial statements at March 31, 2001 as if the merger had been consummated on that date. The unaudited pro forma combined statements of operations for the year ended December 31, 2000 and for the three months ended March 31, 2001 give effect to the proposed merger of Kana and Broadbase, the merger of Kana and Silknet and the acquisition by Broadbase of Servicesoft as if each transaction had been consummated as of the beginning of the respective periods.

2. PRELIMINARY PURCHASE PRICE

   The unaudited pro forma combined financial statements reflect an estimated purchase price of approximately $105.2 million, measured using the average fair market value of Kana's common stock from April 5, 2001 to April 11, 2001, five trading days surrounding the date the merger agreement with Broadbase was announced, plus the value of the options and warrants to be issued by Kana in the merger, and other costs directly related to the merger as follows (in thousands):

     Fair market value of Kana's common stock......................... $ 81,200
     Fair market value of options and warrants assumed................   17,600
     Estimated acquisition related costs..............................    6,400
                                                                       --------
       Total consideration............................................ $105,200
                                                                       ========

   The final purchase price is dependent on the actual number of shares of common stock exchanged, the actual number of options and warrants assumed, and actual acquisition related costs. The final purchase price will be determined upon completion of the merger. The preliminary purchase price allocation, which is subject to change based on Kana's final analysis, is as follows (in thousands):


     Tangible assets acquired......................................... $160,787
     Deferred compensation............................................   11,450
     Liabilities assumed..............................................  (43,046)
     Deferred credit--negative goodwill...............................  (23,991)
                                                                       --------
       Total ......................................................... $105,200
                                                                       ========

                           KANA COMMUNICATIONS, INC.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                       FINANCIAL STATEMENTS--(Continued)


3. PRO FORMA ADJUSTMENTS

Balance Sheet

   The accompanying unaudited pro forma combined balance sheet has been prepared as if the merger was completed on March 31, 2001 and reflects the following pro forma adjustments:

    (a) To reduce the carrying amount of certain Broadbase long-term assets to $0 due to the fair value of the acquired assets exceeding the purchase price (negative goodwill).

    (b) To eliminate Broadbase historical goodwill. Due to the fair value of the acquired assets exceeding the purchase price (negative goodwill), no value has been assigned to the developed technology, in-process technology, workforce and other acquired intangible assets acquired from Broadbase.

    (c) To record estimated direct merger costs of approximately $6.4 million to be incurred by Kana and approximately $4.8 million of estimated merger costs to be incurred by Broadbase.

    (d) To reduce the Broadbase deferred revenue to estimated fair value.

    (e) To record deferred credit-negative goodwill resulting from the merger as the fair value of the acquired assets exceeds the purchase price.

    (f) To eliminate the historical stockholders' equity of Broadbase and record the Kana shares, options and warrants issued in the merger.

Statement of Operations

   The accompanying unaudited pro forma combined statements of operations have been prepared as if the proposed merger of Kana and Broadbase, the merger of Kana and Silknet and the acquisition by Broadbase of Servicesoft were each completed as of January 1, 2000 and reflects the following pro forma adjustments:

    (g) To eliminate amortization of Broadbase and Servicesoft historical goodwill and other purchased intangible assets. No additional goodwill amortization has been recorded for the Silknet merger for the period prior to the merger due to the goodwill impairment charge recorded in the fourth quarter of 2000.

    (h) To record amortization of deferred stock-based compensation resulting from the merger of Kana and Broadbase and for the year ended December 31, 2000, the merger of Broadbase and Servicesoft.

    (i) To record the amortization of deferred credit-negative goodwill resulting from the merger of Kana and Broadbase on a straight line basis over a three year period.

    (j) Reflects issuance by Kana of approximately 86.2 million shares of common stock in connection with the merger with Broadbase and for the year ended December 31, 2000, an additional approximately 8.7 million shares related to the merger with Silknet. Shares used to calculate unaudited pro forma net loss per share exclude the anti-dilutive effect of Kana's stock options including options to be issued in the merger.

    (k) Reflects Silknet's results of operations for the period from January 1, 2000 through April 19, 2000 prior to the acquisition of Silknet by Kana on April 20, 2000.

    (l) Reflects Servicesoft's results of operations for the period from January 1, 2000 through December 15, 2000 prior to the acquisition of Servicesoft by Broadbase on December 18, 2000.

                            MARKET PRICE INFORMATION

Kana's Market Price Data

   Kana's common stock has traded on the Nasdaq National Market under the symbol "KANA" since September 22, 1999. The following table sets forth the high and low sales prices reported on the Nasdaq National Market for Kana common stock for the periods indicated.

                                                                  High    Low
                                                                 ------- ------
   Fiscal Year Ended December 31, 1999
   Third Quarter (from September 22, 1999)...................... $ 27.50 $22.78
   Fourth Quarter...............................................  122.50  24.03

   Fiscal Year Ended December 31, 2000
   First Quarter................................................ $175.50 $66.00
   Second Quarter...............................................   72.25  26.25
   Third Quarter................................................   74.63  20.63
   Fourth Quarter...............................................   29.38   8.25

   Fiscal Year Ending December 31, 2001
   First Quarter................................................ $ 13.00 $ 1.72
   Second Quarter (through May 23, 2001)........................    2.91   0.50

Broadbase's Market Price Data

   Broadbase's common stock has traded on the Nasdaq National Market under the symbol "BBSW" since September 22, 1999. The following table sets forth the high and low sales prices reported on the Nasdaq National Market for Broadbase common stock for the periods indicated.

                                                                   High   Low
                                                                  ------ ------
   Fiscal Year Ended December 31, 1999
   Third Quarter (from September 22, 1999)....................... $14.59 $ 7.75
   Fourth Quarter................................................  71.38   7.97

   Fiscal Year Ended December 31, 2000
   First Quarter................................................. $86.00 $32.50
   Second Quarter................................................  41.00  12.63
   Third Quarter.................................................  39.50  12.94
   Fourth Quarter................................................  17.25   5.00

   Fiscal Year Ending December 31, 2001
   First Quarter................................................. $ 7.63 $ 1.55
   Second Quarter (through May 23, 2001).........................   2.36   0.53

Recent Closing Prices

   On April 6, 2001, the last trading day before announcement of the proposed merger, the closing price per share of Kana common stock on the Nasdaq National Market was $0.88, and the closing price per share of Broadbase common stock on the Nasdaq National Market was $0.72. On April 2, 2001, five business days before announcement of the proposed merger, the closing price per share of Kana common stock on the Nasdaq National Market was $1.34 and the closing price per share of Broadbase common stock on the Nasdaq National Market was $1.75. On May 23, 2001, the record date and the last full trading day before the printing of this joint proxy statement/prospectus, the closing prices per share of Kana common stock and Broadbase common stock on the Nasdaq National Market were $2.15 and $2.10, respectively.

   Because the market price of Kana common stock is subject to fluctuation, the market value of the shares of Kana common stock that holders of Broadbase common stock will receive in the merger may increase or decrease prior to and following the merger. Stockholders are urged to obtain current market quotations for Kana common stock and Broadbase common stock. No assurance can be given as to the future prices or markets for Kana common stock or Broadbase common stock.

                        COMPARISON OF STOCKHOLDER RIGHTS

   This section of the joint proxy statement/prospectus describes some of the differences between the rights of holders of Broadbase common stock and Kana common stock. This section does not include a complete description of all differences among the rights of these stockholders, nor does it include a complete description of the specific rights of these stockholders. In addition, the identification of some differences in the rights of these stockholders as material is not intended to indicate that other differences that are equally important or that you deem important do not exist. Therefore, this summary is qualified by reference to Delaware Law, Kana's certificate of incorporation and bylaws, and Broadbase's certificate of incorporation and bylaws. You should carefully read this entire joint proxy statement/prospectus and any other documents to which we refer for a more complete understanding of the differences between being a stockholder of Kana and being a stockholder of Broadbase.

   Kana and Broadbase are both organized under the laws of the State of Delaware. Any differences, therefore, in the rights of holders of Kana common stock and Broadbase common stock arise primarily from differences in their respective restated certificates of incorporation, bylaws and rights agreements. Upon completion of the merger, holders of Broadbase common stock will become holders of Kana common stock and, consequently, their rights will be governed by the Kana restated certificate of incorporation and restated bylaws. However, the rights of holders of Broadbase common stock following the merger will continue to be governed by Delaware law.

   Certificate of Incorporation and Bylaw Provisions. Kana's and Broadbase's certificates of incorporation and bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by holders of Kana and Broadbase common stock.

   Capital Stock. Broadbase's certificate of incorporation provides that Broadbase's authorized capital stock consists of 90,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value. Kana's authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

   Classified Board. Delaware law provides that a corporation's board of directors may be divided into various classes with staggered terms of office. The boards of directors for both Broadbase and Kana are divided into three classes with staggered three-year terms. The classification of each board has the effect of requiring at least two annual stockholder meetings, instead of one, to replace a majority of the members of either company's board of directors.

   Number and Election of Directors. Under Delaware law, a corporation may fix the number of directors or the process by which to do so in either its certificate of incorporation or bylaws. In order to be elected as a director, a person shall have received a plurality of the votes of shares present and entitled to vote. When electing directors in a Delaware corporation, stockholders do not have cumulative voting rights unless the corporation's certificate of incorporation so provides.

   Pursuant to both Kana's and Broadbase's respective certificates of incorporation, the size of the board of directors of each shall be determined by resolution of the board of directors. The size of the Kana board is set at nine members while the size of Broadbase's is five members. The directors of both Kana and Broadbase are elected as mandated by Delaware law. Neither Kana nor Broadbase have instituted cumulative voting.

   Vacancy on the Board of Directors and Removal of Directors. Delaware law allows any vacancy on the board of directors to be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, unless otherwise provided for in the certificate of incorporation or bylaws. Also, directors of Delaware corporations with staggered boards may only be removed at an election of directors for cause by a majority of shares entitled to vote at such meeting.

   Both Kana and Broadbase have adopted Delaware's provisions for filling board vacancies and for the removal of any of either company's directors. Currently, Kana has three vacancies on its board of directors and Broadbase has one. If the merger is consummated, then immediately following the merger Kana would have four vacancies on its board of directors. These provisions prevent a stockholder from enlarging the board of directors and filling the new directorships with such stockholder's own nominees without the approval of the existing board of directors.

   Directors' Committees. Under Delaware law, a board of directors may designate one or more committees, which consist of one or more directors. Except as provided for in the resolution of the board of directors or the bylaws, a committee of a Delaware corporation shall have and exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation. However, no such committee shall have power to approve, adopt, or recommend to the stockholders, any action or matter require by law to be submitted to the stockholders for approval or to adopt, amend, or repeal any bylaw of the corporation. Kana's bylaws provide that the board of directors may by the vote of a majority of the board of directors designate one or more committees of the board, each comprised of one or more members of the board. To the extent provided in a resolution of Kana's board of directors, these committees may exercise all the powers and authority of the board of directors in the management of Kana, including, if the resolution expressly provides, the declaration of a dividend or the issuance of stock, except that no committee may:

  . amend Kana's certificate of incorporation or bylaws;

  . adopt an agreement of merger or consolidation;

  . recommend the sale, lease or exchange of all or substantially all of Kana's assets; or

  . recommend dissolution or revocation of a dissolution of Kana.

   Broadbase's bylaws provide that a majority of the board of directors may designate one or more committees of the board. To the extent provided in a resolution of the Broadbase board of directors, any committees of the Broadbase board of directors may exercise all the powers and authority of the board in the management of the business and affairs of Broadbase, except that no committee may:

  . approve or adopt, or recommend to Broadbase's stockholders, any action or matter expressly required by law to be submitted to stockholders for approval; or

  . adopt, amend or repeal any bylaws of Broadbase.

   Supermajority Voting. Kana's certificate of incorporation requires the approval of the holders of 66 2/3% of its outstanding voting stock to effect certain amendments to the certificate of incorporation with respect to:

  . the vote necessary to amend its bylaws or certificate of incorporation;

  . the size, classification and method of election of its board of directors;

  . the conduct of stockholders' meetings and stockholder action by written consent; and

  . indemnification of its directors, officers and others.

   In addition, Kana's certificate of incorporation provides that directors are removable only by the vote of the holders of 66 2/3% of Kana's outstanding voting capital stock. Kana's bylaws may be amended by the majority vote of the board of directors or by the vote of the holders of 66 2/3% of Kana's outstanding voting capital stock. Neither Broadbase's certificate of incorporation nor its bylaws require a supermajority vote of Broadbase's stockholders to approve any action.

   Special Meeting of Stockholders. Delaware law provides that the board of directors or any other person may call a special meeting of stockholders as so authorized by a corporation's charter documents. Kana's certificate of incorporation provides that special meetings of stockholders of Kana may only be called by its board of directors. This provision prevents Kana stockholders from initiating or effecting any action by calling a special meeting of the stockholders.

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   Broadbase's bylaws provide that special meetings of stockholders of
Broadbase may only be called by the board of directors, the chairperson of the board of directors, a majority of the members of the board of directors, Broadbase's chief executive officer, Broadbase's president or the holders of shares that are entitled to cast at least a ten-percent of the total number of votes entitled to be cast by all stockholders at such meeting.

   No Stockholder Action by Written Consent. Unless otherwise indicated in a corporation's certificate of incorporation, stockholders of a Delaware corporation are entitled by law to take any action without a meeting, prior notice or vote if holders of enough shares of voting stock to carry the action at such a meeting consent in writing to take such action without a stockholder meeting. Kana's certificate of incorporation provides that Kana's stockholders may take action only at an annual or special meeting of stockholders of Kana and shall have no right to take any action by written consent without a meeting. Broadbase's certificate of incorporation and bylaws similarly provide that stockholder action may only be taken at a duly called annual or special meeting of stockholders and may not be taken by written consent. These provisions, taken together, prevent stockholders from forcing consideration by the stockholders of stockholder proposals over the opposition of the board of directors, except at an annual or special meeting.

   Record Date for Determining Stockholders. Delaware provides that the board may fix a date to determine the stockholders entitled to notice of and vote at any meeting of stockholders that is not more than 60 days nor less than 10 days before the date of such meeting. Both Kana and Broadbase have adopted this provision.

   Notice of Board Nominations and Other Stockholder Business--Annual
Meetings. Delaware provides that any proper business may be transacted at a corporation's annual meeting. Kana's bylaws establish advance notice procedures with respect to all stockholder proposals to be brought before meetings of stockholders of Kana, including proposals relating to board nominations, the removal of directors and amendments to its certificate of incorporation or bylaws. These procedures provide that such notice must contain the consent of any nominee for election to the board of directors as well as certain information with respect to such nominee, a brief description of and reasons for any business desired to be brought before a meeting, the ownership interest of the proposing stockholder and certain other information. Generally, to be timely, notice must be received by Kana's secretary not less than 120 days prior to the meeting.

   Under the notice procedure in its bylaws, Broadbase must receive notice of stockholder nominations or proposals to be made at an annual not less than 60 days nor more than 90 days prior to the first anniversary of the date of the preceding year's annual meeting. In the event that the date of the annual meeting is either thirty days before or sixty days after such anniversary date, Broadbase must receive notice not less than 60 days nor more than 90 days prior to such date or 10 days following the day on which Broadbase publicly announces its annual meeting. However, if the number of directors to be elected to the board of directors is increased and Broadbase fails to make a public announcement naming all of the nominees for director or specifying the size of the increased board of directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, then notice must be received not later than the 10th day following the day such public disclosure was made. In such case, the notice will be timely only with respect to any director nominees for any position caused by the increase in the board of directors.

   Adequate notice to Broadbase stockholders must contain:

  . for each proposed board nominee, all information required to be disclosed about such person for a solicitation of proxies or pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and the written consent of the person nominated;

  . as to all other proposed business, a brief description of the proposal, the reasons for presenting the proposal at the annual meeting, and any material interest of the proposing stockholder or any related beneficial owner, if necessary; and

  . if proposed on behalf of a beneficial owner, the name and address of the proposing stockholder and beneficial owner and the class and numbers of shares owned by the proposing stockholder and the beneficial owner.

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   Neither Broadbase's nor Kana's bylaws give their respective boards of directors any power to approve or disapprove stockholder board nominations or proposals for annual meetings. However, if Kana's or Broadbase's proper advance notice procedures are not followed with respect to a particular nomination or proposal, then the nomination or proposal will not be considered at the annual meeting without regard to whether consideration, or the lack thereof, of such nominees or proposals might be harmful or beneficial to Kana, Broadbase, or either company's stockholders. The notice procedure of each company may prevent a contest for the election of directors or the consideration of stockholder proposals at an annual meeting. These procedures could also deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal at an annual meeting.

   Notice of Board Nominations and Other Stockholder Business--Special Meetings. Delaware law does not mandate any particular procedures for stockholders to provide adequate notice of any proposed business. Kana's bylaws do not distinguish between the procedure for providing notice of board nominations and other stockholder business for its annual meetings of stockholders and those for its special meetings of stockholders.

   Broadbase's certificate of incorporation limits the business transacted at a special meeting of stockholders to those purposes stated in the notice of such meeting. The bylaws of Broadbase require that notice of stockholder nominations to be made at a special meeting called by the board of directors for the purpose of electing one or more directors must be received not earlier than the 90th day prior to such special meeting nor later than the close of business on the 60th day prior to such special meeting or the 10th day following the day public disclosure of the special meeting and the nominees proposed by the board of directors to be elected at such meeting was made. These notices must contain the same information as those for the annual meeting.

   Neither Broadbase's nor Kana's bylaws give the board of directors any power to approve or disapprove stockholder board nominations or proposals for special meetings. However, if Kana's or Broadbase's proper advance notice procedures are not followed with respect to a particular nomination or proposal, then the nomination or proposal will not be considered at the special meeting without regard to whether consideration, or the lack thereof, of such nominees or proposals might be harmful or beneficial to Kana, Broadbase, or either company's stockholders. The notice procedure of each company may prevent a contest for the election of directors or the consideration of stockholder proposals at a special meeting. These procedures could also deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal at a special meeting.

   Limitations of Liability of Directors. Kana's certificate of incorporation eliminates, to the maximum extent allowed by the Delaware General Corporation Law, a director's personal liability to Kana or its stockholders for monetary damages for breaches of fiduciary duties. The certificate of incorporation does not, however, eliminate or limit the personal liability of a director for the following:

  . any breach of the director's duty of loyalty to Kana or its stockholders;

  . acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  . unlawful payments of dividends or unlawful stock repurchases or redemptions; or

  . any transaction from which the director derived an improper personal benefit.

   Broadbase's certificate of incorporation similarly eliminates a director's personal liability to Broadbase or its stockholders for monetary damages for breaches of fiduciary duties to the maximum extent allowed by the Delaware General Corporation Law, which currently prevents the elimination or limitation of personal liability of a director in all those circumstances outlined in Kana's certificate of incorporation. However, Broadbase's certificate of incorporation does not set forth the exclusions that are included in Kana's certificate of incorporation.

   Effect of Delaware Anti-takeover Statute. Kana and Broadbase are subject to
Section 203 of the Delaware General Corporation Law, as amended, that prohibits a Delaware corporation from engaging in any

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business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless:

  . prior to the date the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  . upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  . on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

   Section 203 defines business combinations to include:

  . any merger or consolidation involving the corporation and any interested stockholder;

  . any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

  . any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  . any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

  . the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

   In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

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                              OTHER KANA PROPOSALS

Proposal to Change Kana's Name

   As a condition to the completion of the merger, Kana agreed to use commercially reasonable efforts to change its name from "Kana Communications, Inc." to "Kana Software, Inc." Kana believes that "Kana Software, Inc." will better reflect the Company's current business focus as a result of its recent acquisitions, including the proposed merger with Broadbase.

   By approving this proposal, the stockholders will authorize the board to amend Kana's second amended and restated certificate of incorporation to reflect this name change. The amendment to the second amended and restated certificate of incorporation will take the following form:

   Article I is replaced with a new Article I--"The name of this corporation is Kana Software, Inc. (the "Corporation')."

   Kana expects the formal implementation of the name change with the Delaware Secretary of State to be completed by the end of summer 2001 after stockholder approval. There will be no adverse tax consequences associated with this name change and it will not affect the rights of any holders of Kana's common stock. Implementation costs during fiscal year 2001 are not expected to be material.

 Required Vote

   The proposal to change Kana's name to "Kana Software, Inc." by amending Kana's second amended and restated certificate of incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of Kana's common stock.

 Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS HAS DETERMINED THAT THIS PROPOSAL IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT OF KANA'S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE KANA'S NAME.

Proposal to Amend Kana's 1999 Stock Incentive Plan

   The Kana stockholders are being asked to approve an amendment of the 1999 Stock Incentive Plan which will increase the number of shares of Kana common stock available for issuance under the 1999 Stock Incentive Plan by an additional 15,000,000 shares.

   The amendment will also increase the limit on the maximum number of shares by which the share reserve under the 1999 Stock Incentive Plan may automatically increase each calendar year from 6,000,000 shares to 10,000,000 shares, effective for all calendar years after 2001.

   The increase to the share reserve will allow Kana to continue to utilize equity incentives to attract and retain the services of key individuals essential to its long-term growth and financial success. Equity incentives play a significant role in the company's efforts to remain competitive in the market for talented individuals, and Kana relies on such incentives as a means to attract and retain highly qualified individuals in the positions vital to its success.

   All share numbers in this proposal reflect the two-for-one split of the Kana common stock which was effected on February 22, 2000 through the payment of a dividend of one additional share of common stock for each share of Kana common stock outstanding on January 28, 2000.

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


   The following is a summary of the principal features of the 1999 Stock Incentive Plan, as most recently amended, a copy of which is attached to this joint proxy statement/prospectus as Appendix X. The 1999 Stock Incentive Plan serves as the successor to Kana's 1997 Stock Option/Stock Issuance Plan which terminated in connection with the initial public offering of our common stock on September 21, 1999. All outstanding options under the 1997 plan at the time of such termination were transferred to the 1999 Stock Incentive Plan.

 Equity Incentive Programs

   The 1999 Stock Incentive Plan consists of five separate equity incentive programs: (i) the discretionary option grant program, (ii) the stock issuance program, (iii) the salary investment option grant program, (iv) the automatic option grant program for non-employee board members and (v) the director fee option grant program. The principal features of each program are described below. The compensation committee of Kana's board of directors will have the exclusive authority to administer the discretionary option grant and stock issuance programs with respect to option grants and stock issuances made to Kana's executive officers and non-employee board members and will also have the authority to make option grants and stock issuances under those programs to all other eligible individuals. However, Kana's board of directors may at any time appoint a secondary committee of one or more board members to have separate but concurrent authority with the compensation committee to make option grants and stock issuances under those two programs to individuals other than executive officers and non-employee board members. The compensation committee will also have complete discretion to select the individuals who are to participate in the salary investment option grant program, but all grants made to the selected individuals will be governed by the express terms of that program.

   The term plan administrator, as used in this summary, will mean Kana's compensation committee and any secondary committee, to the extent each such entity is acting within the scope of its administrative authority under the 1999 Stock Incentive Plan. However, neither the compensation committee nor any secondary committee will exercise any administrative discretion under the automatic option grant or director fee option grant program. All grants under those programs will be made in strict compliance with the express provisions of such programs.

 Share Reserve

   At present, 40,982,428 shares of Kana's common stock are reserved for issuance over the term of the 1999 Stock Incentive Plan. Such share reserve consists of (i) the 9,400,000 shares initially reserved for issuance under the 1999 Stock Incentive Plan (including the shares of Kana's common stock subject to the outstanding options under the predecessor 1997 plan which have been transferred to the 1999 Stock Incentive Plan) plus (ii) the additional 2,583,100 shares added to the reserve plan on January 3, 2000 pursuant to the automatic share increase provisions of the 1999 Stock Incentive Plan, plus
(iii) the 10,000,000 share increase approved by the stockholders at the Special Meeting held on April 25, 2000, plus (iv) the additional 3,999,328 shares added to the reserve plan on January 2, 2001 pursuant to the automatic share increase provisions of the 1999 Stock Incentive Plan and (v) the 15,000,000 share increase which is the subject of this proposal.

   The number of shares of Kana's common stock available for issuance under the 1999 Stock Incentive Plan will automatically increase on the first trading day of January each calendar year, beginning with calendar year 2000, by an amount equal to 4.25% of the total number of shares of Kana's outstanding common stock on the last trading day in December of the immediately preceding calendar year, but in no event will any such annual increase exceed 6,000,000 shares. The proposed amendment will increase the limit on the maximum number of shares by which the share reserve under the 1999 Share Incentive Plan may automatically increase each calendar year from 6,000,000 shares to 10,000,000 shares, effective for all calendar years after 2001.

   No participant in the 1999 Stock Incentive Plan may receive option grants, separately exercisable stock appreciation rights or direct stock issuances for more than 2,000,000 shares of Kana's common stock in total per calendar year, subject to adjustment for subsequent stock splits, stock dividends and similar transactions. Stockholder approval of this proposal will also constitute re-approval of the 2,000,000-share limitation for purposes of Internal Revenue Code Section 162(m).

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   The shares of common stock issuable under the 1999 Stock Incentive Plan may be drawn from shares of Kana's authorized but unissued common stock or from shares of Kana's common stock which it acquires, including shares purchased on the open market.

   Shares subject to any outstanding options under the 1999 Stock Incentive Plan (including options transferred from the 1997 plan) which expire or otherwise terminate prior to exercise will be available for subsequent issuance. Unvested shares issued under the 1999 Stock Incentive Plan and subsequently purchased by Kana, at the option exercise or direct issue price paid per share, pursuant to Kana's purchase rights under the 1999 Stock Incentive Plan will be added back to the number of shares reserved for issuance under the 1999 Stock Incentive Plan and will accordingly be available for subsequent issuance. However, any shares subject to stock appreciation rights exercised under the 1999 Stock Incentive Plan will not be available for reissuance.

 Eligibility

   Officers and employees, non-employee board members and independent consultants in Kana's service or in the service of any parent and subsidiary companies (whether now existing or subsequently established) will be eligible to participate in the discretionary option grant and stock issuance programs. Kana's executive officers and other highly paid employees will also be eligible to participate in the salary investment option grant program. Participation in the automatic option grant and director fee option grant programs will be limited to the non-employee members of Kana's board of directors.

   As of April 20, 2001, approximately 585 employees, including five executive officers and five non-employee board members, were eligible to participate in the discretionary option grant and stock issuance programs. The five executive officers were also eligible to participate in the salary investment option grant program, and the five non-employee board members were also eligible to participate in the automatic option grant and director fee option grant programs.

 Valuation

   The fair market value per share of Kana's common stock on any relevant date under the 1999 Stock Incentive Plan will be deemed to be equal to the closing selling price per share on that date on the Nasdaq National Market. On April 20, 2001, the fair market value per share of Kana's common stock determined on such basis was $1.27.

 Discretionary Option Grant Program

   The plan administrator will have complete discretion under the discretionary option grant program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non- statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

   Each granted option will have an exercise price per share determined by the plan administrator, and that price may be set at a dollar amount less than, equal to or greater than the fair market value of the option shares on the grant date.

   No granted option may have a term in excess of ten years. The shares subject to each option will generally vest in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares. The shares acquired under such immediately exercisable options will be subject to repurchase by Kana, at the exercise price paid per share, if the optionee ceases service prior to vesting in those shares.

   Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options to the extent exercisable for vested shares. The plan administrator will have complete

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discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

   The plan administrator is authorized to issue tandem stock appreciation rights under the discretionary option grant program which will provide the holders with the right to surrender their options to Kana for an appreciation distribution. The amount of the distribution payable by Kana will be equal to the excess of (i) the fair market value of the vested shares of Kana's common stock subject to the surrendered option over (ii) the aggregate exercise price payable for those shares. Such appreciation distribution may, at the discretion of the plan administrator, be made in cash or in shares of Kana's common stock.

   The plan administrator will also have the authority to effect the cancellation of outstanding options under the discretionary option grant program (including options transferred from the 1997 plan) in return for the grant of new options for the same or a different number of option shares with an exercise price per share based upon the fair market value of Kana's common stock on the new grant date.

 Salary Investment Option Grant Program

   Kana's compensation committee will have complete discretion in implementing the salary investment option grant program for one or more calendar years and in selecting the executive officers and other eligible individuals who are to participate in the program for those years. As a condition to such participation, each selected individual must, prior to the start of the calendar year of participation, file with the compensation committee an irrevocable authorization directing Kana to reduce his or her base salary for the upcoming calendar year by a specified dollar amount not less than $10,000 nor more than $50,000 and to apply that amount to the acquisition of a special option grant under the program.

   Each selected individual who files such a timely election will automatically be granted a non-statutory option on the first trading day in January of the calendar year for which that salary reduction is to be in effect. Stockholder approval of this proposal will also constitute pre-approval of each option granted under the salary investment option grant program and the subsequent exercise of that option in accordance with the terms of the program summarized below.

   The number of shares subject to each such option will be determined by dividing the salary reduction amount by two-thirds of the fair market value per share of Kana common stock on the grant date, and the exercise price will be equal to one-third of the fair market value of the option shares on the grant date. As a result, the total spread on the option shares at the time of grant (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the amount by which the optionee's salary is to be reduced for the calendar year. In effect, the salary reduction serves as a prepayment, as of the time of the option grant, of two-thirds of the then current market price of the shares of common stock subject to the option.

   The option will become exercisable in a series of twelve successive equal monthly installments upon the optionee's completion of each month of service in the calendar year for which the salary reduction is in effect and will become immediately exercisable for all the option shares on an accelerated basis should Kana experience certain changes in ownership or control. Each option will remain exercisable for any vested shares until the earlier of (i) the expiration of the ten-year option term or (ii) the end of the three-year period measured from the date of the optionee's cessation of service.

 Stock Issuance Program

   Shares may be issued under the stock issuance program at a price per share determined by the plan administrator, and such price may be less than, equal to or greater than the fair market value of the shares at the

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

time of issuance. The issue price may be paid in cash or through a full-recourse promissory note. Shares may also be issued as a bonus for past services without any cash outlay required of the recipient. Shares may also be issued under the program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or the completion of a specified service requirement. The plan administrator will have complete discretion under the program to determine which eligible individuals are to receive such stock issuances or share right awards, the time or times when those issuances or awards are to be made, the number of shares subject to each such issuance or award, the consideration (if any) to be paid for the issued shares and the vesting schedule to be in effect for the stock issuance or share rights award.

   The issued shares may be fully and immediately vested upon issuance or may vest upon the completion of a designated service period or the attainment of pre-established performance goals. The plan administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the stock issuance program.

   Outstanding share right awards under the program will automatically terminate, and no shares will actually be issued in satisfaction of those awards, if the performance goals or service requirements established for such awards are not attained. The plan administrator, however, will have the discretionary authority to issue shares of Kana's common stock in satisfaction of one or more outstanding share right awards as to which the designated performance goals or service requirements are not attained.

 Automatic Option Grant Program

   Under the automatic option grant program, eligible non-employee members of Kana's board of directors will receive a series of option grants over their period of board service. Each new non-employee board member will, at the time of his or her initial election or appointment to the board, receive an option grant for 40,000 shares of Kana's common stock, provided such individual has not previously been in Kana's employ. On the date of each annual stockholders meeting, each individual who is to continue to serve as a non-employee board member will automatically be granted an option to purchase 10,000 shares of Kana's common stock, provided he or she has served as a non-employee board member for at least six months.

   There will be no limit on the number of such 10,000 share annual option grants any one eligible non-employee board member may receive over his or her period of continued board service, and non-employee board members who have previously been in Kana's employ will be eligible to receive one or more such annual option grants over their period of board service.

   Stockholder approval of this proposal will also constitute pre-approval of each option granted under the automatic option grant program on or after the date of the annual meeting and the subsequent exercise of each such option in accordance with the terms of the program summarized below.

   Each automatic grant will have an exercise price per share equal to the fair market value per share of Kana's common stock on the grant date and will have a maximum term of 10 years, subject to earlier termination following the optionee's cessation of board service. Each automatic option will be immediately exercisable for all of the option shares. However, any unvested shares purchased under such option will be subject to repurchase by Kana, at the exercise price paid per share, should the optionee cease board service prior to vesting in those shares. The shares subject to each initial 40,000 share automatic option grant will vest in a series of 8 successive equal semi-annual installments upon the optionee's completion of each 6 month period of board service over the 48 month period measured from the grant date. However, the shares subject to each such initial option grant will immediately vest in full upon certain changes in control or ownership or upon the optionee's death or disability while a board member. The shares subject to each annual 10,000 shares automatic grant will be fully vested at the time of the option grant. Following the optionee's cessation of board service for any reason, each automatic option grant will remain exercisable for a 12 month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of such cessation of board service.

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 Director Fee Option Grant Program

   The plan administrator will have complete discretion in implementing the director fee option grant program for one or more calendar years. If the program is implemented, each non-employee board member may elect, prior to the start of each calendar year, to apply all or any portion of any annual retainer fee otherwise payable in cash for his or her period of service on the board for that year to the acquisition of a below-market option grant. The option grant will be a nonstatutory option and will automatically be made on the first trading day in January in the calendar year for which an election is in effect. The option will have a maximum term of 10 years measured from the grant date and an exercise price per share equal to one-third of the fair market value of the option shares on such date. The number of shares subject to each option will be determined by dividing the amount of the retainer fee applied to the acquisition of that option by two-thirds of the fair market value per share of Kana's common stock on the grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the portion of the retainer fee applied to the acquisition of the option. In effect, the director fee election serves as a prepayment, as of the time of the option grant, of two-thirds of the then current market price of the shares of common stock subject to the option.

   The option will become exercisable in a series of twelve successive equal monthly installments upon the optionee's completion of each month of board service in the calendar year for which the director fee election is in effect, subject to full and immediate acceleration upon certain changes in control or ownership or upon the optionee's death or disability while a board member. Each option granted under the program will remain exercisable for vested shares until the earlier of the expiration of the ten-year option term or the expiration of the three-year period measured from the date of the optionee's cessation of board service.

 Limited Stock Appreciation Rights

   Limited stock appreciation rights may be granted under the discretionary option grant program to one or more of Kana's officers or non-employee board members as part of their option grants, and each option granted under the salary investment option grant, automatic option grant and director fee option grant program will automatically include such a limited stock appreciation right. Upon the successful completion of a hostile tender offer for more than 50% of Kana's outstanding voting securities or a change in a majority of Kana's board of directors as a result of one or more contested elections for board membership, each outstanding option with a limited stock appreciation right may be surrendered to Kana in return for a cash distribution. The amount of the distribution per surrendered option share will be equal to the excess of (i) the fair market value per share at the time the option is surrendered or, if greater, the highest tender offer price paid per share in the hostile take-over over (ii) the exercise price payable per share under the surrendered option.

 Predecessor Plan

   All outstanding options under the predecessor 1997 plan which were transferred to the 1999 Stock Incentive Plan will continue to be governed by the terms of the agreements evidencing those options, and no provision of the 1999 Stock Incentive Plan will affect or otherwise modify the rights or obligations of the holders of the transferred options with respect to their acquisition of Kana's common stock. However, the plan administrator has complete discretion to extend one or more provisions of the 1999 Stock Incentive Plan to the transferred options, to the extent those options do not otherwise contain such provisions.

 Stock Awards

   The table below shows, as to Kana's chief executive officer, Kana's four other most highly compensated executive officers (with base salary and bonus for the 2000 fiscal year in excess of $100,000) and the other individuals and groups indicated, the number of shares of common stock subject to option grants made under the 1999 Stock Incentive Plan from September 21, 1999, the effective date of the 1999 Stock Incentive Plan, through April 20, 2001, together with the weighted average exercise price payable per share. Kana has not made any direct stock issuances to date under the 1999 Stock Incentive Plan.


                                            Number of Shares  Weighted Average
                                           Underlying Options  Purchase Price
            Name and Position                  Granted (#)     Per Share ($)
            -----------------              ------------------ ----------------
James C. Wood.............................         41,599          $15.36
 Chief Executive Officer(1)

Michael J. McCloskey......................      1,866,766          $ 0.34
 Former Chief Executive Officer(2)

Nigel K. Donovan..........................      1,137,818          $ 8.94
 Chief Operating Officer

Paul R. Holland...........................        856,506          $ 2.10
 Former Vice President, Worldwide Sales(3)

William R. Phelps.........................        878,430          $ 2.27
 Former Vice President, Professional
 Services(4)

Alexander E. Evans........................        465,100          $17.15
 Former Vice President, International(5)

Robert W. Frick...........................         76,666          $ 6.46
 Nominee for Election as a Director

Kevin Harvey..............................            --              --
 Nominee for Election as a Director

All current executive officers as a group
 (5 persons)..............................      2,453,516          $26.33

All current non-employee directors as a
 group (5 persons)........................        486,728          $ 3.56

All employees, including current officers
 who are not executive officers, as a
 group (approximately 575 persons)........     18,944,630          $29.72

--------
(1) Mr. Wood joined Kana as a director in April 2000 in connection with Kana's acquisition of Silknet Software, Inc. and served as Kana's President from May 2000 to January 2001. In January 2001, Mr. Wood became Kana's Chief Executive Officer.

(2) Mr. McCloskey served as Kana's Chief Executive Officer from June 1999 through January 2001.

(3) Mr. Holland served as Kana's Vice President, Worldwide Sales from December 1997 through December 2000.

(4) Mr. Phelps served as Kana's Vice President, Professional Services from December 1998 through April 2001.

(5) Mr. Evans served as Kana's Vice President, International from July 1999 through April 2001.

   As of April 20, 2001, 16,229,331 shares of Kana's common stock were subject to outstanding options under the 1999 Stock Incentive Plan, and 23,909,588 shares remained available for future issuance, assuming stockholder approval of the 10,000,000 share increase which is the subject of this proposal.

   In addition, on April 26, 2001, Kana implemented a special retention option grant program under the 1999 Stock Incentive Plan in order to provide the employees essential to Kana's financial success with a meaningful incentive to continue in Kana's employ. Accordingly options covering a total of 9,360,930 shares were granted to approximately 439 employees, including the following options to Kana's current chief executive officer and Kana's other four most highly compensated executive officers:


                                                            Number of Securities
                                                                 Underlying
     Name                                                     Options Granted
     ----                                                   --------------------
     James C. Wood(1)......................................       400,000
     Nigel K. Donovan(2)...................................       500,000
     David B. Fowler(3)....................................       200,000
     Toya A. Rico(4).......................................        85,000
     Art M. Rodriguez(4)...................................        68,760

--------

(1) This option shall vest and become exercisable in a series of 48 equal monthly installments upon the optionee's completion of each of 48 months of service following the grant date.

(2) This option shall vest and become exercisable in a series of 24 equal monthly installments upon the optionee's completion of each of 24 months of service following the grant date.

(3) This option shall vest fully and become exercisable for all the option shares upon his continuation in Kana's employ until the earlier to occur of February 28, 2002 or the six-month anniversary of the completion of the merger with Broadbase.

(4) This option shall vest fully and become exercisable for all the option shares upon optionee's continuation in Kana's employ through July 31, 2001.


   Each option granted under the program, other than those granted to Kana's current chief executive officer and the four other most highly paid executive officers, will vest and become exercisable in a series of 48 equal monthly installments upon the optionee's completion of each of 48 months of service following the grant date. In addition, fully vested options covering a total of 197,360 shares were granted to 91 employees in recognition of past services rendered to Kana. Each option granted has an exercise price of $1.24 per share, the closing selling price per share of Kana common stock on the April 26, 2001 grant date and has a maximum term of 10 years measured from the grant date, subject to earlier termination upon the optionee's cessation of employment.

 New Plan Benefits

   No options have been granted to date under the 1999 Stock Incentive Plan on the basis of the share increase which forms part of this proposal.

 1999 Special Stock Option Plan

   Kana's 1999 Special Stock Option Plan was implemented by the board of directors in December 1999, and 1,000,000 shares of Kana's common stock have been reserved for issuance under this plan. The shares will be made available from Kana's authorized but unissued shares of common stock or from any common stock Kana repurchases, whether on the open market or otherwise. Participation in the special plan is limited to (i) officers who receive their option grant under the plan in connection with their commencement of employment with Kana, whether as a result of Kana's acquisition of their former employer or by reason of their initial hire, and (ii) employees who are neither officer nor directors at the time of the option grant. All options granted under the special plan will be non-statutory options under the federal tax laws and will not have a term in excess of ten years. Kana's compensation committee will serve as the plan administrator and will have the discretion to grant options under the special plan with an exercise price less than, equal to or greater than the fair market value of the option shares on the grant date. The remaining terms and provisions of the special plan are substantially the same as those in effect for the discretionary option grant program of Kana's 1999 Stock

Incentive Plan. As of April 20, 2001, options for 870,764 shares of Kana's common stock were outstanding under the special plan with a weighted average exercise price of $14.24 per share, options for 24,550 shares had been exercised, and 206,590 shares remained available for future option grant.

 General Provisions

   Acceleration

   In the event Kana should undergo a change in control, each outstanding option under the discretionary option grant program will automatically accelerate in full, unless assumed or otherwise continued in effect by the successor corporation or replaced with a cash incentive program which preserves the spread existing on the unvested option shares (the excess of the fair market value of those shares over the option exercise price payable for such shares) and provides for subsequent payout in accordance with the same vesting schedule in effect for those option shares. In addition, all unvested shares outstanding under the discretionary option grant and stock issuance programs will immediately vest, except to the extent Kana's repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect. The plan administrator will have complete discretion to grant one or more options under the discretionary option grant program which will become exercisable for all the option shares in the event the optionee's service with Kana or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction in which those options are assumed or otherwise continued in effect. The vesting of outstanding shares under the stock issuance program may also be structured to accelerate upon similar terms and conditions.

   The plan administrator will have the discretion to structure one or more option grants under the discretionary option grant program so that those options will immediately vest upon a change in control, whether or not the options are to be assumed or otherwise continued in effect. The plan administrator may also structure stock issuances under the stock issuance program so that those issuances will immediately vest upon a change in control. The shares subject to each option under the salary investment option grant, automatic option grant and director fee option grant programs will immediately vest upon any change in control transaction.

   A change in control will be deemed to occur in the event (i) Kana is acquired by merger or asset sale, (ii) there is a successful tender offer for more than 50% of Kana's outstanding voting stock or (iii) there is a change in the majority of the board effected through one or more contested elections for board membership. The merger of Kana and Broadbase is not expected to constitute a change of control.

   Currently outstanding options under the 1999 Stock Incentive Plan contain a special acceleration provision pursuant to which 25% of the unvested shares purchased or purchasable under each such option will immediately vest in the event Kana is acquired by a merger or asset sale and the optionee is not offered employment with the successor entity.

   The acceleration of vesting in the event of such a change in control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of Kana.

 Stockholder Rights and Option Transferability

   No optionee will have any stockholder rights with respect to the option shares until the optionee has exercised the option and paid the exercise price for the purchased shares. Options are generally not assignable or transferable other than by will or the laws of inheritance following optionee's death, and during the optionee's lifetime, the option may only be exercised by the optionee. However, non-statutory options may be transferred or assigned during optionee's lifetime to one or more members of the optionee's family or to a trust established for one or more such family members or to the optionee's former spouse, to the extent such transfer is in connection with the optionee's estate or pursuant to a domestic relations order.

 Changes in Capitalization

   In the event any change is made to the outstanding shares of Kana's common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without Kana's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1999 Stock Incentive Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the 1999 Stock Incentive Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the automatic option grant program to new and continuing non-employee board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option, (v) the number and/or class of securities and the exercise price per share in effect under each outstanding option transferred from the 1997 plan to the 1999 Stock Incentive Plan and (vi) the maximum number and/or class of securities by which the share reserve under the 1999 Stock Incentive Plan is to increase automatically each year. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the 1999 Stock Incentive Plan or the outstanding options thereunder.

 Financial Assistance

   The plan administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options under the discretionary option grant program or the purchase of shares under the stock issuance program through full-recourse interest-bearing promissory notes. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of those shares.

 Special Tax Election

   The plan administrator may provide one or more holders of options or unvested share issuances under the Stock Incentive Plan with the right to have Kana withhold a portion of the shares otherwise issuable to these individuals in satisfaction of the withholding taxes to which these individuals become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the plan administrator may allow these individuals to deliver previously acquired shares of common stock in payment of such withholding tax liability.

 Amendment and Termination

   The board may amend or modify the 1999 Stock Incentive Plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the board, the Stock Incentive Plan will terminate on the earliest of (i) June 30, 2009, (ii) the date on which all shares available for issuance under the 1999 Stock Incentive Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with changes in control or ownership.

 Federal Income Tax Consequences

  Option Grants

   Options granted under the 1999 Stock Incentive Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

   Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than 2 years after the date the option for the shares involved in such sale or disposition is granted and more than 1 year after the date the option is exercised for those shares. If those two requirements are satisfied at the time of the sale or disposition, then a disqualifying disposition will result.

   Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over
(ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

   If the optionee makes a disqualifying disposition of the purchased shares, then Kana will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, then Kana will not be entitled to any income tax deduction.

   Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

   If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by Kana in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when Kana's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

   Kana will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for Kana's taxable year in which ordinary income is recognized by the optionee.

 Stock Appreciation Rights

   No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income, in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income.

   Kana will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for Kana's taxable year in which ordinary income is recognized.

 Direct Stock Issuances

   The tax principles applicable to direct stock issuances under the 1999 Stock Incentive Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

 Deductibility of Executive Compensation

   Kana anticipates that any compensation deemed paid by it in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of Kana's executive officers. Accordingly, all compensation deemed paid with respect to those options will remain deductible by Kana without limitation under Code Section 162(m). However, any compensation deemed paid by Kana in connection with the exercise of options granted to those executive officers with a below-market exercise price will not qualify as performance-based compensation and will be subject to the $1 million per person limitation on the deductibility of the compensation paid to those officers.

 Accounting Treatment

   Option grants under the discretionary option grant and automatic option grant programs with exercise prices equal to the fair market value of the option shares on the grant date will not result in any direct charge to Kana's reported earnings. However, the fair value of those options is required to be disclosed in the notes to Kana's financial statements, and Kana must also disclose, in footnotes to its financial statements, the pro-forma impact those options would have upon its reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining Kana's earnings per share on a fully-diluted basis.

   Option grants or stock issuances made under the 1999 Stock Incentive Plan with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in compensation expense to Kana in an amount equal to the excess of the fair market value over the exercise or issue price. The expense must be amortized against Kana's earnings over the period that the option shares or issued shares are to vest. Option grants made to non-employee consultants (but not non-employee board members) will result in a direct charge to Kana's reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. The charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option and the vesting date of each installment of the option shares.

   In addition, any options which are repriced under the 1999 Stock Incentive Plan will also trigger a direct charge to Kana's reported earnings measured by the appreciation in the value of the underlying shares between the grant of the repriced option and the date the repriced option is exercised for those shares or otherwise terminates unexercised.

   Should one or more individuals be granted tandem stock appreciation rights under the 1999 Stock Incentive Plan, then these rights would result in a compensation expense to be charged against Kana's reported earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of common stock subject to these outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent the fair market value is in excess of the aggregate exercise price in effect for those rights.

 Vote Required

   The affirmative vote of at least a majority of the shares of common stock present in person or by proxy at the annual meeting and entitled to vote is required for approval of the proposed amendment to the 1999 Stock Incentive Plan. Should such stockholder approval not be obtained, then the 15,000,000 shares increase to the share reserve and the increase in the limit on the annual automatic share reserve increase to 10,000,000 shares under the 1999 plan will not be implemented. The 1999 plan will, however, continue in effect, and option grants and direct stock issuances may continue to be made under the 1999 plan until all the shares of common stock available for issuance under the 1999 plan, as in effect prior to the share increase which is the subject of this proposal, have been issued pursuant to option grants and direct stock issuances.

 Recommendation of the Board of Directors

   KANA'S BOARD OF DIRECTORS HAS DETERMINED THAT THIS PROPOSAL IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT OF KANA'S 1999 STOCK INCENTIVE PLAN.

Proposal to Amend and Restate Kana's 1999 Employee Stock Purchase Plan

 Introduction

   Kana's stockholders are being asked to approve an amendment and restatement of Kana's 1999 Employee Stock Purchase Plan which will effect the following changes: (i) increase the number of shares of common stock issuable under the term of the 1999 Employee Stock Purchase Plan by an additional 10,000,000 shares of common stock, from 2,122,507 shares to 12,122,507 shares, (ii) increase the limit on the maximum number of shares by which the share reserve under the 1999 Employee Stock Purchase Plan may automatically increase each calendar year from 666,666 shares to 4,000,000 shares, effective for all calendar years after the 2001 calendar year, (iii) provide the plan administrator with the authority to implement a series of overlapping twenty-four (24)-month offering periods beginning at semi-annual intervals each year, with the purchases to occur at semi-annual intervals within each such offering period, (iv) increase the limit on the maximum number of shares of common stock purchasable in total by all participants on any one purchase date from 250,000 shares to 1,000,000 shares or such other limit as the plan administrator deems advisable, and (v) revise certain provisions of the plan document in order to facilitate the administration of the 1999 Employee Stock Purchase Plan.

   The purpose of the amendment and restatement is to ensure that Kana will continue to have a sufficient reserve of common stock available under the 1999 Employee Stock Purchase Plan to provide eligible employees of Kana and its participating affiliates (whether now existing or subsequently established) with the opportunity to purchase shares of common stock at semi-annual intervals through their accumulated periodic payroll deductions.

   The 1999 Employee Stock Purchase Plan was adopted by the board on July 7, 1999 and approved by the Kana stockholders on August 16, 1999. The 1999 Employee Stock Purchase Plan became effective on September 21, 1999, in connection with the initial public offering of Kana's common stock. The amendment and restatement of the 1999 Employee Stock Purchase Plan which is the subject of this proposal was adopted by the Kana Board of Directors on April 26, 2001, subject to the approval of the Kana stockholders at the annual meeting.

   The terms and provisions of the amended and restated 1999 Employee Stock Purchase Plan are summarized below. This summary, however, does not purport to be a complete description of the 1999 Employee Stock Purchase Plan. A copy of the 1999 Employee Stock Purchase Plan is attached to this joint proxy statement/prospectus as Appendix XI.

   All share numbers in this proposal reflect the two-for-one split of the common stock which was effected on February 22, 2000 through the payment of a dividend of one additional share of common stock for every share of common stock outstanding on January 28, 2000.

 Description of the Purchase Plan

  Administration

   The 1999 Employee Stock Purchase Plan is administered by the compensation committee of the board. Such committee, as plan administrator, has full authority to adopt administrative rules and procedures and to interpret the provisions of the 1999 Employee Stock Purchase Plan.

 Securities Subject to the Purchase Plan

   The maximum number of shares of common stock currently reserved for issuance over the term of the 1999 Employee Stock Purchase Plan is currently limited to 2,122,507 shares. As of April 20, 2001, 492,539 shares of common stock have been issued under the 1999 Employee Stock Purchase Plan, 1,630,148 shares were available for future issuance under the 1999 Employee Stock Purchase Plan. If this Proposal is approved at the annual meeting, then the total number of shares available for issuance over the term of the plan will be increased to 12,122,507 shares.

   In addition, the share reserve under the 1999 Employee Stock Purchase Plan will automatically increase on the first trading day of January each calendar year by an amount equal to 0.75% of the total number of shares of common stock outstanding on the last trading day of December in the immediately preceding calendar year, but in no event will any such annual increase exceed 666,666 shares. However, should the Kana stockholders approve this proposal, then the limit on the maximum number of shares by which the share reserve under the 1999 Employee Stock Purchase Plan may automatically increase each year will increase from 666,666 shares to 4,000,000 shares, effective for all calendar years after 2001.

   The shares issuable under the 1999 Employee Stock Purchase Plan may be made available from authorized but unissued shares of Kana's common stock or from shares of common stock repurchased by Kana, including shares repurchased on the open market.

   In the event that any change is made to the outstanding common stock (whether by reason of any recapitalization, stock dividend, stock split, exchange or combination of shares or other change affecting the outstanding common stock as a class without Kana's receipt of consideration), appropriate adjustments will be made to (i) the maximum number and class of securities issuable under the 1999 Employee Stock Purchase Plan, (ii) the maximum number and class of securities by which the share reserve is to increase automatically each year, (iii) the maximum number and class of securities purchasable per participant on any one semi-annual purchase date, (iv) the maximum number and class of securities purchasable in total by all participants on any one purchase date and (v) the number and class of securities and the price per share in effect under each outstanding purchase right. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the 1999 Employee Stock Purchase Plan or the outstanding purchase rights thereunder.

 Offering Periods

   Shares of common stock are currently offered under the 1999 Employee Stock Purchase Plan through a series of successive offering periods, each with a maximum duration of 24 months. However, the initial offering period began on September 21, 1999 and is scheduled to end on the last business day in October 2001. Should the fair market value per share of common stock on any remaining purchase date within that offering period (April 30, 2001 or October 31, 2001) be less than the fair market value per share on the start date of the two-year offering period, then that offering period will automatically terminate, and a new two-year offering period will begin on the next business day, with all participants in the terminated offering to be automatically transferred to the new offering period.

   If stockholder approval of this proposal is obtained, then the plan administrator will have the authority to provide for a series of overlapping offering periods under the 1999 Employee Stock Purchase Plan, each with a maximum duration of 24 months. Such offering periods would begin on the first business day of May and on the first business day of November each year. Accordingly, we could have two separate offering periods in each calendar year the 1999 Employee Stock Purchase Plan remains in effect. However, no overlapping offering periods are expected to begin prior to November 1, 2001.

   Each offering period is expected to consist of a series of one or more successive purchase intervals. Purchase intervals are expected to run from the first business day in May to the last business day in October each year and from the first business day in November each year to the last business day in April in the immediately succeeding year.

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

 Automatic Restart Provisions

   If the fair market value per share of common stock on any semi-annual purchase date within a particular offering period is less than the fair market value per share of common stock on the start date of that offering period, then the participants in that offering period will automatically be transferred from that offering period after the semi-annual purchase of shares on their behalf and enrolled in the new offering period which begins on the next business day following such purchase date.

 Eligibility and Participation

   Any individual who is employed on a basis under which he or she is regularly expected to work for more than 20 hours per week for more than five months per calendar year in the employ of Kana or any participating parent or subsidiary corporation (including any corporation which subsequently becomes such at any time during the term of the 1999 Employee Stock Purchase Plan) is eligible to participate in the 1999 Employee Stock Purchase Plan.

   An individual who is an eligible employee on the start date of any offering period may join that offering period at that time or on any other designated entry date for that offering period. An individual who becomes an eligible employee after the start date of an offering period may join that offering period on any designated entry date for that offering period. However, an eligible employee may not participate in more than one offering period at a time.

   As of April 20, 2001, approximately 580 employees, including five executive officers, were eligible to participate in the 1999 Employee Stock Purchase Plan.

 Purchase Price

   The purchase price of the common stock purchased on behalf of each participant in the 1999 Employee Stock Purchase Plan on each semi-annual purchase date will be equal to 85% of the lower of (i) the fair market value per share of common stock on the start date of the offering period in which the participant is enrolled or (ii) the fair market value on the semi-annual purchase date.

   The fair market value per share of common stock on any particular date under the 1999 Employee Stock Purchase Plan will be deemed to be equal to the closing selling price per share on such date on the Nasdaq National Market. On April 12, 2001, the closing selling price per share of common stock on the Nasdaq National Market was $1.32. For the current offering period which began on September 21, 1999 in connection with the initial public offering of the common stock, the fair market value per share was deemed to be $7.50 (post-split), the price per share at which the common stock was sold pursuant to the underwriting agreement for that offering.

 Payroll Deductions and Stock Purchases

   Each participant may authorize periodic payroll deductions in any multiple of 1% up to a maximum of 15% of his or her total cash compensation (base salary plus bonus, overtime and commissions) to be applied to the acquisition of common stock at semi-annual intervals. Accordingly, on each semi-annual purchase date (the last business day in April and October each year), the accumulated payroll deductions of each participant will automatically be applied to the purchase of whole shares of common stock at the purchase price in effect for the participant for that purchase date.

 Special Limitations

   The 1999 Employee Stock Purchase Plan imposes certain limitations upon a participant's rights to acquire common stock, including the following limitations:

  . Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of common stock (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding at any time.

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

  . Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase, stock possessing 5% or more of the total combined voting power or value of all classes of stock of Kana or any of its affiliates.

  . No participant may purchase more than 1,500 shares of common stock on any one purchase date.

  . The maximum number of shares of common stock purchasable in total by all participants on any one purchase date within the current offering period which began on September 21, 1999 is limited to 250,000 shares for each offering period commencing prior to the approval of the share increase proposal and will be increased to 1,000,000 shares or such other limit as may be determined by the plan administrator for each purchase date within each subsequent offering period.

   The plan administrator will have the discretionary authority to increase or decrease the per participant and total participant share limitations prior to the start date of any new offering period under the 1999 Employee Stock Purchase Plan.

 Withdrawal Procedure and Termination of Purchase Rights

   The participant may withdraw from an offering period at any time and elect to have his or her accumulated payroll deductions for the semi-annual purchase interval in which such withdrawal occurs either applied to the purchase of shares on the next semi-annual purchase date or refunded.

   The participant's purchase right will immediately terminate upon his or her cessation of employment or loss of eligible employee status. Any payroll deductions which the participant may have made for the semi-annual purchase interval in which such cessation of employment or loss of eligibility occurs will be refunded and will not be applied to the purchase of common stock.

 Stockholder Rights

   No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant's behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

 Assignability

   Purchase rights are not assignable or transferable by the participant, and the purchase rights are exercisable only by the participant.

 Change in Control or Ownership

   In the event Kana is acquired by merger, sale of all or substantially all of Kana's assets or sale of securities possessing more than 50% of the total combined voting power of Kana's outstanding securities, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price in effect for each participant will be equal to 85% of the lower of (i) the fair market value per share of common stock on the start date of the offering period in which the participant is enrolled at the time such acquisition occurs or (ii) the fair market value per share of common stock immediately prior to such acquisition. The limitation on the maximum number of shares purchasable in total by all participants on any one purchase date will not be applicable to any purchase date attributable to such an acquisition. The merger of Kana and Broadbase is not expected to trigger such an exercise.

 Share Pro-Ration

   Should the total number of shares of common stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the 1999 Employee

Stock Purchase Plan, then the Plan Administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the common stock pro-rated to such individual, will be refunded.

 Amendment and Termination

   The 1999 Employee Stock Purchase Plan will terminate upon the earliest of
(i) the last business day in October 2009, (ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights or (iii) the date on which all purchase rights are exercised in connection with an acquisition of Kana.

   The Board may at any time alter, suspend or terminate the 1999 Employee Stock Purchase Plan. However, the Board may not, without stockholder approval,
(i) increase the number of shares issuable under the 1999 Employee Stock Purchase Plan, (ii) alter the purchase price formula so as to reduce the purchase price or (iii) modify the requirements for eligibility to participate in the 1999 Employee Stock Purchase Plan.

 Plan Benefits

   The table below shows, as to the listed individuals and specified groups, the number of shares of common stock purchased under the 1999 Employee Stock Purchase Plan between September 21, 1999, the start date of the current offering period under the 1999 Employee Stock Purchase Plan, and October 31, 2000, the most recent purchase date, together with the weighted average purchase price paid per share. Non-employee directors are not eligible to participate in the 1999 Employee Stock Purchase Plan.


                                                                    Weighted
                                                       Number of    Average
                                                       Purchased Purchase Price
                  Name and Position                     Shares   Per Share ($)
                  -----------------                    --------- --------------
James C. Wood........................................       --          --
 Chief Executive Officer

Michael J. McCloskey.................................     2,638      $6.375
 Former Chief Executive Officer

Nigel K. Donovan.....................................       --          --
 Chief Operations Officer

Paul R. Holland......................................     2,638      $6.375
 Former Vice President, Worldwide Sales

William R. Phelps....................................     2,638      $6.375
 Former Vice President, Professional Services

Alexander E. Evans...................................     2,683      $6.375
 Former Vice President, International

All current executive officers as a group (5
 persons)............................................     1,765      $15.19

All employees, including current officers who are not
 executive officers, as a group (approximately 575
 persons)............................................   491,541      $ 8.58


 New Plan Benefits

   No purchase rights have been granted, and no shares have been issued, on the basis of the share increase which form a part of this Proposal.

 Federal Tax Consequences

   The 1999 Employee Stock Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to Kana, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the 1999 Employee Stock Purchase Plan or in the event the participant should die while still owning the purchased shares.

   If the participant sells or otherwise disposes of the purchased shares within 2 years after his or her entry date into the offering period in which such shares were acquired or within 1 year after the actual semi-annual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and Kana will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant will also recognize capital gain equal to the amount by which the sale price exceeded the sum of the aggregate purchase price and the ordinary income recognized.

   If the participant sells or disposes of the purchased shares more than 2 years after his or her entry date into the offering period in which the shares were acquired and more than 1 year after the actual semi-annual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the start date of that offering period; and any additional gain upon the disposition will be taxed as a long-term capital gain. Kana will not be entitled to an income tax deduction with respect to such disposition.

   If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the shares on the start date of the offering period in which those shares were acquired will constitute ordinary income in the year of death.

 Accounting Treatment

   Under current accounting principles applicable to employee stock purchase plans qualified under Section 423 of the Internal Revenue Code, the issuance of common stock under the 1999 Employee Stock Purchase Plan will not result in a compensation expense chargeable against Kana's reported earnings. However, Kana must disclose, in pro-forma statements to Kana's financial statements, the impact the purchase rights granted under the 1999 Employee Stock Purchase Plan would have upon Kana's reported earnings were the fair value of those purchase rights treated as compensation expense.

 Vote Required

   The affirmative vote of a majority of the outstanding voting shares of Kana present or represented and entitled to vote at the annual meeting is required for approval of the amendment and restatement of the 1999 Employee Stock Purchase Plan. Should such stockholder approval not be obtained, then neither the proposed 10,000,000-share increase to the 1999 Employee Stock Purchase Plan nor the higher limit on the maximum automatic share increase per year will be implemented, and any purchase rights granted on the basis of those two amendments will terminate immediately. No additional purchase rights will be granted on the basis of those amendments, and the 1999 Employee Stock Purchase Plan as in effect immediately prior to those two proposed amendments will remain in effect until the shares in the existing share reserve have been issued.

   The Board believes that it is in the best interests of Kana to continue to provide employees with the opportunity to acquire an ownership interest in Kana through their participation in the 1999 Employee Stock Purchase Plan and thereby encourage them to remain in Kana's employ and more closely align their interests with those of the stockholders.

 Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS HAS DETERMINED THAT THIS PROPOSAL IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 1999 EMPLOYEE STOCK PURCHASE PLAN.

Election of Directors

   Kana's board of directors is divided into three classes designated Class I, Class II and Class III. The number of directors is determined from time to time by the board of directors and is currently fixed at nine members. A single class of directors is elected each year at the annual meeting. Subject to transition provisions, each director elected at each such meeting will serve for a term ending on the date of the third annual meeting of stockholders after his election and until his successor has been elected and duly qualified. At this year's annual meeting, Class II directors will stand for re-election.

   In order to achieve the composition of directors contemplated by the merger, the following actions will take place depending on whether the issuance of Kana common stock in the merger is approved:

  . Whether or not the issuance of Kana common stock in the merger is approved, Messrs. Hahn and Holloway will not seek reelection as Class II directors in 2001, Mr. Wood will retain his position as a Class I director and Kana stockholders will be asked to elect Messrs. Frick and Harvey as Class II directors at this annual meeting.

  . If the issuance of Kana common stock in the merger is approved, following the vote upon the merger and his election as a Class II director, Mr. Frick will immediately resign as a Class I director. In addition, immediately prior to the closing of the merger, Messrs. Beirne and Jurvetson will resign from their posts as Class I directors, Mr. Bay will be appointed by the board to fill a vacancy as a Class III director and Mr. Zarrabian will be appointed by the board to fill a vacancy as a Class I director.

  . If the issuance of Kana common stock in the merger is not approved, Messrs. Harvey and Frick will resign as Class II directors immediately following the meeting. The Kana board will, as soon as practicable thereafter, find replacement directors who will be appointed to take their respective places as Class II directors to serve until Kana's 2004 annual meeting and until their successors are duly elected and qualified. In addition, Messrs. Frick, Beirne and Jurvetson will remain as Class I directors.

   Set forth below is certain information concerning the nominees, the expected appointees if the merger is approved and the incumbent directors:

 Directors to be Elected at the 2001 Annual Meeting

   Robert W. Frick, age 63, served as one of Kana's directors since August 1999. Mr. Frick previously served as the Vice Chairman of the Board, Chief Financial Officer and head of the World Banking Group for Bank of America, as Managing Director of BankAmerica International, and as President of Bank of America's venture capital subsidiary. He is now retired. Mr. Frick previously served as a director of Connectify, Inc. from its founding to its acquisition by Kana, and he currently serves on the board of directors of six private companies. Mr. Frick holds a B.S. in Civil Engineering and an M.B.A. from Washington University in St. Louis, Missouri. Mr. Frick has agreed in writing to resign as a Class II director immediately following this year's annual meeting if the issuance of Kana common stock in the merger is not approved.

   Kevin Harvey, age 36, has served as a member of the board of directors of Broadbase since January 1996. Mr. Harvey has been a managing member of Benchmark Capital, a venture capital firm, since it was founded in January 1995. Mr. Harvey is also a director of Red Hat Software, a developer and provider of open source software and services, Ashford.com, an Internet retailer, Critical Path, an e-mail hosting services company and several privately held companies. Mr. Harvey holds a B.S. degree in electrical engineering from Rice

University. Mr. Harvey has agreed in writing to resign as a Kana director following this year's annual meeting if the issuance of common stock in the merger is not approved.

 Director Whose Term Expires in 2002
   James C. Wood, age 44, joined Kana in April 2000 as a director in connection with Kana's acquisition of Silknet Software, Inc. and served as Kana's President from May 2000 until he was appointed as Kana's Chief Executive Officer and Chairman of the Board of Directors in January 2001. Mr. Wood founded Silknet in March 1995 and served as its Chairman of the Board, President and Chief Executive Officer. From January 1988 until November 1994, Mr. Wood served as President and Chief Executive Officer of CODA Incorporated, a subsidiary of CODA Limited, a financial accounting software company. Mr. Wood also served as a director of CODA Limited from November 1988 until November 1994. Mr. Wood holds a B.S. in Electrical Engineering from Villanova University.

 Director Whose Term will Expire in 2002 Following His Appointment to the Board if the Merger is Approved

   Chuck Bay, age 43, will be appointed as a director effective upon the closing of the merger. From January 1998 to present, Mr. Bay has served as the Chairman of the Board, Chief Executive Officer and President of Broadbase. Mr. Bay previously served as Broadbase's Chief Financial Officer, General Counsel and Executive Vice President of Operations. From July 1997 to January 1998, he served as Chief Financial Officer and General Counsel for Reasoning, Inc., a software company. From January 1995 to August 1997, he served as Chief Financial Officer and General Counsel, for Pure Atria Software, Inc., a software company. Mr. Bay holds a B.S. degree in business administration from Illinois State University and a J.D. degree from the University of Illinois.

 Director Whose Term will Expire in 2003 Following His Appointment to the Board if the Merger is Approved

   Massood Zarrabian, age 52, will be appointed as a director effective upon the closing of the merger. Since December 2000, Mr. Zarrabian has served as the President, E-Service Division of Broadbase. From July 1999 until its acquisition by Broadbase in December 2000, he held various positions with Servicesoft, a customer relationship management software company, including most recently Chief Executive Officer, President and director. From January 1999 to July 1999, he served as Vice President of Product Operations, and from October 1998 to January 1999 as Vice President of Product Development, at Lewtan Technologies, Inc., a software company specializing in securitized transactions. From July 1997 to October 1998, he held various positions with Cayenne Software, Inc., a case tools company, including most recently as Executive Vice President and Chief Operating Officer. From February 1994 to July 1996, he held the positions of Vice President, Research and Development and Vice President, Product Operations at Cayenne's predecessor company, Bachman Information Systems. Mr. Zarrabian holds a B.S. degree in civil engineering from the Massachusetts Institute of Technology.

 Directors Whose Terms Will Expire in 2003 if the Merger is not Approved

   David M. Beirne, age 36, has served as one of Kana's directors since September 1997. Mr. Beirne has been a Managing Member of Benchmark Capital, a venture capital firm, since June 1997. Prior to joining Benchmark Capital, Mr. Beirne founded Ramsey/Beirne Associates, an executive search firm, and served as its Chief Executive Officer from 1987 to June 1997. Mr. Beirne serves on the board of directors of Scient Corporation, PlanetRx.com, Inc., Webvan Group, Inc., 1-800-FLOWERS.COM, Inc. and several private companies. Mr. Beirne holds a B.S. in Management from Bryant College. Mr. Beirne has agreed in writing to resign as a Kana director effective upon the closing of the merger.

   Steven T. Jurvetson, age 33, has served as one of Kana's directors since April 1997. Mr. Jurvetson has been a Managing Director of Draper Fisher Jurvetson, a venture capital firm, since June 1995. Prior to joining Draper Fisher Jurvetson, from July 1990 to September 1993, Mr. Jurvetson served as a consultant with Bain &

Company, a management consulting firm. Mr. Jurvetson served as a research and development engineer at Hewlett-Packard during the summer months from June 1987 to August 1989. Mr. Jurvetson serves on the boards of directors of Cognigine Corporation, FastParts, Inc., iTv Corp., Tacit Knowledge Corporation, Third Voice, Inc., ReleaseNow.com Corporation, Everdream Corporation and Vivaldi Networks, Inc. Mr. Jurvetson holds a B.S. and an M.S. in Electrical Engineering from Stanford University and an M.B.A. from the Stanford Graduate School of Business. Mr. Jurvetson has agreed in writing to resign as a Kana director upon the closing of the merger.

 The Board of Directors and Committees

   Kana's board of directors held seven meetings during fiscal year 2000. The board of directors has an audit committee and a compensation committee. Each director participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees of the board on which such director served during 2000, except for Mr. Jurvetson (71.4% attendance).

   The audit committee of Kana's board currently consists of three directors, Dr. Holloway and Messrs. Frick and Jurvetson, and met seven times in 2000. The audit committee reviews and supervises Kana's financial controls, including the selection of its auditors, reviews the books and accounts, meets with its officers regarding its financial controls, acts upon recommendations of the auditors and takes any further actions the audit committee deems necessary to complete an audit of its books and accounts, as well as addressing other matters that may come before Kana or as directed by the board.

   The audit committee is composed of outside directors who are not officers or employees of Kana. In the opinion of Kana's board of directors, and as independent is defined by the standards of the National Association of Securities Dealers, these directors are free of any relationship that would interfere with their exercise of independent judgement as members of this committee. The Kana board of directors has adopted a written charter for the audit committee, a copy of which is attached as Appendix XII to this joint proxy statement/prospectus.

   The compensation committee currently consists of two directors, Messrs. Beirne and Hahn. The compensation committee met three times during fiscal year 2000. The compensation committee reviews and approves the compensation and benefits for Kana's executive officers, administers Kana's stock plans and performs other duties as may from time to time be determined by the board.

 Compensation Committee Interlocks and Insider Participation

   During 2000, Kana's compensation committee consisted of Messrs. Beirne and Hahn. Neither Mr. Beirne nor Mr. Hahn was an employee of Kana nor any of its subsidiaries during 2000 or at any time prior to 2000. None of Kana's executive officers serves on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

 Director Compensation

   Kana does not currently compensate any non-employee member of the board of directors. Directors who are also employees do not receive additional compensation for serving as directors.

   Non-employee directors are eligible to receive discretionary option grants and stock issuances under the 1999 Stock Incentive Plan. In addition, under the 1999 Stock Incentive Plan, each new non-employee director will receive an automatic option grant for 40,000 shares upon his or her initial appointment or election to the board, and continuing non-employee directors will receive an automatic option grant for 10,000 shares on the date of each annual meeting of stockholders.

   In October 2000, Kana granted each of its non-employee directors, Messrs. Beirne, Frick, Jurvetson, Hahn and Holloway, an option to purchase 10,000 shares of common stock at an exercise price of $19.50 per share. Such option grants occurred automatically pursuant to Kana's 1999 Stock Incentive Plan. Such options were fully vested and immediately exercisable on the grant date.


 Closing Condition to the Merger

   Please note that it is a closing condition to the consummation of the merger that Messrs. Harvey and Frick be elected to the Kana board of directors as Class II directors. Accordingly, if you vote in favor of the issuance of Kana common stock contemplated by the merger agreement, you are urged to elect Messrs. Harvey and Frick as Class II directors so that the closing of the merger is not delayed or foreclosed.

 Required Vote

   The proposal to elect two directors to Kana's board of directors requires the affirmative vote of the holders of a plurality of the shares of Kana common stock entitled to vote that are present or represented at the annual meeting and entitled to vote on such proposal.

 Recommendation of the Board of Directors

   KANA'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. FRICK AND HARVEY.

Other Matters

   Kana knows of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as Kana's board of directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

                         COMPENSATION COMMITTEE REPORT

Overview and Philosophy

   Kana's compensation committee is responsible for establishing the compensation payable to Kana's executive officers, including the named executive officers. Such compensation is primarily comprised of the following elements: base salary, stock options and benefits.

   It is the committee's objective that executive compensation be directly influenced by Kana's business results. Accordingly, Kana's executive compensation program is structured to stimulate and reward exceptional performance that results in enhanced corporate and stockholder values. Industry compensation surveys are also reviewed in the committee's assessment of appropriate compensation levels.

   The committee recognizes that the highly-specialized industry sector in which Kana operates is extremely competitive world-wide, with the result that there is substantial demand for high-caliber, seasoned executives. It is crucial that the compensation committee be assured of retaining and rewarding Kana's executive personnel essential in contributing to the attainment of Kana's performance goals. For these reasons, the committee believes Kana's executive compensation arrangements must remain competitive with other e-business providers.

Cash Compensation

   A key objective of Kana's executive compensation program is to position Kana's key executives to earn annual cash compensation (base salary plus bonus) generally comparable to that which the executive would earn at other companies in the industry.

   Base salaries for Kana's executive officers are established considering a number of factors, including the recommendation of Kana's chief executive officer, Kana's growth and profit margins, the executive's performance and contribution to Kana's overall performance, and the salary levels of comparable positions reported in industry surveys. The committee adheres to a compensation philosophy of moderate levels of fixed compensation such as base salary. Base salary decisions are made as part of a formal review process. Bonuses are provided in accordance with the executive's written agreement where one is in place. Otherwise, bonuses are paid on a discretionary basis based upon individual performance.

Stock Options

   The committee grants stock options under its 1999 Stock Incentive Plan to provide direct linkage with stockholder interests. The committee considers the recommendation of Kana's chief executive officer, stock options previously granted to that individual, industry practices, the executive's performance and accountability level, and assumed, potential stock value when determining stock option grants. The committee relies upon competitive guideline ranges of retention-effective, target gain objectives to be derived from option gains based upon relatively aggressive assumptions relating to planned growth and earnings. In this manner, the potential executive's gains parallel those of other stockholders over the long-term. Therefore, the stock option program serves as Kana's only long-term incentive and retention tool for executives and other key employees. Stock options provide an incentive to executives to maximize long term profitable growth which ordinarily, over time, should be reflected in the price of Kana's stock.

Benefits

   Kana offers to its executives benefits that are substantially the same as the benefits offered to all Kana employees.

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

Chief Executive Officer Performance and Compensation

   In setting the total compensation payable to Mr. McCloskey, who served as Kana's chief executive officer for the 2000 fiscal year, the compensation committee sought to make that compensation competitive with the compensation paid to the chief executive officers of the companies in Kana's industry, while at the same time assuring that a significant percentage of compensation was tied to Kana's performance and stock price appreciation. In addition, the compensation committee decided that in connection with Mr. McCloskey's resignation for health reasons in January 2001, Kana would not exercise its right of repurchase of unvested shares. The compensation committee determined that it would provide this benefit to Mr. McCloskey in recognition of his service to Kana and medical condition and in lieu of a cash severance payment.


   The compensation committee determined the base salary of Mr. Wood, Kana's current chief executive officer, for the 2001 fiscal year in recognition of his personal performance and with the objective of maintaining his base salary at a competitive level with similarly situated chief executive officers. With respect to Mr. Wood's base salary, it is the compensation committee's intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Kana's performance factors.

   The compensation committee awarded a stock option grant to Mr. Wood in fiscal 2000 in order to provide him with an equity incentive to continue contributing to Kana's financial success. The option will have value for Mr. Wood only if the market price of the underlying option shares appreciates over the market price in effect on the date the grant was made.

Compliance with Internal Revenue Code Section 162(m)

   Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The compensation to be paid to any of Kana's executive officers for fiscal year 2000 did not exceed the $1 million limit per officer, nor is it expected that the compensation to be paid to any of Kana's executive officers for fiscal year 2001 will exceed that limit. Kana's 1999 plan is structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option under the 1999 plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of Kana's executive officers in the foreseeable future will approach the $1 million limit, the compensation committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to Kana's executive officers. The compensation committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

   It is the opinion of the committee that the adopted executive compensation policies and plans provide the necessary total remuneration program to properly align Kana's performance and the interests of Kana's stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

                                          Submitted by the Compensation
                                           Committee
                                          of the Board of Directors

                                          David M. Beirne
                                          Eric A. Hahn

                            AUDIT COMMITTEE REPORT

   The following is the report of the audit committee with respect to Kana's audited financial statements for the fiscal year ended December 31, 2000, which include Kana's consolidated balance sheets as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000, and the notes thereto. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that Kana specifically incorporates it by reference in such filing.

Audit and Non-Audit Fees

   For the fiscal year ended December 31, 2000, fees for services provided by Kana's independent auditors were as follows:

   .  Audit........................................................... $302,000

   .  Financial Information Systems Design and Implementation......... $    --

   .  Other Fees...................................................... $316,000

Review with Management

   The audit committee has reviewed and discussed Kana's audited financial statements with management.

Review and Discussions with Independent Accountants

   The audit committee has discussed with PricewaterhouseCoopers LLP, Kana's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of Kana's financial statements.

   The audit committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board No. 1, "Independence Discussions with Audit Committees." The audit committee has discussed with PricewaterhouseCoopers LLP that firm's independence and considered whether the non-audit services provided by PricewaterhouseCoopers LLP to Kana are compatible with maintaining its independence.

Conclusion

   Based on the review and discussions referred to above, the committee recommended to Kana's board of directors that the audited financial statements be included in Kana's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                         Submitted by the Audit Committee
                                         of the Board of Directors

                                         Robert W. Frick, Chairman
                                         Charles A Holloway, Ph.D
                                         Steven T. Jurvetson

                            STOCK PERFORMANCE GRAPH

   The graph depicted below shows a comparison of Kana's cumulative total stockholder returns, the Nasdaq Stock Market Index and the Chase H & Q Internet 100 Index.

              COMPARISON OF 15 MONTH CUMULATIVE TOTAL RETURN
                        AMONG KANA COMMUNICATIONS, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                    AND THE JP MORGAN H&Q INTERNET 100 INDEX


             Kana                      NASDAQ             JP Morgan &
             Communications, Inc.      Stock Market       Q Internet
             --------------------      ------------       -----------
9/21/99                       100               100               100
   9/99                     332.5              97.2            105.81
  12/99                   1366.67            143.65            204.83
   3/00                    906.67            161.22            213.94
   6/00                       825            140.17            158.72
   9/00                    296.67            128.98            152.68
  12/00                    153.33             86.43             78.81


   The graph covers the period from September 22, 1999, the commencement date of Kana's initial public offering of shares of common stock to December 31, 2000.

   The graph assumes that $100 was invested on September 22, 1999 in Kana's common stock, and in the Nasdaq Stock Market Index and the Chase H & Q Internet 100 Index on September 22, 1999 and that all dividends were reinvested. No cash dividends have been declared on Kana's common stock.

   The performance shown in the graph represents past performance and should not be considered an indication of future performance.

   Notwithstanding anything to the contrary set forth in any of Kana's previous filings made under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by Kana under those statutes, neither the preceding Stock Performance Graph, the compensation committee report nor the audit committee report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by Kana under those statutes.

                               MANAGEMENT OF KANA

Executive Officers and Directors of Kana

   The following table sets forth information regarding Kana's current executive officers and directors (with ages as of December 31, 2000):

    Name                 Age                            Position
    ----                 ---                            --------
James C. Wood...........  44 Chief Executive Officer and Chairman of the Board of Directors
David B. Fowler.........  47 President
Nigel K. Donovan........  45 Chief Operating Officer
Art M. Rodriguez........  45 Interim Chief Financial Officer
Toya A. Rico............  40 Chief Personnel Officer
David M. Beirne.........  36 Director
Robert W. Frick.........  63 Director
Eric A. Hahn............  40 Director
Charles A. Holloway,
 Ph.D...................  64 Director
Steven T. Jurvetson.....  33 Director

   James C. Wood. See page 131.

   David B. Fowler. Mr. Fowler joined Kana in connection with Kana's acquisition of Silknet and served as Kana's Vice President, Corporate Marketing from April 2000 until he was appointed as Kana's President in January 2001. Prior to joining Kana, from April 1999 to April 2000, Mr. Fowler served as Vice President--Marketing of Silknet. From April 1995 to March 1999, Mr. Fowler served as Vice President--Sales and Marketing for Gradient Technologies, a software company. From December 1993 to March 1995, Mr. Fowler served as Vice President--Sales and Marketing for FTP Software. Mr. Fowler holds a B.S. in Computer Science from Worcester Polytechnic Institute and an M.B.A. from New York University.

   Nigel K. Donovan. Mr. Donovan joined Kana in connection with Kana's acquisition of Silknet and served as Kana's Vice President, Development from April 2000 until he was appointed as Kana's Chief Operating Officer in January 2001. Prior to joining Kana, from February 1999 to April 2000, Mr. Donovan served as Senior Vice President and Chief Operating Officer of Silknet. From November 1995 to February 1999, Mr. Donovan served as Silknet's Vice President--Professional Services. From November 1996 to October 1998, he also served as Silknet's Treasurer and from May 1997 to October 1998 as its Chief Financial Officer. In addition, Mr. Donovan served as director of Silknet from October 1996 to February 1999. From March 1988 until October 1995, Mr. Donovan served as Vice President--Professional Services of CODA Incorporated. Mr. Donovan holds a B.A. in Accounting and Finance from the London School of Business Studies.

   Art M. Rodriguez. Mr. Rodriguez joined Kana in July 2000 as Kana's Vice President of Finance and currently serves as the interim Chief Financial Officer. Prior to joining Kana, Mr. Rodriguez spent 15 years in various financial positions at Hewlett Packard Co., most recently as the controller for the Customer Service & Support Group. Before his work at Hewlett Packard, Mr. Rodriguez served as a Captain in the United States Marine Corps. Mr. Rodriguez holds an M.B.A. from the University of California at Los Angeles.

   Toya A. Rico. Ms. Rico joined Kana in January 2000 as Vice President, Human Resources and was appointed as Kana's Chief Personnel Officer in January 2001. Prior to joining Kana, from October 1996 through May 1999, Ms. Rico served as Director, Human Resources at Adaptec, Inc., a bandwidth management company. From September 1996 through May 1998, Ms. Rico served in a variety of human resources management positions at 3Com Corporation, a computer networking company. Ms. Rico holds a B.A. in Communications from California State University, San Francisco.

   David M. Beirne. See page 131.

   Robert W. Frick. See page 130.

   Eric A. Hahn. Mr. Hahn has served as one of Kana's directors since June 1998. Mr. Hahn is a founding partner of Inventures Group, a venture capital firm. From November 1996 to June 1998, Mr. Hahn served as the Executive Vice President and later as the Chief Technical Officer of Netscape Communications Corporation and served as a member of Netscape's Executive Committee. Mr. Hahn also served as General Manager of Netscape's Server Products Division, overseeing Netscape's product development and marketing activities for enterprise Internet, intranet and extranet servers, from November 1995 to November 1996. Prior to joining Netscape, from February 1993 to November 1995, Mr. Hahn was founder and Chief Executive Officer of Collabra Software, Inc., a groupware provider that was acquired by Netscape. Mr. Hahn holds a B.S. and Ph.D. in Computer Science from the Worcester Polytechnic Institute.

   Dr. Charles A. Holloway. Dr. Holloway has served as one of Kana's directors since December 1996. Dr. Holloway holds the Kleiner, Perkins, Caufield & Byers Professorship in Management at the Stanford Graduate School of Business and has been a faculty member of the Stanford Graduate School of Business since 1968. Dr. Holloway is also currently co-director of the Stanford Center for Entrepreneurial Studies at the Graduate School of Business. Dr. Holloway was the founding co-chair of the Stanford Integrated Manufacturing Association, a cooperative effort between the Graduate School of Business and the School of Engineering, that focuses on research and curriculum development in manufacturing and technology. Dr. Holloway serves on the board of directors of several private companies. Dr. Holloway holds a B.S. in Electrical Engineering from the University of California at Berkeley and an M.S. in Nuclear Engineering and Ph.D. in Business Administration from the University of California at Los Angeles.

   Steven T. Jurvetson. See page 131.

Section 16(a) Beneficial Ownership Reporting Compliance

   The members of the board of directors, Kana's executive officers and persons who hold more than 10% of Kana's outstanding common stock are subject to the responding requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file with respect to their ownership of the common stock and their transactions in such common stock. Based upon (i) the copies of
Section 16(a) reports which Kana received from such persons for their 2000 transactions in the common stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for 2000, Kana believes that the executive officer and the board members complied with all their reporting requirements under
Section 16(a) in 2000 except were follows: the five non-employee directors (Messrs. Beirne, Frick, Hahn, Holloway, and Jurvetson) did not did not file timely Forms 5 to report the non-employee director option that was automatically granted on the date of Kana's annual stockholder meeting held on October 4, 2000; Joseph Ansanelli, Ian Cavanagh, Nigil Donovan, David Fowler, Michael Wolfe and James Wood filed late Forms 4; James Wood, Nigil Donovan and Eric Carlson filed late Forms 3.

Kana's Executive Compensation

   The following table sets forth certain information concerning compensation earned for the year ended December 31, 2000, by the individual who served as Kana's Chief Executive Officer during 2000, by the individual who is currently serving as Kana's Chief Executive Officer and by each of Kana's four other most highly compensated current executive officers whose salary and bonus for 2000 exceeded $100,000. The listed individuals are referred to in this joint proxy statement/prospectus as Kana's Named Executive Officers. No other executive officers who otherwise would have been includable in this table on the basis of salary and bonus earned during 2000 has been excluded because they terminated employment or changed their executive status during the year.

   The salary figures include amounts the employees invested into Kana's tax-qualified plan pursuant to Section 401(k) of the Internal Revenue Code. However, compensation in the form of perquisites and other personal benefits that constituted less than the lesser of either $50,000 or 10% of the total annual salary and bonus of each of Kana's Named Executive Officers in 2000 is excluded. The option grants reflected in the table below for 2000 were made under Kana's 1999 Stock Option Issuance Plan.

                        Summary Compensation Table


                                                                   Long-Term
                                                                  Compensation
                                                                     Awards
                                            Annual Compensation    Securities
                                          -----------------------  Underlying
       Name and Principal Position        Year Salary($) Bonus($) Options (#)
       ---------------------------        ---- --------- -------- ------------
James C. Wood............................ 2000  200,000   75,000         100
 Chief Executive Officer (1)              1999  186,122  100,000      41,499(2)

Michael J. McCloskey (3)................. 2000  150,000      --      375,100(4)
 Former Chief Executive Officer           1999   81,250      --    1,866,666

Nigel K. Donovan......................... 2000  180,000  100,000     200,100
 Chief Operations Officer                 1999  158,290  100,000      45,000(2)

Paul R. Holland (5)...................... 2000  156,250  393,098     195,100(6)
 Former Vice President, Worldwide Sales   1999   75,000  721,600         --

William R. Phelps........................ 2000  200,000   60,000     195,100(7)
 Vice President, Professional Services    1999  130,000   56,000     413,330

Alexander E. Evans....................... 2000  149,886  250,979      65,100
 Former Vice President, International (8) 1999   63,115   53,928     400,000

--------
(1) Mr. Wood joined Kana as a director in April 2000 in connection with Kana's acquisition of Silknet Software, Inc. and served as Kana's President from May 2000 to January 2001. In January 2001, Mr. Wood became Kana's Chief Executive Officer.

(2) Options granted to Messrs. Wood and Donovan prior to Kana's fiscal year 2000 were granted pursuant to the stock incentive plans for Silknet that have been assumed by Kana.

(3) Mr. McCloskey served as Kana's Chief Executive Officer from June 1999 through January 2001.

(4) A 375,000 share option granted to Mr. McCloskey on April 19, 2000 was cancelled on October 25, 2000.

(5) Mr. Holland served as Kana's Vice President, Worldwide Sales from December 1997 through December 2000.

(6) A 150,000 share option granted to Mr. Holland on February 22, 2000 was cancelled on October 25, 2000.

(7) A 150,000 share option granted to Mr. Phelps on February 22, 2000 was cancelled on October 25, 2000.

(8) Mr. Evans joined Kana in July 1999. Mr. Evan's cash compensation was converted from U.K. currency to U.S. currency based upon an average exchange rate of 1.51703 for 2000 and 1.6178 for 1999.

Kana's Option Grants in Last Fiscal Year

   The following table sets forth information with respect to stock options granted to each of Kana's Named Executive Officers in 2000. Kana granted options to purchase up to a total of approximately 21,787,000 shares to employees during the year (including grants made by Silknet in 2000), and the table's percentage column shows how much of that total was granted to Kana's Named Executive Officers. No stock appreciation rights were granted to Kana's Named Executive Officers during 2000.

   The table includes the potential realizable value over the 10-year term of the options, based on assumed rates of stock price appreciation of 0%, 5% and 10%, compounded annually. The potential realizable value is calculated based on the assumption that the stock price will appreciate at the indicated rate for the entire term of the option and that the option is exercised and sold on the last day of its term at the appreciated price. All options listed have a term of 10 years. The stock price appreciation rates of 0%, 5% and 10% are assumed pursuant to the rules of the Securities and Exchange Commission. Kana can give no assurance that the actual stock price will appreciate over the 10-year option term at the assumed 0%, 5% and 10% levels or at any other defined level. Actual gains, if any, on stock option exercises will be dependent on the future performance of Kana's common stock. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to Kana's Named Executive Officers.

   The option grants to Kana's Named Executive Officers were made under Kana's 1999 Stock Incentive Plan. The exercise price for each option grant is equal to the fair market value of Kana's common stock on the date of grant. See "Kana's Employment Arrangements, Termination of Employment Arrangements and Change in Control Arrangements."

                             Option Grants in 2000


                                                                                       Potential Realizable Value
                                                                                       at Assumed Annual Rates of
                                                                                        Stock Price Appreciation
                          Number of    % of Total           Individual Grant               for Option Term (1)
                         Securities     Options    ----------------------------------- ---------------------------
                         Underlying    Granted to               Fair Market
                           Options    Employees in   Exercise    Value on   Expiration  0%
          Name           Granted (#)  Fiscal Year  Price ($/Sh) Grant Date     Date     ($)    5% ($)    10% ($)
          ----           -----------  ------------ ------------ ----------- ---------- ----- ---------- ----------
James C. Wood...........       100(3)       *           10.00     39.3125    04/19/10  2,931      5,404      9,197
Michael J. McCloskey....   375,000(2)     1.7         39.3125     39.3125    04/19/10         9,271,282 23,495,250
                               100(3)       *           10.00     39.3125    04/19/10  2,931      5,404      9,197
Nigel K. Donovan........   200,000(4)       *         39.3125     39.3125    04/19/10         4,944,684  2,530,800
                               100(3)       *           10.00     39.3125    04/19/10  2,931      5,404      9,197
                           100,000(4)       *           15.25     15.2500    10/18/10           959,064  2,430,457
Paul R. Holland.........   150,000(2)       *        129.6875    129.6875     2/22/10        12,233,966 31,003,271
                            45,000(5)       *         39.3125     39.3125    04/19/10         1,112,554  2,819,430
                               100(3)       *           10.00     39.3125    04/19/10  2,931      5,404      9,197
William R. Phelps.......   150,000(2)       *        129.6875    129.6875     2/22/10        12,233,966 31,003,271
                            45,000(5)       *         39.3125     39.3125    04/19/10         1,112,554  2,819,430
                               100(3)       *           10.00     39.3125    04/19/10  2,931      5,404      9,197
Alexander E. Evans......    50,000(4)       *        129.6875    129.6875     2/22/10         4,077,989 10,334,424
                            15,000(5)       *         39.3125     39.3125    04/19/10           370,851     39,810
                               100(3)       *           10.00     39.3125    04/19/10  2,931      5,404      9,197

--------
 * denotes less than one percent (1%).

(1) The exercise prices of all options granted in fiscal year 2000 are well above the closing price of Kana's common stock of $1.08 on April 26, 2001.

(2) This option was cancelled by the optionholder on October 25, 2000.

(3) This option vested in full on April 30, 2000.

(4) 25% of the option shall vest following the one-year anniversary of the date of grant with the remaining 75% to vest in equal monthly installments for the 36 months thereafter so that the option will be fully vested after four years.

(5) 50% of the option shall vest following the one-year anniversary of the grant date with the remaining 50% to vest in equal monthly installments for the 24 months thereafter so that the option will be fully vested after three years.

   In addition, on April 26, 2001, Kana also implemented a special retention option grant program under the 1999 Stock Incentive Plan in order to provide the employees essential to Kana's financial success with a meaningful incentive to continue in Kana employ. Accordingly options covering a total of 9,360,930 shares were granted to approximately 439 employees, including the following options to Kana's current chief executive officer and Kana's other four most highly compensated executive officers:


                                                            Number of Securities
                                                                 Underlying
     Name                                                     Options Granted
     ----                                                   --------------------
     James C. Wood(1)......................................       400,000
     Nigel K. Donovan(2)...................................       500,000
     David B. Fowler(3)....................................       200,000
     Toya A. Rico(4).......................................        85,000
     Art M. Rodriguez(4)...................................        68,760

--------

(1) This option shall vest and become exercisable in a series of 48 equal monthly installments upon the optionee's completion of each of 48 months of service following the grant date.

(2) This option shall vest and become exercisable in a series of 24 equal monthly installments upon the optionee's completion of each of 24 months of service following the grant date.

(3) This option shall vest fully and become exercisable for all the option shares upon his continuation in Kana's employ until the earlier to occur of February 28, 2002 or the six-month anniversary of the completion of the merger with Broadbase.

(4) This option shall vest fully and become exercisable for all the option shares upon optionee's continuation in Kana's employ through July 31, 2001.



   Each option granted under the program, other than those granted to Kana's current chief executive officer and the four other most highly paid executive officers, will vest and become exercisable in a series of 48 equal monthly installments upon the optionee's completion of each of 48 months of service following the grant date. In addition, fully vested options covering a total of 197,360 shares were granted to 91 employees in recognition of past services rendered to Kana. Each option granted under the program has an exercise price of $1.24 per share, the closing selling price per share of Kana common stock on the April 26, 2001 grant date and has a maximum term of 10 years measured from the grant date, subject to earlier termination upon the optionee's cessation of employment.

Kana's Aggregated Option Exercises and Fiscal Year-End Values

   The following table sets forth the number of shares underlying exercisable and unexercisable options held by Kana's Named Executive Officers at the end of 2000, and the value of such options. None of Kana's Named Executive Officers exercised any options during 2000, other than Mr. Donovan. None of them exercised any stock appreciation rights during 2000, and none held any stock appreciation rights at the end of the year.

   The value realized is based on the fair market value of Kana's common stock on the date of exercise, minus the exercise price payable for the shares, except in the event of a same day sale transaction, in which case the actual sale price is used. With the exception of an option to purchase 100 shares granted to all of Kana's employees on April 19, 2000, the exercise price for each grant equaled the fair market value on the date of exercise. None of such 100 share option grants were exercised by any of Kana's Named Executive Officers, so Kana's Named Executive Officers did not realize any value on the exercise of any stock option in 2000.


                                                       # of Securities
                          Number of                Underlying Unexercised     Value of Unexercised
                           Shares                  Options/SARs at Fiscal   in-the-Money Options/SARs
                         Acquired on                    Year-End (#)         at Fiscal Year-End ($)
                          Exercise      Value     ------------------------- -------------------------
   Name                      (#)     Realized ($) Exercisable Unexercisable Exercisable Unexercisable
   ----                  ----------- ------------ ----------- ------------- ----------- -------------
James C. Wood...........       --           --       24,309       17,290           150         --
Michael J. McCloskey....       --           --          100          --            150         --
Nigel K. Donovan........   100,000    3,772,100     482,319      329,739     5,619,697     129,978
Paul R. Holland.........       --           --          100       45,000           150         --
William R. Phelps.......       --           --          100       45,000           150         --
Alexander E. Evans......       --           --      400,100       65,000     3,700,150         --

   KANA'S EMPLOYMENT ARRANGEMENTS, TERMINATION OF EMPLOYMENT ARRANGEMENTS AND
                         CHANGE IN CONTROL ARRANGEMENTS

   In February 1997, Dr. Holloway, one of Kana's directors, exercised an option to purchase 106,666 shares of common stock and entered into a stock purchase agreement for the purchase of those shares. At the time of this joint proxy statement/prospectus, these shares were fully vested.

   In April 1998, Mr. Holland, Kana's former Vice President, Worldwide Sales, exercised an option to purchase 811,406 shares of common stock and entered into a stock purchase agreement for the purchase of those shares. To the extent the shares were unvested at the time of his termination of service, Kana exercised its right to repurchase those shares at the exercise price paid per share.

   In July 1998, Mr. Hahn, one of Kana's directors, exercised an option to purchase 150,064 shares of common stock and entered into a stock purchase agreement for the purchase of those shares. To the extent the shares are unvested at the time of his termination of service, Kana will have the right to repurchase those shares at the exercise price paid per share. Under the stock purchase agreement, if Kana is acquired by merger or asset sale, Kana's right to repurchase the unvested shares will automatically lapse in its entirety and the shares will vest in full. The merger of Kana and Broadbase is not expected to affect Kana's repurchase rights.

   Also in July 1998, Dr. Holloway, one of Kana's directors exercised an option to purchase 53,332 shares of common stock and entered into a stock purchase agreement for the purchase of those shares. To the extent the shares are unvested at the time of his termination of service, Kana will have the right to repurchase those shares at the exercise price paid per share. Under the stock purchase agreement, if Kana is acquired by merger or asset sale, Kana's right to repurchase all of the unvested shares will automatically lapse in its entirety, and the shares will vest in full, unless the repurchase right is assigned to the successor entity. In addition, if Kana is acquired by merger or asset sale and Dr. Holloway is not retained to provide services to the successor entity, 25% of the unvested shares will vest and no longer be subject to repurchase. The merger of Kana and Broadbase is not expected to affect Kana's repurchase rights.

   In February and June 1999, Mr. Phelps, Kana's former Vice President, Professional Services, exercised options to purchase a total of 413,330 shares of common stock and entered into a stock purchase agreement for the purchase of those shares. To the extent the shares were unvested at the time of his termination of service, Kana exercised its right to repurchase those shares at the exercise price paid per share.

   In June 1999, Kana entered into an employment arrangement with Mr. McCloskey, Kana's former Chief Executive Officer. In connection with this arrangement, Kana granted Mr. McCloskey an option to purchase up to 1,866,666 shares of common stock, which Mr. McCloskey exercised in June 1999. Of these shares, 1,119,999 are subject to a right of repurchase granted to Kana that allowed Kana to repurchase those shares at the option exercise price paid per share, to the extent those shares were unvested at the time of his termination of service. Under the stock purchase agreement and the terms of Mr. McCloskey's employment arrangement, the unvested shares vested in a series of 48 successive equal monthly installments upon his completion of each month of service over the 48-month period measured from June 17, 1999. Mr. McCloskey resigned as chief executive officer in January 2001 due to the discovery of a medical condition that prevented him from continuing to serve in such capacity. In March 2001, Mr. McCloskey ceased providing services to Kana. In addition, Kana's compensation committee decided not to exercise its right to repurchase, at the price of $0.3375 per share, any of the 871,111 shares in which Mr. McCloskey was not vested at the time of his resignation.

   In August 1999, Kana granted an option to purchase 66,666 fully vested shares of common stock to Mr. Frick, one of its directors, at an exercise price of $4.50 per share, that he exercised in full in September 1999.

   In July 2000, Kana granted an option to purchase 250,000 unvested shares of common stock to Mr. Rodriguez, Kana's interim chief financial officer, at an exercise price of $56.63 per share. To the extent that the shares are unvested at the time of his termination of service, Kana will have the right to repurchase those shares at the exercise price per share. Under the stock purchase agreement, if Kana is acquired by merger or asset sale, Kana's right to repurchase the unvested shares will automatically lapse in its entirety, and the shares will vest in full, unless the repurchase right is assigned to the successor entity. In addition, if Kana is acquired by merger or asset sale and Mr. Rodriguez is not offered comparable employment by the successor entity, 50% of the unvested shares will vest and no longer be subject to repurchase. The merger of Kana and Broadbase is not expected to affect Kana's repurchase rights.

   Generally, Kana's option grants to employees, other than those under the 1999 Special Stock Option Plan, provide that if Kana is acquired by merger or asset sale and the employee is not offered employment by the successor entity, then 25% of any unvested shares held by that individual will vest and no longer be subject to repurchase.

                          CERTAIN TRANSACTIONS OF KANA

Sales of Securities by Kana


   On April 19, 2000, Kana closed a merger with Silknet, pursuant to which Silknet became Kana's wholly-owned subsidiary. In connection with the acquisition of Silknet, approximately 33.0 million shares of common stock, valued at approximately $4.2 billion, were issued or reserved for issuance for all outstanding shares, warrants and options of Silknet. In connection with the acquisition, Mr. Wood, a founder and the Chairman of the Board, President and Chief Executive Officer of Silknet, became one of our officers and directors.

Loans to and Other Arrangements with Kana's Officers and Directors

   In connection with the option exercises described under "Kana's Employment Arrangements, Termination of Employment Arrangements and Change of Control Arrangements," the following officers and directors delivered five-year full recourse promissory notes, bearing interest at an annual rate of 5.7%, except in the case of Mr. Frick whose note bears interest at an annual rate of 6.0%, in amounts and with the balances indicated:

                                                        Original      Amount
                                                       Amount of  Outstanding at
                                                       Promissory  December 31,
    Officer or Director                                   Note         2000
    -------------------                                ---------- --------------
   Michael J. McCloskey(1)...........................   $630,000     $686,500
   Robert W. Frick...................................    299,997      323,489
   William R. Phelps(2)..............................     79,000       17,155
   Ian P. Cavanagh...................................    900,000      974,772

--------
(1) $304,500 remained outstanding as of March 8, 2001.

(2) This loan had been paid in full as of March 8, 2001.

   Kana entered into an employment arrangement with Mr. McCloskey, its former Chief Executive Officer. See "Kana's Employment Arrangements, Termination of Employment Arrangements and Change in Control Arrangements."

   Kana has granted options to its executive officers and directors. See "Management of Kana--Kana's Executive Compensation."

   In connection with the termination of Mr. McCloskey's employment, Kana agreed to accelerate the vesting of Mr. McCloskey's unvested shares as of March 2001.

   Kana has entered into an indemnification agreement with each of its executive officers and directors containing provisions that may require it, among other things, to indemnify its executive officers and directors against liabilities that may arise by reason of Kana's status or service as executive officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

                         PRINCIPAL STOCKHOLDERS OF KANA

   The table below sets forth information regarding the beneficial ownership of Kana's common stock as of February 28, 2001, by the following individuals or groups:

  . each person or entity who is known by Kana to own beneficially more than five percent of Kana's outstanding stock;

  . each of Kana's Named Executive Officers;

  . each of Kana's directors; and

  . all current directors and executive officers as a group.

   Applicable percentage ownership in the following table is based on 94,345,305 shares of common stock outstanding as of February 28, 2001, as adjusted to include all options exercisable within 60 days of February 28, 2001 held by the particular stockholder and that are included in the first column.

   Unless otherwise indicated, the principal address of each of the stockholders below is c/o Kana Communications, Inc., 740 Bay Road, Redwood City, CA 94063. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.


                                                      Number of    Percentage
                                                        Shares     of Shares
                                                     Beneficially Beneficially
     Name and Address of Beneficial Owner             Owned (#)    Owned (%)
     ------------------------------------            ------------ ------------
Entities affiliated with Draper Fisher
 Jurvetson(1).......................................   7,875,162       8.3
Entities affiliated with Benchmark Capital Partners
 L.P.(2)............................................   6,927,511       7.3
Entities affiliated with CMG @Ventures II LLC(3)....   4,700,759       5.0
Michael J. McCloskey................................   1,870,604       2.0
James C. Wood.......................................   2,471,646       2.6
Paul R. Holland(4)..................................     759,844         *
William R. Phelps(5)................................     379,768         *
Alexander E. Evans..................................     426,021         *
Nigel K. Donovan....................................     585,161         *
Steven T. Jurvetson(1)..............................   8,215,331       8.7
David M. Beirne(2)(6)...............................   7,309,190       7.7
Eric A. Hahn(7).....................................     397,705         *
Dr. Charles A. Holloway.............................     103,748         *
Robert W. Frick.....................................     157,034         *
Kevin Harvey........................................         --        --
All current directors and executive officers as a
 group (10 persons).................................  19,373,634      20.5

--------
 * Less than one percent.

(1) Principal address is 400 Seaport Court, Suite 250, Redwood City, CA 94063. Includes 7,335,461 shares of common stock held by Draper Fisher Associates Fund IV, L.P., 506,821 shares of common stock held by Draper Fisher Partners IV, LLC and 32,880 shares of common stock held by Draper Richards L.P. Mr. Jurvetson disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in the Draper Fisher Jurvetson Funds.

(2) Principal address is 2480 Sand Hill Road, Suite 200, Menlo Park, CA 94025. Includes 6,436,773 shares of common stock held by Benchmark Capital Partners, L.P., and 490,738 shares of common stock held by Benchmark Founders' Fund L.P. Mr. Beirne, one of Kana's directors, is a Managing Member of Benchmark Capital Management Co., LLC. Mr. Beirne disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in the Benchmark funds.

(3) Principal address is 100 Brickstone Plaza, Andover, MA 01810.

(4) Includes 26,666 shares of common stock held by The Paul Holland Grantor Retained Annuity Trust, 26,666 shares of common stock held by The Linda Yates Holland Grantor Retained Annuity Trust, 53,332 shares of common stock held by the Yates/Holland 1999 Irrevocable Trust, 513,910 shares of common stock held by The Yates/Holland Family Trust and 133,332 shares of common stock held by Paul Holland and Linda Yates as community property. Includes 135,235 shares of common stock subject to Kana's right of repurchase. This repurchase right lapses with respect to 16,904 shares per month.

(5) Includes 26,278 shares of common stock held by The William Phelps Grantor Retained Annuity Trust, 27,478 shares of common stock held by The Margaret Phelps Grantor Retained Annuity Trust and 322,074 shares of common stock held by The Phelps Family Trust. Includes 152,778 shares of common stock subject to Kana's right of repurchase. This repurchase right lapses with respect to 7,638 shares per month. Also includes 25,278 shares of common stock subject to Kana's right of repurchase that lapses with respect to 972 shares per month.

(6) Includes 192,000 shares of common stock held by Ramsey/Beirne Investment Pool II, LLC. Mr. Beirne, one of Kana's directors, was Chief Executive Officer of Ramsey/Beirne Associates until June 1997. Mr. Beirne disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in the Ramsey/Beirne Investment Pool II, LLC.

(7) Includes 43,769 shares of common stock subject to Kana's right of repurchase. This repurchase right lapses with respect to 3,126 shares per month.

                                    EXPERTS

   The financial consolidated statements of Kana Communications, Inc. as of December 31, 2000 and for the year ended December 31, 2000 incorporated in this registration statement by reference to the Annual Report on Form 10-K of Kana Communications, Inc. for the year ended December 31, 2000 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The consolidated financial statements of Broadbase Software, Inc. appearing in Broadbase Software, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

   The consolidated financial statements of Kana Communications, Inc. as of December 31, 1999 and for each of the years in the two-year period ended December 31, 1999 have been incorporated by reference herein in reliance upon the report KPMG LLP, independent certified public accountants given on the authority of said firm as experts in accounting and auditing.

   The consolidated financial statements of Silknet Software, Inc. as of June 30, 1999 and 1998 and for each of the three years in the period ended June 30, 1999 incorporated in this registration statement by reference to the Current Report on Form 8-K/A of Kana Communications, Inc. filed on May 8, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The consolidated financial statements of Servicesoft, Inc. as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 incorporated in this registration statement by reference to the Current Report on Form 8-K/A of Broadbase Software, Inc. filed on February 8, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                                 LEGAL MATTERS

   The validity of the shares of Kana common stock offered by this joint proxy statement/prospectus and the federal income tax consequences in connection with the merger will be passed upon for Kana by Brobeck, Phleger & Harrison LLP, Palo Alto, California. Attorneys of the firm Brobeck, Phleger & Harrison LLP beneficially own an aggregate of approximately 29,146 shares of Kana's common stock. Certain legal matters with respect to federal income tax consequences in connection with the merger will be passed upon for Broadbase by Fenwick & West LLP, Palo Alto, California. Fenwick & West LLP and certain of its partners own an aggregate of 61,758 shares of Broadbase common stock, and Fenwick & West LLP holds an option to purchase 20,000 shares of Broadbase common stock.

                      WHERE YOU CAN FIND MORE INFORMATION

   Kana and Broadbase file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Stockholders may read and copy any reports, statements or other information filed by Kana or Broadbase at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Kana's and Broadbase's filings with the Commission are also available to the public from commercial document-retrieval services and at the Web site maintained by the Commission at http://www.sec.gov.

   Kana has filed a registration statement with the Commission to register the Kana common stock to be issued to Broadbase stockholders in the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes a proxy statement and prospectus of Kana in addition to being a proxy statement of Broadbase for use at its special meeting.

   Kana has supplied all information contained in this joint proxy statement/prospectus relating to Kana, and Broadbase has supplied all information contained in this joint proxy statement/prospectus relating to Broadbase. Neither Kana nor Broadbase warrants the accuracy or completeness of information relating to the other.

   Stockholders can obtain any of the reports referenced above through Kana, Broadbase or the Commission. Documents are available from Kana or Broadbase without charge, excluding all exhibits. Stockholders may obtain such documents by requesting them orally or in writing to the following addresses or by telephone:

  Kana Communications, Inc.                      Broadbase Software, Inc.
  Investor Relations                             Investor Relations
  740 Bay Road                                   181 Constitution Road
  Redwood City, CA 94063                         Menlo Park, CA 94025
  (650) 298-9282                                 (650) 614-8300

   If you would like to request documents, please do so as soon as possible.

   Kana stockholders should rely only on the information contained in this joint proxy statement/prospectus to vote on the issuance of Kana common stock as contemplated by the merger agreement and the other proposals presented to Kana's stockholders. Broadbase stockholders should rely only on the information contained in this joint proxy statement/prospectus to vote on the merger agreement. Neither Kana nor Broadbase has authorized anyone to provide information that is different from what is contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated May 24, 2001. Stockholders should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any other date, and neither the mailing of this joint proxy statement/prospectus to stockholders nor the issuance of Kana common stock in the merger shall create any implication to the contrary.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The Securities and Exchange Commission allows Kana to "incorporate by reference" the information Kana files with it, which means that Kana can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this joint proxy statement/prospectus, and later information filed with the Securities and Exchange Commission will update and supersede this information. This joint proxy statement/prospectus incorporates by reference the documents set forth below that Kana and Broadbase have previously filed with the Securities and Exchange Commission. The documents contain important information about Kana and Broadbase and their finances.

   Incorporated by reference are Kana's:

  . Annual report on Form 10-K for the year ended December 31, 2000 (as amended by Form 10-K/A filed April 3, 2001);

  . Quarterly report on Form 10-Q for the quarter ended March 31, 2001 filed on May 15, 2001;

  . Current reports on Form 8-K filed January 22, 2001, February 1, 2001,
    February 21, 2001 and April 12, 2001 and current report on Form 8-K/A filed May 8, 2000; and

  . Common stock description contained in Kana's registration statement on Form 8-A (File No. 000-27163) filed on August 27, 1999 registering the Kana common stock under Section 12(g) of the Securities Exchange Act of 1934.

   In addition, all of Kana's filings with the Securities and Exchange Commission after the date of this joint proxy statement/prospectus under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference until the merger becomes effective.

   Incorporated by reference are Broadbase's:


  . Annual report on Form 10-K for the year ended December 31, 2000, filed on March 23, 2001 and amended on April 30, 2001;

  . Quarterly report on Form 10-Q for the quarter ended March 31, 2001, filed on May 10, 2001;

  . Current report on Form 8-K filed on April 16, 2001; and

  . Common stock description contained in Broadbase's Registration Statement on Form 8-A (File No. 000-26789) filed on July 22, 1999 registering the Broadbase's common stock under Section 12(g) of the Securities Exchange Act of 1934.

   In addition, all of Broadbase's filings with the Securities and Exchange Commission after the date of this joint proxy statement/prospectus under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference until the merger becomes effective.

   Any statement contained in this joint proxy statement/prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this joint proxy statement/prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement/prospectus.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                      APPENDIX I

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                           KANA COMMUNICATIONS, INC.,
                            ARROW ACQUISITION CORP.
                                      AND
                            BROADBASE SOFTWARE, INC.

                                                              APRIL 9, 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                           Page
                                                                           ----

 ARTICLE I   THE MERGER..................................................  I-2

 1.1         The Merger..................................................  I-2
 1.2         Effective Time; Closing.....................................  I-2
 1.3         Effect of the Merger........................................  I-2
 1.4         Certificate of Incorporation; Bylaws........................  I-2
 1.5         Directors and Officers......................................  I-2
 1.6         Effect on Capital Stock.....................................  I-2
 1.7         Exchange of Certificates....................................  I-3
 1.8         No Further Ownership Rights in Company Common Stock.........  I-5
 1.9         Restricted Stock............................................  I-5
 1.10        Tax Consequences............................................  I-6
 1.11        Taking of Necessary Action; Further Action..................  I-6

 ARTICLE II  REPRESENTATIONS AND WARRANTIES OF COMPANY...................  I-6

 2.1         Organization; Subsidiaries..................................  I-6
 2.2         Company Capitalization......................................  I-7
 2.3         Obligations With Respect to Capital Stock...................  I-8
 2.4         Authority; Non-Contravention................................  I-8
 2.5         SEC Filings; Company Financial Statements...................  I-9
 2.6         Absence of Certain Changes or Events........................  I-10
 2.7         Taxes.......................................................  I-10
 2.8         Title to Properties.........................................  I-11
 2.9         Intellectual Property.......................................  I-11
 2.10        Compliance with Laws........................................  I-12
 2.11        Litigation..................................................  I-12
 2.12        Employee Benefit Plans......................................  I-13
 2.13        Environmental Matters.......................................  I-14
 2.14        Certain Agreements..........................................  I-15
 2.15        Disclosure..................................................  I-15
 2.16        Board Approval..............................................  I-15
 2.17        Fairness Opinion............................................  I-15
 2.18        DGCL Section 203 and Rights Agreement Not Applicable........  I-16
 2.19        Brokers' and Finders' Fees..................................  I-16
 2.20        Insurance...................................................  I-16
 2.21        Certain Contracts...........................................  I-16

 ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.....  I-16

 3.1         Organization; Subsidiaries..................................  I-16
 3.2         Parent and Merger Sub Capitalization........................  I-17
 3.3         Obligations With Respect to Capital Stock...................  I-17
 3.4         Authority; Non-Contravention................................  I-18
 3.5         SEC Filings; Parent Financial Statements....................  I-19
 3.6         Absence of Certain Changes or Events........................  I-19
 3.7         Taxes.......................................................  I-20
 3.8         Title to Properties.........................................  I-21
 3.9         Intellectual Property.......................................  I-21
 3.10        Compliance with Laws........................................  I-22
 3.11        Litigation..................................................  I-22


                                                                          Page
                                                                          ----

 3.12        Employee Benefit Plans.....................................  I-22
 3.13        Environmental Matters......................................  I-23
 3.14        Agreements, Contracts and Commitments......................  I-24
 3.15        Disclosure.................................................  I-24
 3.16        Board Approval.............................................  I-24
 3.17        Fairness Opinion...........................................  I-25
 3.18        Brokers' and Finders' Fees.................................  I-25
 3.19        Insurance..................................................  I-25
 3.20        Certain Contracts..........................................  I-25

 ARTICLE IV  CONDUCT PRIOR TO THE EFFECTIVE TIME........................  I-25

 4.1         Conduct of Business by Company.............................  I-25
 4.2         Conduct of Business by Parent..............................  I-27
 4.3         Interim Plans..............................................  I-29

 ARTICLE V   ADDITIONAL AGREEMENTS......................................  I-29

             Proxy Statement/Prospectus; Registration Statement;
 5.1         Antitrust and Other Filings................................  I-29
 5.2         Meeting of Company Stockholders............................  I-30
 5.3         Meeting of Parent Stockholders.............................  I-32
 5.4         No Company Solicitation....................................  I-33
 5.5         No Parent Solicitation.....................................  I-34
 5.6         Confidentiality; Access to Information.....................  I-35
 5.7         Public Disclosure..........................................  I-36
 5.8         Reasonable Efforts; Notification...........................  I-36
 5.9         Third Party Consents.......................................  I-37
 5.10        Stock Options and ESPP.....................................  I-37
 5.11        Company Warrants...........................................  I-38
 5.12        Form S-8...................................................  I-38
 5.13        Indemnification............................................  I-38
 5.14        Parent Board of Directors..................................  I-39
 5.15        Nasdaq Listing.............................................  I-39
 5.16        Letters of Accountants.....................................  I-39
 5.17        Takeover Statutes..........................................  I-39
 5.18        Certain Employee Benefits..................................  I-39
 5.19        Section 16.................................................  I-40
 5.20        Tax Matters................................................  I-40

 ARTICLE VI  CONDITIONS TO THE MERGER...................................  I-40

             Conditions to Obligations of Each Party to Effect the
 6.1         Merger.....................................................  I-40
 6.2         Additional Conditions to Obligations of Company............  I-41
             Additional Conditions to the Obligations of Parent and
 6.3         Merger Sub.................................................  I-42

 ARTICLE VII TERMINATION, AMENDMENT AND WAIVER..........................  I-42

 7.1         Termination................................................  I-42
 7.2         Notice of Termination; Effect of Termination...............  I-44
 7.3         Fees and Expenses..........................................  I-45
 7.4         Amendment..................................................  I-46
 7.5         Extension; Waiver..........................................  I-46
 7.6         Liquidated Damages.........................................  I-46


                                                                            Page
                                                                            ----

 ARTICLE VIII GENERAL PROVISIONS..........................................  I-46

 8.1          Non-Survival of Representations and Warranties..............  I-46
 8.2          Notices.....................................................  I-47
 8.3          Interpretation; Certain Defined Terms.......................  I-47
 8.4          Counterparts................................................  I-48
 8.5          Entire Agreement; Third Party Beneficiaries.................  I-48
 8.6          Severability................................................  I-48
 8.7          Other Remedies; Specific Performance........................  I-48
 8.8          Governing Law...............................................  I-49
 8.9          Rules of Construction.......................................  I-49
 8.10         Assignment..................................................  I-49
 8.11         Waiver Of Jury Trial........................................  I-49


                               INDEX OF EXHIBITS


 Exhibit A Form of Company Voting Agreement...................  See Appendix III

 Exhibit B Form of Parent Voting Agreement....................  See Appendix II

 Exhibit C Company Stock Option Agreement.....................  See Appendix V

 Exhibit D Parent Stock Option Agreement......................  See Appendix IV

 Exhibit E Distribution and License Agreement.................  See Appendix VI

 Exhibit F Revolving Loan Agreement...........................  See Appendix VII

                          AGREEMENT AND PLAN OF MERGER

   This Agreement and Plan of Merger (this "Agreement") is made and entered into as of April 9, 2001, among Kana Communications, Inc., a Delaware corporation ("Parent"), Arrow Acquisition Corp., a Delaware corporation and a wholly owned first-tier subsidiary of Parent ("Merger Sub"), and Broadbase Software, Inc., a Delaware corporation ("Company").

                                    RECITALS

   A. The respective Boards of Directors of Parent, Merger Sub and Company have approved this Agreement, and declared advisable the merger of Merger Sub with and into Company (the "Merger") upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law").

   B. For United States federal income tax purposes, the Merger is intended to qualify as a "reorganization" pursuant to the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, the Merger is intended to be accounted for as a "purchase" under United States generally accepted accounting principles ("GAAP").

   C. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, certain stockholders of Company are entering into a Company Voting Agreement with Parent in the form of Exhibit A (the "Company Voting Agreement"). Concurrently with the execution of this Agreement, and as a condition and inducement to Company's willingness to enter into this Agreement, certain stockholders of Parent are entering into a Parent Voting Agreement with Company in the form of Exhibit B (the "Parent Voting Agreement").

   D. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, Company shall execute and deliver a Stock Option Agreement in favor of Parent in substantially the form attached hereto as Exhibit C (the "Company Stock Option Agreement"). The Board of Directors of Company has approved the Company Stock Option Agreement. Concurrently with the execution of this Agreement, and as a condition and inducement to Company's willingness to enter into this Agreement, Parent shall execute and deliver a Stock Option Agreement in favor of Company in substantially the form attached hereto as Exhibit D (the "Parent Stock Option Agreement"). The Board of Directors of Parent has approved the Parent Stock Option Agreement.

   E. Concurrently with the execution of this Agreement, Parent and Company are entering into a Distribution and License Agreement in the form of Exhibit E (the "License Agreement").

   F. Concurrently with the execution of this Agreement, Parent and Company are entering into a Revolving Loan Agreement in the form of Exhibit F (the "Loan Agreement").

   G. In connection with the Merger, the Board of Directors of Parent has approved a name change of Parent to "Kana Software, Inc." (the "Parent Name Change") to be effective immediately prior to the Effective Time (as defined below).

   H. The respective boards of directors of Parent and Company have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals, that the Merger is advisable, and that the products and services of Parent and Company will complement and enhance each other.

   I. In consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

   1.1 The Merger. Upon the terms and subject to the conditions of this Agreement and the applicable provisions of Delaware Law, at the Effective Time, Merger Sub shall be merged with and into Company, the separate corporate existence of Merger Sub shall cease, and Company shall continue as the surviving corporation of the Merger and a wholly-owned subsidiary of Parent (the "Surviving Corporation").

   1.2 Effective Time; Closing. Subject to the provisions of this Agreement, Company and Merger Sub will file a certificate of merger, in such appropriate form as determined by the parties, with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the "Certificate of Merger") (the time of such filing (or such later time as may be agreed in writing by Company and Parent and specified in the Certificate of Merger) being the "Effective Time") as soon as practicable on or after the Closing Date. The closing of the Merger (the "Closing") shall take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

   1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be s provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, at the Effective Time, the Surviving Corporation shall possess all the property, rights, privileges, powers and franchises of Company and Merger Sub, and shall be subject to all debts, liabilities and duties of Company and Merger Sub.

   1.4 Certificate of Incorporation; Bylaws.

   (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation of the Surviving Corporation. At the Effective Time, the Certificate of Incorporation of the Parent shall have been amended to effect the Parent Name Change.

   (b) At the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

   1.5 Directors and Officers. The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Company immediately prior to the Effective Time, until their respective successors are duly appointed.

   1.6 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Company or the holders of any of the following securities:

   (a) Conversion of Company Common Stock. Each share of common stock, par value $0.001 per share, of Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time, other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(b), will be canceled and extinguished and automatically converted into the right to receive
1.05 (the "Exchange Ratio") shares of common stock, par value $0.001 per share, of Parent ("Parent Common Stock") upon surrender of the certificate representing such share of Company Common Stock in the manner provided in
Section 1.7. No fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but in lieu thereof, a cash

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payment shall be made pursuant to Section 1.7(e). As of the Effective Time, all such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Parent Common Stock and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon the surrender of such certificates.

   (b) Cancellation of Company-Owned and Parent-Owned Stock. Each share of Company Common Stock held by Company or owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Company or of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

   (c) Stock Options; Employee Stock Purchase Plan. At the Effective Time, all options to purchase Company Common Stock ("Company Options") then outstanding shall to the extent provided in Section 5.10 be assumed by Parent. Rights outstanding under Company's 1999 Employee Stock Purchase Plan (the "Company ESPP") shall be treated as set forth in Section 5.10 of this Agreement.

   (d) Warrants. At the Effective Time, each warrant to purchase Company Common Stock then outstanding ("Company Warrants") shall be assumed by Parent in accordance with Section 5.11 of this Agreement.

   (e) Capital Stock of Merger Sub. Each share of common stock, par value $0.001 per share, of Merger Sub (the "Merger Sub Common Stock"), issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, $0.001 par value per share, of the Surviving Corporation. Following the Effective Time, each certificate evidencing ownership of shares of Merger Sub common stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

   (f) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including the Parent Stock Split, and any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Parent Common Stock or Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

   1.7 Exchange of Certificates.

   (a) Exchange Agent. Parent shall select an institution reasonably acceptable to Company to act as the exchange agent (the "Exchange Agent") in the Merger.

   (b) Exchange Fund. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the shares of Parent Common Stock (such shares of Parent Common Stock, together with cash in lieu of fractional shares and any dividends or distributions with respect thereto, are hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Common Stock.

   (c) Exchange Procedures. Promptly after the Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of record a certificate or certificates ("Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into shares of Parent Common Stock pursuant to Section 1.6, (i) a letter of transmittal in customary form (that shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall contain such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of Certificates for cancellation to the Exchange Agent together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Parent Common Stock into which their shares of

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Company Common Stock were converted at the Effective Time, payment in lieu of fractional shares that such holders have the right to receive pursuant to
Section 1.7(e) and any dividends or distributions payable pursuant to Section 1.7(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.7(e) and any dividends or distributions payable pursuant to
Section 1.7(d). No interest will be paid or accrued on any cash in lieu of fractional shares of Parent Common Stock or on any unpaid dividends or distributions payable to holders of Certificates. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

   (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Parent Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver to the holders of certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 1.7(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock.

   (e) Fractional Shares. (i) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (A) the number of full shares of Parent Common Stock delivered to the Exchange Agent pursuant to Section 1.7(b), over (B) the aggregate number of full shares of Parent Common Stock to be distributed to holders of Company Common Stock pursuant to
Section 1.7(c) (such excess, the "Excess Shares"). Following the Effective Time, the Exchange Agent, as agent for the holders of Company Common Stock, shall sell the Excess Shares at then prevailing prices on the Nasdaq Stock Market in the manner set forth in paragraph (ii) of this Section 1.7(e).

   (ii) The sale of the excess shares by the Exchange Agent shall be executed on the Nasdaq Stock Market and shall be executed in round lots to the extent practicable. The Exchange Agent shall use all commercially reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's reasonable judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sales have been distributed to the holders of Company Common Stock, the Exchange Agent will hold such proceeds in trust for the holders of Company Common Stock. The Exchange Agent will determine the portion of such net proceeds to which each holder of Company Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds by a fraction the numerator of which is the amount of the fractional share interest to which such holder of Company Common Stock is entitled (after taking into account all shares of Parent Common Stock to be issued to such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Company Common Stock are entitled. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to fractional share interests, the Exchange Agent shall promptly pay such amounts to such holders of Company Common Stock in accordance with the terms of Section 1.7(c).

   (iii) Notwithstanding the provisions of paragraphs (i) and (ii) of this
Section 1.7(e), Parent may decide, at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the

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making of the payments contemplated in such paragraphs, that Parent shall pay to the Exchange Agent an amount sufficient for the Exchange Agent to pay each holder of Company Common Stock the amount such holder would have received pursuant to Section 1.7(e)(ii) assuming that the sales of Parent Common Stock were made at a price equal to the average of the closing prices of the Parent Common Stock on the Nasdaq Stock Market for the ten consecutive trading days immediately preceding the Effective Time and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this paragraph (iii). In such event, Excess Shares shall not be issued or otherwise transferred to the Exchange Agent pursuant to Sections 1.7(b) or
(e).

   (f) Required Withholding. Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable Legal Requirement (as defined in Section 2.2(b)). To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

   (g) Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Parent Common Stock into which the shares of Company Common Stock represented by such Certificates were converted pursuant to
Section 1.6, cash for fractional shares, if any, as may be required pursuant to
Section 1.7(e) and any dividends or distributions payable pursuant to Section 1.7(d); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of Parent Common Stock, cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

   (h) No Liability. Notwithstanding anything to the contrary in this Section 1.7, neither the Exchange Agent, Parent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

   (i) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Company Common Stock who have not theretofore complied with the provisions of this Section 1.7 shall thereafter look only to Parent for the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which they are entitled pursuant to Section 1.7(e) and any dividends or other distributions with respect to Parent Common Stock to which they are entitled pursuant to Section 1.7(d), in each case, without any interest thereon.

   1.8 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.7(d) and (e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

   1.9 Restricted Stock. If any shares of Company Common Stock that are outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition providing that such shares ("Company Restricted Stock") may be forfeited by the stockholder or repurchased by the Company upon any termination of the stockholders' employment, directorship or other relationship with

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

the Company (and/or any affiliate of the Company) or otherwise under the terms of any restricted stock purchase agreement or other agreement with the Company that does not by its terms provide that such repurchase option, risk of forfeiture or other condition lapses upon consummation of the Merger, then the shares of Parent Common Stock issued upon the conversion of such shares of Company Common Stock in the Merger will continue to be unvested and subject to the same repurchase options, risks of forfeiture or other conditions following the Effective Time, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends noting such repurchase options, risks of forfeiture or other conditions. Company shall take all actions that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

   1.10 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a "reorganization" within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

   1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the officers and directors of Company and Merger Sub will take all such lawful and necessary action. Parent shall cause Merger Sub to perform all of its obligations relating to this Agreement and the transactions contemplated hereby.

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF COMPANY

   Except as disclosed in the disclosure letter delivered by Company to Parent dated as of the date hereof and certified by a duly authorized officer of Company (the "Company Disclosure Letter") (each Part of which qualifies the correspondingly numbered representation, warranty or covenant to the extent specified therein, and such other representations, warranties or covenants to the extent that the relevance of a disclosure set forth in such Part to such other representations, warranties or covenants is reasonably evident), it being understood that the disclosure of any item is not to be construed as the admission of any fact, Company represents and warrants to Parent and Merger Sub as follows:

   2.1 Organization; Subsidiaries.

   (a) Each of Company and its Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority, and all requisite qualifications to do business as a foreign corporation, to conduct its business in the manner in which its business is currently being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority or qualifications would not individually or in the aggregate have a Material Adverse Effect on the Company. Except as set forth in the Company SEC Reports (as defined in Section 2.5(a)) filed prior to the date hereof, neither Company nor any Subsidiary of Company directly or indirectly owns any capital stock of, or any equity interest of any nature in, any corporation, partnership, joint venture arrangement or other business entity, except for passive investments in equity interests of public companies as part of the cash management program of Company. Neither Company nor any Subsidiary of Company has agreed or is obligated to make, or is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect under which it may become obligated to make any future material investment in or material capital contribution to any other entity. Neither Company, nor any Subsidiary of Company, is a general partner of any general partnership, limited partnership or other

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

similar entity. Part 2.1 of the Company Disclosure Letter indicates the jurisdiction of organization of each entity listed therein and Company's direct or indirect equity interest therein. As used in this Agreement, the word "Subsidiary" or "Subsidiaries" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

   (b) Company has delivered or made available to Parent a true and correct copy of the Certificate of Incorporation and Bylaws of Company and similar governing instruments of each of its Subsidiaries, each as amended to date (collectively, the "Company Charter Documents"), and each such instrument is in full force and effect. Neither Company nor any of its Subsidiaries is in violation of any of the provisions of the Company Charter Documents.

   2.2 Company Capitalization.

   (a) The authorized capital stock of Company consists solely of 350,000,000 shares of Company Common Stock, par value $0.001 per share, of which there were 82,063,861 shares issued and outstanding as of the close of business on April 6, 2001, and 5,000,000 shares of Preferred Stock, par value $0.001 per share, of which no shares are issued or outstanding. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Company or any agreement or document to which Company is a party or by which it is bound. As of the close of business on April 6, 2001, there are no shares of Company Common Stock held in treasury by the Company. No material change in such capitalization has occurred between December 31, 2000 and the date of this Agreement.

   (b) As of the close of business on April 6, 2001, (i) 26,569,623 shares of Company Common Stock are subject to issuance pursuant to outstanding Company Options to purchase Company Common Stock for a weighted average aggregate exercise price of approximately $12.53, (ii) 2,203,008 shares of Company Common Stock are reserved for future issuance under the Company ESPP, and (iii) 145,123 shares of Company Common Stock are subject to issuance pursuant to outstanding Company Warrants. Part 2.2(b) of the Company Disclosure Letter sets forth the following information with respect to each Company Option and Company Warrant outstanding as of the date of this Agreement: (i) the name of the optionee or warrant holder; (ii) the number of shares of Company Common Stock subject to such Company Option or Company Warrant; (iii) the exercise price of such Company Option or Company Warrant; (iv) the date on which such Company Option was granted or assumed; (v) the date on which such Company Option or Company Warrant expires; and (vi) with respect to any officer of the Company or any of its Subsidiaries who is subject to Section 16 of the Exchange Act, whether the exercisability of such Company Option or Company Warrant will be accelerated in any way by the transactions contemplated by this Agreement, and indicates the extent of any such acceleration. Company has made available to Parent an accurate and complete copies of the and the form of all stock option agreements evidencing Company Options. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

   (c) All outstanding shares of Company Common Stock, all outstanding Company Options, all outstanding Company Warrants and all outstanding shares of capital stock of each subsidiary of Company have been issued and granted in compliance with (i) all applicable securities laws and other applicable material Legal Requirements and (ii) all material requirements set forth in applicable agreements or instruments. For the purposes of this Agreement, "Legal Requirements" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation,

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ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined in Section 2.4).

   2.3 Obligations With Respect to Capital Stock. Except as set forth in Part
2.3 of the Company Disclosure Letter, there are no equity securities, partnership interests or similar ownership interests of any class of Company equity security, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Company owns all of the securities of its Subsidiaries identified on Part 2.1 of the Company Disclosure Letter, free and clear of all claims and Encumbrances, and there are no other equity securities, partnership interests or similar ownership interests of any class of equity security of any Subsidiary of Company, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. For purposes of this Agreement, "Encumbrances" means any material lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset). Except as set forth in Section 2.2 or Part 2.2 or Part 2.3 of the Company Disclosure Letter, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Company or any of its Subsidiaries is a party or by which it is bound obligating Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Company or any of its Subsidiaries or obligating Company or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. Except as contemplated by this Agreement, there are no registration rights with respect to any equity security of any class of Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries.

   2.4 Authority; Non-Contravention.

   (a) Company has all requisite corporate power and authority to enter into this Agreement, as well as the Company Option Agreement, the Parent Option Agreement, the Parent Voting Agreement, the License Agreement and the Loan Agreement (the Company Option Agreement, the Parent Option Agreement, the Parent Voting Agreement, the License Agreement and the Loan Agreement together, the "Company Authorization Agreements"), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Company Authorization Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Company, subject only to the approval and adoption of this Agreement and the approval of the Merger by Company's stockholders (the "Company Stockholder Approvals") and the filing of the Certificate of Merger pursuant to Delaware Law. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is sufficient for Company's stockholders to approve and adopt this Agreement and approve the Merger, and no other approval of any holder of any securities of Company is required in connection with the consummation of the transactions contemplated hereby. This Agreement and the Company Authorization Agreements have been duly executed and delivered by Company and, assuming the due execution and delivery by Parent and Merger Sub, constitute the valid and binding obligations of Company, enforceable against Company in accordance with their terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity.

   (b) The execution and delivery of this Agreement and the Company Authorization Agreements by Company does not, and the consummation of the transactions contemplated by this Agreement and the Company Authorization Agreements will not, (i) conflict with, or result in any violation or breach of, any

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

provision of the Company Charter Documents, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Company or its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company or any Subsidiary or any of its or their properties or assets, except in the case of
(ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which, individually or in the aggregate, would not have a Material Adverse Effect to Company.

   (c) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality, foreign or domestic ("Governmental Entity") or other person, is required to be obtained or made by Company in connection with the execution and delivery of this Agreement or the consummation of the Merger, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) the filing of a Form 8-K, the Joint Proxy Statement/Prospectus (as defined in Section 2.17) with the Securities and Exchange Commission ("SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a Schedule 13D with regard to the Parent Voting Agreement in accordance with the Securities Act and the Exchange Act and the effectiveness of the Registration Statement (as defined in Section 2.17),
(iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the securities or antitrust laws of any foreign country, and (iv) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to the Company, Parent or the Surviving Corporation or have a material adverse effect on the ability of the parties hereto to consummate the Merger.

   2.5 SEC Filings; Company Financial Statements.

   (a) Company has filed or made available to Parent, all forms, reports and documents required to be filed by Company with the SEC since the effective date of the registration statement of Company's initial public offering. All such required forms, reports and documents (including those that Company may file subsequent to the date hereof) are referred to herein as the "Company SEC Reports." As of their respective dates, the Company SEC Reports (i) were prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date of this Agreement by a subsequently filed Company SEC Report. As of the date of this Agreement, the Company SEC Reports, taken as a whole, together with any press release disseminated between the date of the most recent Company SEC Report and the date of this Agreement, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

   (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the "Company Financials"), including each Company SEC Report filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange Act) and (iii) fairly presented the consolidated financial position of Company and its subsidiaries as at the respective dates thereof and the consolidated results of Company's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The balance sheet of Company contained in Company's Annual Report on Form 10-K for December 31, 2000 (the "Company Form 10-K") is hereinafter referred to as the "Company Balance Sheet." Except as disclosed in the Company Financials, since the date of the Company Balance Sheet, neither Company nor any of its subsidiaries has any liabilities required under GAAP to be set forth on a balance sheet (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations or financial condition of Company and its subsidiaries taken as a whole, except for liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practices and liabilities incurred in connection with this Agreement.

   2.6 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports filed prior to the date hereof or disclosed in Part 2.6 of the Company Disclosure Letter, since the date of the Company Balance Sheet, Company and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any damage, destruction or loss (whether or not covered by insurance) with respect to Company or any of its Subsidiaries having a Material Adverse Effect with respect to the Company; (ii) any material change by Company in its accounting methods, principles or practices to which Parent has not previously consented in writing; (iii) any revaluation by Company of any of its assets having a Material Adverse Effect with respect to the Company; or (iv) any other action or event that, individually or in the aggregate, has had a Material Adverse Effect with respect to the Company.

   2.7 Taxes.

   (a) For the purposes of this Agreement, the terms "Tax" and, collectively, "Taxes" mean (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (iii) any liability for amounts of the type described in clauses (i) and (ii) as a result of any express or implied obligation to indemnify another person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

   (b) Company, each of its Subsidiaries and any consolidated, combined, unitary or affiliated group in which Company or any of its Subsidiaries is or has been a member, have (i) filed all federal, state, local and foreign Tax returns and reports required to be filed by them (taking into account applicable extensions), and (ii) paid or accrued all Taxes due and payable, whether or not shown on such Tax returns or reports (other than amounts being contested in good faith by appropriate proceedings), except in the case of clause (i) or (ii) for any such filings, payments or accruals which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Company. Neither the Internal Revenue Service (the "IRS") nor any other taxing authority has asserted any claim for taxes, or to the knowledge of the executive officers of Company or any of its Subsidiaries, is threatening to assert any claims for Taxes, which claims, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Company. Neither Company nor any of its subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Company or any of its subsidiaries, nor has Company or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. No audit or other examination of any Return of Company or any of its subsidiaries by any Tax authority is presently in progress, nor has Company or any of its subsidiaries been notified of any request for such an audit or other examination that is reasonably likely to result in any adjustment that is material to Company. No adjustment relating to any Returns filed by Company or any of its subsidiaries has been proposed in writing formally or informally by any Tax authority to Company or any of its subsidiaries or any representative thereof that is reasonably likely to be material to Company. Company and each of its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such timely payment) all Taxes required by law to be withheld or collected, except for amounts which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Company. Neither Company nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Company. There are no liens for Taxes upon the assets of Company or its Subsidiaries (other than liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings), except for liens which would not, individually or in the aggregate, have a Material Adverse Effect on Company.

   (c) Neither Company nor any of its subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

   (d) Except as may be required as a result of the Merger, Company and its subsidiaries have not been and will not be required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or Section 262A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

   (e) Company has not been distributed in a transaction qualifying under
Section 355 of the Code within the last two years, nor has Company distributed any corporation in a transaction qualifying under Section 355 of the Code within the last two years.

   (f) There is no agreement, plan or arrangement to which Company or any of its subsidiaries is a party, including this Agreement and the agreements entered into in connection with this Agreement, covering any employee or former employee of Company or any of its subsidiaries that, individually or collectively, would be reasonably likely to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which Company is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

   (g) Company is not aware of any fact, circumstance, plan or intention on the part of Company that would be reasonably likely to prevent the Merger from qualifying as a "reorganization" pursuant to the provisions of Section 368 of the Code.

   2.8 Title to Properties.

   (a) Company has provided to Parent a true and complete list of all material real property leased by Company or its Subsidiaries (collectively "Material Lease(s)") and the location of the premises. Neither Company nor any subsidiary is in default under such leases, except where the existence of such defaults, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect with respect to Company.

   (b) Company owns no real property.

   2.9 Intellectual Property.

   (a) Except as disclosed in Section 2.09 of the Company Disclosure Letter, Company and its Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and mask works, any applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and mask works, and all processes, formulae, methods schematics, technology, know how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of Company and its Subsidiaries as currently conducted or planned to be conducted by Company and its Subsidiaries (the "Company Intellectual Property Rights").

   (b) Except as disclosed in Section 2.09 of the Company Disclosure Letter, neither Company nor any of its Subsidiaries is, or will be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any material license, sublicense or other agreement relating to the Company Intellectual Property Rights or any material license, sublicense or other agreement pursuant to which Company or any of its Subsidiaries is authorized to use any third party patents, trademarks or copyrights, including software, which are incorporated in or form a part of any product of Company or any of its Subsidiaries that is material to the business of Company and its Subsidiaries, taking Company and its Subsidiaries together as a whole, and where such breach would have a Material Adverse Effect on Company.

   (c) Company has not received written notice from any third party that the operation of the business of Company or any act, product or service of Company, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction, which allegation, if true, would have a Material Adverse Effect to Company.

   (d) To the knowledge of Company, no person has or is infringing or misappropriating any Company Intellectual Property, which infringement or misappropriation, individually or in the aggregate, would have a Material Adverse Effect to Company.

   (e) Company and its subsidiaries have taken reasonable steps to protect Company's and its subsidiaries' rights in Company's and such subsidiaries' confidential information and trade secrets, except where the failure to do so would not have a Material Adverse Effect to Company.

   (f) Except as disclosed in Section 2.09 of the Company Disclosure Letter,
(i) all patents, registered trademarks, service marks and copyrights which are held by Company or any of its Subsidiaries, and which are material to the business of Company and its Subsidiaries, taking Company and its Subsidiaries together as a whole, are valid and subsisting; (ii) Company has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; and (iii) the manufacturing, marketing, licensing or sale of Company's products and services does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, which infringement, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Company.

   (g) None of the Company Intellectual Property or product or service of Company contains any significant defect in connection with processing data containing dates in leap years or in the year 2000 or any preceding of following years, which defects, individually or in the aggregate, would have an Material Adverse Effect to Company.

   2.10 Compliance with Laws. Company and each of its Subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect with respect to Company.

   2.11 Litigation. There are no claims, suits, actions or proceedings pending or, to the knowledge of Company, threatened against, relating to or affecting Company or any of its Subsidiaries, before any Governmental Entity or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect to Company or on the Surviving Corporation following the Merger or have a material adverse effect on the ability of the parties hereto to consummate the Merger. No director or executive officer of Company has asserted a claim to seek indemnification from Company under the Company Charter Documents or any indemnification agreement between Company and such person.

   2.12 Employee Benefit Plans.

   (a) Company has listed in Part 2.12 of the Company Disclosure Letter all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, written or otherwise, for the benefit of, or relating to, any current or former employee of Company or any trade or business (whether or not incorporated) which is a member or which is under common control with Company (an "ERISA Affiliate") within the meaning of Section 414 of the Internal Revenue Code, or any Subsidiary of Company and all unexpired severance agreements with respect to any officer of the Company or any of its Subsidiaries who is subject tot Section 16 of the Exchange Act. (together, the "Company Employee Plans").

   (b) With respect to each Company Employee Plan, Company has made available to Parent, a true and correct copy of (i) the most recent annual report (Form
5500) filed with the IRS, (ii) such Company Employee Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Company Employee Plan and (iv) the most recent actuarial report or valuation relating to a Company Employee Plan subject to Title IV of ERISA.

   (c) With respect to the Company Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of Company, there exists no condition or set of circumstances in connection with which Company could be subject to any liability that is reasonably likely to have a Material Adverse Effect to Company under ERISA, the Internal Revenue Code or any other applicable law.

   (d) With respect to the Company Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of Company, which obligations are reasonably likely to have a Material Adverse Effect to Company.

   (e) Except as expressly contemplated by this Agreement, neither the Company nor any of its Subsidiaries is a party to any oral or written: (i) agreement with any officer of Company or any of its Subsidiaries providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof and for the payment of compensation in excess of $200,000 per annum; (ii) agreement with any executive officer or other employee thereof (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries or any of the other transactions contemplated by this Agreement or any ancillary agreement, (B) providing any term of employment or compensation guarantee, or (C) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, except as required by applicable law; or (iii) agreement or plan, including any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the transaction contemplated by this Agreement or any ancillary agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or any ancillary agreement.

   (f) Except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, Company and each of its subsidiaries: (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Company Employees; and (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Company Employees;

   (g) None of the Company and its Subsidiaries is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees representatives or agents of the Company. No work stoppage or labor strike against Company is pending, threatened or reasonably anticipated. Company does not know of any activities or proceedings of any labor union to organize any Company Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of Company, threatened relating to any labor, safety or discrimination matters involving any Company Employee, including charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any Material Adverse Effect to Company. Neither Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Company Employees and no collective bargaining agreement is being negotiated by Company.

   (h) Each Company International Employee Plan has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such Company International Employee Plan. No Company International Employee Plan has material unfunded liabilities that, as of the Effective Time, will not be offset by insurance or that are not fully accrued on the Company balance sheet. Except as required by law, no condition exists that would prevent the Company or any subsidiary from terminating or amending any Company International Employee Plan at any time for any reason in accordance with the terms of each such Company International Employee Plan (other than expenses typically incurred in a termination event). "Company International Employee Plan" shall mean each Company Employee Plan that has been adopted or maintained by the Company or any Subsidiary, whether informally or formally, for the benefit of Company Employees outside the United States.

   2.13 Environmental Matters.

   (a) Hazardous Material. Except as would not have a Material Adverse Effect to Company, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies (a "Hazardous Material") are present, as a result of the actions of Company or any of its subsidiaries or any affiliate of Company, or, to Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof that Company or any of its subsidiaries has at any time owned, operated, occupied or leased.

   (b) Hazardous Materials Activities. Except as would not have a Material Adverse Effect to Company (in any individual case or in the aggregate) (i) neither Company nor any of its subsidiaries has transported, stored, used, manufactured, disposed of released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, and (ii) neither Company nor any of its subsidiaries has disposed of, transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

   (c) Permits. Company and its subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents ("Environmental Permits") material to and necessary for the conduct of Company's and its subsidiaries' Hazardous Material Activities and other businesses of Company and its subsidiaries as such activities and businesses are currently being conducted.

   (d) Environmental Liabilities. No material action, proceeding, revocation proceeding, amendment procedure, writ or injunction is pending, and to Company's knowledge, no material action, proceeding, revocation proceeding, amendment procedure, writ or injunction has been threatened by any Governmental Entity against Company or any of its subsidiaries in a writing delivered to Company concerning any Environmental Permit of Company, Hazardous Material or any Hazardous Materials Activity of Company or any of its subsidiaries. Company is not aware of any fact or circumstance which reasonably could be expected to involve Company or any of its subsidiaries in any environmental litigation or impose upon Company any environmental liability, with such exceptions as would not have a Material Adverse Effect to Company.

   2.14 Agreements, Contracts and Commitments.. Neither Company nor any of its Subsidiaries is a party to any agreement which would require payment of in excess of $1.0 million in 2001. Neither Company nor any of its Subsidiaries nor to Company's knowledge, any other party thereto, is in breach, violation or default under, and neither Company nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted, any of the terms or conditions of any material agreement, contract or commitment to which it is a party or by which any of its assets and properties are bound ("Company Material Contracts") in such a manner as, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Company. Each Company Material Contract that has not expired by its terms, is in full force and effect and is not subject to any material default hereunder which Company is aware by any party obligated to Company or any of its Subsidiaries pursuant to such Company Material Contract.

   2.15 Disclosure.

   (a) The information supplied by Company for inclusion in the Form S-4 (or any similar successor form thereto) Registration Statement to be filed by Parent with the SEC in connection with the issuance of Parent Common Stock in the Merger (the "Registration Statement") shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied by Company for inclusion or incorporation by reference in the proxy statement/prospectus to be filed with the SEC as part of the Registration Statement (the "Joint Proxy Statement/Prospectus") shall not, on the date the Joint Proxy Statement/Prospectus is mailed to Company's stockholders or to Parent's stockholders, at the time of the meeting of Company's stockholders (the "Company Stockholders' Meeting") to consider the Company Stockholder Approvals, at the time of the meeting of Parent's stockholders meeting (the "Parent Stockholders' Meeting") to obtain the Parent Stockholder Approvals (as defined in Section 5.3(b)) or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting or Parent Stockholders' Meeting which has become false or misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to Company or any of its affiliates, officers or directors should be discovered by Company which is required to be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, Company shall promptly inform Parent. Notwithstanding the foregoing, Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

   (b) The Board of Directors of Company has, as of the date hereof, adopted the restructuring plan set forth in Part 2.15 of the Company Disclosure Letter (the "Company Interim Plan").

   2.16 Board Approval. The Board of Directors of Company has, as of the date of this Agreement, (i) determined that the Merger is in the best interests of Company and its stockholders, and has approved this Agreement and the Company Authorization Agreements (ii) declared the advisability of the Merger and recommends that the stockholders of Company approve and adopt this Agreement and approve the Merger.

   2.17 Fairness Opinion. Company's Board of Directors has received an opinion from Morgan Stanley & Co., dated as of the date hereof, to the effect that, as of the date hereof, the Exchange Ratio is fair to Company's stockholders from a financial point of view.

   2.18 DGCL Section 203 Not Applicable. The restrictions contained in Section 203 of the Delaware Law applicable to a "business combination" (as defined in such Section 203) are not applicable to the execution, delivery or performance of this Agreement or to the consummation of the Merger. To Company's knowledge, no other anti-takeover, control share acquisition, fair price, moratorium or other similar statute or regulation (each, a "Takeover Statute") applies or purports to apply to this Agreement, the Merger or the other transactions contemplated hereby. Company is not a party to, and Company's equity securities will not be affected by, any rights agreement, "poison pill" or similar plan, agreement or arrangement which would have an adverse effect on the ability of Parent to consummate the Merger or the other transactions contemplated hereby.

   2.19 Brokers' and Finders' Fees. Except for fees payable to Morgan Stanley & Co., Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

   2.20 Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Company or any of its Subsidiaries are with reputable insurance carriers, and copies or a summary of such policies have been made available to Parent.

   2.21 Certain Contracts. Neither Company nor any of its Subsidiaries is a party to or bound by any non-competition agreement or any other similar agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of Company and its Subsidiaries, taken as a whole, is conducted.

                                  ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

   Except as disclosed in the disclosure letter delivered by Parent to Company dated as of the date hereof and certified by a duly authorized officer of Parent (the "Parent Disclosure Letter")(each Part of which qualifies the correspondingly numbered representation, warranty or covenant to the extent specified therein, and such other representations, warranties or covenants to the extent that the relevance of a disclosure set forth in such Part to such other representations, warranties or covenants is reasonably evident), it being understood that the disclosure of any item is not to be construed as the admission of any fact, Parent and Merger Sub represent and warrant to Company as follows:

   3.1 Organization; Subsidiaries.

   (a) Each of Parent and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority, and all requisite qualifications to do business as a foreign corporation, to conduct its business in the manner in which its business is currently being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority or qualifications would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Except as set forth in the Parent SEC Reports (as defined in Section 3.5(a)) filed prior to the date hereof, neither Parent nor any Subsidiary of Parent directly or indirectly owns any capital stock of, or any equity interest of any nature in, any corporation, partnership, joint venture arrangement or other business entity, except for passive investments in equity interests of public companies as part of the cash management program of Parent. Neither Parent nor any of its Subsidiaries has agreed or is obligated to make, or is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect under which it may become obligated to make any future material investment in or material capital contribution to any other entity. Neither Parent, nor any of its Subsidiaries, is a general partner of any general partnership, limited partnership or other similar entity. Part 3.1 of the Parent Disclosure Letter indicates the jurisdiction of organization of each entity listed therein and Parent's direct or indirect equity interest therein.

   (b) Parent has delivered or made available to Company a true and correct copy of the Certificate of Incorporation and Bylaws of Parent and similar governing instruments of each of its Subsidiaries, each as amended to date (collectively, the "Parent Charter Documents"), and each such instrument is in full force and effect. Neither Parent nor any of its Subsidiaries is in violation of any of the provisions of the Parent Charter Documents.

   3.2 Parent and Merger Sub Capitalization.

   (a) The authorized capital stock of Parent consists solely of 1,000,000,000 shares of Parent Common Stock, par value $0.001 per share, of which there were 94,325,615 shares issued and outstanding as of the close of business on April 6, 2001, and 5,000,000 shares of Preferred Stock, par value $0.001 per share, of which no shares are issued or outstanding. All outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Parent or any agreement or document to which Parent is a party or by which it is bound. As of the close of business on April 5, 2001, there are no shares of Parent Common Stock held in treasury by the Parent. No material change in such capitalization has occurred between December 31, 2000 and the date of this Agreement.

   (b) As of the close of business on April 5, 2001, (i) 19,503,810 shares of Parent Common Stock are subject to issuance pursuant to outstanding options to purchase Parent Common Stock ("Parent Options") for a weighted average aggregate exercise price of approximately $41.56, (ii) 1,630,148 shares of Parent Common Stock are reserved for future issuance under the Parent's 1999 Employee Stock Purchase Plan (the "Parent ESPP"), (iii) no shares of Parent Common Stock are reserved for future issuance under the Parent's 401(k) Plan, and (iv) 1,057,000 shares of Parent Common Stock are subject to issuance pursuant to outstanding warrants ("Parent Warrants"). Part 3.2(b) of the Parent Disclosure Letter sets forth the following information with respect to each Parent Option and Parent Warrant outstanding as of the date of this Agreement:
(i) the name of the optionee or warrant holder; (ii) the number of shares of Parent Common Stock subject to such Parent Option or Parent Warrant; (iii) the exercise price of such Parent Option or Parent Warrant; (iv) the date on which such Parent Option was granted or assumed; (v) the date on which such Parent Option or Parent Warrant expires and (vi) whether the exercisability of such Parent Option or Parent Warrant will be accelerated in any way by the transactions contemplated by this Agreement, and indicates the extent of any such acceleration. Parent has made available to Company an accurate and complete copies of the form of all stock option agreements evidencing Parent Options. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

   (c) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, $0.01 par value, all of which, as of the date hereof, are issued and outstanding and are held by Parent. All of the outstanding shares of Merger Sub's common stock have been duly authorized and validly issued, and are fully paid and nonassessable. Merger Sub was formed for the purpose of consummating the Merger and has no material assets or liabilities except as necessary for such purpose.

   (d) All outstanding shares of Parent Common Stock, all outstanding Parent Options, all outstanding Parent Warrants and all outstanding shares of capital stock of each subsidiary of Parent have been issued and granted in compliance with (i) all applicable securities laws and other applicable material Legal Requirements and (ii) all material requirements set forth in applicable agreements or instruments.

   (e) The Parent Common Stock to be issued in the Merger, when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable.

   3.3 Obligations With Respect to Capital Stock. Except as set forth in Part
3.3 of the Parent Disclosure Letter, there are no equity securities, partnership interests or similar ownership interests of any class of Parent equity security, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except for securities Parent owns free and clear of all claims and Encumbrances, directly or indirectly through one or more Subsidiaries, as of the date of this Agreement, there are no equity securities, partnership interests or similar ownership interests of any class of equity security of any Subsidiary of Parent, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 3.2 or Part 3.2 or Part 3.3 of the Parent Disclosure Letter, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Parent or any of its Subsidiaries is a party or by which it is bound obligating Parent or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Parent or any of its Subsidiaries or obligating Parent or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. Except as contemplated by this Agreement or disclosed in the Parent SEC Reports, there are no registration rights with respect to any equity security of any class of Parent or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries.

   3.4 Authority; Non-Contravention.

   (a) Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement, as well as the Company Option Agreement, the Parent Option Agreement, the Company Voting Agreement, the License Agreement and the Loan Agreement (the Company Option Agreement, the Parent Option Agreement, the Company Voting Agreement, the License Agreement and the Loan Agreement together, the "Parent Authorization Agreements"), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Parent Authorization Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject only to the Parent Stockholder Approvals and the filing of the Certificate of Merger pursuant to Delaware Law. The affirmative vote of the holders of a majority in interest of the stock present or represented by proxy at the Parent Stockholders' Meeting is sufficient for Parent's stockholders to approve the issuance of shares of Parent Common Stock pursuant to the Merger, and no other approval of any holder of any securities of Company is required in connection with the consummation of the transactions contemplated hereby. This Agreement and the Parent Authorization Agreements have been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by Company, constitute the valid and binding obligations of Parent and Merger Sub, respectively, enforceable against Parent and Merger Sub in accordance with their terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity.

   (b) The execution and delivery of this Agreement and the Parent Authorization Agreements by Parent does not, and the consummation of the transactions contemplated by this Agreement and the Parent Authorization Agreements will not, (i) conflict with, or result in any violation or breach of, any provision of the Parent Charter Documents, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Parent or its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any Subsidiary or any of its or their properties or assets, except in the case of
(ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which, individually or in the aggregate, would not have a Material Adverse Effect to Parent.

   (c) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or other person is required to be obtained or made by Parent or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the Merger, except for
(i) the filing
of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the filing of the Joint Proxy Statement/Prospectus and the Registration Statement with the SEC, a Form 8-K and a Schedule 13D with regard to the Company Voting Agreement in accordance with the Securities Act and the Exchange Act, and the effectiveness of the Registration Statement, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and the HSR Act and the securities or antitrust laws of any foreign country, and (iv) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to Parent or the Surviving Corporation or have a material adverse effect on the ability of the parties hereto to consummate the Merger.

   3.5 SEC Filings; Parent Financial Statements.

   (a) Parent has filed or made available to Company all forms, reports and documents required to be filed by Parent with the SEC since the effective date of the registration statement of Parent's initial public offering. All such required forms, reports and documents (including those that Parent may file subsequent to the date hereof) are referred to herein as the "Parent SEC Reports." As of their respective dates, the Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date of this Agreement by a subsequently filed Parent SEC Report. As of the date of this Agreement, the Parent SEC Reports, taken as a whole, together with any press release disseminated between the date of the most recent Parent SEC Report and the date of this Agreement, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

   (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (the "Parent Financials"), including each Parent SEC Report filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange Act) and (iii) fairly presented the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The balance sheet of Parent contained in Parent's Annual Report on Form 10-K for December 31, 2000 (the "Parent Form 10-K") is hereinafter referred to as the "Parent Balance Sheet." Except as disclosed in the Parent Financials, since the date of the Parent Balance Sheet neither Parent nor any of its subsidiaries has any liabilities required under GAAP to be set forth on a balance sheet (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its subsidiaries taken as a whole, except for liabilities incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practices and liabilities incurred in connection with this Agreement.

   3.6 Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Reports filed prior to the date hereof or disclosed in Part 3.6 of the Parent Disclosure Letter by Parent to Company on or prior to the date hereof, since the date of the Parent Balance Sheet, Parent and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any damage, destruction or loss (whether or not covered by insurance) with respect to Parent or any of its Subsidiaries having a Material Adverse Effect with respect to the Parent; (ii) any material change by

Parent in its accounting methods, principles or practices to which Company has not previously consented in writing; (iii) any revaluation by Parent of any of its assets having a Material Adverse Effect with respect to the Parent; or (iv) any other action or event that, individually or in the aggregate, has had a Material Adverse Effect with respect to the Parent.

   3.7 Taxes.

   (a) Parent, each of its Subsidiaries and any consolidated, combined, unitary or affiliated group in which Company or any of its Subsidiaries is or has been a member, have (i) filed all federal, state, local and foreign Tax returns and reports required to be filed by them (taking into account extensions), and
(ii) paid or accrued all Taxes due and payable, whether or not shown on such Tax returns or reports (other than amounts being contested in good faith by appropriate proceedings), except in the case of clause (i) or (ii) for any such filings, payments or accruals which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Parent. Neither Parent nor any of its subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Parent or any of its subsidiaries, nor has Parent or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. No audit or other examination of any Return of Parent or any of its subsidiaries by any Tax authority is presently in progress, nor has Parent or any of its subsidiaries been notified of any request for such an audit or other examination that is reasonably likely to result in any adjustment that is material to Parent. No adjustment relating to any Returns filed by Parent or any of its subsidiaries has been proposed in writing formally or informally by any Tax authority to Parent or any of its subsidiaries or any representative thereof that is reasonably likely to be material to Parent. Neither the Internal Revenue Service (the "IRS") nor any other taxing authority has asserted any claim for taxes, or to the knowledge of the executive officers of Parent or any of its Subsidiaries, is threatening to assert any claims for Taxes, which claims, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Parent. Parent and each of its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such timely payment) all Taxes required by law to be withheld or collected, except for amounts which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Parent. There are no liens for Taxes upon the assets of Parent or its Subsidiaries (other than liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings), except for liens which would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

   (c) Neither Parent nor any of its subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

   (d) Except as may be required as a result of the Merger, Parent and its subsidiaries have not been and will not be required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or Section 262A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

   (e) Parent has not been distributed in a transaction qualifying under
Section 355 of the Code within the last two years, nor has Parent distributed any corporation in a transaction qualifying under Section 355 of the Code within the last two years.

   (f) There is no agreement, plan or arrangement to which Parent or any of its subsidiaries is a party, including this Agreement and the agreements entered into in connection with this Agreement, covering any employee or former employee of Parent or any of its subsidiaries that, individually or collectively, would be reasonably likely to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which Parent is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

   (g) Parent is not aware of any fact, circumstance, plan or intention on the part of Parent that would be reasonably likely to prevent the Merger from qualifying as a "reorganization" pursuant to the provisions of Section 368 of the Code.

   3.8 Title to Properties.

   (a) Parent has provided to Company a true and complete list of all material real property leased by Parent or its Subsidiaries (collectively "Material Leases") and the location of the premises. Neither Parent nor any subsidiary is in default under such leases, except where the existence of such defaults, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect with respect to Parent.

   (b) Parent owns no real property.

   3.9 Intellectual Property.

   (a) Except as disclosed in Section 3.09 of the Parent Disclosure Letter, Parent and its Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and mask works, any applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and mask works, and all processes, formulae, methods schematics, technology, know how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of Parent and its Subsidiaries as currently conducted or planned to be conducted by Parent and its Subsidiaries (the "Parent Intellectual Property Rights").

   (b) Except as disclosed in Section 3.09 of the Parent Disclosure Letter, neither Parent nor any of its Subsidiaries is, or will be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any material license, sublicense or other agreement relating to the Parent Intellectual Property Rights or any material license, sublicense or other agreement pursuant to which Parent or any of its Subsidiaries is authorized to use any third party patents, trademarks or copyrights, including software, which are incorporated in or form a part of any product or service of Parent or any of its Subsidiaries that is material to the business of Parent and its Subsidiaries, taking Parent and its Subsidiaries together as a whole, and where such breach would have a Material Adverse Effect on Parent.

   (c) Neither Parent nor any of its Subsidiaries has received written notice from any third party that the operation of the business of Parent or any act, product or service of Parent, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction, which allegation, if true, would have a Material Adverse Effect to Parent.

   (d) To the knowledge of Parent, no person has or is infringing or misappropriating any Parent Intellectual Property, which infringement or misappropriation, individually or in the aggregate, would have a Material Adverse Effect to Parent.

   (e) Parent and its subsidiaries have taken reasonable steps to protect Parent's and its subsidiaries' rights in Parent's and such subsidiaries' confidential information and trade secrets, except where the failure to do so would not have a Material Adverse Effect to Parent.

   (f) Except as disclosed in Section 3.09 of the Parent Disclosure Letter, (i) all patents, registered trademarks, service marks and copyrights which are held by Parent or any of its Subsidiaries, and which are material to the business of Parent and its Subsidiaries, taking Parent and its Subsidiaries together as a whole, are valid and subsisting; (ii) neither Parent nor any of its Subsidiaries has been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; and (iii) the manufacturing, marketing, licensing or sale of Parent's products and services does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, which infringement, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Parent.

   (g) None of the Parent Intellectual Property or product or service of Parent contains any significant defect in connection with processing data containing dates in leap years or in the year 2000 or any preceding of following years, which defects, individually or in the aggregate, would have an Material Adverse Effect to Parent.

   3.10 Compliance with Laws.

   (a) Parent and each of its Subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually, or in the aggregate, have not had and are not reasonably likely to have Material Adverse Effect with respect to Parent.

   3.11 Litigation. There are no claims, suits, actions or proceedings pending or, to the knowledge of Parent, threatened against, relating to or affecting Parent or any of its Subsidiaries, before any Governmental Entity or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect to Parent or on the Surviving Corporation following the Merger or have a material adverse effect on the ability of the parties hereto to consummate the Merger. No director or executive officer of the Parent has asserted a claim to seek indemnification from the Parent under Parent Charter Documents or any indemnification agreement between Parent and such person.

   3.12 Employee Benefit Plans.

   (a) Parent has listed in Part 3.12 of the Parent Disclosure Letter all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, written or otherwise, for the benefit of, or relating to, any current or former employee of Parent or any trade or business (whether or not incorporated) which is a member or which is under common control with Parent (an "ERISA Affiliate") within the meaning of
Section 414 of the Internal Revenue Code, or any Subsidiary of Parent and all unexpired severance agreements with respect to any officer of the Company or any of its Subsidiaries who is subject to Section 16 of the Exchange Act (together, the "Parent Employee Plans").

   (b) With respect to each Parent Employee Plan, Parent has made available to Company, a true and correct copy of (i) the most recent annual report (Form
5500) filed with the IRS, (ii) such Parent Employee Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Parent Employee Plan and (iv) the most recent actuarial report or valuation relating to a Parent Employee Plan subject to Title IV of ERISA.

   (c) With respect to the Parent Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of Parent, there exists no condition or set of circumstances in connection with which Parent could be subject to any liability that is reasonably likely to have Parent Material Adverse Effect to Parent under ERISA, the Internal Revenue Code or any other applicable law.

   (d) With respect to the Parent Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of Parent, which obligations are reasonably likely to have a Material Adverse Effect to Parent.

   (e) Except as expressly contemplated by this Agreement, neither the Parent nor any of its Subsidiaries is a party to any oral or written: (i) agreement with any officer of Parent or any of its Subsidiaries providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof and for the payment of compensation in excess of $200,000 per annum; (ii) agreement with any executive officer or other employee thereof (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Parent or any of its Subsidiaries or any of the other transactions contemplated by this Agreement or any ancillary agreement, (B) providing any term of employment or compensation guarantee, or (C) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, except as required by applicable law; or
(iii) agreement or plan, including any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the transaction contemplated by this Agreement or any ancillary agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or any ancillary agreement.

   (f) Except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect on the Parent, Parent and each of its subsidiaries: (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Parent Employees; and (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Parent Employees.

   (g) None of the Parent and its Subsidiaries is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Parent's knowledge, has sought to represent any of the employees, representatives or agents of the Parent. No work stoppage or labor strike against Parent is pending, threatened or reasonably anticipated. Parent does not know of any activities or proceedings of any labor union to organize any Parent Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of Parent, threatened relating to any labor, safety or discrimination matters involving any Parent Employee, including charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any Material Adverse Effect to Parent. Neither Parent nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Parent is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Parent Employees and no collective bargaining agreement is being negotiated by Parent.

   (h) Each Parent International Employee Plan has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such Parent International Employee Plan. No Parent International Employee Plan has material unfunded liabilities that, as of the Effective Time, will not be offset by insurance or that are not fully accrued on Parent balance sheet. Except as required by law, no condition exists that would prevent Parent or any subsidiary from terminating or amending any Parent International Employee Plan at any time for any reason in accordance with the terms of each such International Employee Plan (other than expenses typically incurred in a termination event). "Parent International Employee Plan" shall mean each Parent Employee Plan that has been adopted or maintained by Parent or any subsidiary, whether informally or formally, for the benefit of Parent Employees outside the United States.

   3.13 Environmental Matters.

   (a) Hazardous Material. Except as would not have a Material Adverse Effect to Parent, no underground storage tanks and no amount of any Hazardous Materials are present, as a result of the actions of Parent or any of its subsidiaries or any affiliate of Parent, or, to Parent's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof that Parent or any of its subsidiaries has at any time owned, operated, occupied or leased.

   (b) Hazardous Materials Activities. Except as would not have a Material Adverse Effect to Parent (in any individual case or in the aggregate) (i) neither Parent nor any of its subsidiaries has transported, stored, used, manufactured, disposed of released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, and (ii) neither Parent nor any of its subsidiaries has disposed of; transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

   (c) Permits. Parent and its subsidiaries currently hold all Environmental Permits material to and necessary for the conduct of Parent's and its subsidiaries' Hazardous Material Activities and other businesses of Parent and its subsidiaries as such activities and businesses are currently being conducted.

   (d) Environmental Liabilities. No material action, proceeding, revocation proceeding, amendment procedure, writ or injunction is pending, and to Parent's knowledge, no material action, proceeding, revocation proceeding, amendment procedure, writ or injunction has been threatened by any Governmental Entity against Parent or any of its subsidiaries in a writing delivered to Parent concerning any Environmental Permit of Parent, Hazardous Material or any Hazardous Materials Activity of Parent or any of its subsidiaries. Parent is not aware of any fact or circumstance which reasonably could be expected to involve Parent or any subsidiaries in any environmental litigation or impose upon Parent any environmental liability, with such exceptions as would not have a Material Adverse Effect to Parent.

   3.14 Agreements, Contracts and Commitments. Neither Parent nor any of its Subsidiaries is a party to any agreement which would require payment of in excess of $1.0 million in 2001. Neither Parent nor any of its Subsidiaries, nor to Parent's knowledge, any other party thereto, is in breach, violation or default under, and neither Parent nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted, any of the terms or conditions of any material agreement, contract or commitment to which it is a party or by which any of its assets and properties are bound ("Parent Material Contracts") in such a manner as, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Company. Each Parent Material Contract that has not expired by its terms, is in full force and effect and is not subject to any material default hereunder which Parent is aware by any party obligated to Parent or any of its Subsidiaries pursuant to such Parent Material Contract.

   3.15 Disclosure.

   (a) The information supplied by Parent for inclusion in the Registration Statement shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied by Parent for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus shall not, on the date the Joint Proxy Statement/Prospectus is mailed to Company's stockholders or to Parent's stockholders, at the time of the Company Stockholders' Meeting, at the time of the Parent Stockholders' Meeting or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting or the Parent Stockholders' Meeting which has become false or misleading. The Registration Statement and Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to Parent or any of its affiliates, officers or directors should be discovered by Parent which is required to be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, Parent shall promptly inform Company.

   (b) The Board of Directors of Parent has, as of the date hereof, adopted the restructuring plan set forth in Part 3.15 of the Parent Disclosure Letter (the "Parent Interim Plan").

   3.16 Board Approval. The Board of Directors of Parent has, as of the date of this Agreement, (i) determined that the Merger is in the best interests of Parent and its stockholders, and has approved this

Agreement and the Parent Authorization Agreements, and (ii) recommends that the stockholders of Parent approve each of the Parent Stockholder Approvals.

   3.17 Fairness Opinion. Parent's Board of Directors has received an opinion from Goldman, Sachs & Co., dated as of the date hereof, to the effect that, as of the date hereof, the Exchange Ratio is fair to Parent from a financial point of view.

   3.18 Brokers' and Finders' Fees. Except for fees payable to Goldman, Sachs & Co., Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

   3.19 Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Parent or any of its Subsidiaries are with reputable insurance carriers, and copies or a summary of such policies have been made available to Company.

   3.20 Certain Contracts. Neither Parent nor any of its Subsidiaries is a party to or bound by any non-competition agreement or any other similar agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of Parent and its Subsidiaries, taken as a whole, is conducted.

                                   ARTICLE IV
                      CONDUCT PRIOR TO THE EFFECTIVE TIME

   4.1 Conduct of Business by Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company and each of its subsidiaries shall, except to the extent that Parent shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations, pay its debts and Taxes when due subject to good faith disputes over such debts or Taxes, pay or perform other material obligations when due, and use all reasonable efforts to preserve its relationships with customers, suppliers, licensors, licensees, and others with which it has business dealings, except as contemplated by the Company Interim Plan and except in each case where the failure to do so would not have a Material Adverse Effect with respect to Company. In addition, during that period Company will promptly notify Parent of any material event involving its business or operations consistent with the agreements contained herein.

   In addition, except as permitted by the terms of this Agreement, and except as contemplated by this Agreement or provided in Part 4.1 of the Company Disclosure Letter, without the prior written consent of Parent (which shall not be unreasonably withheld or delayed), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company shall not do any of the following and shall not permit its subsidiaries to do any of the following:

   (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

   (b) Grant any severance or termination pay to, or any additional notice of termination, or extension or acceleration of the exercisability or vesting of any equity securities held by any officer or employee except (i) pursuant to written agreements in effect, or policies existing, on the date hereof and as previously disclosed to Parent, consistent with the terms of the Company Interim Plan or (ii) pursuant to written agreements entered into after the date hereof that are consistent with the terms of the Company Interim Plan or Part 4.1(b) of the Company Disclosure Letter;

   (c) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the material Company Intellectual Property, other than non-exclusive licenses in the ordinary course of business;

   (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock of Company or split, combine or reclassify any capital stock of Company or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock of Company (except for a reverse stock split of outstanding Company Common Stock);

   (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Company or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

   (f) Issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance, delivery and/or sale of (i) shares of Company Common Stock pursuant to the exercise of Company Options and Company Warrants, (ii) shares of Company Common Stock issuable to participants in the Company ESPP, (iii) shares of Company Common Stock issuable to participants in the Company's 401(k) Plan, in the case of (i), (ii) and
(iii), consistent with the terms thereof, and (iv) pursuant to grants of Company Options to newly hired employees, upon promotions of existing employees, as retention grants to existing employees, or as part of Company's annual option grant program, in each case, in the ordinary course of business, consistent with past practice, and not to exceed in the aggregate pursuant to this clause (iv), the balance of the options as of the date of this Agreement in the Company's existing stock option pool (net of cancellations) and which will not be entitled to acceleration as a result of the Merger and which shall vest in a manner as otherwise mutually agreed to by the parties in writing or as set forth in Part 4.1(f) of the Company Disclosure Letter;

   (g) Cause, permit or propose any amendments to its Certificate of Incorporation, Bylaws or other charter documents (or similar governing instruments of any of its subsidiaries);

   (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Company or enter into any material joint ventures, strategic relationships or alliances that would have a Material Adverse Effect on Company;

   (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of Company, except other sales, leases, encumbrances or dispositions or non-exclusive licenses in the ordinary course;

   (j) Incur any indebtedness for borrowed money (excluding for the avoidance of doubt, trade debt) or guarantee any such indebtedness of another person (other than a subsidiary), extend or enter into any commitment to make an extension of any indebtedness (excluding trade credits) except immaterial transactions in each case in the ordinary course of business consistent with past practice, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than pursuant to existing credit facilities, in the ordinary course of business;

   (k) Except as required to comply with any Legal Requirement, adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, or enter into any employment contract (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice providing for compensation and other benefits generally commensurate with similarly situated employees) or collective bargaining agreement, pay any special bonus or special remuneration to any director or employee (other than pursuant to the Company Interim Plan), or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, other than bonuses, increases in salary or wage rates for non-directors or non-executive officers in the ordinary course of business consistent with past practice;

   (l) Make any material capital expenditures other than as consistent with the Company Interim Plan;

   (m) Modify, amend or terminate any Company Contract to which Company or any subsidiary thereof is a party or waive, release or assign any material rights or claims thereunder, in each case, in a manner that could reasonably be expected to have a Material Adverse Effect on the Company;

   (n) Enter into any licensing or other agreement with regard to the acquisition, distribution or licensing of any material Company Intellectual Property other than licenses, distribution or other similar agreements entered into in the ordinary course of business, and other than in connection with the License Agreement;

   (o) Initiate any litigation or arbitration proceeding, where the initiation of such proceedings, if determined adversely, would have a Material Adverse Effect on Company;

   (p) Pay, discharge, settle or satisfy any material claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business and where such action would not have a Material Adverse Effect on Company, provided, that no such settlement would create a material liability or require a material payment;

   (q) Materially revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices; or

   (r) Agree in writing or otherwise to take any of the actions described in
Section 4.1 (a) through (q) above.

   4.2 Conduct of Business by Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent and each of its subsidiaries shall, except to the extent that Company shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations, pay its debts and Taxes when due subject to good faith disputes over such debts or Taxes, pay or perform other material obligations when due, and use all reasonable efforts to preserve its relationships with customers, suppliers, licensors, licensees, and others with which it has business dealings, except as contemplated by the Parent Interim Plan and except in each case where the failure to do so would not have a Material Adverse Effect with respect to Parent. In addition, during that period Parent will promptly notify Company of any material event involving its business or operations consistent with the agreements contained herein.

   In addition, except as permitted by the terms of this Agreement, and except as contemplated by this Agreement or provided in Part 4.2 of the Parent Disclosure Letter, without the prior written consent of Company (which shall not be unreasonably withheld or delayed), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent shall not do any of the following and shall not permit its subsidiaries to do any of the following:

   (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

   (b) Grant any severance or termination pay to, or any additional notice of termination, or extension or acceleration of the exercisability or vesting of any equity securities held by any officer or employee except (i) pursuant to written agreements in effect, or policies existing, on the date hereof and as previously disclosed in writing to Parent, consistent with the terms of the Parent Interim Plan or
(ii) pursuant to written agreements entered into after the date hereof and consistent with the terms of the Parent Interim Plan or Part 4.2(b) of the Parent Disclosure Letter;

   (c) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the material Parent Intellectual Property, other than non-exclusive licenses in the ordinary course of business;

   (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock of Parent or split, combine or reclassify any capital stock of Parent or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock of Parent (except for a reverse stock split of outstanding Parent Common Stock);

   (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Parent or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

   (f) Issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance, delivery and/or sale of (i) shares of Parent Common Stock pursuant to the exercise of outstanding Parent Options and Parent Warrants, (ii) shares of Parent Common Stock issuable to participants in the Parent ESPP, (iii) shares of Parent Common Stock issuable to participants in the Parent's 401(k) Plan, in the case of (i), (ii) and (iii), consistent with the terms thereof, and (iv) pursuant to grants of Parent Options to newly hired employees, upon promotions of existing employees, as retention grants to existing employees, or as part of Parent's annual option grant program, in each case, in the ordinary course of business, consistent with past practice, and not to exceed in the aggregate pursuant to this clause, the balance of the options as of the date of this Agreement in the Parent's existing stock option pool (net of cancellations) and which will not be entitled to acceleration as a result of the Merger which shall vest in a manner as otherwise mutually agreed to by the parties in writing or as set forth in Part 4.2(f) of the Parent Disclosure Letter;

   (g) Cause, permit or propose any amendments to its Certificate of Incorporation, Bylaws or other charter documents (or similar governing instruments of any of its subsidiaries), except as required for the Parent Name Change;

   (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Parent or enter into any material joint ventures, strategic relationships or alliances that would have a Material Adverse Effect on Parent;

   (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of Parent, except for other sales, leases, encumbrances or dispositions or non-exclusive licenses in the ordinary course of business;

   (j) Incur any indebtedness for borrowed money (excluding, for the avoidance of doubt, trade debt) or guarantee any such indebtedness of another person (other than a subsidiary), extend or enter into any commitment to make an extension of any indebtedness (excluding trade credits) except immaterial transactions in each case in the ordinary course of business consistent with past practice, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Parent, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than pursuant to existing credit facilities, in the ordinary course of business except in connection with loans made under the Loan Agreement;

   (k) Except as required to comply with any Legal Requirement, adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, or enter into any employment contract (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice providing for compensation and other benefits generally commensurate with similarly situated employees) or collective bargaining agreement, pay any special bonus or special remuneration to any director or employee (other than pursuant to the Parent Interim Plan), or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants other than bonuses, increases in salary or wage rates for non-directors or non-executive officers in the ordinary course consistent with past practice;

   (l) Make any material capital expenditures other than capital expenditures in the expressly permitted in and consistent with the Parent Interim Plan;

   (m) Modify, amend or terminate any Parent Contract to which Parent or any subsidiary thereof is a party or waive, release or assign any material rights or claims thereunder, in each case, in a manner that could reasonably be expected to have a Material Adverse Effect on Parent (other than changes to existing credit facilities in connection with the Loan Agreement);

   (n) Enter into any licensing or other agreement with regard to the acquisition, distribution or licensing of any material Parent Intellectual Property other than licenses, distribution or other similar agreements entered into in the ordinary course of business, and other in connection with the License Agreement;

   (o) Initiate any litigation or arbitration proceeding, where the initiation of such proceedings, if determined adversely, would have a Material Adverse Effect on Parent;

   (p) Pay, discharge, settle or satisfy any material claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business and where such action would not have a Material Adverse Effect on Parent, provided, that no such settlement would create a material liability or require a material payment;

   (q) Materially revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices; or

   (r) Agree in writing or otherwise to take any of the actions described in
Section 4.2(a) through (q) above.

   4.3 Interim Plans. Parent shall use all reasonable efforts to implement, fully comply with and timely complete the Parent Interim Plan in accordance with its terms, and Company shall use all reasonable efforts to implement, fully comply with and timely complete the Company Interim Plan in accordance with its terms, in each case subject to compliance with the HSR Act.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

   5.1 Joint Proxy Statement/Prospectus; Registration Statement; Antitrust and Other Filings.

   (a) As promptly as reasonably practicable after the execution of this Agreement, Company and Parent will prepare and file with the SEC, the Joint Proxy Statement/Prospectus and Parent will prepare and file with the SEC the Registration Statement in which the Joint Proxy Statement/Prospectus will be included as a prospectus. Each of Parent and the Company shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Joint Proxy Statement/Prospectus and the Registration Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Joint Proxy Statement/Prospectus and the Registration Statement. Each of Company and Parent will respond to any comments of the SEC, will use its respective commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and each of Company and Parent will cause the Joint

Proxy Statement/Prospectus to be mailed to its respective stockholders at the earliest practicable time after the Registration Statement is declared effective by the SEC. Promptly after the date of this Agreement, each of the Company and Parent will prepare and file (i) with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties (the "Antitrust Filings") and (ii) any other filings required to be filed by it under the Exchange Act, the Securities Act or any other federal, state or foreign laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). The Company and Parent each shall promptly supply the other with any information which may be required in order to effectuate any filings pursuant to this Section 5.1.

   (b) Each of the Company and Parent will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials in connection with any filing made pursuant hereto and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Joint Proxy Statement/Prospectus or any Antitrust Filings or Other Filings or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Joint Proxy Statement/Prospectus, the Merger or any Antitrust Filing or Other Filing. Each of the Company and Parent will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 5.1 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Joint Proxy Statement/Prospectus, the Registration Statement or any Antitrust Filing or Other Filing, the Company or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company and/or Parent, such amendment or supplement. Notwithstanding any other provision of this Agreement, nothing herein shall require Parent to qualify to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger.

   5.2 Meeting of Company Stockholders.

   (a) Promptly after the date hereof, Company will take all action necessary in accordance with the Delaware Law and its Certificate of Incorporation and Bylaws to convene the Company Stockholders' Meeting (including any adjournments thereof) to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon approval and adoption of this Agreement and approval of the Merger. Subject to
Section 5.2(c), Company will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary to secure the vote or consent of its stockholders required by the rules of the Nasdaq Stock Market or Delaware Law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, Company may adjourn or postpone the Company Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement/Prospectus is provided to Company's stockholders in advance of a vote on the Merger and this Agreement or, if as of the time for which Company Stockholders' Meeting is originally scheduled (as set forth in the Joint Proxy Statement/Prospectus) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders' Meeting. Company shall ensure that the Company Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the Company Stockholders' Meeting are solicited, in compliance with the Delaware Law, its Certificate of Incorporation and Bylaws, the rules of the Nasdaq Stock Market and all other applicable legal requirements. Company's obligation to call, give notice of, convene and hold the Company Stockholders' Meeting in accordance with this Section 5.2(a) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to Company of any Company Acquisition Proposal or Company Superior Offer, or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of Company with respect to this Agreement or the Merger.

   (b) Subject to Section 5.2(c): (i) the Board of Directors of Company shall recommend that Company's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Stockholders' Meeting;
(ii) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the Board of Directors of Company has recommended that Company's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the Company Stockholders' Meeting; and (iii) neither the Board of Directors of Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the recommendation of the Board of Directors of Company that Company's stockholders vote in favor of and adopt and approve this Agreement and the Merger.

   (c) Nothing in this Agreement shall prevent the Board of Directors of the Company from withholding, withdrawing, amending or modifying its recommendation in favor of the Merger or endorsing or recommending a Company Superior Offer (as defined below) if (i) a Company Superior Offer (as defined below) is made to the Company and is not withdrawn, (ii) the Company shall have provided written notice to Parent (a "Notice of Company Superior Offer") advising Parent that the Company has received a Company Superior Offer, summarizing the material terms and conditions of such Company Superior Offer and identifying the person or entity making such Company Superior Offer, (iii) Parent shall not have, within two business days of Parent's receipt of the Notice of Company Superior Offer, made an offer that the Company's Board of Directors by a majority vote determines in its good faith judgment (after consultation with a financial advisor of national standing) to be at least as favorable to Company's stockholders as such Company Superior Offer (it being agreed that the Board of Directors of Company shall convene a meeting to consider any such offer by Parent promptly following the receipt thereof), (iv) the Board of Directors of Company concludes in good faith, after consultation with its outside legal counsel, that, in light of such Company Superior Offer, the failure to withhold, withdraw, amend or modify such recommendation would be inconsistent with the fiduciary duties of the Board of Directors of Company to Company's stockholders under applicable law and (v) Company shall not knowingly have violated any of the restrictions set forth in Section 5.4 or any of the material provisions of this Section 5.2. Company shall provide Parent with at least two business days prior notice (or such lesser prior notice as provided to the members of the Company's Board of Directors) of any meeting of the Company's Board of Directors at which Company's Board of Directors is reasonably expected to consider any Company Acquisition Proposal (as defined in Section 5.4) to determine whether such Company Acquisition Proposal is a Company Superior Offer. Nothing contained in this Section 5.2(c) shall limit the Company's obligation to hold and convene the Company Stockholders' Meeting (regardless of whether the recommendation of the Board of Directors of Company shall have been withdrawn, amended or modified). For purposes of this Agreement, "Company Superior Offer" shall mean (a) an unsolicited, bona fide Company Acquisition Proposal that the Board of Directors of the Company determines, in its good faith determination (after consultation with a financial advisor of national standing) to be substantially more favorable to the Company stockholders than the Merger and (b) which requires by its terms that as a condition to the consummation of the transaction contemplated by such written offer the Merger and the transactions contemplated thereby be terminated; provided, however, that any such offer shall not be deemed to be a "Company Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the good faith determination of the Company's Board of Directors (after consultation with its financial advisor) to be obtained by such third party on a timely basis.

   (d) Nothing contained in this Agreement shall prohibit the Company or its Board of Directors from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or otherwise required by directors' duties of disclosure to stockholders under Delaware Law.

   5.3 Meeting of Parent Stockholders.

   (a) Promptly after the date hereof, Parent will take all action necessary in accordance with the Delaware Law and its Certificate of Incorporation and Bylaws to convene the Parent Stockholders' Meeting (including any adjournments thereof) to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon the Parent Stockholder Approvals. Subject to Section 5.3(c), Parent will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of the Parent Stockholder Approvals and will take all other action necessary to secure the vote or consent of its stockholders required by the rules of the Nasdaq Stock Market or Delaware Law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, Parent may adjourn or postpone the Parent Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement/Prospectus is provided to Parent's stockholders in advance of a vote on the Parent Stockholder Approvals or, if as of the time for which Parent Stockholders' Meeting is originally scheduled (as set forth in the Joint Proxy Statement/Prospectus) there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Stockholders' Meeting. Parent shall ensure that the Parent Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by Parent in connection with the Parent Stockholders' Meeting are solicited, in compliance with the Delaware Law, its Certificate of Incorporation and Bylaws, the rules of the Nasdaq Stock Market and all other applicable legal requirements.

   (b) Subject to Section 5.3(c): (a) the Board of Directors of Parent shall recommend that Parent's stockholders at the Parent Stockholder Meeting approve the following (i) the issuance of Parent Common Stock pursuant to the Merger, and (ii) the amendment of Parent's Certificate of Incorporation to effect the Parent Name Change (collectively, the "Parent Stockholder Approvals"); (b) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the Board of Directors of Parent has recommended that Parent's stockholders approve the Parent Stockholder Approvals at the Parent Stockholders' Meeting; and (c) neither the Board of Directors of Parent nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Company, the recommendation of the Board of Directors of Parent that Parent's stockholders approve the Parent Stockholder Approvals.

   (c) Nothing in this Agreement shall prevent the Board of Directors of Parent from withholding, withdrawing, amending or modifying its recommendation in favor of the Merger or endorsing or recommending a Parent Superior Offer (as defined below) if (i) a Parent Superior Offer (as defined below) is made to Parent and is not withdrawn, (ii) Parent shall have provided written notice to the Company (a "Notice of Parent Superior Offer") advising the Company that Parent has received a Parent Superior Offer, summarizing all of the material terms and conditions of such Parent Superior Offer and identifying the person or entity making such Parent Superior Offer, (iii) the Company shall not have, within two business days of the Company's receipt of the Notice of Parent Superior Offer, made an offer that Parent's Board of Directors by a majority vote determines in its good faith judgment (after consultation with a financial advisor of national standing) to be at least as favorable to Parent's stockholders as such Parent Superior Offer (it being agreed that the Board of Directors of Parent shall convene a meeting to consider any such offer by Company promptly following the receipt thereof), (iv) the Board of Directors of Parent concludes in good faith, after consultation with its outside legal counsel, that, in light of such Parent Superior Offer, the failure to withhold, withdraw, amend or modify such recommendation would be inconsistent with the fiduciary duties of the Board of Directors of Parent to Parent's stockholders under applicable law and (v) Parent shall not have knowingly violated any of the restrictions set forth in Section 5.5 or any of the material provisions of this Section 5.3. Parent shall provide Company with at least two business days prior notice (or such lesser prior notice as provided to the members of the Parent's Board of Directors) of any meeting of Parent's Board of Directors at which Parent's Board of Directors is reasonably expected to consider any Parent Acquisition Proposal (as defined in Section 5.5) to determine whether such Parent Acquisition Proposal is a Parent Superior Offer. Nothing contained in this Section 5.3(c) shall limit the Parent's obligation to hold and convene the Parent Stockholders' Meeting (regardless of whether the recommendation of the Board of Directors of Parent shall have been withdrawn, amended or modified). For purposes of this Agreement, "Parent Superior Offer" shall mean (a) an unsolicited, bona fide Parent Acquisition Proposal that the Board of Directors of Parent determines, in its good faith determination (after consultation with a financial advisor of national standing) to be substantially more favorable to the Parent stockholders than the Merger and (b) which requires by its terms that as a condition to the consummation of the transaction contemplated by such written offer the Merger and the transactions contemplated thereby be terminated; provided, however, that any such offer shall not be deemed to be a "Parent Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the good faith determination of the Parent's Board of Directors (after consultation with its financial advisor) to be obtained by such third party on a timely basis.

   (d) Nothing contained in this Agreement shall prohibit Parent or its Board of Directors from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or otherwise required by directors' duties of disclosure to stockholders under Delaware Law.

   5.4 No Company Solicitation.

   (a) From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to Article VII, Company and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates under the control of the Company or employees or any investment banker, attorney or other advisor or representative retained by any of them (collectively, "Company Representatives") to, directly or indirectly, (i) solicit, initiate, knowingly encourage or knowingly induce the making, submission or announcement of any Company Acquisition Proposal (as hereinafter defined), (ii) participate in any discussions (except discussions to elicit information concerning a Company Acquisition Proposal which is required to determine whether such proposal may constitute a Company Superior Offer) or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any Company Acquisition Proposal, except to elicit information concerning a Company Acquisition Proposal which is required to determine whether such proposal may constitute a Company Superior Offer, (iii) approve, endorse or recommend any Company Acquisition Proposal or
(iv) enter into any letter of intent or similar document or any contract, agreement or commitment proposing or providing for any Company Acquisition Proposal; provided, however, that notwithstanding the foregoing, Company may disclose the provisions of this Section 5.4 in response to an unsolicited inquiry from any person or group, and prior to the approval of this Agreement and the Merger at the Company Stockholders' Meeting, this Section 5.4(a) shall not prohibit Company from furnishing nonpublic information regarding Company and its subsidiaries to, or entering into or participating in discussions or negotiations with, any person or group who has submitted (and not withdrawn) to Company an unsolicited, written Company Acquisition Proposal, if the Board of Directors of Company concludes in good faith (after consultation with a financial advisor of national standing) may constitute a Company Superior Offer if (1) neither Company nor any authorized Company Representative and its subsidiaries shall have violated any of the restrictions set forth in this
Section 5.4, (2) the Board of Directors of Company concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary obligations of the Board of Directors of Company to Company's stockholders under applicable law,
(3) prior to furnishing any such nonpublic information to, or entering into any such discussions (except discussions to elicit information to concerning a Company Acquisition Proposal which is required to determine whether such proposal may constitute a Company Superior Offer) or negotiations with, such person or group, Company gives Parent written notice of the identity of such person or group and all of the material terms and conditions of such Company Acquisition Proposal and of Company's intention to furnish nonpublic information to, or enter into discussions with, such person or group, and Company receives from such person or group an executed confidentiality agreement containing terms which shall not restrict Company from complying with its disclosure obligations under this Agreement and which shall otherwise contain customary limitations on the use and disclosure of all non-public information furnished to such person or group or on behalf of the Company and other terms no less favorable to Company than those set forth in the Confidentiality Agreement, and (4) contemporaneously with furnishing any such nonpublic information to such person or group, Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). Company and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Company Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any authorized Company Representative or any of its subsidiaries shall be deemed to be a breach of this Section 5.4 by Company; provided, however, that if a violation consists of a communication by any such Company Representative (other than an executive officer or director) which was unauthorized by Company and Company terminates its relationship with such Company Representative and with such Company Representative employer (if a third party) immediately upon becoming aware of such communication, then such from and after such termination, then such communication shall no longer be deemed to constitute a material breach of this Agreement for purposes of Sections 6.3(b) and 7.1(i). For purposes of this Section 5.4(a), a Company Acquisition Proposal (as defined below) that was first received by the Company prior to the date of this Agreement shall be deemed "unsolicited" only if (i) discussions with respect to such Company Acquisition Proposal were terminated by Company prior to the date of this Agreement in accordance with this Section 5.4(a) and (ii) the Company received after the date of this Agreement, a renewed expression of interest with respect to such Company Acquisition Proposal without any solicitation on the part of the Company.

   For purposes of this Agreement, "Company Acquisition Proposal" shall mean any offer or proposal by a third party relating to: (A) any acquisition or purchase from the Company by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 30% interest in the total outstanding voting securities of the Company or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 30% or more of the total outstanding voting securities of the Company or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 60% of the equity interests in the surviving or resulting entity of such transaction or (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition, or disposition of more than 50% of the assets of the Company.

   5.5 No Parent Solicitation.

   (a) From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement pursuant to Article VII, Parent and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates under the control of the Parent or employees or any investment banker, attorney or other advisor or representative retained by any of them (collectively, "Parent Representatives") to, directly or indirectly, (i) solicit, initiate, knowingly encourage or knowingly induce the making, submission or announcement of any Parent Acquisition Proposal (as hereinafter defined), (ii) participate in any discussions (except discussions to elicit information to concerning a Parent Acquisition Proposal which is required to determine whether such proposal may constitute a Parent Superior Offer) or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any Parent Acquisition Proposal, except to elicit information concerning a Parent Acquisition Proposal which is required to determine whether such proposal may constitute a Parent Superior Offer, (iii) approve, endorse or recommend any Parent Acquisition Proposal or
(iv) enter into any letter of intent or similar document or any contract, agreement or commitment proposing or providing for any Parent Acquisition Proposal; provided, however, that notwithstanding the foregoing, Parent may disclose the provisions of this Section 5.5 in response to an unsolicited inquiry from any person or group, and prior to the Parent Stockholder Approval at the Parent Stockholders' Meeting, this Section 5.5(a) shall not prohibit Parent from furnishing nonpublic information regarding Parent and its subsidiaries to, or entering into or participating in discussions or negotiations with, any person or group who has submitted (and not withdrawn) to Parent an unsolicited, written Parent Acquisition Proposal, if the Board of Directors of Parent concludes in good faith (after consultation with a financial advisor of national standing) may constitute a Parent Superior

Offer (which for purposes of this Section 5.5(a) shall be defined without reference to subsection (b) of the definition of Parent Superior Offer in
Section 5.3(c) hereof) if (1) neither Parent nor any authorized Parent Representative and its subsidiaries shall have violated any of the restrictions set forth in this Section 5.5, (2) the Board of Directors of Parent concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary obligations of the Board of Directors of Parent to Parent's stockholders under applicable law, (3) prior to furnishing any such nonpublic information to, or entering into any such discussions (except discussions to elicit information concerning a Parent Acquisition Proposal which is required to determine whether such proposal may constitute a Parent Superior Offer) or negotiations with, such person or group, Parent gives Company written notice of the identity of such person or group and all of the material terms and conditions of such Parent Acquisition Proposal and of Parent's intention to furnish nonpublic information to, or enter into discussions with, such person or group, and Parent receives from such person or group an executed confidentiality agreement containing terms which shall not restrict Parent from complying with its disclosure obligations under this Agreement and which shall otherwise contain customary limitations on the use and disclosure of all non-public information furnished to such person or group or on behalf of Parent and other terms no less favorable to Parent than those set forth in the Confidentiality Agreement, and (4) contemporaneously with furnishing any such nonpublic information to such person or group, Parent furnishes such nonpublic information to Company (to the extent such nonpublic information has not been previously furnished by Parent to Company). Parent and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Parent Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any authorized Parent Representative or any of its subsidiaries shall be deemed to be a breach of this Section 5.5 by Company; provided, however, that if a violation consists of a communication by any Parent Representative (other than an executive, officer or director) which was unauthorized by Parent and Parent terminates its relationship with such Parent Representative and with such Parent Representative employer (if a third party) immediately upon becoming aware of such communication, then such from and after such termination, then such communication shall no longer be deemed to constitute a material breach of this Agreement for purposes of Sections 6.2(b) and 7.1(h). For purposes of this Section 5.5(a), a Parent Acquisition Proposal (as defined below) that was first received by the Parent prior to the date of this Agreement shall be deemed "unsolicited" only if (i) discussions with respect to such Parent Acquisition Proposal were terminated by Parent prior to the date of this Agreement in accordance with this Section 5.5(a) and
(ii) the Parent received after the date of this Agreement, a renewed expression of interest with respect to such Parent Acquisition Proposal without any solicitation on the part of the Parent.

   For purposes of this Agreement, "Parent Acquisition Proposal" shall mean any offer or proposal by a third party relating to: (A) any acquisition or purchase from Parent by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 30% interest in the total outstanding voting securities of Parent or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 30% or more of the total outstanding voting securities of Parent or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving Parent pursuant to which the stockholders of Parent immediately preceding such transaction hold less than 60% of the equity interests in the surviving or resulting entity of such transaction or (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition, or disposition of more than 50% of the assets of Parent.

   5.6 Confidentiality; Access to Information.

   (a) The parties acknowledge that Company and Parent have previously executed a mutual confidentiality agreement, dated as of April 5, 2001 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

   (b) Access to Information. Company will afford Parent and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, contracts, commitments, records (including tax returns and related work papers) and personnel of Company during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Company, as Parent may reasonably request; provided that Company shall not be required to provide Parent or its agents with access to any files, books, records or information where (i) such access would waive any privileges available under applicable law, or (ii) would breach the terms of any nondisclosure agreement with any third party after Company shall have used all reasonable efforts to obtain a waiver of, or consent to disclosure under, such agreement. Parent will afford Company and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, contracts, commitments, records (including returns and related work papers) and personnel of Parent during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Parent, as Company may reasonably request; provided that Parent shall not be required to provide Company or its agents with access to any files, books, records or information where (i) such access would waive any privileges available under applicable law, or (ii) would breach the terms of any nondisclosure agreement with any third party after Parent shall have used all reasonable efforts to obtain a waiver of, or consent to disclosure under, such agreement. No information or knowledge obtained in any investigation pursuant to this Section 5.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger. Unless otherwise required by law, the parties will hold such non-public information in confidence in accordance with the Confidentiality Agreement. Company will take all reasonable precautions to prevent any trading in the securities of Parent by officers, directors, employees and agents of Company, having knowledge of any material information regarding Parent provided hereunder, including, without limitation, the existence of the transactions contemplated by this Agreement until the information in question has been publicly disclosed. Parent will take all reasonable precautions to prevent any trading in the securities of Company by officers, directors, employees and agents of Parent, having knowledge of any material information regarding Company provided hereunder, including, without limitation, the existence of the transactions contemplated by this Agreement until the information in question has been publicly disclosed.

   5.7 Public Disclosure. Parent and Company will consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement, and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

   5.8 Reasonable Efforts; Notification.

   (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental

Entity vacated or reversed and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

   (b) Each of Company and Parent will give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger, (ii) any notice or other communication from any Governmental Entity in connection with the Merger, (iii) any litigation relating to, involving or otherwise affecting Company, Parent or their respective subsidiaries that relates to the consummation of the Merger. Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.3 would not be satisfied, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. Parent shall give prompt notice to Company of any representation or warranty made by it or Merger Sub contained in this Agreement becoming untrue or inaccurate, or any failure of Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.2 would not be satisfied, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

   5.9 Third Party Consents. As soon as practicable following the date hereof, Parent and Company will each use all commercially reasonable efforts to obtain any material consents, waivers and approvals under any of its or its subsidiaries' respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

   5.10 Stock Options and ESPP.

   (a) At the Effective Time, each outstanding Company Option, whether granted under the Company's stock option plans or subject to a non-plan agreement and whether or not exercised, outstanding immediately prior to the Effective Time, whether or not then exercisable, will be assumed by Parent (an "Assumed Company Option"). Each Assumed Company Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the Assumed Company Options immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions), except that (i) each such Assumed Company Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Assumed Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such Assumed Company Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Assumed Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. Continuous employment with Company or its subsidiaries shall be credited to the optionee for purposes of determining the vesting of all assumed Company Options after the Effective Time.

   (b) It is intended that Assumed Company Options assumed by Parent shall qualify following the Effective Time as incentive stock options as defined in
Section 422 of the Code to the extent Company Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this Section 5.10 shall be applied consistent with such intent.

   (c) Each outstanding purchase right under the Company ESPP (each an "Assumed Purchase Right") shall be assumed by Buyer. Each Assumed Purchase Right shall continue to have, and be subject to, the terms and conditions set forth in the Company ESPP and the documents governing the Assumed Purchase Rights, except that the number of shares of Buyer Common Stock issuable upon exercise thereof shall equal the number of shares of Company Common Stock otherwise issuable upon exercise thereof multiplied by the

Exchange Ratio and the purchase price of such shares of Buyer Common Stock on the Purchase Date (as defined in the ESPP) shall be the lower of (i) the quotient determined by dividing eighty-five percent (85%) of the fair market value per share of the Company Common Stock on the Offering Date for such Purchase Period by the Exchange Ratio or (ii) eighty-five percent (85%) of the fair market value per share of the Buyer Common Stock on the applicable Purchase Date (with the number of shares rounded down to the nearest whole share and the purchase price rounded up to the nearest whole cent). The Assumed Purchase Rights shall be exercised on the applicable Purchase Date, and each participant shall, accordingly, be issued shares of Buyer Common Stock at such time. The Company ESPP and all outstanding purchase rights thereunder shall terminate on the last day of any Offering Period in effect on the date hereof, and no additional purchase rights shall be granted and no additional Offering Periods shall commence following the date hereof. Buyer agrees that from and after the Effective Time, employees of Company may participate in Buyer's employee stock purchase plan, subject to the terms and conditions of such plan if they are not participating in the ESPP on such date. Capitalized terms in this Section 6.14 if not otherwise defined in this Agreement, have the meanings ascribed to them in the Company ESPP.

   5.11 Company Warrants. At the Effective Time, each outstanding Company Warrant, whether or not then exercisable, will be assumed by Parent. Each Company Warrant so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in such Company Warrant immediately prior to the Effective Time (including, without limitation, any vesting provisions), except that (i) each such Company Warrant will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such Company Warrant will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. The exercisability period and other terms and conditions of the Company Warrants will remain unchanged.

   5.12 Form S-8. Parent agrees to file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Options as soon as is reasonably practicable, after the Effective Time and shall maintain the effectiveness of such registration statement thereafter for so long as any of such options or other rights remain outstanding.

   5.13 Indemnification.

   (a) From and after the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of Company pursuant to any indemnification agreements between Company and its directors and officers as of the Effective Time (the "Indemnified Parties") and any indemnification provisions under Company's Certificate of Incorporation or Bylaws as in effect on the date hereof. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Certificate of Incorporation and Bylaws of Company as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of Company, unless such modification is required by law.

   (b) For a period of six years after the Effective Time, Parent will cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by Company's directors' and officers' liability insurance policy on terms comparable to those applicable to the current directors and officers of Company; provided, however, that in no event will Parent or the Surviving Corporation be required to expend in excess of 200% of the annual premium currently paid by Company for such coverage (or such coverage as is available for such 200% of such annual premium).

   (c) This Section 5.13 shall survive the consummation of the Merger, is intended to benefit Company, the Surviving Corporation and each Indemnified Party, shall be binding on all successors and assigns of the Surviving Corporation and Parent, and shall be enforceable by the Indemnified Parties.

   5.14 Parent Board of Directors. The Board of Directors of Parent will take all actions reasonably necessary such that, effective upon the Effective Time, two persons designated by a majority of Parent's Board of Directors, two persons designated by a majority of Company's Board of Directors and one person to be mutually agreed to by Parent and Company which will be Massood Zarrabian or such other person as may be mutually agreed (the "New Directors") shall be appointed to Parent's Board of Directors, which directors will be appointed to the respective classes (Class I, Class II or Class III) as follows: (i) Massood Zarrabian (or his replacement or substitute) will serve in Class I, (ii) one of the two directors designed by Parent's Board of Directors will serve in Class II and the other director designated by Parent's Board of Directors will serve in Class II, and (iii) one of the two directors designed by Company's Board of Directors will serve in Class III and the other director designated by Company's Board of Directors will serve in Class III. Parent will use all commercially reasonable efforts to fulfill the conditions set forth in Section 6.2(e). Upon the Effective Time, Chuck Bay will be appointed to serve as Chief Executive Officer and President of Parent, and James Wood will be appointed to serve as Chairman of Parent.

   5.15 Nasdaq Listing. Parent shall use all requisite commercially reasonable efforts to authorize for listing on the Nasdaq Stock Market the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, subject to official notice of issuance. Each of Company and Parent agrees to continue the quotation of Parent Common Stock and Company Common Stock, respectively, on the Nasdaq National Market, during the term of this Agreement so that appraisal rights will not be available to stockholders of Company under Section 262 of Delaware Law. Nothing in this Agreement shall prohibit or limit the right of any party to effect a reverse stock split of such party's outstanding common stock, including taking any action under such party's charter documents to accomplish such stock split (provided that the Exchange Ratio shall be subject to proportional adjustment in accordance with Section 1.6(f) in the event of any reverse stock split effected prior to the Effective Time).

   5.16 Letters of Accountants. Company and Parent shall use their respective reasonable efforts to cause to be delivered to Parent letters of Company's and Parent's independent accountants, respectively, dated no more than two business days before the date on which the Registration Statement becomes effective (and satisfactory in form and substance to Parent), that is customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

   5.17 Takeover Statutes. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of Parent and Company and their respective Boards of Directors shall grant such approvals and take such lawful actions as are necessary to ensure that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute and any regulations promulgated thereunder on such transactions.

   5.18 Certain Employee Benefits.

   (a) As soon as practicable after the execution of this Agreement, Company and Parent shall confer and work together in good faith to agree upon mutually acceptable employee benefit and compensation arrangements (and terminate Company Employee Plans immediately prior to the Effective Time if appropriate).

   (b) Employees of the Company and its subsidiaries will be granted credit for all service with the Company, its subsidiaries or its Affiliates under each Company employee benefit plan, program or arrangement of Parent or its Affiliates in which such Employees are eligible to participate for all purposes, except for purposes of benefit accrual under a defined benefit pension plan. If Employees become eligible to participate in a medical, dental or health plan of Parent or its Affiliates, Parent will cause such plan to (i) waive any preexisting condition exclusions and waiting period limitations for conditions covered under the applicable medical, dental or health plans maintained or contributed to by Company (but only to the extent corresponding exclusions and limitations were satisfied by such Employees under the applicable medical, dental or health plans maintained or contributed to by Company); and (ii) credit any deductible or out of pocket expenses incurred by the Employees and their beneficiaries under such plans during the portion of the calendar year prior to such participation.

   (c) Parent and Company shall each perform and undertake all acts as may be necessary to comply with the applicable provisions of the Workers Adjustment and Retaining Act ("WARN") and laws for all of their respective employees. Parent shall be responsible for and pay any liability for severance payments, pursuant to WARN or otherwise, to any Parent employee that accrues or becomes payable during the period of such employee's employment or service with Parent or arises out of the termination of such person's employment with Parent. Company shall be responsible for and pay any liability for severance payments, pursuant to WARN or otherwise, to any Company employee that accrues or becomes payable during the period of such employee's employment or service with Company or arises out of the termination of such persons employment with Company.

   5.19 Section 16. Provided that Company delivers to Parent the Section 16 Information (as defined below) in a timely fashion, the Board of Directors of Parent, or a committee of two or more Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3 under the Exchange Act), shall adopt resolutions prior to the consummation of the Merger, providing that the receipt by the Company Insiders (as defined below) of the Parent Common Stock upon conversion of the Company Common Stock, and of options for Parent Common Stock upon conversion of the Company Options, in each case pursuant to the transactions contemplated hereby, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act. Such resolutions shall comply with the approval conditions of Rule 16b-3 under the Exchange Act for purposes of such Section 16(b) exemption, including, but not limited to, specifying the name of the Company Insiders, the number of securities to be acquired or disposed of for each such person, the material terms of any derivative securities, and that the approval is intended to make the receipt of such securities exempt pursuant to Rule 16b-3(d). "Section 16 Information" shall mean information regarding the Company Insiders, the number of shares of Company capital stock held by each such Company Insider and expected to be exchanged for Parent Common Stock in connection with the Merger, and the number and description of the Company Options held by each such Company Insider and expected to be converted into options for Parent Common Stock in connection with the Merger. "Company Insiders" shall mean those officers and directors of Company who will be subject to the reporting requirement of Section 16(b) of the Exchange Act with respect to Parent and who are listed in the Section 16 Information.

   5.20 Tax Matters. Each of Parent, Merger Sub and Company agrees that it will not take any action, or fail to take any action, which action or failure to act would be reasonably likely to cause the Merger to fail to qualify as a "reorganization" pursuant to the provisions of Section 368 of the Code.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

   6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

   (a) Company Stockholder Approval. This Agreement shall have been approved and adopted, and the Merger shall have been approved, by the requisite vote of the stockholders of Company under applicable law and the Company Charter Documents.

   (b) Parent Stockholder Approval. The Parent Stockholder Approvals shall have been approved by the requisite vote of the stockholders of Parent under applicable law and the Parent Charter Documents.

   (c) Registration Statement Effective; Proxy Statement. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Joint Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC.

   (d) No Order; HSR Act. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or been terminated.

   (e) Nasdaq Listing. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on the Nasdaq Stock Market, subject to official notice of issuance.

   (f) Consents. Other than the filing of the Certificate of Merger with the Delaware Secretary of State, all required approvals or consents of any Governmental Entity or other person in connection with the Merger and the consummation of the other transactions contemplated hereby shall have been obtained (and all relevant statutory, regulatory or other governmental waiting periods, shall have expired) unless the failure to receive any such approval or consent would not be reasonably likely, directly or indirectly, to result in a Material Adverse Effect on Parent and its subsidiaries (including, for the purposes of this condition, Company and its subsidiaries), taken as a whole.

   6.2 Additional Conditions to Obligations of Company. The obligation of Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Company:

   (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect or any similar standard or qualification, shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date (other than representations and warranties that address matters only as of a certain date, which shall be true and correct as of such date), except as a result of transactions contemplated by this Agreement, and where the failure of such representations or warranties to be true or correct would not have, individually or in the aggregate, a Material Adverse Effect on Parent. It is understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Parent Disclosure Letter made or purported to have been made after the execution of this Agreement, unless agreed to in writing by the Company, shall be disregarded. Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by the Chief Executive Officer or Chief Financial Officer of Parent.

   (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date and Company shall have received a certificate to such effect signed on behalf of Parent by the Chief Executive Officer or Chief Financial Officer of Parent.

   (c) Material Adverse Effect. No Material Adverse Effect with respect to Parent shall have occurred since the date of this Agreement and be continuing.

   (d) Tax Opinion. Company shall have received an opinion of Fenwick & West LLP, dated as of the Closing Date, in form and substance reasonably satisfactory to it, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; provided, however, that if the counsel to Company does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to Company if counsel to Parent renders such opinion to Company. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

   (e) Parent Board of Directors. All actions necessary in order for the New Directors to become members of the Parent Board of Directors upon the Effective Time in accordance with Section 5.14 shall have occurred.

   (f) Parent Interim Plan. Parent shall have complied with and timely completed, in all material respects, the Parent Interim Plan.

   6.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by
Parent:

   (a) Representations and Warranties. The representations and warranties of Company contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect or any similar standard or qualification, shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date (other than representations and warranties that address matters only as of a certain date, which shall be true and correct as of such date), except as a result of transactions contemplated by this Agreement and except where the failure of such representations or warranties to be true or correct would not have, individually or in the aggregate, a Material Adverse Effect on Company. It is understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Company Disclosure Letter made or purported to have been made after the execution of this Agreement, unless agreed to in writing by the Company, shall be disregarded. Parent shall have received a certificate with respect to the foregoing signed on behalf of Company by the Chief Executive Officer or Chief Financial Officer of Company.

   (b) Agreements and Covenants. Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date and Parent shall have received a certificate to such effect signed on behalf of Company by the Chief Executive Officer or Chief Financial Officer of Company.

   (c) Material Adverse Effect. No Material Adverse Effect with respect to Company shall have occurred since the date of this Agreement and be continuing.

   (d) Company Interim Plan. The Company shall have complied with and timely completed, in all material respects, the Company Interim Plan.

   (e) Tax Opinion. Parent shall have received an opinion of Brobeck, Phleger & Harrison LLP, dated as of the Closing Date, in form and substance reasonably satisfactory to it, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; provided, however, that if the counsel to Parent does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to Parent if counsel to the Company renders such opinion to Parent. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

   7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the requisite approvals of the stockholders of Company or Parent:

   (a) by mutual written consent duly authorized by the Boards of Directors of Parent and Company;

   (b) by either Company or Parent if the Merger shall not have been consummated by October 31, 2001 for any reason; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a proximate cause of the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement, provided further that such date shall be extended to December 31, 2001 in the event that the waiting period under the HSR Act has not expired or been terminated or the Registration Statement has not been declared effective, and the extending party reasonably believes that the waiting period will expire or the registration statement will be declared effective in time to permit the closing to occur on or before December 31, 2001.

   (c) by either Company or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and non-appealable;

   (d) by either Company or Parent, if the approval and adoption of this Agreement, and the approval of the Merger, by the stockholders of Company shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Company stockholders duly convened therefore or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to Company where the failure to obtain the Company stockholder approval shall have been caused by the action or failure to act of Company and such action or failure to act constitutes a material breach by Company of this Agreement;

   (e) by either Company or Parent, if the approval of the issuance of shares of Parent Common Stock pursuant to the Merger by the stockholders of Parent shall not have been obtained by reason of the failure to obtain the respective required votes at a meeting of Parent stockholders duly convened therefore or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(e) shall not be available to Parent where the failure to obtain the Parent stockholder approvals shall have been caused by the action or failure to act of Parent and such action or failure to act constitutes a material breach by Parent of this Agreement;

   (f) by Parent (at any time prior to the adoption and approval of this Agreement and the Merger by the required vote of the stockholders of Company) if a Company Triggering Event (as defined below) shall have occurred;

   (g) by Company (at any time prior to the approval of the Parent Stockholder Approval by the required vote of the stockholders of Parent) if a Parent Triggering Event (as defined below) shall have occurred;

   (h) by Company, if Parent shall have breached any representation or warranty or shall breach any covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become materially inaccurate, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become materially inaccurate, provided that if such inaccuracy in Parent's representations and warranties or material breach by Parent is curable by Parent through the exercise of its commercially reasonable efforts, then Company may not terminate this Agreement under this Section 7.1(h) for 45 days after delivery of written notice from Company to Parent of such material breach, provided Parent continues to exercise commercially reasonable efforts to cure such material breach (it being understood that Company may not terminate this Agreement pursuant to this paragraph (h) if such material breach or material inaccuracy by Parent is cured during such 45-day period, or if Company is then in material breach under this Agreement);

   (i) by Parent, if the Company shall have breached any representation or warranty or shall breach any covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become materially inaccurate, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become materially inaccurate, provided that if such inaccuracy in the Company's representations and warranties or material breach by the Company is curable by the Company through the exercise of its commercially reasonable efforts, then Parent may not terminate this Agreement under this Section 7.1(i) for 45 days after delivery of written notice from Parent to the Company of such material breach, provided the Company continues to exercise commercially reasonable efforts to cure such material breach (it being understood that the Parent may not terminate this Agreement pursuant to this paragraph (h) if such material breach or material inaccuracy by the Company is cured during such 45-day period, or if Parent is then in material breach under this Agreement); or

   (j) By Parent, if Company shall have willfully and materially breached the Company's obligations under the Loan Agreement and such breach shall continue despite two (2) business days written notice and opportunity to cure; or

   (k) By the Company, if Parent shall have willfully and materially breached Parent's obligations under the Loan Agreement and such breach shall continue despite two (2) business days written notice and an opportunity to cure.

   For the purposes of this Agreement, a "Company Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of Company or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its recommendation in favor of the adoption and approval of the Agreement or the approval of the Merger; (ii) Company shall have failed to include in the Joint Proxy Statement/Prospectus the recommendation of the Board of Directors of Company in favor of the adoption and approval of the Agreement and the approval of the Merger; (iii) the Board of Directors of Company fails to reaffirm its recommendation in favor of the adoption and approval of the Agreement and the approval of the Merger within 10 business days after Parent requests in writing that such recommendation be reaffirmed at any time following the public announcement of a Company Acquisition Proposal; (iv) the Board of Directors of Company or any committee thereof shall have approved or publicly recommended any Company Acquisition Proposal; (v) Company shall have entered into any letter of intent of similar document or any agreement, contract or commitment accepting any Company Acquisition Proposal; (vi) Company shall have knowingly breached any of the material provisions of Sections 5.2 or any of the provisions of Section 5.4; or (vii) a tender or exchange offer relating to securities of Company shall have been commenced by a person unaffiliated with Parent, and Company shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within 10 business days after such tender or exchange offer is first published sent or given, a statement disclosing that Company recommends rejection of such tender or exchange offer.

   For the purposes of this Agreement, a "Parent Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of Parent or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Company its recommendation in favor of the Parent Stockholder Approval; (ii) Parent shall have failed to include in the Joint Proxy Statement/Prospectus the recommendation of the Board of Directors of Parent in favor of the Parent Stockholder Approval; (iii) the Board of Directors of Parent fails to reaffirm its recommendation in favor of the adoption and approval of the Agreement and the approval of the Merger within 10 business days after Company requests in writing that such recommendation be reaffirmed at any time following the public announcement of an Parent Acquisition Proposal; (iv) the Board of Directors of Parent or any committee thereof shall have approved or publicly recommended any Parent Acquisition Proposal; (v) Parent shall have entered into any letter of intent of similar document or any agreement, contract or commitment accepting any Parent Acquisition Proposal; (vi) Parent shall have knowingly breached any of the material provisions of Sections 5.3 or any of the provisions of Section 5.5, or
(vii) a tender or exchange offer relating to securities of Parent shall have been commenced by a person unaffiliated with Company, and Parent shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within 10 business days after such tender or exchange offer is first published sent or given, a statement disclosing that Parent recommends rejection of such tender or exchange offer.

   7.2 Notice of Termination; Effect of Termination.

   Any proper termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, and there shall be no obligation or liability on the part of Parent, Merger Sub, Company, or any of their respective officers, directors, securityholders or affiliates, except (i) as set forth in Section 5.7, this Section 7.2, Section 7.3 and Article 8, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any fraud or, notwithstanding Section 7.6, willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

   7.3 Fees and Expenses.

   (a) General. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that Parent and Company shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred in relation to the printing and filing with the SEC of the Joint Proxy Statement/Prospectus (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits), any amendments or supplements thereto and any HSR Act filing fees.

   (b) Company Payments. In the event that this Agreement is terminated by Parent or Company, as applicable, pursuant to Sections 7.1(b), 7.1(d) or 7.1(f), the Company shall promptly, but in no event later than two days after the date of such termination, pay Parent a fee equal to $2.5 million in immediately available funds (the "Termination Fee"); provided, that in the case of a termination under Sections 7.1(b) or 7.1(d) prior to which no Company Triggering Event has occurred, (i) such payment shall be made only if (A) following the date of this Agreement and prior to the termination of this Agreement, a person has publicly announced and not withdrawn a Company Acquisition Proposal and (B) within twelve months following the termination of this Agreement, either a Company Acquisition (as defined below) is consummated with such person, or the Company enters into an agreement providing for a Company Acquisition with such person and such Company Acquisition is later consummated with such person (or an affiliate of such person) with whom such agreement was entered into (regardless of when such consummation occurs if the Company has entered into such an agreement within such twelve-month period), and (ii) such payment shall be made promptly, but in no event later than two days after the consummation of such Company Acquisition (regardless of when such consummation occurs if the Company has entered into such an agreement within such twelve-month period). Company acknowledges that the agreements contained in this Section 7.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement. Accordingly, if the Company fails to pay in a timely manner the amounts due pursuant to this Section 7.3(b), and, in order to obtain such payment, Parent makes a claim that results in a judgment against the Company for the amounts set forth in this Section 7.3(b), Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(b) at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made. Payment of the fees described in this Section 7.3(b) shall not be in lieu of damages incurred in the event of willful breach of this Agreement.

   For the purposes of this Agreement, "Company Acquisition" shall mean any of the following transactions (other than the transactions contemplated by this Agreement); (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction (or the parent thereof), (ii) a sale or other disposition by the Company of assets representing in excess of 50% of the aggregate fair market value of the Company's business immediately prior to such sale, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of the Company.

   (c) Parent Payments. In the event that this Agreement is terminated by Parent or Company, as applicable, pursuant to Sections 7.1(b), 7.1(e) or 7.1(g), Parent shall promptly, but in no event later than two days after the date of such termination, pay Company a fee equal to $2.5 million in immediately available funds (the "Termination Fee"); provided, that in the case of a termination under Sections 7.1(b) or 7.1(e) prior to which no Parent Triggering Event has occurred, (i) such payment shall be made only if (A) following the date of this Agreement and prior to the termination of this Agreement, a person has publicly announced and not withdrawn a Parent Acquisition Proposal and (B) within twelve months following the termination of this Agreement, either a Parent Acquisition (as defined below) is consummated with such person, or Parent enters into an agreement providing for a Parent Acquisition with such person and such Parent Acquisition is later consummated with such person (or affiliate of such person) with whom such agreement was entered into (regardless of when such consummation occurs if the Parent has entered into such an agreement within such twelve-month period), and (ii) such payment shall be made promptly, but in no event later than two days after the consummation of such Parent Acquisition (regardless of when such consummation occurs if Parent has entered into such an agreement within such twelve-month period). Parent acknowledges that the agreements contained in this Section 7.3(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Company would not enter into this Agreement. Accordingly, if Parent fails to pay in a timely manner the amounts due pursuant to this Section 7.3(c), and, in order to obtain such payment, Parent makes a claim that results in a judgment against Parent for the amounts set forth in this Section 7.3(c), Parent shall pay to Company its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(c) at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made. Payment of the fees described in this Section 7.3(c) shall not be in lieu of damages incurred in the event of willful breach of this Agreement.

   For the purposes of this Agreement, "Parent Acquisition" shall mean any of the following transactions (other than the transactions contemplated by this Agreement); (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent pursuant to which the stockholders of Parent immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction (or the parent thereof), (ii) a sale or other disposition by Parent of assets representing in excess of 50% of the aggregate fair market value of Parent's business immediately prior to such sale, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Parent), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of Parent.

   7.4 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent and Company.

   7.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

   7.6 Liquidated Damages. The Parent Termination Fee or the Company Termination Fee when paid to the receiving party in the manner herein provided shall constitute liquidated damages to the receiving party and the paying party shall have no further liability in respect thereof. The parties agree that such damages are difficult to estimate and that such amounts are reasonable approximations of actual damages.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

   8.1 Non-Survival of Representations and Warranties. The representations and warranties of Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants and agreements that by their terms survive the Effective Time shall survive the Effective Time.

   8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon delivery either personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

      (a) if to Parent or Merger Sub, to:

       Kana Communications, Inc.
       740 Bay Road
       Redwood City, CA 94063
       Attention: Jay Wood, Chief Executive Officer
       Facsimile No.: 650-494-8501

       with a copy to:

       Brobeck, Phleger & Harrison LLP
       Two Embarcadero Place
       2200 Geng Road
       Palo Alto, CA 94303
       Attention: David Makarechian, Esq.
                  Jonathan Shapiro, Esq.
       Facsimile No.: 650-496-2885

      (b) if to Company, to:

       Broadbase Software, Inc.
       172 Constitution Drive
       Menlo Park, CA 94025
       Attention: Chuck Bay, Chief Executive Officer
       Facsimile No.: 650-614-8301
       with a copy to:

       Fenwick & West LLP
       Two Palo Alto Square
       Palo Alto, California 94306
       Attention: Gordon K. Davidson, Esq.
                  David Michaels, Esq.
       Facsimile No.: 650-494-1417

   8.3 Interpretation; Certain Defined Terms.

   (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

   (b) For purposes of this Agreement, the term "knowledge" means with respect to a party hereto, with respect to any matter in question, that any of the executive officers of such party has actual knowledge of such matter. For purposes of this definition, the "executive officers" of Company shall be those person listed on Part 8.3(b) of the Company Disclosure Letter. For purposes of this definition, the "executive officers" of Parent shall be those person listed on Part 8.3(b) of the Parent Disclosure Letter.

   (c) For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any change, event, circumstance or effect that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition, cash position, operations or results of operations of such entity taken as a whole with its subsidiaries, except to the extent that such change, event, circumstance or effect directly results from any of the following (none of which shall in and of itself constitute a Material Adverse Effect): (i) changes in general economic, political or social conditions, (ii) short term variations in revenues, (iii) changes in the industry generally in which such entity operates (provided that such changes do not affect such entity in a substantially disproportionate manner), (iv) changes in the trading prices or volume for such entity's capital stock, (v) any changes in the electronic customer relationship management market (provided that such changes do not affect such entity in a substantially disproportionate manner), (vi) the effect of the public announcement or pendency of the transactions contemplated hereby on customers, suppliers, distributors, partners, employees, of such entity, (vii) the effect of performing any obligations under this Agreement or the Loan Agreement or implementing the Parent Interim Plan or the Company Interim Plan, or (viii) changes or effects which are proximately caused by one party's (the "first party's") refusal to consent to action reasonably requested to be taken by the other party (the "second party") which the second party (at the time of such request) certified to the first party was necessary, in the good faith judgment of the second party's Board of Directors, to avoid a Material Adverse Effect on the second party.

   (d) For purposes of this Agreement, the term "person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited liability company, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

   (e) For purposes of this Agreement, "subsidiary" of a specified entity will be any corporation, partnership, limited liability company, joint venture or other legal entity of which the specified entity (either alone or through or together with any other subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity.

   8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

   8.5 Entire Agreement; Third Party Beneficiaries. This Agreement, its Exhibits and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Letter and the Parent Disclosure Letter (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as specifically provided in Section 5.14.

   8.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

   8.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

   8.8 Governing Law. Except for matters required to be governed by, and construed in accordance with, Delaware corporate law (which shall be so governed and construed), this Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

   8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

   8.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Section shall be void.

   8.11 Waiver Of Jury Trial. EACH OF PARENT, COMPANY AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, COMPANY OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

                                   * * * * *

   In Witness Whereof, the parties hereto have caused this Agreement and Plan of Merger to be executed by their duly authorized respective officers as of the date first written above.

                                          KANA COMMUNICATIONS, INC.

                                                    /s/ James C. Wood
                                          By: _________________________________

                                          Name: James C. Wood

                                          Title: Chief Executive Officer

                                          ARROW ACQUISITION CORP.

                                                    /s/ James C. Wood
                                          By: _________________________________

                                          Name: James C. Wood

                                          Title: Chief Executive Officer

                                          BROADBASE SOFTWARE, INC.

                                                      /s/ Chuck Bay
                                          By: _________________________________
                                          Name: Chuck Bay
                                          Title: Chief Executive Officer

                                                                     APPENDIX II

                       FORM OF KANA VOTING AGREEMENT

                 PARENT VOTING AGREEMENT AND IRREVOCABLE PROXY

   This Voting Agreement and irrevocable proxy (this "Agreement") is made and entered into as of April 9, 2001 (the "Effective Date"), by and between Broadbase Software, Inc., a Delaware corporation ("Company"), and the undersigned stockholder ("Stockholder") of Kana Communications, Inc., a Delaware corporation ("Parent").

                                    RECITALS

   A. Concurrently with the execution of this Agreement, Company, Parent and Arrow Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Company ("Merger Sub"), are entering into an Agreement and Plan of Merger of even date herewith (as such agreement may hereafter be amended from time to time, the "Merger Agreement") which provides for the merger of Merger Sub with and into Company (the "Merger"). Pursuant to the Merger, shares of common stock of Company, par value $0.001 per share ("Company Common Stock") will be converted into shares of common stock of Parent, par value $0.001 per share ("Parent Common Stock") on the basis described in the Merger Agreement; capitalized terms that are used in this Agreement and are not otherwise defined herein will have the same meanings that such terms have in the Merger Agreement.

   B. Stockholder owns of record or has the power to direct the voting with respect to such number of Shares (as defined herein) as are indicated on the final page of this Agreement;

   C. Stockholder is entering into this Agreement as a material inducement and consideration to Company to enter into the Merger Agreement.

   NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

   1. Definitions.

       (a) "Expiration Date" means the earlier to occur of (i) the Effective Time of the Merger; and (ii) such time as the Merger Agreement may be terminated in accordance with its terms.

       (b) "Shares" means all issued and outstanding shares of Parent Common Stock owned of record by Stockholder or over which Stockholder exercises voting power, in each case, as of the record date for persons entitled (i) to receive notice of, and to vote at the meeting of the stockholders of Parent called for the purpose of voting on the matters referred to in Section 2.1, or (ii) to take action by written consent of the stockholders of Parent with respect to the matters referred to in Section 2.1; provided, however, that any shares of capital stock of Parent that Stockholder purchases or with respect to which Stockholder otherwise exercises voting power after the execution of this Agreement and prior to the Expiration Date shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares on the date hereof.

       (c) "Transfer" with respect to any security means to directly or indirectly: (i) sell, pledge, encumber, transfer or dispose of, or grant an option with respect to, such security or any interest in such security; or (ii) enter into an agreement or commitment providing for the sale, pledge, encumbrance, transfer or disposition of, or grant of an option with respect to, such security or any interest therein.

   2. Agreement to Vote.

       2.1 Voting Agreement. Stockholder hereby covenants and agrees that, prior to the Expiration Date, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the stockholders of Parent, however called, and in any action taken by the written consent of stockholders of

Parent without a meeting, unless otherwise directed in writing by Company, Stockholder will appear at the meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum and vote or consent for cause to be voted or consented the Shares:

       (a) in favor of the issuance of Parent Common Stock pursuant to the Merger, the change of the name of Parent to Kana Software, Inc., the execution and delivery by Parent of the Merger Agreement and the adoption and approval of the terms thereof, and in favor of the other actions contemplated by the Merger Agreement and, to the extent that a vote is solicited in connection with this Voting Agreement or the Merger Agreement, any other action required in furtherance hereof or thereof;

       (b) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of Parent in the Merger Agreement or that would preclude fulfillment of a condition precedent under the Merger Agreement to Parent's or Company's obligation to consummate the Merger; and

       (c) against approval of any proposal made in opposition to or in competition with the issuance of the Parent Common Stock pursuant to the Merger and the consummation of the Merger, including, without limitation, any Parent Acquisition Proposal or Parent Superior Offer (each as defined in the Merger Agreement).

   Prior to the Expiration Date, Stockholder will not enter into any agreement or understanding with any person or entity to vote or give instructions in any manner inconsistent with any provision of this Section 2.1. This Agreement is intended to bind Shareholder only with respect to the specific matters set forth herein.

       2.2 Irrevocable Proxy. Contemporaneously with the execution of this Agreement, Stockholder will deliver to Company a proxy with respect to Shares in the form attached hereto as Exhibit 1, which proxy will be irrevocable to the fullest extent permitted by applicable law (the "Proxy"); provided, however, that the Proxy shall be revoked upon termination of this Agreement in accordance with its terms.

       2.3 Transfer and Other Restrictions. (a) From and after the date hereof until the termination of this Agreement, Stockholder agrees not to, directly or indirectly:

        (i) except pursuant to the terms of the Merger Agreement, Transfer any or all of the Shares or any interest therein except as provided in
    Section 2.2 hereof;

         (ii) grant any proxy, power of attorney, deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares except as provided in this Agreement; or

       (iii) take any other action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing its obligations under this Agreement.

       (b) To the extent Stockholder is, as of the date hereof, party to a contract or agreement that requires Stockholder to Transfer Shares to another person or entity (excluding a contract or agreement pledging Shares to Parent), Stockholder will not effect any such Transfer unless to cause the transferee to be bound by and to execute an agreement in the form of this Agreement with respect to the Shares to be Transferred. Nothing herein shall prohibit Stockholder from exercising (in accordance with the terms of the option or warrant, as applicable) any option or warrant Stockholder may hold; provided, however, that the securities acquired upon such exercise shall be deemed Shares.

       (c) Stockholder agrees with, and covenants to, Company that Stockholder shall not request that Parent register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Shares, unless such transfer is made pursuant to and in compliance with this Agreement.

   The foregoing restrictions shall not prohibit a transfer of Shares (i) in the case of an individual, to any member of his immediate family, to a trust for the benefit of Stockholder or any member of his immediate family or a transfer of Shares upon the death of Stockholder, (ii) in the case of a partnership or limited liability company, to one or more partners or members or to an affiliated corporation or (iii) which Stockholder can not prevent (it being understood that Stockholder shall use his best efforts to prevent transfers other than pursuant to (i) or (ii) hereof); provided, however, that any transferee with respect to a transfer permitted under (i) or (ii) shall, as a precondition to such transfer, agree in a writing delivered to Parent, to be bound by the terms and conditions of this Agreement and executed and deliver to Parent a proxy in the form attached hereto

   3. Waivers. Stockholder agrees not to exercise any rights of appraisal and any dissenters' rights that Stockholder may have (whether under applicable law or otherwise) or could potentially have or acquire in connection with the Merger.

   4. Representations, Warranties and Covenants of Stockholder. Stockholder hereby represents, warrants and covenants as follows:

   4.1 Authority, Enforceability. Stockholder has power and authority to enter into, execute, deliver and perform Stockholder's obligations under this Agreement and to make the representations, warranties and covenants contained herein. This Agreement has been duly executed and delivered by Stockholder and constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

   4.2 No Conflicts, No Defaults and Consents. The execution and delivery of this Agreement by Stockholder do not, and the performance of this Agreement by Stockholder will not: (i) conflict with or violate any order, decree or judgment applicable to Stockholder or by which Stockholder or any of Stockholder's properties or Shares is bound or affected; (ii) violate any agreement to which Stockholder is a party or is subject, including, without limitation, any voting agreement or voting trust; (iii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien, restriction, adverse claim, option on, right to acquire, or any encumbrance or security interest in or to any of the Shares, pursuant to any written, oral or other agreement, contract or legally binding commitment to which Stockholder is a party or by which Stockholder or any of the Shares is bound or affected, or (iv) require any written, oral or other agreement, contract or legally binding commitment of any third party.

   4.3 Shares Owned. As of the Effective Date of this Agreement, Stockholder owns of record or has the power to direct the voting with respect to, in the aggregate the number of shares of Parent Common Stock set forth below Stockholder's name on the signature page of this Agreement, and does not own of record, or have the power to direct the voting with respect to, any shares of capital stock of Parent other than the Shares set forth below Stockholder's name on the signature page hereof.

   4.4 Accuracy of Representations; Reliance by Company. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the Effective Time of the Merger as if made on that date. Stockholder understands and acknowledges that Company is entering into the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement.

   4.5 Further Assurances. Stockholder agrees to execute and deliver any additional documents reasonably necessary or desirable, in the opinion of Company or Parent, to carry out the purposes and intent of this Agreement and the Proxy.

   5. Miscellaneous.

       5.1 Severability. If any provision of this Agreement is found by any arbitrator or court of competent jurisdiction to be invalid or unenforceable, then the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable and to the extent that to do so would not deprive one of the parties of the substantial benefit of its bargain. Such provision will, to the extent allowable by law and the preceding sentence, not be voided or canceled but will instead be modified by such arbitrator or court so that it becomes enforceable and, as modified, will be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

       5.2 Amendment; Waiver. This Agreement may be amended, modified, superseded, canceled, renewed or extended only by an agreement in writing executed by Company and Stockholder. The failure by either party at any time to require performance or compliance by the other of any of its obligations or agreements will in no way affect the right to require such performance or compliance at any time thereafter. The waiver by either party of a breach of any provision of this Agreement will not be treated as a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind will be effective or binding, unless it is in writing and is signed by the party against whom such waiver is sought to be enforced.

       5.3 Entire Agreement. This Agreement, together with the Merger Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

       5.4 Assignment. This Agreement and all rights and obligations hereunder are personal to Stockholder and may not be transferred or assigned by Stockholder at any time. Company may assign its rights, and may delegate its obligations hereunder, to any Subsidiary of Parent; provided however, that any such assignee assumes Company's obligations hereunder. This Agreement will be binding upon, and inure to the benefit of, the persons or entities who are permitted, by the terms of this Agreement, to be successors, assigns and personal representatives of the respective parties hereto.

       5.5 Governing Law. Except for matters required to be governed by and administered in accordance with Delaware corporate law, this Agreement will be governed by and construed in accordance with the internal laws of the State of California, excluding that body of laws pertaining to conflict of laws.

       5.6 Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings or otherwise, the non-prevailing party will pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys' and experts' fees.

       5.7 Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if personal delivery is made to the receiving party; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States; or (iii) three (3) business days after deposit in the United States mail by registered or certified mail (return receipt requested) for United States deliveries. All notices for delivery outside the United States will be sent by express courier. All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below, or at such other address as such other party may designate by ten (10) days advance written notice to the other parties hereto.

If to Stockholder:
                         c/o Kana Communications, Inc.
                         740 Bay Road
                         Redwood City, CA 94063
                         Attention: Jay Wood
                         Facsimile No.: (650) 474-8506

with a copy to:
                         Brobeck, Phleger & Harrison LLP
                         Two Embarcadero Place
                         2200 Geng Road
                         Palo Alto, CA 94303
                         Attention: David Makarechian, Esq.
                         Phone: (650) 424-2160
                         Fax: (650) 496-2885

If to Company:
                         Broadbase Software, Inc.
                         181 Constitution Drive
                         Menlo Park, CA 94025
                         Attention: Chuck Bay
                         Facsimile No.: (650) 614-8301

with a copy to:
                         Fenwick & West LLP
                         275 Battery Street, Suite 1500
                         San Francisco, CA 94111
                         Attention: David K. Michaels, Esq.
                         Phone: (415) 875-2300
                         Fax: (415) 281-1350

       5.8 Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damage for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

       5.9 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which, taken together, constitute one and the same agreement.

       5.10 Titles. The titles and captions of the sections and paragraphs of this Agreement are included for convenience of reference only and will have no effect on the construction or meaning of this Agreement.

       5.11 Termination. This Agreement will be terminated and will be of no further force and effect upon the earlier to occur of (i) the Effective Time and (ii) the termination of the Merger Agreement pursuant to its terms.

   IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first above written.

BROADBASE SOFTWARE, INC.                  STOCKHOLDER


By: _________________________________      ___________________________________


Name: Chuck Bay                           Kana Communications, Inc: ___________


Title: Chief Executive Officer

                      [SIGNATURE PAGE TO VOTING AGREEMENT]

                         EXHIBIT 1 TO VOTING AGREEMENT

                               IRREVOCABLE PROXY

   The undersigned stockholder (the "Stockholder") of Kana Communications, Inc., a Delaware corporation ("Parent"), hereby irrevocably (to the fullest extent permitted by applicable law) appoints and constitutes the members of the Board of Directors of Broadbase Software, Inc., a Delaware corporation ("Company"), and each of them (collectively the "Proxyholders"), the agents, attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the fullest extent of the undersigned's rights with respect to (i) the shares of capital stock of Parent owned of record by the undersigned, or over which the undersigned has voting power, as of the date of this proxy, which shares are specified on the final page of this proxy; (ii) any and all other shares of capital stock of Parent which the undersigned may acquire or with respect to which the undersigned shall acquire voting power after the date hereof, including, without limitation, in the event of a dividend or distribution of capital stock of Parent, or any change in Parent's capital stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, all shares of Parent's capital stock issued or distributed pursuant to such stock dividends and distributions and any shares of Parent's capital stock into which or for which any or all of the shares otherwise held by the undersigned may be so changed or exchanged. (The shares of the capital stock of Parent referred to in clauses (i) and (ii) of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Shares until such time as this proxy shall be terminated in accordance with its terms.

   The Proxyholders named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the Expiration Date (as defined in the Voting Agreement dated as of the date hereof, between Company and the undersigned (the "Voting Agreement")) at any meeting of the stockholders of Parent, however called, or in any action by written consent of stockholders of
Parent:

       (i) in favor of the issuance of Parent Common Stock pursuant to the merger (the "Merger") contemplated by the Agreement and Plan of Merger by and among Company, Arrow Acquisition Corp., and Parent, dated as of the date hereof (the "Merger Agreement"), the change of the name of Parent to Kana Software, Inc., the execution and delivery by Parent of the Merger Agreement and the adoption and approval of the terms thereof and in favor of the other actions contemplated by the Merger Agreement and, to the extent that a vote is solicited in connection with the Voting Agreement or the Merger Agreement, any other action required in furtherance hereof or thereof;

       (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of Parent in the Merger Agreement or that would preclude fulfillment of a condition precedent under the Merger Agreement to Parent's or Company's obligation to consummate the Merger; and

       (iii) against approval of any proposal made in opposition to or in competition with the consummation of the Merger including, without limitation, any Parent Acquisition Proposal or Parent Superior Offer (each as defined in the Merger Agreement).

   The Proxyholders may not exercise this proxy on any other matter. The Stockholder may vote the Shares on all such other matters. The proxy granted by the Stockholder to the Proxyholders hereby is granted as of the date of this Irrevocable Proxy in order to secure the obligations of the Stockholder set forth in Section 2 of the Voting Agreement.

   This proxy will terminate upon the termination of the Voting Agreement in accordance with its terms. Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The undersigned Stockholder authorizes the Proxyholders to file this proxy and any substitution or revocation of substitution with the Secretary of Parent and with any Inspector of Elections at any meeting of the stockholders of Parent.

   This proxy is irrevocable, is coupled with an interest, and shall survive the insolvency, incapacity, death or liquidation of the undersigned and will be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).

Dated: April   , 2001

                                          STOCKHOLDER

                                        __________________________________

                                          Kana Communications, Inc.
                                           Stock: _________________________

                                                                    APPENDIX III

                    FORM OF BROADBASE VOTING AGREEMENT

                                     III-1

                 COMPANY VOTING AGREEMENT AND IRREVOCABLE PROXY

   This Voting Agreement and irrevocable proxy (this "Agreement") is made and entered into as of April 9, 2001 (the "Effective Date"), by and between Kana Communications, Inc., a Delaware corporation ("Parent"), and the undersigned stockholder ("Stockholder") of Broadbase Software, Inc., a Delaware corporation ("Company").

                                    RECITALS

   A. Concurrently with the execution of this Agreement, Parent, Company and Arrow Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), are entering into an Agreement and Plan of Merger of even date herewith (as such agreement may hereafter be amended from time to time, the "Merger Agreement") which provides for the merger of Merger Sub with and into Company (the "Merger"). Pursuant to the Merger, shares of common stock of Company, par value $0.001 per share ("Company Common Stock") will be converted into shares of common stock of Parent, par value $0.001 per share ("Parent Common Stock") on the basis described in the Merger Agreement; capitalized terms that are used in this Agreement and are not otherwise defined herein will have the same meanings that such terms have in the Merger Agreement.

   B. Stockholder owns of record or has the power to direct the voting with respect to such number of Shares (as defined herein) as are indicated on the final page of this Agreement;

   C. Stockholder is entering into this Agreement as a material inducement and consideration to Parent to enter into the Merger Agreement.

   NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

    1.  Definitions.

     (a) "Expiration Date" means the earlier to occur of (i) the Effective Time of the Merger; and (ii) such time as the Merger Agreement may be terminated in accordance with its terms.

     (b) "Shares" means all issued and outstanding shares of Company Common Stock owned of record by Stockholder or over which Stockholder exercises voting power, in each case, as of the record date for persons entitled (i) to receive notice of, and to vote at the meeting of the stockholders of Company called for the purpose of voting on the matters referred to in Section 2.1, or (ii) to take action by written consent of the stockholders of Company with respect to the matters referred to in Section 2.1; provided, however, that any shares of capital stock of Company that Stockholder purchases or with respect to which Stockholder otherwise exercises voting power after the execution of this Agreement and prior to the Expiration Date shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares on the date hereof.

     (c) "Transfer" with respect to any security means to directly or indirectly: (i) sell, pledge, encumber, transfer or dispose of, or grant an option with respect to, such security or any interest in such security; or (ii) enter into an agreement or commitment providing for the sale, pledge, encumbrance, transfer or disposition of, or grant of an option with respect to, such security or any interest therein.

   2. Agreement to Vote.

     2.1 Voting Agreement. Stockholder hereby covenants and agrees that, prior to the Expiration Date, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the stockholders of Company, however called, and in any action taken by the written consent of stockholders of Company without a meeting, unless otherwise directed in writing by Parent, Stockholder will appear at

                                     III-2
the meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum and vote or consent for cause to be voted or consented the Shares:

     (a) in favor of the Merger, the execution and delivery by Company of the Merger Agreement and the adoption and approval of the terms thereof and in favor of the other actions contemplated by the Merger Agreement and, to the extent that a vote is solicited in connection with this Voting Agreement or the Merger Agreement, any other action required in furtherance hereof or thereof;

     (b) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of Company in the Merger Agreement or that would preclude fulfillment of a condition precedent under the Merger Agreement to Company's or Parent's obligation to consummate the Merger; and

     (c) against approval of any proposal made in opposition to or in competition with the consummation of the Merger, including, without limitation, any Company Acquisition Proposal or Company Superior Offer (each as defined in the Merger Agreement).

   Prior to the Expiration Date, Stockholder will not enter into any agreement or understanding with any person or entity to vote or give instructions in any manner inconsistent with any provision of this Section 2.1. This Agreement is intended to bind Shareholder only with respect to the specific matters set forth herein.

     2.2 Irrevocable Proxy. Contemporaneously with the execution of this Agreement, Stockholder will deliver to Parent a proxy with respect to Shares in the form attached hereto as Exhibit 1, which proxy will be irrevocable to the fullest extent permitted by applicable law (the "Proxy"); provided, however, that the Proxy shall be revoked upon termination of this Agreement in accordance with its terms.

     2.3 Transfer and Other Restrictions. (a) From and after the date hereof until the termination of this Agreement, Stockholder agrees not to, directly or indirectly:

       (i) except pursuant to the terms of the Merger Agreement, Transfer any or all of the Shares or any interest therein except as provided in
    Section 2.2 hereof;

       (ii) grant any proxy, power of attorney, deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares except as provided in this Agreement; or

       (iii) take any other action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing its obligations under this Agreement.

     (b) To the extent Stockholder is, as of the date hereof, party to a contract or agreement that requires Stockholder to Transfer Shares to another person or entity (excluding a contract or agreement pledging Shares to Company), Stockholder will not effect any such Transfer unless to cause the transferee to be bound by and to execute an agreement in the form of this Agreement with respect to the Shares to be Transferred. Nothing herein shall prohibit Stockholder from exercising (in accordance with the terms of the option or warrant, as applicable) any option or warrant Stockholder may hold; provided, however, that the securities acquired upon such exercise shall be deemed Shares.

     (c) Stockholder agrees with, and covenants to, Parent that Stockholder shall not request that Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Shares, unless such transfer is made pursuant to and in compliance with this Agreement.

   The foregoing restrictions shall not prohibit a transfer of Shares (i) in the case of an individual, to any member of his immediate family, to a trust for the benefit of Stockholder or any member of his immediate family or a transfer of Shares upon the death of Stockholder, (ii) in the case of a partnership or limited liability company, to one or more partners or members or to an affiliated corporation or (iii) which Stockholder can not

                                     III-3
prevent (it being understood that Stockholder shall use his best efforts to prevent transfers other than pursuant to (i) or (ii) hereof); provided, however, that any transferee with respect to a transfer permitted under (i) or
(ii) shall, as a precondition to such transfer, agree in a writing delivered to Parent, to be bound by the terms and conditions of this Agreement and executed and deliver to Company a proxy in the form attached hereto.

   3. Waivers. Stockholder agrees not to exercise any rights of appraisal and any dissenters' rights that Stockholder may have (whether under applicable law or otherwise) or could potentially have or acquire in connection with the Merger.

   4. Representations, Warranties and Covenants of Stockholder. Stockholder hereby represents, warrants and covenants as follows:

     4.1 Authority, Enforceability. Stockholder has power and authority to enter into, execute, deliver and perform Stockholder's obligations under this Agreement and to make the representations, warranties and covenants contained herein. This Agreement has been duly executed and delivered by Stockholder and constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     4.2 No Conflicts, No Defaults and Consents. The execution and delivery of this Agreement by Stockholder do not, and the performance of this Agreement by Stockholder will not: (i) conflict with or violate any order, decree or judgment applicable to Stockholder or by which Stockholder or any of Stockholder's properties or Shares is bound or affected; (ii) violate any agreement to which Stockholder is a party or is subject, including, without limitation, any voting agreement or voting trust; (iii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien, restriction, adverse claim, option on, right to acquire, or any encumbrance or security interest in or to any of the Shares, pursuant to any written, oral or other agreement, contract or legally binding commitment to which Stockholder is a party or by which Stockholder or any of the Shares is bound or affected, or (iv) require any written, oral or other agreement, contract or legally binding commitment of any third party.

     4.3 Shares Owned. As of the Effective Date of this Agreement, Stockholder owns of record or has the power to direct the voting with respect to, in the aggregate the number of shares of Company Common Stock set forth below Stockholder's name on the signature page of this Agreement, and does not own of record, or have the power to direct the voting with respect to, any shares of capital stock of Company other than the Shares set forth below Stockholder's name on the signature page hereof.

     4.4 Accuracy of Representations; Reliance by Parent. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the Effective Time of the Merger as if made on that date. Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement.

     4.5 Further Assurances. Stockholder agrees to execute and deliver any additional documents reasonably necessary or desirable, in the opinion of Parent or Company, to carry out the purposes and intent of this Agreement and the Proxy.

   5. Miscellaneous.

     5.1 Severability. If any provision of this Agreement is found by any arbitrator or court of competent jurisdiction to be invalid or unenforceable, then the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable and to the extent that to do so would not deprive one of the parties of the substantial benefit of its bargain. Such provision will, to the extent allowable by law and the preceding sentence, not be voided or canceled but will instead be modified by such arbitrator or court so that it

                                     III-4
becomes enforceable and, as modified, will be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

     5.2 Amendment; Waiver. This Agreement may be amended, modified, superseded, canceled, renewed or extended only by an agreement in writing executed by Parent and Stockholder. The failure by either party at any time to require performance or compliance by the other of any of its obligations or agreements will in no way affect the right to require such performance or compliance at any time thereafter. The waiver by either party of a breach of any provision of this Agreement will not be treated as a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind will be effective or binding, unless it is in writing and is signed by the party against whom such waiver is sought to be enforced.

     5.3 Entire Agreement. This Agreement, together with the Merger Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     5.4 Assignment. This Agreement and all rights and obligations hereunder are personal to Stockholder and may not be transferred or assigned by Stockholder at any time. Parent may assign its rights, and may delegate its obligations hereunder, to any subsidiary of Parent; provided however, that any such assignee assumes Parent's obligations hereunder. This Agreement will be binding upon, and inure to the benefit of, the persons or entities who are permitted, by the terms of this Agreement, to be successors, assigns and personal representatives of the respective parties hereto.

     5.5 Governing Law. Except for matters required to be governed by and administered in accordance with Delaware corporate law, this Agreement will be governed by and construed in accordance with the internal laws of the State of California, excluding that body of laws pertaining to conflict of laws.

     5.6 Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings or otherwise, the non-prevailing party will pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys' and experts' fees.

     5.7 Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if personal delivery is made to the receiving party; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States; or (iii) three (3) business days after deposit in the United States mail by registered or certified mail (return receipt requested) for United States deliveries. All notices for delivery outside the United States will be sent by express courier. All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below, or at such other address as such other party may designate by ten (10) days advance written notice to the other parties hereto.

If to Stockholder:

       c/o Broadbase Software, Inc.
       181 Constitution Drive
       Menlo Park, CA 94025
       Attention: Chuck Bay
       Facsimile No.: (650) 614-8301

                                     III-5
with a copy to:

       Fenwick & West LLP
       275 Battery Street, Suite 1500
       San Francisco, CA 94111
       Attention: David K. Michaels, Esq.
       Phone: (415) 875-2300
       Fax: (415) 281-1350

If to Parent:

       Kana Communications, Inc.
       740 Bay Road
       Redwood City, CA 94063
       Attention: Jay Wood
       Facsimile No.: (650) 474-8506

with a copy to:

       Brobeck, Phleger & Harrison LLP
       Two Embarcadero Place
       2200 Geng Road
       Palo Alto, CA 94303
       Attention: David Makarechian, Esq.
       Phone: (650) 424-2160
       Fax: (650) 496-2885

     5.8 Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damage for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

     5.9 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which, taken together, constitute one and the same agreement.

     5.10 Titles. The titles and captions of the sections and paragraphs of this Agreement are included for convenience of reference only and will have no effect on the construction or meaning of this Agreement.

     5.11 Termination. This Agreement will be terminated and will be of no further force and effect upon the earlier to occur of (i) the Effective Time and (ii) the termination of the Merger Agreement pursuant to its terms.


                                     III-6

   IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first above written.

KANA COMMUNICATIONS, INC.                 STOCKHOLDER


By: _________________________________      ___________________________________


Name: James C. Wood                       Broadbase Software, Inc. Common
                                           Stock: _____________________________


Title: Chief Executive Officer

                      [SIGNATURE PAGE TO VOTING AGREEMENT]

                                     III-7

                                                   EXHIBIT 1 TO VOTING AGREEMENT

                               IRREVOCABLE PROXY

   The undersigned stockholder (the "Stockholder") of Broadbase Software, Inc., a Delaware corporation ("Company"), hereby irrevocably (to the fullest extent permitted by applicable law) appoints and constitutes the members of the Board of Directors of Kana Communications, Inc., a Delaware corporation ("Parent"), and each of them (collectively the "Proxyholders"), the agents, attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the fullest extent of the undersigned's rights with respect to (i) the shares of capital stock of Company owned of record by the undersigned, or over which the undersigned has voting power, as of the date of this proxy, which shares are specified on the final page of this proxy; (ii) any and all other shares of capital stock of Company which the undersigned may acquire or with respect to which the undersigned shall acquire voting power after the date hereof, including, without limitation, in the event of a dividend or distribution of capital stock of Company, or any change in Company's capital stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, all shares of Company's capital stock issued or distributed pursuant to such stock dividends and distributions and any shares of Company's capital stock into which or for which any or all of the shares otherwise held by the undersigned may be so changed or exchanged. (The shares of the capital stock of Company referred to in clauses (i) and (ii) of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Shares until such time as this proxy shall be terminated in accordance with its terms.

   The Proxyholders named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the Expiration Date (as defined in the Voting Agreement dated as of the date hereof, between Parent and the undersigned (the "Voting Agreement")) at any meeting of the stockholders of Company, however called, or in any action by written consent of stockholders of
Company:

       (i) in favor of the merger (the "Merger") contemplated by the Agreement and Plan of Merger by and among Parent, Arrow Acquisition Corp., and Company, dated as of the date hereof (the "Merger Agreement"), the execution and delivery by Company of the Merger Agreement and the adoption and approval of the terms thereof and in favor of the other actions contemplated by the Merger Agreement and, to the extent that a vote is solicited in connection with this Voting Agreement or the Merger Agreement, any other action required in furtherance hereof or thereof;

       (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of Company in the Merger Agreement or that would preclude fulfillment of a condition precedent under the Merger Agreement to Company's or Parent's obligation to consummate the Merger; and

       (iii) against approval of any proposal made in opposition to or in competition with the consummation of the Merger including, without limitation, any Company Acquisition Proposal or Company Superior Offer (each as defined in the Merger Agreement).

   The Proxyholders may not exercise this proxy on any other matter. The Stockholder may vote the Shares on all such other matters. The proxy granted by the Stockholder to the Proxyholders hereby is granted as of the date of this Irrevocable Proxy in order to secure the obligations of the Stockholder set forth in Section 2 of the Voting Agreement.

   This proxy will terminate upon the termination of the Voting Agreement in accordance with its terms. Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The undersigned Stockholder authorizes the Proxyholders to file this proxy and any substitution or revocation of substitution with the Secretary of Company and with any Inspector of Elections at any meeting of the stockholders of Company.

                                     III-8

   This proxy is irrevocable, is coupled with an interest, and shall survive the insolvency, incapacity, death or liquidation of the undersigned and will be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).

Dated: April   , 2001

                                          STOCKHOLDER

                                        __________________________________

                                          Broadbase Software, Inc. Common
                                           Stock: _________________________

                                     III-9

                                                                     APPENDIX IV

                        KANA STOCK OPTION AGREEMENT

                         PARENT STOCK OPTION AGREEMENT

   This Stock Option Agreement (the "Agreement") is made and entered into as of April 9, 2001, between Kana Communications, Inc., a Delaware corporation ("Parent"), and Broadbase Software, Inc., a Delaware corporation ("Company").

                                    RECITALS

   A. Concurrently with the execution and delivery of this Agreement, Parent, Company and Arrow Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), are entering into an Agreement and Plan of Merger (the "Merger Agreement"), that provides, among other things, upon the terms and subject to the conditions thereof, for the merger of Merger Sub and Company (the "Merger"). Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

   B. As a condition to Company's willingness to enter into the Merger Agreement, Company has required that the Parent agree, and the Parent has agreed, to grant to Company an option to acquire shares of Parent Common Stock ("Parent Shares"), upon the terms and subject to the conditions set forth herein.

   In consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

   1. Grant of Option. Parent hereby grants to Company an irrevocable option (the "Option"), exercisable following the occurrence of an Exercise Event (as defined in Section 2(a)), to acquire up to a number of Parent Shares equal to 19.9% of the Parent Shares issued and outstanding as of the date, if any, upon which an Exercise Notice (as defined in Section 2(b) below) shall have been delivered (the "Option Shares"), in the manner set forth below by paying cash at a price of $.875 per share (the "Exercise Price"); provided, however, that the Exercise Price will automatically, equitably and proportionally be adjusted to reflect any subdivision, stock split, combination, reverse stock split, stock dividend or other recapitalization affecting Parent Shares; and provided, further, that the number of Parent Shares issuable hereunder shall be subject to adjustment such that in no event shall the total number of Parent Shares issuable upon exercise of the Option exceed that number of shares which is equal to the difference of 19.9% of the Parent Shares issued and outstanding as of the date, if any, upon which an Exercise Notice shall have been delivered less the total number of Parent Shares, if any, issued or issuable at or prior to the time of such exercise upon conversion of that certain Convertible Promissory Note pursuant to that certain Revolving Loan Agreement dated the date hereof between Parent and Company. All references in this Agreement to Parent Shares issued to Company hereunder shall be deemed to include any associated Rights.

   2. Exercise of Option; Maximum Proceeds.

     (a) For all purposes of this Agreement, an "Exercise Event" shall mean the occurrence of any of (i) a Parent Triggering Event (as such term is defined in the Merger Agreement), (ii) (A) the public announcement of an acquisition or purchase by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 30% beneficial ownership interest in the total outstanding voting securities of Parent or any of its subsidiaries; or (B) the public announcement or commencement of any tender offer or exchange offer that if consummated would result in any person or "group" beneficially owning 30% or more of the total outstanding voting securities of Parent or any of its subsidiaries.

     (b) At any time following the occurrence of an Exercise Event, Company may deliver to the Parent a written notice (an "Exercise Notice") specifying that it wishes to exercise its rights to acquire Parent Shares under the Option and close a purchase of Option Shares and specifying the total number of Option Shares it wishes to acquire. Unless such Exercise Notice is withdrawn by Company, the closing of a purchase of such Option Shares (a "Closing") shall take place at the principal offices of Parent upon such date (which shall be no earlier than three business days following the delivery of the Exercise Notice) and at such time prior to the termination of the Option as may be designated by Company in the Exercise Notice.

     (c) The Option shall terminate upon the earliest to occur of (i) the Effective Time (as such term is defined in the Merger Agreement), (ii) termination of the Merger Agreement pursuant to Section 7.1(a) thereof, (iii) termination of the Merger Agreement pursuant to Section 7.1(i) thereof if prior to such termination no Triggering Event shall have occurred; (iv) termination of the Merger Agreement pursuant to Section 7.1(b), 7.1(c), 7.1(d) or 7.1(e) thereof if prior to such termination no Exercise Event shall have occurred or
(v) 12 months following the termination of the Merger Agreement under any other circumstances; provided, however, that if the Option is exercisable but cannot be exercised by reason of any applicable government order or because the waiting period related to the issuance of the Option Shares under the HSR Act shall not have expired or been terminated, or because any other condition to closing has not been satisfied, then the Option shall not terminate until the tenth business day after all such impediments to exercise shall have been removed or shall have become final and not subject to appeal, and provided, further that if, subsequent to exercise of the Option, but prior to any other termination of the Merger Agreement, the Merger Agreement is terminated by Parent pursuant to Section 7.1(i) thereof, then (1) the Option, to the extent it has not been exercised, shall terminate and (2) to the extent the Option has been exercised, Parent may repurchase for cash all Option Shares then held by Company at a per Option Share price equal to the Exercise Price.

     (d) If the sum of (i) any Termination Fee received by Company under
Section 7.3(c) of the Merger Agreement plus (ii) the proceeds received by Company from any sales or other dispositions of Option Shares (including pursuant to Parent's exercise of its rights to purchase Option Shares under
Section 7(a) and Section 10 hereof) or the Option (including pursuant to Company's exercise of its rights to surrender the Option pursuant to Section 9 hereof), plus (iii) any dividends or distributions received by Company declared on Option Shares is, in the aggregate, greater than the sum of (x) $2,500,000 plus (y) the product of (1) the Exercise Price multiplied by (2) the number of Parent Shares purchased by Company pursuant to the Option (the sum of clauses
(x) and (y), the "Profit Cap"), then all such proceeds received by Company in excess of the Profit Cap shall be promptly remitted in cash by Company to Parent.

   3. Conditions to Closing. The obligation of Parent to issue Option Shares to Company hereunder is subject to the conditions that (a) any waiting period under the HSR Act applicable to the issuance of the Option Shares hereunder shall have expired or been terminated; (b) all material consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Entity, if any, required in connection with the issuance of the Option Shares hereunder shall have been obtained or made, as the case may be; and (c) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect. It is understood and agreed that at any time during which Company shall be entitled to deliver to Parent an Exercise Notice, the parties will use their respective reasonable efforts to satisfy all conditions to Closing, so that a Closing may take place as promptly as practicable.

   4. Closing. At any Closing, (a) Parent shall deliver to Company a single certificate in definitive form representing the number of Parent Shares designated by Company in its Exercise Notice consistent with this Agreement, such certificate to be registered in the name of Company and to bear the legend set forth in Section 10 hereof, against delivery of (b) payment by Company to the Parent of the aggregate Exercise Price for the Parent Shares so designated and being purchased by delivery of a certified check, bank check or wire transfer of immediately available funds.

   5. Representations and Warranties of the Parent. Parent represents and warrants to Company that (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (b) the execution and delivery of this Agreement by Parent and consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or any of the transactions contemplated hereby; (c) this Agreement has been duly executed and delivered by Parent and constitutes a legal, valid and binding obligation of Parent and, assuming this Agreement has been duly executed and delivered by Company, is enforceable against Parent in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity; (d) except for any filings, authorizations, approvals or orders required under the applicable blue sky laws of any state, and the rules and regulations promulgated thereunder, Parent has taken all necessary corporate and other action to authorize and reserve for issuance and to permit it to issue upon exercise of the Option, and at all times from the date hereof until the termination of the Option will have reserved for issuance, a sufficient number of unissued Parent Shares for Company to exercise the Option in full and will take all necessary corporate or other action to authorize and reserve for issuance all additional Parent Shares or other securities which may be issuable pursuant to Section 8(a) upon exercise of the Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement and payment therefor by Company, will be validly issued, fully paid and nonassessable; (e) upon delivery of the Parent Shares and any other securities to Company upon exercise of the Option, Company will acquire such Parent Shares or other securities free and clear of all Encumbrances, excluding those imposed by Company; (f) the execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent will not, (i) violate the Certificate of Incorporation or Bylaws of the Parent, (ii) conflict with or violate any order applicable to the Parent or any of its subsidiaries or by which they or any of their material property is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a material Encumbrance on any material property or assets of Parent or any of its subsidiaries pursuant to, any material contract or agreement to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or any of their material property is bound or affected, except to the extent that any such breach, default, right of termination, amendment, acceleration or cancellation or creation of a material Encumbrance would not prevent or materially delay the performance by Parent of Parent's obligations under this Agreement; and (g) the execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity.

   6. Representations and Warranties of Company. Company represents and warrants to Parent that (i) the execution and delivery of this Agreement by Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company and this Agreement has been duly executed and delivered by a duly authorized officer of Company and will constitute a legal, valid and binding obligation of Company and, assuming this Agreement has been duly executed and delivered by Company, is enforceable against Parent in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity; and (ii) Company is acquiring the Option, and, if and when the Company exercises the Option, it will be acquiring the Option Shares issuable upon the exercise thereof for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act.

   7. Registration Rights.

     (a) Following the termination of the Merger Agreement, Company (sometimes referred to herein as the "Holder") may by written notice (a "Registration Notice") to Parent (sometimes referred to herein as the "Registrant") request the Registrant to register under the Securities Act all or any part of the Option Shares acquired by the Holder pursuant to this Agreement (such Option Shares, together with any other shares of the Parent's capital stock issuable in lieu of or with respect to such Option Shares, the "Registrable Securities") in order to permit the public sale or other disposition of such shares in accordance with the intended method of sale or other disposition stated by the Holder; provided, however, that any such Registration Notice must relate to a number of shares equal to at least 2% of the outstanding Parent Shares and that any rights to require registration hereunder shall terminate with respect to any shares of the Parent's capital stock that may be sold pursuant to Rule 144(k) under the Securities Act or at such time as all of the Registrable Securities may be sold in any three month period pursuant to Rule 144 under the Securities Act. Upon receipt of a Registration Notice, the Registrant will have the option exercisable by written notice delivered to the Holder within ten business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities for cash at a price (the "Option Price") equal to the product of
  (i) the number of Registrable Securities so purchased and (ii) the per share average of the closing sale prices of the Registrant's Common Stock on the Nasdaq Stock Market for the twenty trading days immediately preceding the date of the Registration Notice. Any such purchase of Registrable Securities by the Registrant hereunder will take place at a closing to be held at the principal executive offices of the Registrant or its counsel at any reasonable date and time designated by the Registrant in such notice within five business days after delivery of such notice. The payment for the shares to be purchased will be made by delivery at the time of such closing of the Option Price in immediately available funds.

     (b) If the Registrant receives a Registration Notice and does not elect to exercise its option to purchase pursuant to Section 7(a), the Registrant shall use all reasonable best efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities requested to be registered in the Registration Notice; provided, however, that (i) the Holder shall not be entitled to more than an aggregate of two effective registration statements hereunder, and provided further, that if the Registrant withdraws a filed registration statement at the request of the Holder (other than as the result of a material adverse change in the Registrant's business or prospects or the Holder's learning of new material information concerning the Registrant), then such filing shall be deemed to have been an effective registration for purposes of this clause (i), (ii) the Registrant will not be required to file any such registration statement or maintain its effectiveness during any period of time (not to exceed 45 days after a Registration Notice in the case of clause (A) below or 60 days after a Registration Notice in the case of clauses (B) and (C) below) when (A) the Registrant is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and such information would have to be disclosed if a registration statement were filed or effective at that time; (B) the Registrant is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) the Registrant determines, in its good faith, reasonable judgment, that such registration would materially interfere with any financing, acquisition or other material transaction involving the Registrant and (iii) the Registrant will not be required to maintain the effectiveness of any such registration statement for an aggregate period greater than 180 days. If consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 180 days after the filing with the SEC of the initial registration statement therefor, the provisions of this Section 7 shall again be applicable to any proposed registration. The Registrant shall use all reasonable best efforts to cause any Registrable Securities registered pursuant to this Section 7 to be qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder may reasonably request and shall continue such registration or qualification in effect in such jurisdictions until the Holder has sold or otherwise disposed of all of the securities subject to the registration statement; provided, however, that the Registrant shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

     (c) The registration rights set forth in this Section 7 are subject to the condition that the Holder shall provide the Registrant with such information with respect to the Holder's Registrable Securities, the plan for distribution thereof, and such other information with respect to the Holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in a registration statement all facts required to be disclosed with respect to a registration thereunder, including the identity of the Holder and the Holder's plan of distribution.

     (d) A registration effected under this Section 7 shall be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and expenses of counsel to the Holder, and the Registrant shall use all reasonable best efforts to: (i) provide such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings and as an underwriter may reasonably require, (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statements as may be necessary to comply with the provisions of the Securities Act and (iii) furnish to the Holder and to any underwriter of such securities such number of copies of the final prospectus and such other documents as the Holder or underwriters may reasonably request. In connection with any registration which the Holder requests be underwritten, the Holder and the Registrant agree to enter into an underwriting agreement reasonably acceptable to each such party, in form and substance customary for transactions of this type with the underwriters participating in such offering.

     (e) Indemnification

     (i) The Registrant will indemnify the Holder, each of the Holder's directors and officers and each person who controls the Holder within the meaning of Section 15 of the Securities Act, and each underwriter of the Registrant's securities, with respect to any registration, qualification or compliance which has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any action or litigation, commenced or threatened (each, a "Damage Claim"), arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, (B) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (C) any violation by the Registrant of any rule or regulation promulgated under the Securities Act, the Securities Exchange Act of 1934, as amended, any federal or state securities law or any rule or regulation promulgated under any of them applicable to the Registrant (each matter in clause (A), (B) or (C), a "Violation"), in each case in connection with any such registration, qualification or compliance, and the Registrant will reimburse the Holder and, each of its directors and officers and each person who controls the Holder within the meaning of
  Section 15 of the Securities Act, and each underwriter for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such Damage Claim, provided that the Registrant will not be liable in any such case to the extent that any such Damage Claim arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Registrant by the Holder or director or officer or controlling person or underwriter seeking indemnification, and provided, further, that the indemnity agreement contained in this Section 7(e)(i) shall not apply to amounts paid in settlement of any such Damage Claim if such settlement is effected without the consent of the Registrant, which consent shall not be unreasonably withheld.

     (ii) The Holder will indemnify the Registrant, each of the Registrant's directors and officers and each underwriter of the Registrant's securities covered by such registration statement and each person who controls the Registrant within the meaning of Section 15 of the Securities Act, against all Damage Claims arising out of or based on any Violation in connection with any such registration, qualification or compliance, and will reimburse the Registrant, such directors, officers or control persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such Damage Claim, in each case to the extent, but only to the extent, that such Violation occurs in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Registrant by the Holder expressly for use therein, provided that in no event shall any indemnity under this Section 7(e) exceed the gross proceeds of the offering received by the Holder and provided, further that the indemnity agreement contained in this

  Section 7(e)(ii) shall not apply to amounts paid in settlement of any such Damage Claim if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

     (iii) Each party entitled to indemnification under this Section 7(e) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of the Indemnified Party by counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding, and provided, further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7(e) unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party shall be required to indemnify any Indemnified Party with respect to any settlement entered into without such Indemnifying Party's prior consent (which shall not be unreasonably withheld).

     (iv) If the indemnification provided for in this Section 7(e) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Damage Claim, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party with respect to such Damage Claim in the proportion that is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions that resulted in such Damage Claim, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In any such case, (A) the Holder will not be required to contribute any amount in excess of the aggregate public offering price of all such Registrable Securities offered and sold by the Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
  Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

   8. Adjustment Upon Changes in Capitalization; Rights Plans

     (a) In the event of any change in the Parent Shares by reason of stock dividends, stock splits, reverse stock splits, mergers (other than the Merger), recapitalizations, combinations, exchanges of shares and the like, the type and number of shares or securities subject to the Option shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Company shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Company would have received in respect of the Parent Shares if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

     (b) Prior to such time as the Option is terminated, and at any time after the Option is exercised (in whole or in part, if at all), the Parent shall not (i) adopt (nor permit the adoption of) a new stockholders rights plan that contains provisions for the distribution or exercise of rights thereunder as a result of Company or any affiliate or transferee being the beneficial owner of shares of the Parent by virtue of the Option being exercisable or having been exercised (or as a result of beneficially owning shares issuable in respect of any Option Shares), or
  (ii) take any other action which would prevent or disable Company from exercising its rights under this Agreement or enjoying the full rights and privileges possessed by other holders of Parent Shares generally with respect to the Option Shares obtained by the Holder upon exercise of the Option.

   9. Repurchase of Shares. Parent shall have the right to purchase for cash (the "Repurchase Right") all, but not less than all, of the Option Shares then beneficially owned by Company at an aggregate price for all such shares (regardless of the number of such shares) equal to the Adjusted Profit Cap. Parent's right to exercise the Repurchase Right shall expire on the twentieth business day following the two year anniversary of the termination of the Merger (the "Merger Termination Date"). In the event Parent wishes to exercise the Repurchase Right, Parent shall send a written notice to Company specifying a date (not later than ten business days and not earlier than the second business day following the date such notice is given) for the closing of such repurchase (the "Repurchase Notice"), provided, however that Parent may not repurchase any Option Shares hereunder prior to the date that is one calendar year following the date on which the Merger Agreement is terminated. The closing of the repurchase of the Option Shares shall take place at the principal offices of Parent upon such specified date. Upon exercise of Parent's right to repurchase all outstanding Option Shares and full payment therefor to Company pursuant to this Section 9, any and all right of Company to future exercises of the Option shall be terminated. Notwithstanding anything to the contrary herein, if application of the Adjusted Profit Cap formula below yields a number that is less than zero, Parent may exercise its Repurchase Right as provided in this Section 9, and upon such exercise, Company shall deliver all Option Shares it holds to Parent for cancellation, and neither Company nor Parent shall pay each other any amount in connection with such exercise of the Repurchase Right.

   For the purposes of this Agreement, the "Adjusted Profit Cap" means the difference of (i) the Profit Cap minus (ii) the sum of (A) any Termination Fee received by Company under Section 7.3(c) of the Merger Agreement plus (B) the proceeds received by Company for any sales or other dispositions of Option Shares (including pursuant to Parent's exercise of its rights to purchase Option Shares under Section 7(a) hereof) or the Option, and any dividends or distributions received by Company declared on Option Shares, in each case, through the date of the closing of the repurchase under this Section 9; provided that the Adjusted Profit Cap shall never be less than zero.

   10. Restrictive Legends. Each certificate representing Option Shares issued to Company hereunder (other than certificates representing shares sold in a registered public offering pursuant to Section 7) shall include a legend in substantially the following form:

  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

   11. Listing. The Parent, upon the request of Company, shall promptly file an application to list the Parent Shares to be acquired upon exercise of the Option for quotation on the Nasdaq Stock Market and shall use its reasonable efforts to obtain approval of such listing as soon as practicable.

   12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as set forth in Section 7, nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement.

   13. Specific Performance; Fees.

     (a) The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement or the right to enforce any of the covenants or agreements set forth herein by specific performance. In the event that any action shall be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

     (b) If any action, suit or other proceeding (whether at law, in equity or otherwise) is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover, in addition to any other remedy granted to such party therein, all such party's costs and attorneys fees incurred in connection with the prosecution or defense of such action, suit or other proceeding.

   14. Entire Agreement. This Agreement and the Merger Agreement (including the appendices and exhibits thereto) constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

   15. Further Assurances. Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

   16. Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

   17. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon delivery either personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

      (a) if to Parent or Merger Sub, to:

      Kana Communications, Inc.
      740 Bay Road
      Redwood City, CA 94063
      Attention: Jay Wood
      Facsimile No.: (650) 474-8506
      with a copy to:

      Brobeck, Phleger & Harrison LLP
      Two Embarcadero Place
      2200 Geng Road
      Palo Alto, CA 94303
      Attention: David Makarechian, Esq.
      Facsimile No.: (650) 496-2885

    (b) if to Company, to:

      Broadbase Software, Inc.
      181 Constitution Drive
      Menlo Park, CA 94025
      Attention: Chuck Bay
      Facsimile No.: (650) 614-8301

      with a copy to:

      Fenwick & West LLP
      275 Battery Street, Suite 1500
      San Francisco, CA 94111
      Attention: David K. Michaels, Esq.

      Facsimile No.: (415) 281-1350

   18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

   19. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

   20. Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

   21. Amendments; Waiver. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

   22. Assignment. Neither of the parties hereto may sell, transfer, assign or otherwise dispose of any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that the rights and obligations hereunder shall inure to the benefit of and be binding upon any successor or permitted assign of a party hereto. No consent shall be required in connection with a merger, consolidation, reorganization, sale of substantially all assets or similar transaction with respect to a party hereto. Any purported assignment in violation of this Section shall be void.

   23. Public Announcement. Parent shall consult with Company and Company shall consult with Parent before issuing any press release with respect to the initial announcement of this Agreement or the transactions contemplated hereby and neither party shall issue any such press release prior to such consultation except as may be required by law.

   24. Waiver Of Jury Trial. EACH OF PARENT AND COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT OR COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

                                   * * * * *

   In Witness Whereof, the parties hereto have caused this Stock Option Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                          Broadbase Software, Inc

                                                   /s/ Chuck Bay
                                          By: _________________________________
                                          Name: Chuck Bay
                                          Title: Chief Executive Officer

                                          Kana Communications, Inc.

                                                 /s/ James C. Wood
                                          By: _________________________________
                                          Name: James C. Wood
                                          Title: Chief Executive Officer

                                                                      APPENDIX V

                     BROADBASE STOCK OPTION AGREEMENT

                         COMPANY STOCK OPTION AGREEMENT

   This Stock Option Agreement (the "Agreement") is made and entered into as of April 9, 2001, between Broadbase Software, Inc., a Delaware corporation ("Company"), and Kana Communications, Inc., a Delaware corporation ("Parent").

                                    Recitals

   A. Concurrently with the execution and delivery of this Agreement, Company, Parent and Arrow Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), are entering into an Agreement and Plan of Merger (the "Merger Agreement"), that provides, among other things, upon the terms and subject to the conditions thereof, for the merger of Merger Sub and Company (the "Merger"). Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

   B. As a condition to Parent's willingness to enter into the Merger Agreement, Parent has required that the Company agree, and the Company has agreed, to grant to Parent an option to acquire shares of Company Common Stock ("Company Shares"), upon the terms and subject to the conditions set forth herein.

   In consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

   1. Grant of Option. Company hereby grants to Parent an irrevocable option (the "Option"), exercisable following the occurrence of an Exercise Event (as defined in Section 2(a)), to acquire up to a number of Company Shares equal to 19.9% of the Company Shares issued and outstanding as of the date, if any, upon which an Exercise Notice (as defined in Section 2(b) below) shall have been delivered (the "Option Shares"), in the manner set forth below by paying cash at a price of $.7188 per share (the "Exercise Price"); provided, however, that the Exercise Price will automatically, equitably and proportionally be adjusted to reflect any subdivision, stock split, combination, reverse stock split, stock dividend or other recapitalization affecting Company Shares; and provided, further, that the number of Company Shares issuable hereunder shall be subject to adjustment such that in no event shall the total number of Company Shares issuable upon exercise of the Option exceed that number of shares which is equal to the difference of 19.9% of the Company Shares issued and outstanding as of the date, if any, upon which an Exercise Notice shall have been delivered less the total number of Company Shares, if any, issued or issuable at or prior to the time of such exercise upon conversion of that certain Convertible Promissory Note pursuant to that certain Revolving Loan Agreement dated the date hereof between Parent and Company. All references in this Agreement to Company Shares issued to Parent hereunder shall be deemed to include any associated Rights.

   2. Exercise of Option; Maximum Proceeds.

   (a) For all purposes of this Agreement, an "Exercise Event" shall mean the occurrence of any of (i) a Company Triggering Event (as such term is defined in the Merger Agreement); or (ii) (A) the public announcement of an acquisition or purchase by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 30% beneficial ownership interest in the total outstanding voting securities of Company or any of its subsidiaries; or (B) the public announcement or commencement of any tender offer or exchange offer that if consummated would result in any person or "group" beneficially owning 30% or more of the total outstanding voting securities of Company or any of its subsidiaries.

   (b) At any time following the occurrence of an Exercise Event, Parent may deliver to the Company a written notice (an "Exercise Notice") specifying that it wishes to exercise its rights to acquire Company Shares under the Option and close a purchase of Option Shares and specifying the total number of Option Shares it wishes to acquire. Unless such Exercise Notice is withdrawn by Parent, the closing of a purchase of such Option Shares (a "Closing") shall take place at the principal offices of Company upon such date (which shall be no earlier than three business days following the delivery of the Exercise Notice) and at such time prior to the termination of the Option as may be designated by Parent in the Exercise Notice.

   (c) The Option shall terminate upon the earliest to occur of (i) the Effective Time (as such term is defined in the Merger Agreement), (ii) termination of the Merger Agreement pursuant to Section 7.1(a) thereof, (iii) termination of the Merger Agreement pursuant to Section 7.1(h) thereof if prior to such termination no Triggering Event shall have occurred; (iv) termination of the Merger Agreement pursuant to Section 7.1(b), 7.1(c), 7.1(d) or 7.1(e) thereof if prior to such termination no Exercise Event shall have occurred or
(v) 12 months following the termination of the Merger Agreement under any other circumstances; provided, however, that if the Option is exercisable but cannot be exercised by reason of any applicable government order or because the waiting period related to the issuance of the Option Shares under the HSR Act shall not have expired or been terminated, or because any other condition to closing has not been satisfied, then the Option shall not terminate until the tenth business day after all such impediments to exercise shall have been removed or shall have become final and not subject to appeal, and provided, further that if, subsequent to exercise of the Option, but prior to any other termination of the Merger Agreement, the Merger Agreement is terminated by Company pursuant to Section 7.1(h) thereof, then (1) the Option, to the extent it has not been exercised, shall terminate and (2) to the extent the Option has been exercised, Company may repurchase for cash all Option Shares then held by Parent at a per Option Share price equal to the Exercise Price.

   (d) If the sum of (i) any Termination Fee received by Parent under Section 7.3(b) of the Merger Agreement plus (ii) the proceeds received by Parent from any sales or other dispositions of Option Shares (including pursuant to Company's exercise of its rights to purchase Option Shares under Section 7(a) and Section 10 hereof) or the Option (including pursuant to Parent's exercise of its rights to surrender the Option pursuant to Section 9 hereof), plus (iii) any dividends or distributions received by Parent declared on Option Shares is, in the aggregate, greater than the sum of (x) $2,500,000 plus (y) the product of (1) the Exercise Price multiplied by (2) the number of Company Shares purchased by Parent pursuant to the Option (the sum of clauses (x) and (y), the "Profit Cap"), then all such proceeds received by Parent in excess of the Profit Cap shall be promptly remitted in cash by Parent to Company.

   3. Conditions to Closing. The obligation of Company to issue Option Shares to Parent hereunder is subject to the conditions that (a) any waiting period under the HSR Act applicable to the issuance of the Option Shares hereunder shall have expired or been terminated; (b) all material consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Entity, if any, required in connection with the issuance of the Option Shares hereunder shall have been obtained or made, as the case may be; and (c) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect. It is understood and agreed that at any time during which Parent shall be entitled to deliver to Company an Exercise Notice, the parties will use their respective reasonable efforts to satisfy all conditions to Closing, so that a Closing may take place as promptly as practicable.

   4. Closing. At any Closing, (a) Company shall deliver to Parent a single certificate in definitive form representing the number of Company Shares designated by Parent in its Exercise Notice consistent with this Agreement, such certificate to be registered in the name of Parent and to bear the legend set forth in Section 10 hereof, against delivery of (b) payment by Parent to the Company of the aggregate Exercise Price for the Company Shares so designated and being purchased by delivery of a certified check, bank check or wire transfer of immediately available funds.

   5. Representations and Warranties of the Company. Company represents and warrants to Parent that (a) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (b) the execution and delivery of this Agreement by Company and consummation by

Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or any of the transactions contemplated hereby; (c) this Agreement has been duly executed and delivered by Company and constitutes a legal, valid and binding obligation of Company and, assuming this Agreement has been duly executed and delivered by Parent, is enforceable against Company in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity; (d) except for any filings, authorizations, approvals or orders required under the applicable blue sky laws of any state, and the rules and regulations promulgated thereunder, or by the Nasdaq Stock Market, Company has taken all necessary corporate and other action to authorize and reserve for issuance and to permit it to issue upon exercise of the Option, and at all times from the date hereof until the termination of the Option will have reserved for issuance, a sufficient number of unissued Company Shares for Parent to exercise the Option in full and will take all necessary corporate or other action to authorize and reserve for issuance all additional Company Shares or other securities which may be issuable pursuant to Section 8(a) upon exercise of the Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement and payment therefor by Parent, will be validly issued, fully paid and nonassessable; (e) upon delivery of the Company Shares and any other securities to Parent upon exercise of the Option, Parent will acquire such Company Shares or other securities free and clear of all Encumbrances, excluding those imposed by Parent; (f) the execution and delivery of this Agreement by Company do not, and the performance of this Agreement by Company will not, (i) violate the Certificate of Incorporation or Bylaws of the Company, (ii) conflict with or violate any order applicable to the Company or any of its subsidiaries or by which they or any of their material property is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a material Encumbrance on any material property or assets of Company or any of its subsidiaries pursuant to, any material contract or agreement to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or any of their material property is bound or affected, except to the extent that any such breach, default, right of termination, amendment, acceleration or cancellation or creation of a material Encumbrance would not prevent or materially delay the performance by Company of Company's obligations under this Agreement; and (g) the execution and delivery of this Agreement by Company does not, and the performance of this Agreement by Company will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity.

   6. Representations and Warranties of Parent. Parent represents and warrants to Company that (i) the execution and delivery of this Agreement by Parent and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and this Agreement has been duly executed and delivered by a duly authorized officer of Parent and will constitute a legal, valid and binding obligation of Parent and, assuming this Agreement has been duly executed and delivered by Parent, is enforceable against Company in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity; and (ii) Parent is acquiring the Option, and, if and when the Parent exercises the Option, it will be acquiring the Option Shares issuable upon the exercise thereof for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act.

   7. Registration Rights.

   (a) Following the termination of the Merger Agreement, Parent (sometimes referred to herein as the "Holder") may by written notice (a "Registration Notice") to Company (sometimes referred to herein as the "Registrant") request the Registrant to register under the Securities Act all or any part of the Option Shares acquired by the Holder pursuant to this Agreement (such Option Shares, together with any other shares of the Company's capital stock issuable in lieu of or with respect to such Option Shares, the "Registrable Securities") in order to permit the public sale or other disposition of such shares in accordance with the intended method of sale or other disposition stated by the Holder; provided, however, that any such Registration Notice must relate to a number of shares equal to at least 2% of the outstanding Company Shares and that any rights to require registration hereunder shall terminate with respect to any shares of the Company's capital stock that may be sold pursuant to Rule 144(k) under the Securities Act or at such time as all of the Registrable Securities may be sold in any three month period pursuant to Rule 144 under the Securities Act. Upon receipt of a Registration Notice, the Registrant will have the option exercisable by written notice delivered to the Holder within ten business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities for cash at a price (the "Option Price") equal to the product of (i) the number of Registrable Securities so purchased and (ii) the per share average of the closing sale prices of the Registrant's Common Stock on the Nasdaq Stock Market for the twenty trading days immediately preceding the date of the Registration Notice. Any such purchase of Registrable Securities by the Registrant hereunder will take place at a closing to be held at the principal executive offices of the Registrant or its counsel at any reasonable date and time designated by the Registrant in such notice within five business days after delivery of such notice. The payment for the shares to be purchased will be made by delivery at the time of such closing of the Option Price in immediately available funds.

   (b) If the Registrant receives a Registration Notice and does not elect to exercise its option to purchase pursuant to Section 7(a), the Registrant shall use all reasonable best efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities requested to be registered in the Registration Notice; provided, however, that
(i) the Holder shall not be entitled to more than an aggregate of two effective registration statements hereunder, and provided further, that if the Registrant withdraws a filed registration statement at the request of the Holder (other than as the result of a material adverse change in the Registrant's business or prospects or the Holder's learning of new material information concerning the Registrant), then such filing shall be deemed to have been an effective registration for purposes of this clause (i), (ii) the Registrant will not be required to file any such registration statement or maintain its effectiveness during any period of time (not to exceed 45 days after a Registration Notice in the case of clause (A) below or 60 days after a Registration Notice in the case of clauses (B) and (C) below) when (A) the Registrant is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and such information would have to be disclosed if a registration statement were filed or effective at that time; (B) the Registrant is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) the Registrant determines, in its good faith, reasonable judgment, that such registration would materially interfere with any financing, acquisition or other material transaction involving the Registrant and (iii) the Registrant will not be required to maintain the effectiveness of any such registration statement for an aggregate period greater than 180 days. If consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 180 days after the filing with the SEC of the initial registration statement therefor, the provisions of this
Section 7 shall again be applicable to any proposed registration. The Registrant shall use all reasonable best efforts to cause any Registrable Securities registered pursuant to this Section 7 to be qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder may reasonably request and shall continue such registration or qualification in effect in such jurisdictions until the Holder has sold or otherwise disposed of all of the securities subject to the registration statement; provided, however, that the Registrant shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

   (c) The registration rights set forth in this Section 7 are subject to the condition that the Holder shall provide the Registrant with such information with respect to the Holder's Registrable Securities, the plan for distribution thereof, and such other information with respect to the Holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in a registration statement all facts required to be disclosed with respect to a registration thereunder, including the identity of the Holder and the Holder's plan of distribution.

   (d) A registration effected under this Section 7 shall be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and expenses of counsel to the Holder, and the Registrant shall use all reasonable best efforts to: (i) provide such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings and as an underwriter may reasonably require, (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statements as may be necessary to comply with the provisions of the Securities Act and (iii) furnish to the Holder and to any underwriter of such securities such number of copies of the final prospectus and such other documents as the Holder or underwriters may reasonably request. In connection with any registration which the Holder requests be underwritten, the Holder and the Registrant agree to enter into an underwriting agreement reasonably acceptable to each such party, in form and substance customary for transactions of this type with the underwriters participating in such offering.

   (e) Indemnification

     (i) The Registrant will indemnify the Holder, each of the Holder's directors and officers and each person who controls the Holder within the meaning of Section 15 of the Securities Act, and each underwriter of the Registrant's securities, with respect to any registration, qualification or compliance which has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any action or litigation, commenced or threatened (each, a "Damage Claim"), arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, (B) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (C) any violation by the Registrant of any rule or regulation promulgated under the Securities Act, the Securities Exchange Act of 1934, as amended, any federal or state securities law or any rule or regulation promulgated under any of them applicable to the Registrant (each matter in clause (A), (B) or (C), a "Violation"), in each case in connection with any such registration, qualification or compliance, and the Registrant will reimburse the Holder and, each of its directors and officers and each person who controls the Holder within the meaning of Section 15 of the Securities Act, and each underwriter for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such Damage Claim, provided that the Registrant will not be liable in any such case to the extent that any such Damage Claim arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Registrant by the Holder or director or officer or controlling person or underwriter seeking indemnification, and provided, further, that the indemnity agreement contained in this Section 7(e)(i) shall not apply to amounts paid in settlement of any such Damage Claim if such settlement is effected without the consent of the Registrant, which consent shall not be unreasonably withheld.

     (ii) The Holder will indemnify the Registrant, each of the Registrant's directors and officers and each underwriter of the Registrant's securities covered by such registration statement and each person who controls the Registrant within the meaning of Section 15 of the Securities Act, against all Damage Claims arising out of or based on any Violation in connection with any such registration, qualification or compliance, and will reimburse the Registrant, such directors, officers or control persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such Damage Claim, in each case to the extent, but only to the extent, that such Violation occurs in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Registrant by the Holder expressly for use therein, provided that in no event shall any indemnity under this Section 7(e) exceed the gross proceeds of the offering received by the Holder and provided, further that the indemnity agreement contained in this Section 7(e)(ii) shall not apply to amounts paid in settlement of any such Damage Claim if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

     (iii) Each party entitled to indemnification under this Section 7(e) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of the Indemnified Party by counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding, and provided, further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7(e) unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party shall be required to indemnify any Indemnified Party with respect to any settlement entered into without such Indemnifying Party's prior consent (which shall not be unreasonably withheld).

     (iv) If the indemnification provided for in this Section 7(e) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Damage Claim, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party with respect to such Damage Claim in the proportion that is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions that resulted in such Damage Claim, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In any such case, (A) the Holder will not be required to contribute any amount in excess of the aggregate public offering price of all such Registrable Securities offered and sold by the Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

   8. Adjustment Upon Changes in Capitalization; Rights Plans

   (a) In the event of any change in the Company Shares by reason of stock dividends, stock splits, reverse stock splits, mergers (other than the Merger), recapitalizations, combinations, exchanges of shares and the like, the type and number of shares or securities subject to the Option shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Parent shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Parent would have received in respect of the Company Shares if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

   (b) Prior to such time as the Option is terminated, and at any time after the Option is exercised (in whole or in part, if at all), the Company shall not
(i) adopt (nor permit the adoption of) a new stockholders rights plan that contains provisions for the distribution or exercise of rights thereunder as a result of Parent or any affiliate or transferee being the beneficial owner of shares of the Company by virtue of the Option being exercisable or having been exercised (or as a result of beneficially owning shares issuable in respect of any Option Shares), or (ii) take any other action which would prevent or disable Parent from exercising its rights under this Agreement or enjoying the full rights and privileges possessed by other holders of Company Shares generally with respect to the Option Shares obtained by the Holder upon exercise of the Option.

   9. Repurchase of Shares. Company shall have the right to purchase for cash (the "Repurchase Right") all, but not less than all, of the Option Shares then beneficially owned by Parent at an aggregate price for all such shares (regardless of the number of such shares) equal to the Adjusted Profit Cap. Company's right to exercise the Repurchase Right shall expire on the twentieth business day following the two year anniversary of the termination of the Merger (the "Merger Termination Date"). In the event Company wishes to exercise the Repurchase Right, Company shall send a written notice to Parent specifying a date (not later than ten business days and not earlier than the second business day following the date such notice is given) for the closing of such repurchase (the "Repurchase Notice"), provided, however that Company may not repurchase any Option Shares hereunder prior to the date that is one calendar year following the date on which the Merger Agreement is terminated. The closing of the repurchase of the Option Shares shall take place at the principal offices of Company upon such specified date. Upon exercise of Company's right to repurchase all outstanding Option Shares and full payment therefor to Parent pursuant to this Section 9, any and all right of Parent to future exercises of the Option shall be terminated. Notwithstanding anything to the contrary herein, if application of the Adjusted Profit Cap formula below yields a number that is less than zero, Company may exercise its Repurchase Right as provided in this Section 9, and upon such exercise, Parent shall deliver all Option Shares it holds to Company for cancellation, and neither Parent nor Company shall pay each other any amount in connection with such exercise of the Repurchase Right.

   For the purposes of this Agreement, the "Adjusted Profit Cap" means the difference of (i) the Profit Cap minus (ii) the sum of (A) any Termination Fee received by Parent under Section 7.3(b) of the Merger Agreement plus (B) the proceeds received by Parent for any sales or other dispositions of Option Shares (including pursuant to Company's exercise of its rights to purchase Option Shares under Section 7(a) hereof) or the Option, and any dividends or distributions received by Parent declared on Option Shares, in each case, through the date of the closing of the repurchase under this Section 9; provided that the Adjusted Profit Cap shall never be less than zero.

   10. Restrictive Legends. Each certificate representing Option Shares issued to Parent hereunder (other than certificates representing shares sold in a registered public offering pursuant to Section 7) shall include a legend in substantially the following form:

  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

   11. Listing. The Company, upon the request of Parent, shall promptly file an application to list the Company Shares to be acquired upon exercise of the Option for quotation on the Nasdaq Stock Market and shall use its reasonable efforts to obtain approval of such listing as soon as practicable.

   12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as set forth in Section 7, nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement.

   13. Specific Performance; Fees.

   (a) The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement or the right to enforce any of the covenants or agreements set forth herein by specific performance. In the event that any action shall be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

   (b) If any action, suit or other proceeding (whether at law, in equity or otherwise) is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover, in addition to any other remedy granted to such party therein, all such party's costs and attorneys fees incurred in connection with the prosecution or defense of such action, suit or other proceeding.

   14. Entire Agreement. This Agreement and the Merger Agreement (including the appendices and exhibits thereto) constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

   15. Further Assurances. Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

   16. Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

   17. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon delivery either personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

  (a)if to Parent or Merger Sub, to:

     Kana Communications, Inc.
     740 Bay Road
     Redwood City, CA 94063
     Attention: Jay Wood
     Facsimile No.: (650) 474-8506

     with a copy to:

     Brobeck, Phleger & Harrison LLP
     Two Embarcadero Place
     2200 Geng Road
     Palo Alto, CA 94303
     Attention: David Makarechian, Esq.
     Facsimile No.: (650) 496-2885

  (b)if to Company, to:

     Broadbase Software, Inc.
     181 Constitution Drive
     Menlo Park, CA 94025
     Attention: Chuck Bay
     Facsimile No.: (650) 614-8301

     with a copy to:

     Fenwick & West LLP
     275 Battery Street, Suite 1500
     San Francisco, CA 94111
     Attention: David K. Michaels, Esq.
     Facsimile No.: (415) 281-1350

   18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

   19. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

   20. Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

   21. Amendments; Waiver. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

   22. Assignment. Neither of the parties hereto may sell, transfer, assign or otherwise dispose of any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that the rights and obligations hereunder shall inure to the benefit of and be binding upon any successor or permitted assign of a party hereto. No consent shall be required in connection with a merger, consolidation, reorganization, sale of substantially all assets or similar transaction with respect to a party hereto. Any purported assignment in violation of this Section shall be void.

   23. Public Announcement. Company shall consult with Parent and Parent shall consult with Company before issuing any press release with respect to the initial announcement of this Agreement or the transactions contemplated hereby and neither party shall issue any such press release prior to such consultation except as may be required by law.

   24. Waiver Of Jury Trial. EACH OF PARENT AND COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT OR COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

                                   * * * * *

   In Witness Whereof, the parties hereto have caused this Stock Option Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                          Broadbase Software, Inc.

                                                      /s/ Chuck Bay
                                          By: _________________________________
                                          Name: Chuck Bay
                                          Title: Chief Executive Officer

                                          Kana Communications, Inc.

                                                    /s/ James C. Wood
                                          By: _________________________________
                                          Name: James C. Wood
                                          Title: Chief Executive Officer

                                                                     APPENDIX VI

                       DISTRIBUTION AND LICENSE AGREEMENT

   This Software Distribution License Agreement ("License Agreement") is made effective as of April 9, 2001 ("Effective Date"), and is made by and between:

   Kana Communications, Inc., a Delaware corporation ("Kana") and Broadbase Software, Inc., a Delaware corporation ("Broadbase").

   WHEREAS the parties wish to enter into a License Agreement to permit each of the parties to distribute and otherwise exploit the Licensed Products of the other (as hereinafter defined), the parties agree as follows:

   1. Definitions. As used in this License Agreement, the following terms shall have the following meanings:

   "Broadbase Products" means all software owned by Broadbase, and such software, products and services offered to third parties by Broadbase as of the Effective Date, and any Updates or Upgrades to such software, products and services, and new software, products and services offered for sale by Broadbase, and all documentation associated therewith.

   "Broadbase Trademarks" means all trademarks and service marks registered to Broadbase and all trademarks and service marks for which Broadbase has applied for registration.

   "Derivative Work" means any modification, translation, port, adaptation, extension, improvement, compilation, abridgment or other form in which the Licensor's Licensed Products may be recast, transformed or adapted for use, including but not limited to any form which would infringe any copyright to the Licensor's Licensed Products but for the license granted herein.

   "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, ideas and information, designs, formulas, algorithms, processes, schematics, technology, technical data, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, URLs, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world;
(vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world, and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

   "Kana Products" means all software owned by Kana, and such software, products and services offered to third parties by Kana as of the Effective Date, and any Updates or Upgrades to such software, products and services, and new software, products and services offered for sale by Kana during the term of this License Agreement, and all documentation associated therewith.

   "Kana Trademarks" means all trademarks and service marks registered to Kana and all trademarks and service marks for which Kana has applied for registration.

   "Licensed Products" means the Broadbase Products and the Kana Products, as the context requires.

   "Licensed Trademarks" means the Broadbase Trademarks and the Kana Trademarks, as the context requires.

   "Merger Agreement" means the Agreement and Plan of Merger entered into as of April 9, 2001, among Kana, Arrow Acquisition Corporation, and Broadbase.

   "Net Revenue" means each of Broadbase and Kana's invoiced license fees for the other's Licensed Products less actual returns and applicable taxes or similar charges imposed by governmental authorities.

   "Updates" means bug fixes, modifications, variations, or enhancements made to the Licensor's Licensed Products without a significant change in the functionality of the Licensor's Licensed Products, the packaging (other than to indicate a change in the version number to the right of the decimal point).

   "Upgrades" means new releases and versions of the Licensor's Licensed Products that include significant changes to functionality, new functionality, new packaging or a change in the version number to the left of the decimal point.

   2. Object Code License. Subject to the terms of this License Agreement, each party (the "Licensor") hereby grants to the other (the "Licensee"), a world-wide, nontransferable, nonexclusive, royalty-bearing license under all the Licensor's Intellectual Property to use, copy, distribute, display and perform the Licensor's Licensed Products, including but not limited to the right to sublicense the Licensor's Licensed Products to the Licensee's affiliates, or sublicense or distribute the Licensor's Licensed Products through multiple layers of distribution on a stand-alone basis or as integrated or bundled with their own products or technology or the products or technology of others. Each Licensee may sublicense the Licensor's Licensed Products by permitting bona fide distributors and resellers to sell user licenses for the Licensor's Licensed Products, by permitting duplication and distribution of the Licensor's Licensed Products by OEMs, and by permitting users to duplicate the Licensor's Licensed Products in connection with site licenses and similar transactions, provided that each sublicense is made only pursuant to a valid sublicense agreement that provides substantially similar protections to Licensor as Licensor's standard license agreement. Each Licensee shall consult in advance with its respective Licensor in the event that it wishes to enter into site licenses, OEM License Agreements or other arrangements or license agreements that provide for unlimited numbers of seats of the Licensor's Licensed Products to be distributed or sold for a single price or otherwise allow any third party to create copies of the Licensor's Licensed Products, and shall not enter into any such arrangements without the Licensor's concurrence, which concurrence will not be unreasonably withheld or delayed. Failure to object to any request for concurrence for such arrangement within ten (10) business days of such request shall be deemed concurrence. Licensee may modify and may authorize its licensees to modify the documentation for the Licensor's Licensed Products and distribute such modified documentation with the Licensor's Licensed Products, provided that each party or its licensees must retain all the other party's copyright, trademark and similar notices in such documentation, provided that notwithstanding the terms of this Agreement, Licensor shall have no liability to Licensee or any third party with respect to any such modified documentation.
   3. Delivery. Within five (5) days of the Effective Date, the Licensor shall deliver to the Licensee, in a form or medium agreed by the parties, a reproducible form of the master versions of the then current version of the Licensor's Licensed Products.

   4. Source Code License. Each Licensor shall place the source code for the Licensor's Licensed Products in escrow with such escrow agent as agreed by the parties, pursuant to the terms of an escrow agreement, a form of which is attached as Exhibit A. A party's source code shall be released from escrow (the "Releasing Party") to the other party (the "Beneficiary") upon the occurrence of one of the following release conditions with respect to the Releasing Party:

   (i) if the Releasing Party:

    (a) becomes the debtor in a voluntary petition under the United States Bankruptcy Code;

    (b) commences any proceeding for relief from or adjustment of its debts (including without limitation by consenting to or otherwise permitting the entry of an order for relief in an involuntary case under the United States Bankruptcy Code);

    (c) requests, consents to or permits the appointment of a receiver for all or substantially all of its assets; or

    (d) files any court proceeding seeking its liquidation and the winding up of its affairs;

   (ii) if the Releasing Party:

    (a) becomes the alleged debtor in an involuntary petition under the United States Bankruptcy Code if such petition or proceeding is not dismissed within ninety (90) days of filing;

    (b) has filed against it any involuntary proceeding for relief from or adjustment of its debts, or requesting the appointment of a receiver for all or substantially all of its assets; or

    (c) becomes the subject of any involuntary proceeding for the liquidation of the party and the winding up of its affairs if such petition or proceeding, in each case, is not dismissed within ninety
      (90) days of filing;

   (iii) if the Releasing Party makes a general assignment for the benefit of its creditors, or enters into a composition of creditors; or

   (iv) if the Releasing Party adopts necessary board and, if required, stockholder resolutions for dissolution, liquidation and winding up of its affairs.

   (v) if the Releasing Party ceases to operate or do business, without there being a successor; or

   (vi) if the Releasing Party fails to provide maintenance or support of its Licensed Products in accordance with the standard terms and conditions for such support, where such failure renders the Licensed Products materially unusable causing a substantial adverse impact to the business of the Beneficiary and which failure is not cured within forty-five (45) days of written notice from the Beneficiary of such failure.

   Subject to the terms of this License Agreement, the Licensor hereby grants to the Licensee, a world-wide, nontransferable, nonexclusive, royalty-free license under all Intellectual Property to use, modify, or copy the source code for Licensor's Licensed Products, create Derivative Works and improvements from the source code for the Licensor's Licensed Products, and/or distribute such Derivative Works in object code form.

   5. Restrictions. Each Licensee agrees that under no circumstance shall it, or shall it cause or permit any third party to, (a) distribute or allow others to distribute the Licensor's Licensed Products except as contemplated by this License Agreement, (b) reproduce, modify or copy the Licensor's Licensed Products and associated documentation except as contemplated by this License Agreement, or as permitted by the Licensor in writing, or (c) reverse assemble, reverse compile or reverse engineer the Licensor's Licensed Products, or otherwise attempt to discover any of the Licensor's Licensed Products source code or underlying Confidential Information, except as contemplated in Section 4 of this License Agreement. The parties reserve all rights not expressly granted in this License Agreement.

   6. Ownership of Licensed Products and Derivative Works. As between the parties, title to and ownership of the Licensor's Licensed Products, and all Intellectual Property therein, any accompanying printed materials and all copies and portions thereof shall be and at all times remain in the Licensor. As between the parties, title to and ownership of the Derivative Works of the Licensor's Licensed Products created by or on behalf of the Licensee, and all Intellectual Property therein, any accompanying printed materials and all copies and portions thereof shall be and at all times remain in the Licensee creating such Derivative Works, subject to the Licensor's rights to the Licensor's Licensed Products. Notwithstanding the foregoing, nothing herein shall restrict Licensor's rights with respect to such Derivative Works to the extent that they are retained in the memory of Licensor's employees or agents.

   7. Trademark License. Subject to the terms of this Agreement, each Licensor hereby grants to the Licensee a world-wide, nontransferable, nonexclusive, royalty-free license to use, copy, distribute and display the Licensor's Licensed Trademarks, including the right to sublicense the use of such trademarks through the multiple layers of distribution, solely in connection with the licensing or other distribution of the Licensor's Licensed Products, and in accordance with the Licensor's trademark usage guidelines provided to the Licensee from time to time.

   8. Updates and Upgrades. At no cost to either party, other than as provided in Section 9, each Licensor shall provide the Licensee with all Updates and Upgrades as soon as such Updates and Upgrades are made generally available.

   9. Maintenance and Support. Each Licensor shall provide to the Licensee all maintenance and support related to the Licensor's Licensed Products that is offered to others on terms consistent with those generally offered to any other person with respect to such maintenance and support.

   10. Royalties. Each Licensee shall pay to the Licensor royalties equal to ten percent (10%) of Net Revenue from the distribution or other commercial exploitation of the Licensor's Licensed Products on a stand-alone basis, and to the extent that the Licensor's Licensed Products are bundled with the Licensee's own products, Licensee shall pay to Licensor royalties equal to ten percent (10%) of that portion of the Net Revenue for such bundled product that is reasonably attributable to the Licensor's Licensed Products. No royalties shall be payable with respect to Licensed Products that are used internally by the Licensee or Beneficiary or its affiliates for non-revenue generating activities, or made available to third parties for evaluation or promotional purposes, provided that any such evaluation or promotional use shall not be for a period more than thirty (30) days without Licensor's prior written consent. Royalties payable pursuant to this Section 10 shall be calculated and paid, on a quarterly basis, not more than thirty (30) days after the last day of the fiscal quarter in which the Net Revenue giving rise to such royalties are recognized.

   11. Audit. Each party shall deliver to the other along with its payment of royalties due for each quarter, a written report showing, in detail, its calculation of royalties payable with respect to such quarter. Each party shall keep, maintain and preserve for at least two (2) years following the quarter in which the Net Revenue giving rise to royalties is recognized by such party, accurate records relating to such royalties. Such records shall be Confidential Information, but shall be available for inspection and audit as provided herein. Each party shall have the right no more than once per calendar year to have an independent public accountant, reasonably acceptable to the other, examine the other party's relevant books, records and accounts for the purpose of verifying the accuracy of payments made as required under this License Agreement. Each party acknowledges and agrees that such accountant shall not have access to the books, records, and accounts relating to other products or services except as such books, records and accounts also directly relate to the payments due hereunder. Each audit will be conducted at the audited party's place of business, or other place agreed to by the parties, during the audited party's normal business hours and with at least five (5) business days prior written notice. Each party shall pay the fees and expenses of its auditor for the examination; provided that should any examination disclose a greater than five percent (5%) shortfall in the payments due for the period being audited, the audited party shall pay the reasonable fees and expenses of the auditor for that examination.

   12. Confidentiality.

   a. Each party ("Receiving Party") agrees to keep confidential and not disclose or use except as contemplated by this License Agreement, confidential information related to the other party's ("Disclosing Party") technology or business that is provided to the Receiving Party in connection with this License Agreement, the source code of any Kana Products and any other information received from the Disclosing Party that is stamped or marked as Confidential by the Disclosing Party, including without limitation, any information disclosed orally that the Disclosing Party identifies as confidential by written notice to the Receiving Party within thirty (30) days of such disclosure, or information that would reasonably be expected to be confidential from its context ("Confidential Information").

   b. "Confidential Information" shall not include information the Receiving Party can document (a) is in or (through no improper action or inaction by the Receiving Party or any affiliate, agent or employee) enters the public domain, or (b) was rightfully in the Receiving Party's possession or known by it prior to receipt from the Disclosing Party, or (c) was rightfully disclosed to the Receiving Party by another person without restriction, or (d) was independently developed by the Receiving Party by persons without access to such information and without use of any Confidential Information of the Disclosing Party.

   c. Each party, with prior written notice to the Disclosing Party, may disclose such Confidential Information required to be disclosed to a governmental entity or agency, or pursuant to the lawful requirement or order of a governmental entity or agency, provided that reasonable measures are taken to guard against further disclosure, including without limitation, seeking appropriate confidential treatment or a protective order, or assisting the other party to do so.

   d. The Receiving Party acknowledges and agrees that due to the unique nature of the Disclosing Party's Confidential Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow the Receiving Party or third parties to unfairly compete with the Disclosing Party resulting in irreparable harm to the Disclosing Party, and therefore, that upon any such breach or any threat thereof, the Disclosing Party shall be entitled to seek appropriate equitable relief in addition to whatever remedies it might have at law. The Receiving Party will notify the Disclosing Party in writing immediately upon the occurrence of any such unauthorized release or other breach. Any breach of this Section 12 will constitute a material breach of this License Agreement.

   13. Limited Warranty and Disclaimer. Each Licensor warrants that, for a period of ninety (90) days from the date of delivery of the Licensor Licensed Products, (a) the Licensor's Licensed Products shall perform substantially in accordance with the documentation therefor, and (b) the media upon which the Licensor's Licensed Products are provided to the Licensee shall be free from defects in material and workmanship under normal use. This warranty covers only problems reported to the Licensor during the warranty period. WARRANTY
DISCLAIMER: EXCEPT AS EXPRESSLY STATED HEREIN, EACH LICENSOR'S LICENSED PRODUCTS ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF PERFORMANCE OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT. EACH LICENSEE BEARS ALL RISK RELATING TO QUALITY AND PERFORMANCE OF THE LICENSOR'S LICENSED PRODUCTS. The performance of each Licensor's Licensed Products varies with various manufacturers' equipment with which it is used. Each Licensor does not warrant that the Licensor's Licensed Products or the functions contained in the Licensor's Licensed Products will meet the Licensee's requirements, operate without interruption or be error free. The exclusive remedy for breach by each Licensor of its limited warranty set forth above shall be replacement of any defective Licensor's Licensed Product or medium upon its return to the Licensor within the warranty period.

   14. Limitation of Remedies and Damages. EXCEPT FOR BREACHES OF SECTION 12 PERTAINING TO CONFIDENTIALITY AND THE INDEMNITY OBLIGATIONS IN SECTION 15, NEITHER PARTY SHALL BE RESPONSIBLE OR LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS LICENSE AGREEMENT OR TERMS AND CONDITIONS RELATED THERETO UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY (A) FOR LOSS OR INACCURACY OF DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS, SERVICES OR TECHNOLOGY, OR (B) FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES INCLUDING, BUT NOT LIMITED TO LOSS OF REVENUES, LOSS OF PROFITS, BUSINESS INTERRUPTION, LOSS OR INACCURACY OF DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS, ARISING OUT OF THE USE OF OR INABILITY TO USE THE LICENSED PRODUCTS, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR BREACHES OF SECTION 12 PERTAINING TO CONFIDENTIALITY AND INDEMNITY OBLIGATIONS IN SECTION 15, IN NO EVENT WILL A PARTY'S LIABILITY EXCEED THE TOTAL ROYALTIES PAID BY THE PARTIES PURSUANT TO THIS AGREEMENT. NEITHER PARTY SHALL BE RESPONSIBLE FOR ANY MATTER BEYOND ITS REASONABLE CONTROL. Because some jurisdictions do not allow the exclusion or limitation of liability of consequential or incidental damages, the above limitation may not apply.

   15. Indemnity.

   a. Each party (the "Indemnifying Party") shall defend, indemnify and save harmless the other, their respective affiliates, directors, officers, employees, agents and independent contractors (the Indemnified Parties") from any and all claims, costs, damages, and expenses (including but not limited to reasonable attorney's fees) incurred by the Indemnified Parties that are attributable to any claim, demand or cause of action asserting that any Indemnifying Party's Licensed Product infringes any U.S. patent, copyright, trademark or trade secret, provided that the Indemnified Parties tender sole control of the defense and settlement of such claim to the Indemnifying Party and reasonably cooperates in the defense thereof, provided that the Licensor shall have no obligation hereunder to the extent that any such claim, cost, damage or expense is based upon Licensee's use of a modified or superseded Licensed Product.

   b. In the event of an occurrence of a Release Condition, and Beneficiary's creation of any Derivative Works pursuant to the license granted in Section 4, the Beneficiary shall defend, indemnify and save harmless the Releasing Party, its affiliates, and their respective directors, officers, employees, agents and independent contractors from any and all claims, costs, damages, and expenses (including but not limited to reasonable attorney's fees) incurred by the Releasing Party that are attributable to any claim, demand or cause of action asserting that any Derivative Work created by the Beneficiary pursuant to the license granted in Section 4 infringes any U.S. patent, copyright, trademark or trade secret, provided that the Releasing Party tenders sole control of the defense and settlement of such claim to the Beneficiary and reasonably cooperates in the defense thereof.

   16. Termination. This License Agreement shall continue in effect for five
(5) years from the Effective Date ("Initial Term"), and shall renew automatically for additional one year terms ("Renewal Term") unless either party provides the other party with notice of termination of the Agreement at least sixty (60) days prior to the end of the applicable Initial Term or Renewal Term. A party not in default under this Agreement may terminate this Agreement upon a material breach of this Agreement by the other party that is not cured within thirty (30) days of the breaching party's receipt of notice of such breach.

   17. Nonassignability. Unless otherwise provided in this License Agreement, neither the rights nor the obligations arising under this License Agreement are assignable or transferable by either party without the other party's prior written consent, and any such attempted assignment or transfer shall be deemed an uncurable breach, permitting the non-breaching party to immediately terminate the licenses and rights granted to the breaching party hereunder. For the purposes of this Section 17, any change of control of a party shall be deemed an assignment by such party.

   18. Execution of License Agreement, Controlling Law, Attorneys' Fee. This License Agreement shall become effective as of the Effective Date and only upon its execution by both Kana and Broadbase. This License Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of law provisions thereof and without regard to the United Nations Convention on the International Sales of Goods. In any action to enforce this License Agreement the prevailing party will be entitled to costs and attorneys' fees.

   19. Equitable Relief. The parties acknowledges and agrees that due to the unique nature of Confidential Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow Receiving Party or third parties to unfairly compete with the Disclosing Party resulting in irreparable harm to the Disclosing Party and, therefore, that upon any such breach or threat thereof, the Disclosing Party shall be entitled to seek injunctions and other appropriate equitable relief, in addition to whatever remedies it may have at law.

   20. Notice. Any notice, report, approval or consent required or permitted hereunder shall be in writing and will be deemed to have been effectively given: (i) immediately upon personal delivery or facsimile transmission to the parties to be notified, (ii) one (1) day after deposit with a commercial overnight courier with tracking capabilities, or (iii) three (3) days after deposit with the United States Postal Service, by registered or certified mail, postage prepaid to the respective addresses of the parties as set forth above.

   21. Waiver. The waiver by either party of a breach of this License Agreement or any right hereunder shall not constitute a waiver of any subsequent breach of this License Agreement; nor shall any delay by either party to exercise any right under this License Agreement operate as a waiver of any such right. If any provision of this License Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this License Agreement shall otherwise remain in full force and effect and enforceable.

   22. Basis of Bargain. EACH PARTY RECOGNIZES AND AGREES THAT THE WARRANTY DISCLAIMERS AND LIABILITY AND REMEDY LIMITATIONS IN THIS LICENSE AGREEMENT ARE MATERIAL BARGAINED FOR BASES OF THIS LICENSE AGREEMENT AND THAT THEY HAVE BEEN TAKEN INTO ACCOUNT AND REFLECTED IN DETERMINING THE CONSIDERATION TO BE GIVEN BY EACH PARTY UNDER THIS LICENSE AGREEMENT AND IN THE DECISION BY EACH PARTY TO ENTER INTO THIS LICENSE AGREEMENT.

   23. Entire License Agreement. This License Agreement constitutes the entire License Agreement between the parties hereto related to the subject matter hereof. Any modifications of this License Agreement must be in writing and signed by both parties hereto.

   24. Independent Contractors. The parties to this Agreement are independent contractors. There is no relationship of partnership, joint venture, employment, franchise, or agency between the parties. Neither party will have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent.

   25. Survival. Sections 5, 6, 10, 11, 12, 14, 13, 15, 18, 19, 20, 21, 22, 23,
24, and 25 shall survive any termination or expiration of this License
Agreement.

   26. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

   IN WITNESS WHEREOF, the parties hereto have executed this License Agreement as of the Effective Date.

KANA COMMUNICATIONS, INC.                 BROADBASE SOFTWARE, INC.

/s/ James C. Wood                         /s/ Chuck Bay
_____________________________________     _____________________________________
By                                        By

James C. Wood                             Chuck Bay
_____________________________________     _____________________________________
Name (Print)                              Name (Print)

Chief Executive Officer                   Chief Executive Officer
_____________________________________     _____________________________________
Title                                     Title

                                                                       EXHIBIT A

                            FORM OF ESCROW AGREEMENT

                    COMPREHENSIVE PREFERRED ESCROW AGREEMENT

                                 Account Number

   This Agreement is effective                   , 2001 among
("Escrow Agent"),           ("Depositor") and            ("Preferred
Beneficiary"), who collectively may be referred to in this Agreement as "the parties."

   A. Depositor and Preferred Beneficiary have entered or will enter into a distribution and license agreement regarding certain proprietary technology of Depositor (referred to in this Agreement as "the License Agreement").

   B. Depositor desires to avoid disclosure of its proprietary technology except under certain limited circumstances.

   C. The availability of the proprietary technology of Depositor is critical to Preferred Beneficiary in the conduct of its business and, therefore, Preferred Beneficiary needs access to the proprietary technology under certain limited circumstances.

   D. Depositor and Preferred Beneficiary desire to establish an escrow with Escrow Agent to provide for the retention, administration and controlled access of the proprietary technology materials of Depositor.

   E. The parties desire this Agreement to be supplementary to the License Agreement pursuant to 11 United States Bankruptcy Code, Section 365(n).

                              ARTICLE 1--DEPOSITS

   1.1 Obligation to Make Deposit. Upon the signing of this Agreement by the parties, Depositor shall deliver to Escrow Agent the proprietary technology and other materials ("Deposit Materials") required to be deposited by the License Agreement or, if the License Agreement does not identify the materials to be deposited with Escrow Agent, then such materials will be identified on an Exhibit B1. If Exhibit B1 is applicable, it is to be prepared and signed by Depositor and Preferred Beneficiary. Escrow Agent shall have no obligation with respect to the preparation, signing or delivery of Exhibit B1.

   1.2 Identification of Tangible Media. Prior to the delivery of the Deposit Materials to Escrow Agent, Depositor shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the Deposit Materials are written or stored. Additionally, Depositor shall complete Exhibit B2 to this Agreement by listing each such tangible media by the item label description, the type of media and the quantity. The Exhibit B2 must be signed by Depositor and delivered to Escrow Agent with the Deposit Materials. Unless and until Depositor makes the initial deposit with Escrow Agent, Escrow Agent shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the deposit account as required in Section 2.2 below.

   1.3 Deposit Inspection. When Escrow Agent receives the Deposit Materials and the Exhibit B2, Escrow Agent will conduct a deposit inspection by visually matching the labeling of the tangible media containing the Deposit Materials to the item descriptions and quantity listed on the Exhibit B2. In addition to the deposit inspection, Preferred Beneficiary may elect to cause a verification of the Deposit Materials in accordance with Section 1.6 below.

   1.4 Acceptance of Deposit. At completion of the deposit inspection, if Escrow Agent determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit B2, Escrow Agent will date and sign the Exhibit B2 and mail a copy thereof to Depositor and Preferred Beneficiary. If Escrow Agent determines that the labeling does not match the item descriptions or quantity on the Exhibit B2, Escrow Agent will (a) note the discrepancies in writing on the Exhibit B2; (b) date and sign the Exhibit B2 with the exceptions noted; and
(c) mail a copy of the Exhibit B2 to Depositor and Preferred Beneficiary. Escrow Agent's acceptance of the deposit occurs upon the signing of the Exhibit B2 by Escrow Agent. Delivery of the signed Exhibit B2 to Preferred Beneficiary is Preferred Beneficiary's notice that the Deposit Materials have been received and accepted by Escrow Agent.

   1.5 Depositor's Representations. Depositor represents as follows:

  a. Depositor lawfully possesses all of the Deposit Materials deposited with Escrow Agent;

  b. With respect to all of the Deposit Materials, Depositor has the right and authority to grant to Escrow Agent and Preferred Beneficiary the rights as provided in this Agreement;

  c. The Deposit Materials are not subject to any lien or other encumbrance;

  d. The Deposit Materials consist of the proprietary technology and other materials identified either in the License Agreement or Exhibit B1, as the case may be; and

  e. The Deposit Materials are readable and useable in their current form or, if any portion of the Deposit Materials is encrypted, the decryption tools and decryption keys have also been deposited.

   1.6 Verification. Escrow Agent shall perform a Level I verification of the Deposit Materials upon the initial deposit and for each update. A verification determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the Deposit Materials. A Level I verification is defined as follows: Escrow Agent will cause a technically qualified Escrow Agent employee to evaluate the Deposit Materials in order to identify (a) the hardware and software configurations reasonably necessary to maintain the Deposit Materials; (b) the hardware and software configurations reasonably necessary to compile the Deposit Materials; and (c) the compilation instructions. Escrow Agent will then prepare and deliver to Depositor and Preferred Beneficiary a report describing the information so identified. It shall be the responsibility of the Depositor, and not Escrow Agent, to ensure that the Deposit Materials contain the information so identified in Escrow Agent's report, as well as any other information that may be required in the License Agreement.

   Preferred Beneficiary shall have the right, at Preferred Beneficiary's expense, to cause higher levels of verification of any Deposit Materials. Preferred Beneficiary shall notify Depositor and Escrow Agent of Preferred Beneficiary's request for verification. Depositor shall have the right to be present at the verification. If a verification is elected after the Deposit Materials have been delivered to Escrow Agent, then only Escrow Agent, or at Escrow Agent's election an independent person or company selected and supervised by Escrow Agent, may perform the verification.

   1.7 Deposit Updates. Unless otherwise provided by the License Agreement, Depositor shall update the Deposit Materials within 10 days of each release of a new version of the product which is subject to the License Agreement. Such updates will be added to the existing deposit. All deposit updates shall be listed on a new Exhibit B2 and the new Exhibit B2 shall be signed by Depositor. Each Exhibit B2 will be held and maintained separately within the escrow account. An independent record will be created which will document the activity for each Exhibit B2. The processing of all deposit updates shall be in accordance with Sections 1.2 through 1.6 above. All references in this Agreement to the Deposit Materials shall include the initial Deposit Materials and any updates.

   Escrow Agent shall notify Depositor in writing semi-annually of Depositor's obligation to make updated deposits. Within 30 days of receipt of each such notice, Depositor shall certify in writing to Escrow Agent that (a) it has made the updated deposits as required in the immediately preceding paragraph; or (b) there has not been a release of a new version of the product since the last deposit. After the 30 days, Escrow Agent shall notify Preferred Beneficiary that Escrow Agent has received (a) an updated deposit from Depositor; (b) a statement from Depositor advising there has not been a release of a new version of the product since the last deposit; or (c) no response from Depositor. Unlimited deposit updates and two storage units are included in the fees for this Agreement.

   1.8 Removal of Deposit Materials. The Deposit Materials may be removed and/or exchanged only on written instructions signed by Depositor and Preferred Beneficiary, or as otherwise provided in this Agreement.

                 ARTICLE 2--CONFIDENTIALITY AND RECORD KEEPING

   2.1 Confidentiality. Escrow Agent shall maintain the Deposit Materials in a secure, environmentally safe, locked facility which is accessible only to authorized representatives of Escrow Agent. Escrow Agent shall have the obligation to reasonably protect the confidentiality of the Deposit Materials. Except as provided in this Agreement, Escrow Agent shall not disclose, transfer, make available, or use the Deposit Materials. Escrow Agent shall not disclose the content of this Agreement to any third party. If Escrow Agent receives a subpoena or other order of a court or other judicial tribunal pertaining to the disclosure or release of the Deposit Materials, Escrow Agent will immediately notify the parties to this Agreement unless prohibited by law. It shall be the responsibility of Depositor and/or Preferred Beneficiary to challenge any such order; provided, however, that Escrow Agent does not waive its rights to present its position with respect to any such order. Escrow Agent will not be required to disobey any court or other judicial tribunal order. (See Section 7.5 below for notices of requested orders.)

   2.2 Status Reports. Escrow Agent will issue to Depositor and Preferred Beneficiary a report profiling the account history at least semi-annually. Escrow Agent may provide copies of the account history pertaining to this Agreement upon the request of any party to this Agreement.

   2.3 Audit Rights. During the term of this Agreement, Depositor and Preferred Beneficiary shall each have the right to inspect the written records of Escrow Agent pertaining to this Agreement. Any inspection shall be held during normal business hours and following reasonable prior notice.

                   ARTICLE 3--GRANT OF RIGHTS TO ESCROW AGENT

   3.1 Title to Media. Depositor hereby transfers to Escrow Agent the title to the media upon which the proprietary technology and materials are written or stored. However, this transfer does not include the ownership of the proprietary technology and materials contained on the media such as any copyright, trade secret, patent or other intellectual property rights.

   3.2 Right to Make Copies. Escrow Agent shall have the right to make copies of the Deposit Materials as reasonably necessary to perform this Agreement. Escrow Agent shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the Deposit Materials onto any copies made by Escrow Agent. With all Deposit Materials submitted to Escrow Agent, Depositor shall provide any and all instructions as may be necessary to duplicate the Deposit Materials including but not limited to the hardware and/or software needed.

   3.3 Right to Transfer Upon Release. Depositor hereby grants to Escrow Agent the right to transfer the Deposit Materials to Preferred Beneficiary upon any release of the Deposit Materials for use by Preferred Beneficiary in accordance with Section 4.5. Except upon such a release or as otherwise provided in this Agreement, Escrow Agent shall not transfer the Deposit Materials.

                         ARTICLE 4--RELEASE OF DEPOSIT

   Escrow Agent shall release the Deposit Materials in accordance with the procedures set forth in this agreement on the occurrence on any one of the following:

   (i) if the Releasing Party:

    (a) becomes the debtor in a voluntary petition under the United States Bankruptcy Code;

    (b) commences any proceeding for relief from or adjustment of its debts (including without limitation by consenting to or otherwise permitting the entry of an order for relief in an involuntary case under the United States Bankruptcy Code);

    (c) requests, consents to or permits the appointment of a receiver for all or substantially all of its assets; or

    (d) files any court proceeding seeking its liquidation and the winding up of its affairs;

   (ii) if the Releasing Party:

    (a) becomes the alleged debtor in an involuntary petition under the United States Bankruptcy Code if such petition or proceeding is not dismissed within ninety (90) days of filing;

    (b) has filed against it any involuntary proceeding for relief from or adjustment of its debts, or requesting the appointment of a receiver for all or substantially all of its assets; or

    (c) becomes the subject of any involuntary proceeding for the liquidation of the party and the winding up of its affairs if such petition or proceeding, in each case, is not dismissed within ninety
      (90) days of filing;

   (iii) if the Releasing Party makes a general assignment for the benefit of its creditors, or enters into a composition of creditors; or

   (iv) if the Releasing Party adopts necessary board and, if required, stockholder resolutions for dissolution, liquidation and winding up of its affairs.

   (v) if the Releasing Party ceases to operate or do business, without there being a successor; or

   (vi) if the Releasing Party fails to provide maintenance or support of its Licensed Products in accordance with the standard terms and conditions for such support, where such failure renders the Licensed Products materially unusable causing a substantial adverse impact to the business of the Beneficiary and which failure is not cured within forty-five (45) days of written notice from the Beneficiary of such failure (collectively, "Release Conditions").

   4.2 Filing For Release. If Preferred Beneficiary believes in good faith that a Release Condition has occurred, Preferred Beneficiary may provide to Escrow Agent written notice of the occurrence of the Release Condition and a request for the release of the Deposit Materials. Upon receipt of such notice, Escrow Agent shall provide a copy of the notice to Depositor by commercial express mail.

   4.3 Contrary Instructions. From the date Escrow Agent mails the notice requesting release of the Deposit Materials, Depositor shall have five business days to deliver to Escrow Agent contrary instructions. "Contrary Instructions" shall mean the written representation by Depositor that a Release Condition has not occurred or has been cured. Upon receipt of Contrary Instructions, Escrow Agent shall send a copy to Preferred Beneficiary by commercial express mail. Additionally, Escrow Agent shall notify both Depositor and Preferred Beneficiary that there is a dispute to be resolved pursuant to the Dispute Resolution section (Section 7.3) of this Agreement. Subject to Section 5.2, Escrow Agent will continue to store the Deposit Materials without release pending (a) joint instructions from Depositor and Preferred Beneficiary; (b) resolution pursuant to the Dispute Resolution provisions; or (c) order of a court.

   4.4 Release of Deposit. If Escrow Agent does not receive Contrary Instructions from the Depositor, Escrow Agent is authorized to release the Deposit Materials to the Preferred Beneficiary or, if more than one beneficiary is registered to the deposit, to release a copy of the Deposit Materials to the Preferred Beneficiary. However, Escrow Agent is entitled to receive any fees due Escrow Agent before making the release. Any copying expense in excess of $300 will be chargeable to Preferred Beneficiary. This Agreement will terminate upon the release of the Deposit Materials held by Escrow Agent.

   4.5 Right to Use Following Release. Unless otherwise provided in the License Agreement, upon release of the Deposit Materials in accordance with this
Article 4, Preferred Beneficiary shall have the right to use the Deposit Materials for the sole purpose of exercising its rights pursuant to the License Agreement. Preferred Beneficiary shall be obligated to maintain the confidentiality of the released Deposit Materials.

                        ARTICLE 5--TERM AND TERMINATION

   5.1 Term of Agreement. The initial term of this Agreement is for a period of years from the effective date of the License Agreement. Thereafter, this
Agreement shall automatically renew from year-to-year unless (a) Depositor and Preferred Beneficiary jointly instruct Escrow Agent in writing that the Agreement is terminated; or (b) the Agreement is terminated by Escrow Agent for nonpayment in accordance with Section 5.2.

   5.2 Termination for Nonpayment. In the event of the nonpayment of fees owed to Escrow Agent, Escrow Agent shall provide written notice of delinquency to all parties to this Agreement. Any party to this Agreement shall have the right to make the payment to Escrow Agent to cure the default. If the past due payment is not received in full by Escrow Agent within one month of the date of such notice, then Escrow Agent shall have the right to terminate this Agreement at any time thereafter by sending written notice of termination to all parties. Escrow Agent shall have no obligation to take any action under this Agreement so long as any payment due to Escrow Agent remains unpaid.

   5.3 Disposition of Deposit Materials Upon Termination. Upon termination of this Agreement, Escrow Agent shall destroy, return, or otherwise deliver the Deposit Materials in accordance with Depositor's instructions. If there are no instructions, Escrow Agent may, at its sole discretion, destroy the Deposit Materials or return them to Depositor. Escrow Agent shall have no obligation to return or destroy the Deposit Materials if the Deposit Materials are subject to another escrow agreement with Escrow Agent.

   5.4 Survival of Terms Following Termination. Upon termination of this Agreement, the following provisions of this Agreement shall survive:

  a. Depositor's Representations (Section 1.5);

  b. The obligations of confidentiality with respect to the Deposit
    Materials;

  c. The rights granted in the sections entitled Right to Transfer Upon Release (Section 3.3) and Right to Use Following Release (Section 4.5), if a release of the Deposit Materials has occurred prior to termination;

  d. The obligation to pay Escrow Agent any fees and expenses due;

  e. The provisions of Article 7; and

  f. Any provisions in this Agreement which specifically state they survive the termination or expiration of this Agreement.

                         ARTICLE 6--ESCROW AGENT'S FEES

   6.1 Fee Schedule. Escrow Agent is entitled to be paid its standard fees and expenses applicable to the services provided. Escrow Agent shall notify the party responsible for payment of Escrow Agent's fees at least 60 days prior to any increase in fees. For any service not listed on Escrow Agent's standard fee schedule, Escrow Agent will provide a quote prior to rendering the service, if requested.

   6.2 Payment Terms. Escrow Agent shall not be required to perform any service unless the payment for such service and any outstanding balances owed to Escrow Agent are paid in full. Fees are due upon receipt of a signed contract or receipt of the Deposit Materials whichever is earliest. If invoiced fees are not paid, Escrow Agent may terminate this Agreement in accordance with Section
5.2. Late fees on past due amounts shall accrue interest at the rate of one and one-half percent per month (18% per annum) from the date of the invoice.

                       ARTICLE 7--LIABILITY AND DISPUTES

   7.1 Right to Rely on Instructions. Escrow Agent may act in reliance upon any instruction, instrument, or signature reasonably believed by Escrow Agent to be genuine. Escrow Agent may assume that any employee of a party to this Agreement who gives any written notice, request, or instruction has the authority to do so. Escrow Agent will not be required to inquire into the truth or evaluate the merit of any statement or representation contained in any notice or document. Escrow Agent shall not be responsible for failure to act as a result of causes beyond the reasonable control of Escrow Agent.

   7.2 Indemnification. Depositor and Preferred Beneficiary each agree to indemnify, defend and hold harmless Escrow Agent from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities ("Liabilities") incurred by Escrow Agent relating in any way to this escrow arrangement unless such Liabilities were caused solely by the negligence or willful misconduct of Escrow Agent.

   7.3 Dispute Resolution. Any dispute relating to or arising from this Agreement shall be resolved by arbitration under the Commercial Rules of the American Arbitration Association. Three arbitrators shall be selected. The Depositor and Preferred Beneficiary shall each select one arbitrator and the two chosen arbitrators shall select the third arbitrator, or failing agreement on the selection of the third arbitrator, the American Arbitration Association shall select the third arbitrator. However, if Escrow Agent is a party to the arbitration, Escrow Agent shall select the third arbitrator. Unless otherwise agreed by Depositor and Preferred Beneficiary, arbitration will take place in Santa Clara County, California, U.S.A. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator(s). Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the party or, if unrepresented, to the party at the last known business address.

   7.4 Controlling Law. This Agreement is to be governed and construed in accordance with the laws of the State of California, without regard to its conflict of law provisions.

   7.5 Notice of Requested Order. If any party intends to obtain an order from the arbitrator or any court of competent jurisdiction which may direct Escrow Agent to take, or refrain from taking any action, that party shall:

  a. Give Escrow Agent at least two business days' prior notice of the hearing;

  b. Include in any such order that, as a precondition to Escrow Agent's obligation, Escrow Agent be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

  c. Ensure that Escrow Agent not be required to deliver the original (as opposed to a copy) of the Deposit Materials if Escrow Agent may need to retain the original in its possession to fulfill any of its other duties.

                         ARTICLE 8--GENERAL PROVISIONS

   8.1 Entire Agreement. This Agreement, which includes the Exhibits described herein, embodies the entire understanding among the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. Escrow Agent is not a party to the License Agreement between Depositor and Preferred Beneficiary and has no knowledge of any of the terms or provisions of any such Webpay Agreements. Escrow Agent's only obligations to Depositor or Preferred Beneficiary are as set forth in this Agreement. No amendment or modification of this Agreement shall be valid or binding unless signed by all the parties hereto, except that Exhibit B1 need not be signed by Escrow Agent, Exhibit B2 need not be signed by Preferred Beneficiary and Exhibit B3 need not be signed.

   8.2 Notices. All notices, invoices, payments, deposits and other documents and communications shall be given to the parties at the addresses specified in the attached Exhibit B3. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class mail.

   8.3 Severability. In the event any provision of this Agreement is found to be invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

   8.4 Successors. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties. However, Escrow Agent shall have no obligation in performing this Agreement to recognize any successor or assign of Depositor or Preferred Beneficiary unless Escrow Agent receives clear, authoritative and conclusive written evidence of the change of parties.

   8.5 Regulations. Depositor and Preferred Beneficiary are responsible for and warrant compliance with all applicable laws, rules and regulations, including but not limited to customs laws, import, export, and re-export laws and government regulations of any country from or to which the Deposit Materials may be delivered in accordance with the provisions of this Agreement.


_____________________________________     _____________________________________
Depositor                                 Preferred Beneficiary

By: _________________________________     By: _________________________________

Name: _______________________________     Name: _______________________________

Title: ______________________________     Title: ______________________________

Date: _______________________________     Date: _______________________________

                     Escrow Agent

                     By: _________________________________

                     Name: _______________________________

                     Title: ______________________________

                     Date: _______________________________

                                                                      EXHIBIT B1

                           MATERIALS TO BE DEPOSITED

                                 Account Number

   Depositor represents to Preferred Beneficiary that Deposit Materials delivered to Escrow Agent shall consist of the following:


-------------------------------------   ----------------------------------------
Depositor                                 Preferred Beneficiary

By: _________________________________     By: _________________________________

Name: _______________________________     Name: _______________________________

Title: ______________________________     Title: ______________________________

Date: _______________________________     Date: _______________________________

                                                                      EXHIBIT B2

                        DESCRIPTION OF DEPOSIT MATERIALS

Depositor Company Name _________________________________________________________

Account Number _________________________________________________________________

Product Name __________________________________________________________ Version
 (Product Name will appear as the Exhibit B2 Name on Account History report)

DEPOSIT MATERIAL DESCRIPTION:

                                     Label
                                  Description
                                    of Each
                                    Separate
 Quantity Media Type & Size           Item
 -------- -----------------       -----------
          Disk 3.50 or
 ---
          DAT tape     mm
 ---
          CD-ROM
 ---
          Data cartridge tape
 ---
          TK 70 or     tape
 ---
          Magnetic tape
 ---
          Documentation
 ---
          Other
 ---

PRODUCT DESCRIPTION:

Environment ____________________________________________________________________

DEPOSIT MATERIAL INFORMATION:

Is the media or are any of the files encrypted? Yes / No
If yes, please include any passwords and the decryption tools.

Encryption tool name __________________________________________________ Version

Hardware required ______________________________________________________________

Software required ______________________________________________________________

Other required information _____________________________________________________

I certify for Depositor that the above described Escrow Agent has inspected and accepted the above Deposit Materials have been transmitted to Escrow Agent: materials (any exceptions are noted above):

Signature ___________________________     Signature ___________________________

Print Name __________________________     Print Name __________________________

Date ________________________________     Date Accepted _______________________

                                          Exhibit B2# _________________________
Send materials to: Escrow Agent

                                                                      EXHIBIT B3

                               DESIGNATED CONTACT

                                 Account Number

Notices, deposit material returns and
communications to Depositor            Invoices to Depositor should be
should be addressed to:                addressed to:

Company Name: __________________  ___________________________________________
Address: _______________________  ___________________________________________
      __________________________  ___________________________________________
      __________________________  ___________________________________________
Contact: _______________________  Contact: __________________________________
Telephone: _____________________  Telephone: ________________________________
Facsimile: _____________________  P.O.#, if required: _______________________

Pursuant to Section 1.6
Verification Contact: __________  Telephone: ________________________________

Notices and communications to     Invoices to Preferred Beneficiary
Preferred Beneficiary should be
 addressed to:                    should be addressed to:

Company Name: __________________  ___________________________________________
Address: _______________________  ___________________________________________
      __________________________  ___________________________________________
      __________________________  ___________________________________________
Contact: _______________________  Contact: __________________________________
Telephone: _____________________  Telephone: ________________________________
Facsimile: _____________________  P.O.#, if required: _______________________

Requests from Depositor or Preferred Beneficiary to change the designated contact should be given in writing by the designated contact or an authorized employee of Depositor or Preferred Beneficiary.

Contracts, Deposit Materials and
 notices to                       Invoice inquiries and fee remittances
Escrow Agent should be addressed
 to:                              to Escrow Agent should be addressed to:

Escrow Agent                      Escrow Agent

                                                                   APPENDIX VII

                           REVOLVING LOAN AGREEMENT

   THIS REVOLVING LOAN AGREEMENT (this "Agreement"), dated as of April 9, 2001, by and between KANA COMMUNICATIONS, INC., a Delaware corporation ("Borrower"), and BROADBASE SOFTWARE, INC., a Delaware corporation ("Lender");

                                  WITNESSETH:

   A. Concurrently with the execution of this Agreement, Borrower, Lender and Arrow Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Borrower ("Merger Sub"), are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") that provides for the merger of Merger Sub with and into Lender (the "Merger"). Pursuant to the Merger, shares of common stock of Lender, $0.001 par value per share, will be converted into shares of common stock of Borrower, $0.001 par value per share, subject to the terms and conditions set forth in the Merger Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

   B. As a material inducement to enter into the Merger Agreement, Borrower desires Lender to make available, and Lender is willing to make available, a revolving credit facility to Borrower of up to an aggregate principal amount of Twenty Million Dollars ($20,000,000) (the "Facility").

   NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and to induce Lender to extend credit to Borrower, the parties agree as follows:

   1. Definitions.

   1.1 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

     "Advance" means an advance of funds to Borrower pursuant to this Agreement; provided that the aggregate principal amount of all outstanding Advances shall not exceed at any one time Twenty Million Dollars ($20,000,000).

     "Advance Date" means the date on which an Advance is made.

     "Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Business Day" means a weekday on which commercial banks are open for business in San Francisco, California.

     "Default" or "default" means any of the events specified in Section 5.1.

     "Default Rate" means the "default rate" of interest per annum specified in the Note.

     "Effective Date" means the date of this Agreement.

     "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

     "Loan" means an Advance under this Agreement.

     "Loan Documents" means this Agreement, the Notes, the Advance requests, and all other documents and instruments now or hereafter evidencing, describing, guaranteeing or securing the Obligations contemplated hereby or delivered in connection herewith, as they may be modified.

                                     VII-1

     "Maturity Date" means the first anniversary of the date of this Agreement, provided, that (i) if prior to such date the Merger Agreement is terminated by Borrower pursuant to Section 7.1(i) thereof as a result of a willful breach by Lender, or pursuant to Section 7.1(f) thereof, then the Maturity Date shall be the first anniversary of the date of such termination, (ii) if prior to such first anniversary the Merger Agreement is terminated by either Borrower or Lender pursuant to Section 7.1(a) or (e) or (g) or (h), then the Maturity Date shall be the date 30 days after the effective date of such termination, and (iii) if Borrower shall execute a definitive agreement for a Parent Acquisition then the Maturity Date shall be 30 days after the date of such agreement.

     "Note" has the meaning given the term in Section 2.4.

     "Obligations" means all obligations and liabilities of Borrower to Lender under the Loan Documents, including, without limitation, the Loans, together with all interest accruing thereon.

     "Person" means any natural person, corporation, unincorporated organization, trust, joint-stock company, joint venture, association, company, limited or general partnership, limited liability company, any government or any agency or political subdivision of any government, or any other entity or organization.

     "Prime Rate" means, for any day, the rate of interest per annum quoted by the Wall Street Journal on that date as the prime rate in effect; each change in the Prime Rate shall be effective from and including the date such change is quoted by the Wall Street Journal as being effective.

     "Subsidiary" means any corporation, partnership or other entity in which a Person, directly or indirectly, owns more than fifty percent (50%) of the stock, capital or income interests, or other beneficial interests, or which is effectively controlled by such Person.

     "Termination Date" means the earlier to occur of (i) the Effective Time of the Merger, or (ii) the effective date of any termination of the Merger Agreement.

   1.2 Financial Terms. All financial terms used herein shall have the meanings assigned to them under U.S. GAAP unless another meaning shall be specified.

   1.3 Construction. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Merger Agreement. Reference to Sections and Schedules herein shall be construed as referring to the Sections and Schedules of this Agreement, unless otherwise stated.

   2. The Revolving Loan Credit Facility.

   2.1 Availability Period. Subject to the terms of this Agreement the Lender grants to the Borrower a committed revolving credit facility made available for Advances from the Effective Date until the earlier of (i) the Termination Date and (ii) the Maturity Date. The Lender shall deposit $20,000,000 representing the Facility into an escrow account (the "Escrow"). The Lender and the Borrowers shall use their commercially reasonable efforts to appoint the escrow agent and to finalize the terms governing the Escrow and providing for the funding of Advances from such Escrow in accordance with the terms of this Agreement, within two weeks from the date of this Agreement.

   2.2 Advances. Lender shall make each Advance to Borrower on the Advance Date and in the amount as set forth in the borrowing request delivered in accordance with Section 2.3; provided that (a) no more than one Advance shall be made in any week, (b) unless otherwise agreed in writing between the chief executive officers of the Borrower and Lender, the aggregate principal amount of Advances (including the Advance to be made pursuant to any such borrowing request) shall not exceed in any week the sum of (i) the aggregate amount of cash payroll expense of Borrower and related withholding in such week plus
(ii) up to $2.5 million to fund additional expenses to be paid in such week and which are identified in reasonable detail in the related borrowing request, less (iii) the excess of Borrower's and its Subsidiaries' cash and cash equivalents at the time of such borrowing request (as determined under GAAP) over $1,000,000; and (d) in no event shall the aggregate principal amount of all outstanding Advances exceed $20,000,000.

                                     VII-2

   In the event that a Company Triggering Event shall have occurred the Borrower shall be entitled, notwithstanding anything to the contrary in this section, to drawdown the entire amount of the Facility and to request the release of all remaining funds in the Escrow.

   2.3 Advance Requests. To obtain an Advance, Borrower shall submit a borrowing request in writing, to the attention of Lender's Treasurer or Chief Financial Officer, which request must be received by Lender no later than 12:00 noon Pacific time on a Business Day that is at least one (1) Business Day before the Advance Date.

   2.4 Promissory Note. The Advances shall be evidenced by and payable in accordance with the terms of the promissory note, in the form attached hereto as Exhibit A, dated the date of this Agreement from Borrower to Lender (as amended, modified, supplemented, restated or renewed from time to time, the "Note") and shall be repayable in accordance with the terms of the Note and this Agreement.

   2.5 Interest; Repayment of Advances.

       (a) Each Advance shall accrue interest on the outstanding principal balance of such Advance at a rate equal to the higher of (i) a rate per annum equal to Prime Rate plus two per cent (2%) and (ii) the Applicable Federal Reserve Rate as published by the United States Treasury Department, from the date of such Advance until such Advance has been paid in full.

       (b) Each Advance shall mature, and the principal amount thereof and all interest and other amounts payable under the Loan Documents shall be due and payable, on the Maturity Date.

       (c) At the option of the Borrower, on delivering 10 days' prior written notice of prepayment to the Lender, the principal amount of any Advance may be prepaid in whole at any time, or in part from time to time, without penalty or premium, together with interest thereon accrued through the date of such prepayment. Each partial prepayment of any Advance shall first be applied to interest accrued through the date of prepayment and then to principal. Any Advance voluntarily prepaid by the Borrower hereunder may be reborrowed subject to the terms and conditions of this Agreement.

       (d) Borrower unconditionally promises to make each required payment of principal of and interest on the Loans in lawful money of the United States by wire transfer in immediately available funds to an account designated in writing by Lender. Whenever any payment of principal of, or interest on, the Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

       (e) All amounts payable by Borrower pursuant to the Loan Documents shall be payable without notice or demand and without set-off or counterclaim.

   2.6 Overdue Amounts. Any payments required pursuant to any Loan Document not made as and when due shall bear interest from the date due until paid to Lender at the Default Rate, in Lender's discretion.

   2.7 Calculation of Interest. All interest under the Notes or hereunder shall be calculated on the basis of a 365/366-day year for the actual days during which such amounts are outstanding.

   2.8 Taxes. Any and all payments by or on account of any Obligation of Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Taxes (excluding franchise Taxes and Taxes on net income and foreign Taxes); provided that if Borrower shall be required to deduct any such Taxes from such payments, then (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Lender receives an amount equal to the sum it would have received had no such deductions been made, (b) Borrower shall make such deductions and (c) Borrower shall pay the full amount deducted to the relevant Authority in accordance with applicable law.

                                     VII-3

   2.9 Term. This Agreement shall become effective upon acceptance by Lender and shall continue in full force and effect so long as any Obligation (other than inchoate Obligations) is outstanding.

   2.10 Conditions Precedent to Borrowing. In addition to any other requirement set forth in this Agreement, Lender will not be required to make any Advances under this Agreement unless and until the following conditions shall have been satisfied:

      (a) Loan Documents. Borrower shall have executed and delivered this Agreement and the Note.

      (b) SVB Facility. The Borrower shall have delivered to Lender a written waiver and consent letter and, if required by Silicon Valley Bank, an intercreditor agreement, each in a form reasonably satisfactory to the Lender executed by Silicon Valley Bank consenting to the Borrower incurring the indebtedness hereunder. The Lender shall use its commercially reasonable efforts to conclude any such intercreditor agreement which is required by Silicon Valley Bank as soon as practicable.

   3. Representations and Warranties. In order to induce Lender to enter into this Agreement and to make the Loans provided for herein, Borrower hereby represents and warrants (all of which shall survive the execution and delivery of the Loan Documents and all of which shall be deemed made as of the date hereof and as of each Advance Date) that:

   3.1 Valid Existence and Power. Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified or licensed to transact business in all places where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect on Borrower; and Borrower and each other Person which is a party to any Loan Document (other than Lender) has the corporate power and authority to conduct its business and to make and perform the Loan Documents executed by it and the transactions contemplated thereby, and all such documents will constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, subject only to bankruptcy and similar laws affecting creditors' rights generally and general principals of equity.

   3.2 Authority. The execution, delivery and performance thereof by the Borrower of any Loan Document and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action of the Borrower, and do not and will not conflict with or violate any provision of law or regulation, or any writ, order or decree of any court or Authority or any provision of the governing instruments of the Borrower, and (except with respect to the Borrowers existing credit facilities) do not and will not, with the passage of time or the giving of notice, result in a breach of, or constitute a default or require any consent under, or impair the Borrower's rights under, or result in the creation of any Lien upon any property or assets of Borrower pursuant to, any law, regulation, or any material instrument, document or agreement to which any of Borrower is a party or by which any of Borrower or its respective properties may be subject, bound or affected.

   3.3 Compliance with Covenants; No Default. No Default has occurred and is continuing, and the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, and the funding of the Loan will not cause a Default.

   4. Covenants of Borrower. Borrower covenants and agrees that from the date of the initial Advance and until payment in full of the Obligations (except inchoate Obligations), except as otherwise set forth in the Merger Agreement or this Agreement, it:

   4.1 Use of Loan Proceeds. Shall use the proceeds of Advances to pay cash payroll expense and related withholding, and other expenses that are identified in reasonable detail in the related borrowing request.

   4.2 Inspections. Shall permit inspections, at such times and in such manner as may be reasonably requested by Lender and at Borrower's expense, all records and financial information related thereto and the properties of Borrower as Lender may deem reasonably necessary or desirable from time to time. All information obtained pursuant to this section shall be subject to the Confidentiality Agreement.

                                     VII-4

   4.3 Maintenance of Existence and Rights. Shall preserve and maintain its corporate existence, authorities to transact business and shall use its commercially reasonable efforts to preserve and maintain its Intellectual Property necessary to the conduct of its business.

   4.4 Fundamental Changes. Shall not, nor shall it permit any Subsidiary to, merge into or consolidate with any other Person (other then Borrower) or liquidate or dissolve, other than as contemplated by the Merger Agreement.

   5. Default/Indemnification.

   5.1 Events of Default. Each of the following shall constitute a Default:

       (a) Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise and such failure shall continue unremedied for a period of five (5) days; or

       (b) Borrower shall fail to pay any interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) days; or

       (c) There shall occur any default by Borrower in any of the covenants contained in this Agreement which is not cured within thirty (30) days of notice of such default from Lender; or

       (d) Any representation or warranty made by Borrower in any Loan Document shall prove to have been untrue or incorrect in any material respect when made; or

       (e) Borrower shall voluntarily dissolve, liquidate or terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, intervenor, liquidator or similar official of a substantial part of its assets, admit in writing its inability, or be generally unable, to pay its debts as the debts become due, make a general assignment for the benefit of its creditors, commence a voluntary case under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect, file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect, or take any corporate action for the purpose of effecting any of the foregoing; or

       (f) An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Borrower or its debts, or of a substantial part of its assets, under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect, or (ii) the appointment of a receiver, custodian, trustee, intervenor, liquidator or similar official for Borrower or for a substantial part of its assets, and, in any such case, such proceeding or petition shall not have been dismissed within sixty (60) days of the commencement or filing, as the case may be, thereof; or an order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving or ordering any of the foregoing actions.

       (g) Remedies. If any Default shall occur and be continuing, Lender shall have no further obligation to make Advances to Borrower and may, at its option, without notice and without demand, declare any or all Obligations to be immediately due and payable (if not earlier demanded), terminate its obligation to make Advances to Borrower, bring suit against Borrower to collect the Obligations, exercise any remedy available to Lender hereunder at law or in equity and take any action or exercise any remedy provided herein or in any other Loan Document or under applicable law or in equity. No remedy shall be exclusive of other remedies or impair the right of Lender to exercise any other remedies.
   5.2 Application of Payments. Any payments made by Borrower pursuant to this Agreement shall be paid to and applied as follows: first, to the costs and expenses, including reasonable attorneys' fees and

                                     VII-5
expenses, incurred by Lender in connection with the exercise of Lender's rights and remedies hereunder; secondly, to the interest due upon any of the Obligations; and thirdly, to the principal amount of the Obligations.

   5.3 Indemnification. Borrower shall indemnify Lender, and each Related Party (except affiliates) of Lender (each such person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (a) any Loan or the use of the proceeds therefrom, (b) the performance by Borrower of its obligations under any of the Loan Documents or
(c) upon an Event of Default occurring and continuing, the enforcement by the Lender of its rights and remedies thereunder; excluding Taxes and losses, claims, damages, liabilities and related expenses arising as a result of the negligence or willful misconduct of any Indemnitee and excluding consequential or punitive losses or damages.

   6. Miscellaneous.

   6.1 No Waiver, Remedies Cumulative. No failure on the part of Lender or Borrower to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and are in addition to any other remedies provided by law, in equity, any Loan Document or otherwise.

   6.2 Survival of Agreement. All covenants, agreements, representations and warranties made by Borrower herein and in any other Loan Document shall survive the making of the Loans hereunder and the execution and delivery of the Notes, regardless of any investigation made by Lender or on its behalf, and shall continue in full force and effect so long as any Obligation (other than inchoate Obligations) is outstanding, and there exists any commitment to lend by Lender to Borrower.

   6.3 Notices. Any notice or other communication hereunder or under any other Loan Document to any party hereto or thereto shall be made in the manner specified in the Merger Agreement.

   6.4 Governing Law. This Agreement and the Loan Documents shall be deemed contracts made under the laws of the State of California and shall be governed by and construed in accordance with the laws of said state (excluding its conflict of laws provisions if such provisions would require application of the laws of another jurisdiction).

   6.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Borrower and Lender, and their respective successors and assigns; provided that no party may assign this Agreement or any other Loan Document without the express written consent of the other, and any such assignment made without such consent will be void.

   6.6 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Lender and Borrower.

   6.7 Entire Agreement. This Agreement, the other Loan Documents and the Merger Agreement (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement, and (b) are not intended to confer upon any other person any rights or remedies hereunder.

   6.8 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or

                                     VII-6
circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

   6.9 Waiver of Jury Trial. EACH OF LENDER AND BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF LENDER OR BORROWER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

   6.10 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

   6.11 No Usury. Regardless of any other provision of this Agreement, the Note or in any other Loan Document, if for any reason the effective interest should exceed the maximum lawful interest, the effective interest shall be deemed reduced to, and shall be, such maximum lawful interest, and (a) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of the Note and not to the payment of interest, and (b) if the Loan evidenced by the Note have been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of the Note or the refunding of excess to be a complete settlement and acquittance thereof.

   6.12 Representations and Warranties of the Lender. By its execution of or acceptance of this Agreement, the Lender represents and warrants to the Borrower that the Lender: (i) has acquired the Note for its own account for investment and not with a view to any resale or other distribution of the Note in a transaction constituting a public offering or otherwise requiring registration under the Securities Act or in a transaction that would result in noncompliance with applicable state securities laws; (ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and the risks of its acquisition of this Note and credit extensions to the Borrower, (iii) is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act, and (iv) understands that the Note has not been, and will not be, registered under the Securities Act or any state securities laws.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          LENDER:

                                          BROADBASE SOFTWARE, INC.

                                                      /s/ Chuck Bay

                                          By: ____________________________
                                          Name: Chuck Bay
                                          Title: Chief Executive Officer

                                          BORROWER:

                                          KANA COMMUNICATIONS, INC.

                                                    /s/ James C. Wood
                                          By: _________________________________

                                          Name: James C. Wood

                                          Title: Chief Executive Officer

                                     VII-7

                                                                       EXHIBIT A

                     [FORM OF CONVERTIBLE PROMISSORY NOTE]

   THIS CONVERTIBLE PROMISSORY NOTE (THIS "NOTE") HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED THE "SECURITIES ACT") AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR, IF REQUIRED BY THE ISSUER OF THIS NOTE, AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THIS NOTE THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

                           KANA COMMUNICATIONS, INC.

                          CONVERTIBLE PROMISSORY NOTE

                                                                   April 9, 2001
                                                           Palo Alto, California

   For value received, the receipt and sufficiency of which are hereby acknowledged, KANA COMMUNICATIONS, INC., a Delaware corporation ("Borrower"), hereby promises to pay to the order of BROADBASE SOFTWARE, INC., a Delaware corporation ("Lender"), the aggregate unpaid sum of all Advances made by the Lender to the Borrower, together with accrued interest thereon to be computed on each Advance from the date of its disbursement, pursuant to the terms and conditions of the Agreement (as defined below).

   This Promissory Note (the "Note") is the Note issued under, and entitled to the benefits of, the Revolving Loan Agreement by and between Borrower and Lender dated as of April 9, 2001 (said agreement, as the same may be amended, restated or supplemented from time to time, being herein called the "Agreement"), and the other Loan Documents, the terms and conditions of which are made a part hereof to the same extent and with the same effect as if fully set forth herein. Capitalized terms not defined in this Note shall have the respective meanings assigned to them in the Agreement. This Note is entitled to the benefit of the rights provided in the Loan Agreement.

   Interest on the outstanding principal balance under this Note is payable at the rate equal (i) to Prime Rate plus two (2%) per annum (the "Interest Rate"), or (ii) under the circumstances contemplated by the Agreement, at the Interest Rate plus two percent (2%) per annum (the "Default Rate"), compounded quarterly, in immediately available United States Dollars at the time and in the manner specified in the Agreement. The outstanding principal and interest under this Note shall be immediately due and payable on the Maturity Date (unless this Note shall have been previously converted, at Lender's option, as provided below). Payments received by Lender shall be applied first to the payment of accrued, but unpaid interest on this Note and then to the reduction of the unpaid principal balance of this Note.

   The Lender is authorized to endorse the amount and the date on which each Advance is made, the maturity date therefore, each payment of principal with respect thereto, and the date and amount of the conversion of any principal or interest of any Loan that is converted into shares of Borrower's Common Stock, on Schedule A hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; which recordation will constitute prima facie evidence of the accuracy of the information so endorsed on Schedule A; provided, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Borrower under the Agreement and this Note.

                                     VII-8

   At the option of Borrower, upon prior notice as provided in the Agreement, the principal amount of this Note may be prepaid in whole or in part from time to time, without penalty or premium, together with interest thereon accrued through the date of such prepayment. Each partial prepayment of this Note shall first be applied to interest accrued through the date of prepayment and then to principal.

   To the fullest extent permitted by applicable law, Borrower waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of the Obligations, the Loan Documents or this Note, and (b) any bond or security that might be required by any court prior to allowing Lender to exercise any of its remedies.

   The Lender may elect at any time after the date ninety (90) days after April 17, 2001, at its sole option and effective as of the close of business on the date of delivery of written notice of conversion to the Borrower, to convert all or any part of the outstanding principal of and accrued interest on this
Note into that number of fully paid and nonassessable shares of Borrower's Common Stock that is equal to the dollar amount of the principal and accrued interest indebtedness being converted, divided by $1.10 (the "Conversion Price"); provided, that the Conversion Price will automatically, equitably and proportionally be adjusted to reflect any subdivision (stock split), combination (reverse stock split), stock dividend or other recapitalization affecting the Borrower's Common Stock; provided, further, that in no event shall Lender be entitled to convert this Note into a total number of shares of Common Stock that exceeds that number of shares which is equal to 19.9% of the Borrower's total issued and outstanding shares of Common Stock as of the date of such conversion, less such number of shares of Common Stock (if any) that are then held by Lender and that were (A) purchased by Lender from any officers, directors or substantial shareholders (as defined by the National Association of Securities Dealers) of Borrower or (B) acquired by Lender upon exercise of options under that certain Company Stock Option Agreement dated as of April 9, 2001 between Lender and Borrower (the "Company Stock Option Agreement"), including any shares with respect to which Lender has exercised such option but which have not yet been delivered to Lender or (C) otherwise acquired (or other securities convertible into Common Stock of the Borrower otherwise acquired) by the Lender from the Borrower, or any officers, directors or substantial shareholders (as defined by the National Association of Securities Dealers) of Borrower, in connection with the transactions represented by this Note or the Merger Agreement (as defined in the Agreement); and provided, further, that Lender shall not be entitled to convert this Note at any time upon or following a Change of Control of Lender (as defined below). In the event that the Lender exercises its options under the Company Stock Option Agreement (and provided that no Change of Control shall have occurred) the Lender shall be entitled to satisfy the exercise price of such options through the cancellation of the principal indebtedness and accrued interest outstanding hereunder. Any such satisfaction of the option exercise price shall be made on a dollar for dollar basis with the amount of the outstanding principal and interest so cancelled.

   A "Change of Control" of Lender shall mean any of the following transactions (other than in a transaction involving Borrower): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Lender pursuant to which the stockholders of the Lender immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction (or the parent thereof), (ii) a sale or other disposition by the Lender of assets representing in excess of 50% of the aggregate fair market value of the Lender's business immediately prior to such sale, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Lender), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of the Lender.

   Lender agrees to surrender this Note to the Borrower for cancellation following conversion of this Note and/or repayment of all principal and accrued interest outstanding under this Note.

   The Borrower shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note, such number of its Common

                                     VII-9

Stock as shall from time to time be sufficient to effect the conversion of this Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of this Note the Borrower will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock or other securities issuable upon conversion of this Note as shall be sufficient for such purpose.

   Upon Lender's election to convert any of the outstanding principal of or accrued interest on this Note, Borrower, at its expense, will as soon as practicable cause to be issued in the name of and delivered to Lender, a certificate or certificates for the number of fully paid and nonassessable shares of Borrower's Common Stock to which Lender is entitled upon such conversion. No fractional shares will be issued upon any conversion of this Note or any part hereof. If, upon any conversion of this Note, a fraction of a share would otherwise result, then Borrower will pay Lender an amount of cash equal to the fair market value of one share of the type and class of Borrower's capital stock issuable to Lender upon such conversion (determined in accordance with the Conversion Price applicable at the time of such conversion), multiplied by the fraction of a share of stock to which Lender would otherwise be entitled.

   The Borrower will not, by amendment of its Certificate of Incorporation or Bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Note. Without limiting the generality of the foregoing, the Borrower will take all such action as may be necessary or appropriate in order that the Borrower may duly and validly issue fully paid and nonassessable shares of Common Stock upon any conversion of this Note.

   This Note and the obligations of Borrower and the rights of Lender shall be governed by and construed in accordance with the internal substantive laws of the State of California without giving effect to the choice of laws rules thereof.

   IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first above written.

                                          KANA COMMUNICATIONS, INC.

                                          By: ________________________________
                                          Name: ______________________________
                                          Title: _____________________________

                                     VII-10

                                                              SCHEDULE A TO NOTE

                       ADVANCES AND REPAYMENT OF ADVANCES

 (1)            (2)                   (3)                     (4)                      (5)
                                                           Amount of
              Amount                Maturity               Repaid or
                of                  Date of                Converted                 Notation
 Date         Advance               Advance                 Advance                  Made By
 ----         -------               --------               ---------                 --------


                                     VII-11

                                                                   APPENDIX VIII


Goldman, Sachs & Co. | 85 Broad Street | New York, New York 10004

Tel: 212-902-1000

PERSONAL AND CONFIDENTIAL

April 9, 2001

Board of Directors
Kana Communications, Inc.
740 Bay Road
Redwood City, California 94063

Gentlemen:

   You have requested our opinion as to the fairness from a financial point of view to Kana Communications, Inc. ("Kana") of the exchange ratio (the "Exchange Ratio") of 1.05 shares of Common Stock, par value $0.001 per share ("Kana Common Stock"), of Kana to be exchanged for each share of Common Stock, par value $0.001 per share ("Broadbase Common Stock"), of Broadbase Software, Inc. ("Broadbase") pursuant to the Agreement and Plan of Merger, dated as of April 9, 2001 (the "Agreement"), among Kana, Arrow Acquisition Corp., a wholly-owned subsidiary of Kana, and Broadbase.

   Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with Kana having provided certain investment banking and financial advisory services to Kana from time to time, including having acted as lead managing underwriter of its initial public offering of 3,300,000 shares of Kana Common Stock in September 1999, as financial advisor to Kana in connection with its acquisition of Silknet Software, Inc. in April 2000, as agent for Kana on its private placement of 2,500,000 shares of Kana Common Stock in June 2000 and as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We have also provided certain investment banking services to Broadbase from time to time, including having acted as lead managing underwriter on its public offering of 3,450,000 shares of Broadbase Common Stock in February 2000. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of Kana or Broadbase for its own account and for the accounts of customers.

   In connection with this opinion, we have reviewed, among other things, the Agreement; the Registration Statements on Form S-1 of Kana and Broadbase relating to the initial public offering of their respective Common Stock; Annual Reports to Stockholders and Annual Reports on Form 10-K of Kana and Broadbase for the two years ended December 31, 2000; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Kana and Broadbase; certain other communications from Kana and Broadbase to their respective stockholders; and certain internal financial analyses and forecasts for Kana and Broadbase prepared by their respective managements, including certain cost savings and operating synergies projected by the managements of Kana and Broadbase to result from the transaction contemplated by the Agreement (the "Synergies"). We also have held discussions with members of the senior management of Kana and Broadbase regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the Agreement and the past and current business operations, financial condition and future prospects of their respective companies, including the current and projected availability of cash for each of Kana and Broadbase. In addition, we have reviewed the reported price and trading activity for Kana Common Stock and Broadbase Common Stock, compared certain financial and stock market information for Kana and Broadbase with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms

                                     VIII-1
of certain recent business combinations in the software industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

   We have relied upon the accuracy and completeness of all of the financial, accounting and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the internal financial forecasts prepared by the managements of Kana and Broadbase, including the Synergies, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of Kana and Broadbase. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of Kana or Broadbase or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. Our opinion does not address the relative merits of the transaction contemplated by the Agreement as compared to any alternative business transaction that might be available to Kana. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of Kana in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Kana Common Stock should vote with respect to such transaction.

   Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to Kana.

   Very truly yours,

/s/ GOLDMAN, SACHS & CO.
___________________________

(GOLDMAN, SACHS & CO.)

                                     VIII-2

                                                                     APPENDIX IX

                                          April 8, 2001

Board of Directors
Broadbase Software, Inc.
181 Constitution Drive,
Menlo Park, CA 94025

Members of the Board:

We understand that Broadbase, Inc. ("Broadbase" or the "Company"), Kana, Inc. ("Kana"), and Arrow Acquisition Corporation, a wholly-owned subsidiary of Kana ("Merger Sub"), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated April 8, 2000 (the "Merger Agreement") which provides, among other things, for the merger (the "Merger") of Merger Sub with and into Broadbase. Pursuant to the Merger, Broadbase will become a wholly-owned subsidiary of Kana and each outstanding share of common stock, $0.001 par value per share (the "Broadbase Common Stock"), of Broadbase, other than shares held in treasury or held by Kana or any affiliates of Broadbase or Kana, will be converted into the right to receive 1.05 shares (the "Exchange Ratio") of common stock, $0.001 par value per share (the "Kana Common Stock") of Kana, subject to adjustment for a reverse stock split by Kana as set forth in the Merger Agreement. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of Broadbase Common Stock.

    For purposes of the opinion set forth herein, we have:

(i) reviewed certain publicly available financial statements and other information of Broadbase and Kana, respectively;

(ii) reviewed certain internal financial statements and other financial and operating data concerning Broadbase and Kana, prepared by the managements of Broadbase and Kana, respectively;

(iii) reviewed certain financial projections prepared by the managements of Broadbase and Kana;

(iv) reviewed certain projections of the financial benefits including, cost savings, and costs anticipated prior to and resulting from the Merger prepared by the management of Broadbase and Kana;

(v) reviewed the pro forma impact of the Merger on certain financial and operating metrics, including the impact on cash balances, for the combined company;

(vi) discussed the past and current operations and financial condition and the prospects of Broadbase and Kana, including financial projections prepared by the managements of Broadbase and Kana and information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of Broadbase and Kana, respectively;

(vii) reviewed the reported prices and trading activity for the Broadbase Common Stock and Kana Common Stock;

(viii) compared the financial performance of Broadbase and Kana and the prices and trading activity of the Broadbase Common Stock and Kana Common Stock with that of certain other publicly-traded companies comparable to Broadbase and Kana, respectively, and their securities;

(ix) reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions;

(x) reviewed and discussed with the senior managements of Broadbase and Kana their strategic rationales for the Merger;

(xi) participated in discussions and negotiations among representatives of Broadbase, Kana and their financial and legal advisors;

(xii) reviewed the draft Merger Agreement and certain related documents; and

(xiii) performed such other analyses and considered such other factors as we deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, including certain projections and information relating to the strategic, financial and operational costs and benefits anticipated prior to and resulting from the Merger, we have assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgements of the future financial performance of Broadbase and Kana, respectively. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement and will be treated as a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986.

We have relied upon the assessment by the managements of Broadbase and Kana of their ability to retain key employees of Broadbase and Kana, respectively. We have also relied upon, without independent verification, the assessment by the managements of Broadbase and Kana of: (i) the strategic, financial and other costs and benefits expected to result from the Merger; (ii) the timing and risks associated with the integration of Broadbase and Kana; and (iii) the validity of, and risks associated with, Broadbase's and Kana's existing and future technologies, services or business models. We have not made any independent valuation or appraisal of the assets or liabilities or technology of Broadbase and Kana, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to an acquisition, business combination or other extraordinary transaction involving Broadbase. We have not been asked to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative strategies or transactions that might exist for Broadbase or the effect of such strategies or transactions.

We have acted as financial advisor to the Board of Directors of Broadbase in connection with this transaction and will receive a fee for our services. In the ordinary course of our business we may actively trade the securities of Broadbase and Kana for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. In the past Morgan Stanley & Co. Incorporated ("Morgan Stanley") has provided financial advisory services for Broadbase and has received fees for rendering these services.

It is understood that this letter is for the information of the Board of Directors of Broadbase and may not be used for any other purpose without our prior written consent. In addition, this opinion does not in any manner address the prices at which the Broadbase Common Stock or the Kana Common Stock will trade following the consummation of the Merger, and Morgan Stanley expresses no opinion or recommendation as to how the stockholders of Broadbase should vote at the stockholders' meeting to be held in connection with the Merger.

Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of Broadbase Common Stock.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                                    /s/ Glenn K. Wein
                                          By: _________________________________
                                                       Glenn K. Wein
                                                         Principal

                                                                 APPENDIX X

                           KANA COMMUNICATIONS, INC.
                           1999 STOCK INCENTIVE PLAN

                       AS AMENDED ON APRIL 26, 2001

                                  ARTICLE ONE

                               GENERAL PROVISIONS

I. PURPOSE OF THE PLAN

   This 1999 Stock Incentive Plan is intended to promote the interests of Kana Communications, Inc., a Delaware corporation, by providing eligible persons in the Corporation's service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.

   Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

   All share numbers in this document reflect the 2-for-1 split of the Common Stock which was effected on February 22, 2000.

II. STRUCTURE OF THE PLAN

   A. The Plan shall be divided into five separate equity incentives programs:

    . the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

    . the Salary Investment Option Grant Program under which eligible employees may elect to have a portion of their base salary invested each year in special option grants,

    . the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary),

    . the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive option grants at designated intervals over their period of continued Board service, and

    . the Director Fee Option Grant Program under which non-employee Board members may elect to have all or any portion of their annual retainer fee otherwise payable in cash applied to a special stock option grant.

   B. The provisions of Articles One and Seven shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III. ADMINISTRATION OF THE PLAN

   A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any discretionary option grants or stock issuances for members of the Primary Committee must be authorized by a disinterested majority of the Board.

   B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

   C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any stock option or stock issuance thereunder.

   D. The Primary Committee shall have the sole and exclusive authority to determine which Section 16 Insiders and other highly compensated Employees shall be eligible for participation in the Salary Investment Option Grant Program for one or more calendar years. However, all option grants under the Salary Investment Option Grant Program shall be made in accordance with the express terms of that program, and the Primary Committee shall not exercise any discretionary functions with respect to the option grants made under that program.

   E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

   F. Administration of the Automatic Option Grant and Director Fee Option Grant Programs shall be self-executing in accordance with the terms of those programs, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under those programs.

IV. ELIGIBILITY

   A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

       (i) Employees,

       (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

       (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

   B. Only Employees who are Section 16 Insiders or other highly compensated individuals shall be eligible to participate in the Salary Investment Option Grant Program.

   C. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when the issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

   D. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

   E. The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals who first become non-employee Board members on or after the Underwriting Date, whether through appointment by the Board or election by the Corporation's stockholders, and
(ii) those individuals who continue to serve as non-employee Board members at one or more Annual Stockholders Meetings held after the Underwriting Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic option grants under the Automatic Option Grant Program while he or she continues to serve as a non-employee Board member.

   F. All non-employee Board members shall be eligible to participate in the Director Fee Option Grant Program.

V. STOCK SUBJECT TO THE PLAN

   A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock initially reserved for issuance over the term of the Plan shall not exceed Forty Million Nine Hundred Eighty-Two Thousand Four Hundred Twenty-Eight (40,982,428) shares. Such reserve shall consist of (i) the number of shares which remained available for issuance, as of the Plan Effective Date, under the Predecessor Plan as last approved by the Corporation's stockholders, including the shares subject to outstanding options under that Predecessor Plan, (ii) plus an additional increase of approximately Seven Million One Hundred Thirty Thousand (7,130,000) shares approved by the Corporation's stockholders prior to the Underwriting Date, plus (iii) an additional increase of Two Million Five Hundred Eighty Three Thousand and One Hundred (2,583,100) shares on January 3, 2000 pursuant to the automatic share increase provisions of Section V.B of this Article One, plus (iv) an additional increase of Ten Million (10,000,000) shares approved by the Board in March 2000, and approved by the Corporation's stockholders at the 2000 Special Stockholders Meeting held on April 25, 2000, plus (v) an additional increase of Three Million Nine Hundred Ninety-Nine Thousand Three Hundred Twenty-Eight (3,999,328) shares on January 2, 2001 pursuant to the automatic share increase provisions of Section V.B of this Article One, plus
(vi) an additional increase of Fifteen Million (15,000,000) shares authorized by the Board on April 26, 2001, subject to stockholder approval at the 2001 Annual Meeting.

   B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with calendar year 2000, by an amount equal to four and one-fourth percent (4.25%) of the total number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed Ten Million (10,000,000) shares./1/

   C. No one person participating in the Plan may receive stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 1,000,000 shares of Common Stock in the aggregate per calendar year.

   D. Shares of Common Stock subject to outstanding options (including options incorporated into this Plan from the Predecessor Plan) shall be available for subsequent issuance under the Plan to the extent (i) those

--------

/1/For the 1999 calendar year, the annual increase was limited to Four Million
   (4,000,000) shares. For 2000 and 2001 calendar years, the annual increase was limited to Six Million (6,000,000) shares. The increase to Ten Million (10,000,000) shares shall be effective for the 2002 calendar year and each subsequent calendar year, subject to stockholder approval of the April 2001 Amendment.

options expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation at the original issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance. Shares of Common Stock underlying one or more stock appreciation rights exercised under Section IV of Article Two, Section III of Article Three, Section II of Article Five or Section III of Article Six of the Plan shall not be available for subsequent issuance under the Plan.

   E. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan, (v) the number and/or class of securities and exercise price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plan and (vi) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the provisions of Section V.B of this Article One. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                  ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM

I. OPTION TERMS

   Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

   A. Exercise Price.

     1. The exercise price per share shall be fixed by the Plan Administrator and may be set at a price per share less than, equal to or greater than the Fair Market Value per share of Common Stock on the option grant date.

     2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Seven and the documents evidencing the option, be payable in one or more of the forms specified below:

       (i) cash or check made payable to the Corporation,

       (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

       (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

   Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

   B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

   C. Effect of Termination of Service.

     1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

       (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

       (ii) Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance or by the Optionee's designated beneficiary or beneficiaries of that option.

       (iii) Should the Optionee's Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options under this Article Two, then all those options shall terminate immediately and cease to be outstanding.

       (iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

     2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

       (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

       (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

   D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

   E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

   F. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee's death. However, a Non-Statutory Option may be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's family or to a trust established exclusively for one or more such family members or to Optionee's former spouse, to the extent such assignment is in connection with the Optionee's estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

II. INCENTIVE OPTIONS

   The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Seven shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

   A. Eligibility. Incentive Options may only be granted to Employees.

   B. Exercise Price. The exercise price per share for each Incentive Option shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date of that Incentive Option.

   C. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

   D. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III. CORPORATE TRANSACTION/CHANGE IN CONTROL

   A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. However, an outstanding option shall not become exercisable on such an accelerated basis if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or
(ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

   B. All outstanding repurchase rights shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent:
(i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

   C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

   D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate

Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and
(iii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year and (iv) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under this Plan, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

   E. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of such Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock, whether or not those options are to be assumed in the Corporate Transaction. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Discretionary Option Grant Program so that those rights shall not be assignable in connection with such Corporate Transaction and shall accordingly terminate upon the consummation of such Corporate Transaction, and the shares subject to those terminated rights shall thereupon vest in full.

   F. The Plan Administrator shall have full power and authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall become exercisable for all the shares of Common Stock at the time subject to those options in the event the Optionee's Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those options are assumed and do not otherwise accelerate. In addition, the Plan Administrator may structure one or more of the Corporation's repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of his or her Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

   G. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of a Change in Control, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Discretionary Option Grant Program so that those rights shall terminate automatically upon the consummation of such Change in Control, and the shares subject to those terminated rights shall thereupon vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program and the termination of one or more of the Corporation's outstanding repurchase rights under such program upon the subsequent termination of the Optionee's Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Change in Control.

   H. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Nonstatutory Option under the Federal tax laws.

   I. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV. CANCELLATION AND REGRANT OF OPTIONS

   The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor
Plan) and to grant in substitution new options covering the same or a different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

V. STOCK APPRECIATION RIGHTS

   A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

   B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

       (i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

       (ii) No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

       (iii) If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

   C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

       (i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

       (ii) Upon the occurrence of a Hostile Take-Over, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty
    (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock at the time subject to such option (whether or not the Optionee is otherwise vested in those shares) over (B) the aggregate exercise price payable for those shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

       (iii) At the time such limited stock appreciation right is granted, the Plan Administrator shall pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph C. Accordingly, no further approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

                                 ARTICLE THREE

                     SALARY INVESTMENT OPTION GRANT PROGRAM

I. OPTION GRANTS

   The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years (if any) for which the Salary Investment Option Grant Program is to be in effect and to select the Section 16 Insiders and other highly compensated Employees eligible to participate in the Salary Investment Option Grant Program for such calendar year or years. Each selected individual who elects to participate in the Salary Investment Option Grant Program must, prior to the start of each calendar year of participation, file with the Plan Administrator (or its designate) an irrevocable authorization directing the Corporation to reduce his or her base salary for that calendar year by an amount not less than Ten Thousand Dollars ($10,000.00) nor more than Fifty Thousand Dollars ($50,000.00). Each individual who files such a timely authorization shall automatically be granted an option under the Salary Investment Grant Program on the first trading day in January of the calendar year for which the salary reduction is to be in effect.

II. OPTION TERMS

   Each option shall be a Non-Statutory Option evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.

   A. Exercise Price.

     1. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

     2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

   B. Number of Option Shares. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

       X = A / (B x 66 2/3%), where

       X is the number of option shares,

       A is the dollar amount of the reduction in the Optionee's base salary for the calendar year to be in effect pursuant to this program, and

       B is the Fair Market Value per share of Common Stock on the option grant date.

   C. Exercise and Term of Options. The option shall become exercisable in a series of twelve (12) successive equal monthly installments upon the Optionee's completion of each calendar month of Service in the calendar year for which the salary reduction is in effect. Each option shall have a maximum term of ten
(10) years measured from the option grant date.

   D. Effect of Termination of Service. Should the Optionee cease Service for any reason while holding one or more options under this Article Three, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Service. Should the Optionee die while holding one or more options under this Article Three, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's cessation of Service (less any shares subsequently purchased by

Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance or by the designated beneficiary or beneficiaries of the option. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year option term or (ii) the three (3)-year period measured from the date of the Optionee's cessation of Service. However, the option shall, immediately upon the Optionee's cessation of Service for any reason, terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

III. CORPORATE TRANSACTION/ CHANGE IN CONTROL/ HOSTILE TAKE-OVER

   A. In the event of any Corporate Transaction while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall terminate immediately following the Corporate Transaction, except to the extent assumed by the successor corporation (or parent thereof) in such Corporate Transaction. Any option so assumed and shall remain exercisable for the fully-vested shares until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Service.

   B. In the event of a Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. The option shall remain so exercisable until the earliest to occur of (i) the expiration of the ten (10)-year option term, (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Service, (iii) the termination of the option in connection with a Corporate Transaction or (iv) the surrender of the option in connection with a Hostile Take-Over.

   C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each outstanding option granted him or her under the Salary Investment Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the option is otherwise at the time exercisable for those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. The Primary Committee shall, at the time the option with such limited stock appreciation right is granted under the Salary Investment Option Grant Program, pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph C. Accordingly, no further approval of the Primary Committee or the Board shall be required at the time of the actual option surrender and cash distribution.

   D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under this Plan, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

   E. The grant of options under the Salary Investment Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV. REMAINING TERMS

   The remaining terms of each option granted under the Salary Investment Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                  ARTICLE FOUR

                             STOCK ISSUANCE PROGRAM

I. STOCK ISSUANCE TERMS

   Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals.

   A. Purchase Price.

       1. The purchase price per share shall be fixed by the Plan Administrator and may be less than, equal to or greater than the Fair Market Value per share of Common Stock on the issuance date.

       2. Subject to the provisions of Section I of Article Seven, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

       (i) cash or check made payable to the Corporation, or

       (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

   B. Vesting Provisions.

       1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals.

       2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

       3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

       4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

       5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

       6. Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals established for such awards are not attained. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under one or more outstanding share right awards as to which the designated performance goals have not been attained.

II. CORPORATE TRANSACTION/CHANGE IN CONTROL

   A. All of the Corporation's outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

   B. The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof).

   C. The Plan Administrator shall also have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control.

III. SHARE ESCROW/LEGENDS

   Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                 ARTICLE FIVE

                        AUTOMATIC OPTION GRANT PROGRAM

I. OPTION TERMS

   A. Grant Dates. Option grants shall be made on the dates specified below:

      1. Each individual who is first elected or appointed as a non-employee Board member at any time on or after the Underwriting Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 40,000 shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.

      2. On the date of each Annual Stockholders Meeting held after the Underwriting Date, each individual who is to continue to serve as an Eligible Director, whether or not that individual is standing for re-election to the Board at that particular Annual Meeting, shall automatically be granted a Non-Statutory Option to purchase 10,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 10,000-share option grants any one Eligible Director may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who have otherwise received one or more stock option grants from the Corporation prior to the Underwriting Date shall be eligible to receive one or more such annual option grants over their period of continued Board service.

   B. Exercise Price.

      1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

      2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

   C. Option Term. Each option shall have a term of ten (10) years measured from the option grant date.

   D. Exercise and Vesting of Options. Each option shall be immediately exercisable for any or all of the option shares. However, any unvested shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. The shares subject to each initial 40,000-share grant shall vest, and the Corporation's repurchase right shall lapse, in a series of eight (8) successive equal semi-annual installments upon the Optionee's completion of each six (6)-month period of service as a Board member over the forty eight (48)-month period measured from the option grant date. The shares subject to each annual 10,000-share option grant shall be fully vested as of the grant date.

   E. Limited Transferability of Options. Each option under this Article Five may be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's family or to a trust established exclusively for one or more such family members or to Optionee's former spouse, to the extent such assignment is in connection with the Optionee's estate plan or pursuant to domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Five, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

   F. Termination of Board Service. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

       (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance or the designated beneficiary or beneficiaries of such option) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

       (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

       (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

       (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)- month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

II. CORPORATE TRANSACTION/ CHANGE IN CONTROL/ HOSTILE TAKE-OVER

   A. In the event of a Corporate Transaction while the Optionee remains a Board member, the shares of Common Stock at the time subject to each outstanding option held by such Optionee under this Automatic Option Grant Program but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all the option shares as fully-vested shares of Common Stock and may be exercised for any or all of those vested shares. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

   B. In the event of a Change in Control while the Optionee remains a Board member, the shares of Common Stock at the time subject to each outstanding option held by such Optionee under this Automatic Option Grant Program but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the option shares as fully-vested shares of Common Stock and may be exercised for any or all of those vested shares. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

   C. All outstanding repurchase rights shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction or Change in Control.

   D. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding automatic option grants. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.

   E. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under this Plan, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

   F. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III. REMAINING TERMS

   The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                  ARTICLE SIX

                       DIRECTOR FEE OPTION GRANT PROGRAM

I. OPTION GRANTS

   The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years for which the Director Fee Option Grant Program is to be in effect. For each such calendar year the program is in effect, each non-employee Board member may irrevocably elect to apply all or any portion of the annual retainer fee otherwise payable in cash for his or her service on the Board for that year to the acquisition of a special option grant under this Director Fee Option Grant Program. Such election must be filed with the Corporation's Chief Financial Officer prior to the first day of the calendar year for which the annual retainer fee which is the subject of that election is otherwise payable. Each non-employee Board member who files such a timely election shall automatically be granted an option under this Director Fee Option Grant Program on the first trading day in January in the calendar year for which the annual retainer fee which is the subject of that election would otherwise be payable in cash.

II. OPTION TERMS

   Each option shall be a Non-Statutory Option governed by the terms and conditions specified below.

   A. Exercise Price.

       1. The exercise price per share shall be thirty-three and one-third percent (33 1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

       2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

   B. Number of Option Shares. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

       X = A / (B x 66 2/3%), where

       X is the number of option shares,

       A is the portion of the annual retainer fee subject to the non-employee Board member's election, and

       B is the Fair Market Value per share of Common Stock on the option grant date.

   C. Exercise and Term of Options. The option shall become exercisable in a series of twelve (12) equal monthly installments upon the Optionee's completion of each calendar month of Board service during the calendar year for which the retainer fee election is in effect. Each option shall have a maximum term of ten (10) years measured from the option grant date.

   D. Limited Transferability of Options. Each option under this Article Six may be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's family or to a trust established exclusively for one or more such family members or to Optionee's former spouse, to the extent such assignment is in connection with Optionee's estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Six, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

   E. Termination of Board Service. Should the Optionee cease Board service for any reason (other than death or Permanent Disability) while holding one or more options under this Director Fee Option Grant Program, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Board service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service. However, each option held by the Optionee under this Director Fee Option Grant Program at the time of his or her cessation of Board service shall immediately terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

   F. Death or Permanent Disability. Should the Optionee's service as a Board member cease by reason of death or Permanent Disability, then each option held by such Optionee under this Director Fee Option Grant Program shall immediately become exercisable for all the shares of Common Stock at the time subject to that option, and the option may be exercised for any or all of those shares as fully-vested shares until the earlier of (i) the expiration of the ten (10)- year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service. In the event of the Optionee's death while holding such option, the option may be exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance or by the designated beneficiary or beneficiaries of such option.

   Should the Optionee die after cessation of Board service but while holding one or more options under this Director Fee Option Grant Program, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's cessation of Board service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or the laws of inheritance or by the designated beneficiary or beneficiaries of such option. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year option term or (ii) the three (3)-year period measured from the date of the Optionee's cessation of Board service.

III. CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

   A. In the event of any Corporate Transaction while the Optionee remains a Board member, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall terminate immediately following the Corporate Transaction, except to the extent assumed by the successor corporation (or parent thereof) in such Corporate Transaction. Any option so assumed and shall remain exercisable for the fully-vested shares until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Board service.

   B. In the event of a Change in Control while the Optionee remains a Board member, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. The option shall remain so exercisable until the earliest to occur of (i) the expiration of the ten (10)-year option term, (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Board service, (iii) the termination of the option in connection with a Corporate Transaction or (iv) the surrender of the option in connection with a Hostile Take-Over.

   C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each outstanding option granted him or her under the Director Fee Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the option is otherwise at the time exercisable for those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.

   D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under this Plan, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

   E. The grant of options under the Director Fee Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV. REMAINING TERMS

   The remaining terms of each option granted under this Director Fee Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                 ARTICLE SEVEN

                                 MISCELLANEOUS

I. FINANCING

   The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares (less the par value of such shares) plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

II. TAX WITHHOLDING

   A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

   B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant or Director Fee Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

       Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

       Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

III. EFFECTIVE DATE AND TERM OF THE PLAN

   A. The Plan shall become effective immediately on the Plan Effective Date. However, the Salary Investment Option Grant Program and the Director Fee Option Grant Program shall not be implemented until such time as the Primary Committee may deem appropriate. Options may be granted under the Discretionary Option Grant at any time on or after the Plan Effective Date, and the initial option grants under the Automatic Option Grant Program shall also be made on the Plan Effective Date to any non-employee Board members eligible for such grants at that time. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

   B. The Plan shall serve as the successor to the Predecessor Plan, and no further option grants or direct stock issuances shall be made under the Predecessor Plan after the Plan Effective Date. All options outstanding under the Predecessor Plan on the Plan Effective Date shall be incorporated into the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

   C. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Corporate Transactions and Changes in Control, may, in the Plan Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise contain such provisions.

   D. The Plan shall terminate upon the earliest to occur of (i) June 30, 2009,
(ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Should the Plan terminate on June 30, 2009, then all option grants and unvested stock issuances outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

IV. AMENDMENT OF THE PLAN

   A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

   B. The Plan was amended and restated in March 2000 (the "March 2000 Restatement") to effect the following changes, which were approved by the Corporation's stockholders at the 2000 Special Stockholders Meeting held on April 25, 2000:

       (i) increase the maximum number of shares of Common Stock authorized for issuance under the Plan by an additional 10,000,000 shares so that the authorized share reserve was thereby increased from 11,983,100 shares to 21,983,100 shares of Common Stock;

       (ii) provide the Plan Administrator with the authority to make option grants and direct stock issuances under the Discretionary Option Grant and Stock Issuance Programs with an exercise or issue price less than the Fair Market Value of the shares on the date of the option grant or stock issuance; and

       (iii) increase the limitation on the number of shares by which the share reserve is to increase automatically each year pursuant to the provisions of Section V.B of Article One from 4,000,000 shares to 6,000,000 shares.

   C. The Plan was amended in April 2001 (the "April 2001 Amendment") subject to stockholder approval at the 2001 Annual Meeting to: (i) effect an increase of the maximum number of shares of Common Stock authorized for issuance under the Plan by an additional 15,000,000 shares so that the authorized share reserve was thereby increased from Twenty-Five Million Nine Hundred Eighty-Two Thousand Four Hundred Twenty-Eight (25,982,428) shares to Forty Million Nine Hundred Eighty-Two Thousand Four Hundred Twenty-Eight (40,982,428) shares of Common Stock; and (ii) increase the limitation of the number of shares by which the reserve is to increase automatically each year pursuant to the provisions of Section V.B of Article One from 6,000,000 shares to 10,000,000 shares effective for all calendar years after 2001.

   No option grants or direct stock issuances shall be made on the basis of the share increase authorized by the 2001 Amendment unless and until that amendment is approved by the stockholders at the 2001 Annual Meeting.

   D. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant and Salary Investment Option Grant Programs and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal
Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

V. USE OF PROCEEDS

   Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI. REGULATORY APPROVALS

   A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

   B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

VII. NO EMPLOYMENT/SERVICE RIGHTS

   Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                    APPENDIX

   The following definitions shall be in effect under the Plan:

   A. Automatic Option Grant Program shall mean the automatic option grant program in effect under Article Five of the Plan.

   B. Board shall mean the Corporation's Board of Directors.

   C. Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

       (i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders, or

       (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or
    (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

   D. Code shall mean the Internal Revenue Code of 1986, as amended.

   E. Common Stock shall mean the Corporation's common stock.

   F. Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

       (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

       (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

   G. Corporation shall mean Kana Communications, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Kana Communications, Inc. which shall by appropriate action adopt the Plan.

   H. Director Fee Option Grant Program shall mean the special stock option grant in effect for non-employee Board members under Article Six of the Plan.

   I. Discretionary Option Grant Program shall mean the discretionary option grant program in effect under Article Two of the Plan.

   J. Eligible Director shall mean a non-employee Board member eligible to participate in the Automatic Option Grant Program or the Director Fee Option Grant Program in accordance with the eligibility provisions of Articles One, Five and Six.

   K. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

   L. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

   M. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

       (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

       (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

       (iii) For purposes of any option grants made on the Underwriting Date, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is to be sold in the initial public offering pursuant to the Underwriting Agreement.

   N. Hostile Take-Over shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

   O. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

   P. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

       (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

       (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and percentage target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

   Q. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

   R. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

   S. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

   T. Optionee shall mean any person to whom an option is granted under the Discretionary Option Grant, Salary Investment Option Grant, Automatic Option Grant or Director Fee Option Grant Program.

   U. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

   V. Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

   W. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant and Director Fee Option Grant Programs, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

   X. Plan shall mean the Corporation's 1999 Stock Incentive Plan, as set forth in this document.

   Y. Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

   Z. Plan Effective Date shall mean the date the Plan shall become effective and shall be coincident with the Underwriting Date.

   AA. Predecessor Plan shall mean the Corporation's 1997 Stock Option/Stock Issuance Plan in effect immediately prior to the Plan Effective Date hereunder.

   BB. Primary Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders and to administer the Salary Investment Option Grant Program solely with respect to the selection of the eligible individuals who may participate in such program.

   CC. Salary Investment Option Grant Program shall mean the salary investment option grant program in effect under Article Three of the Plan.

   DD. Secondary Committee shall mean a committee of one or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

   EE. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

   FF. Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

   GG. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

   HH. Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

   II. Stock Issuance Program shall mean the stock issuance program in effect under Article Four of the Plan.

   JJ. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

   KK. Take-Over Price shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

   LL. 10% Stockholder shall mean the owner of stock (as determined under Code
Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

   MM. Underwriting Agreement shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

   NN. Underwriting Date shall mean the date on which the Underwriting Agreement is executed and priced in connection with an initial public offering of the Common Stock.

   OO. Withholding Taxes shall mean the Federal, state and local income and employment withholding taxes to which the holder of Non-Statutory Options or unvested shares of Common Stock may become subject in connection with the exercise of those options or the vesting of those shares.

                                                                APPENDIX XI

                           KANA COMMUNICATIONS, INC.
                       1999 EMPLOYEE STOCK PURCHASE PLAN

                     As Amended and Restated April 26, 2001

I. PURPOSE OF THE PLAN

   This Employee Stock Purchase Plan is intended to promote the interests of Kana Communications, Inc., a Delaware corporation, by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

   Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

   The provisions of this April 26, 2001 restatement (the "2001 Restatement") shall become effective with the offering period commencing on November 1, 2001 and shall not have any force or effect prior to such date. All share numbers contained herein reflect the two-for-one stock dividend effected on February 22, 2000.

II. ADMINISTRATION OF THE PLAN

   The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III. STOCK SUBJECT TO PLAN

   A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. Subject to the automatic share increase provisions of
Section III.B., the total number of shares of Common Stock reserved for issuance over the term of the Plan shall be limited to Twelve Million One Hundred Twenty-Two Thousand Five Hundred Seven (12,122,507) shares (subject to adjustment under subparagraph (B) below). Such share reserve includes (i) the initial share reserve of One Million (1,000,000) shares, (ii) the January 3, 2000 automatic increase of Four Hundred Fifty-Five Thousand Eight Hundred Forty-One (455,841) shares, (iii) the January 2, 2001 automatic increase of Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six (666,666) shares, and (iv) the increase of Ten Million (10,000,000) shares authorized by the Board on April 26, 2001, subject to stockholder approval at the 2001 Annual Stockholder's Meeting (the "Annual Meeting").

   B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with calendar year 2000, by an amount equal to three-fourths of one percent (0.75%) of the total number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed Four Million (4,000,000) shares./1/

   C. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, (iii) the maximum number and class of securities purchasable in total by all Participants on any one Purchase Date,
(iv) the maximum number and/or

--------
/1 /For the 2000 and 2001 calendar years, the annual increase was limited to 666,666 shares. The increase to 4,000,000 shares shall be effective for the 2002 calendar year and each subsequent calendar year, subject to stockholder approval of the 2001 Restatement.

class of securities by which the share reserve is to increase automatically each calendar year pursuant to the provisions of Section III.B of this Article One and (v) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV. OFFERING PERIODS

   A. Shares of Common Stock shall be offered for purchase under the Plan through a series of overlapping offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

   B. Each offering period shall be of such duration (not to exceed twenty-four
(24) months) as determined by the Plan Administrator prior to the start date of such offering period. Offering periods may, at the Plan Administrator's discretion, be implemented in succession, with one offering period to commence upon the completion of the immediately prior offering period, or may commence at semi-annual intervals on the first business day of May and on the first business day of November each year over the term of the Plan. Accordingly, two
(2) separate offering periods may commence in each calendar year the 2001 Restatement remains in existence. However, no such overlapping offering periods under the 2001 Restatement shall begin prior to the first business day in November 2001.

   C. Each offering period shall be comprised of a series of one or more successive Purchase Intervals. Purchase Intervals shall run from the first business day in May to the last business day in October each year and from the first business day in November each year to the last business day in April in the following year.

   D. Should the Fair Market Value per share of Common Stock on any Purchase Date within a particular offering period be less than the Fair Market Value per share of Common Stock on the start date of that offering period, then the individuals participating in such offering period shall, immediately after the purchase of shares of Common Stock on their behalf on such Purchase Date, be transferred from that offering period and automatically enrolled in the next offering period commencing after such Purchase Date.

V. ELIGIBILITY

   A. Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date or on any other designated entry date for that offering period on which such individual remains an Eligible Employee.

   B. An individual who becomes an Eligible Employee after the start date of any offering period under the Plan may enter that offering period on any designated entry date for that offering period on which such individual remains an Eligible Employee.

   C. An Eligible Employee may participate in only one offering period at a time.

   D. Except as otherwise provided in Section IV.D. above, an Eligible Employee must, in order to participate in a particular offering period, complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before the start date of that offering period.

VI. PAYROLL DEDUCTIONS

   A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the Cash Earnings paid to the Participant during each Purchase Interval within that offering period, up to a maximum of fifteen percent

(15%). The deduction rate so authorized shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:

     (i) The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

     (ii) The Participant may, prior to the commencement of any new Purchase Interval within the offering period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan
  Administrator. The new rate (which may not exceed the fifteen percent (15%) maximum) shall become effective on the start date of the first Purchase Interval following the filing of such form.

   B. Payroll deductions shall begin on the first pay day administratively feasible following the start date of the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

   C. Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.

   D. The Participant's acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

VII. PURCHASE RIGHTS

   A. Grant of Purchase Rights. A Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the start date of the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments during that offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

   Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

   B. Exercise of the Purchase Right. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on each such Purchase Date. The purchase shall be effected by applying the Participant's payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

   C. Purchase Price. The purchase price per share at which Common Stock will be purchased on the Participant's behalf on each Purchase Date within the particular offering period in which he or she is enrolled shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

   D. Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the particular offering period in which he or she is enrolled shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed One Thousand Five Hundred (1,500) shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization. In addition, the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date, shall not exceed One Million (1,000,000) shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization, or such other limit as the Plan Administrator shall deem establish prior to the start of the offering period in which such Purchase Date occurs./2/ However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant and in total by all Participants enrolled in that particular offering period on each Purchase Date which occurs during that offering period.

   E. Excess Payroll Deductions. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date in the same offering period. Any payroll deductions not applied to the purchase of shares on the last Purchase Date in the offering period shall be promptly refunded. Furthermore, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant or in total by all Participants on the Purchase Date shall be promptly refunded.

   F. Withdrawal/Termination of Purchase Right. The following provisions shall govern the withdrawal from participation in the Plan and the termination of outstanding purchase rights:

     (i) A Participant may withdraw from the offering period in which he or she is enrolled by filing the appropriate form with the Plan Administrator (or its designate) at any time prior to the next scheduled Purchase Date in that offering period, and no further payroll deductions under the Plan shall be collected from the Participant with respect to that offering period. Any payroll deductions previously collected during the Purchase Interval in which such withdrawal occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time of such withdrawal, then the payroll deductions collected from the Participant with respect to the Purchase Interval in which such withdrawal occurs shall be refunded as soon as possible.

     (ii) The Participant's withdrawal from the offering period shall be irrevocable, and the Participant may not subsequently rejoin that offering period. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of that offering period.

     (iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the

--------
/2 /For any offering period commencing prior to November 1, 2001, the limit on the maximum number of shares purchasable in total on by all Participants on any one Purchase Date within such offering period will be Two Hundred Fifty Thousand (250,000) shares.

  Participant's behalf during such leave. Upon the Participant's return to active service (x) within ninety (90) days following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant's right to reemployment with the Corporation is guaranteed by statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence which exceeds in duration the applicable (x) or (y) time period will be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of any subsequent offering period in which he or she wishes to participate.

   G. Change in Control. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the Purchase Interval in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share for each Participant equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of the particular offering period in which the Participant is enrolled at the time such Change in Control occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Change in Control. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date.

   The Corporation shall use its best efforts to provide at least ten (10)-days prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.

   H. Proration of Purchase Rights. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

   I. Assignability. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

   J. Stockholder Rights. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII. ACCRUAL LIMITATIONS

   A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code
Section 423)) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000.00) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

   B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

     (i) The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period on which such right remains outstanding.

     (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000.00) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

   C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions which the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

   D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX. EFFECTIVE DATE AND TERM OF THE PLAN

   A. The Plan was adopted by the Board on July 7, 1999, approved by the sole stockholder on August 16, 1999, and became effective at the Effective Time, September 21, 1999.

   B. The 2001 Restatement effects the following changes to the Plan: (i) increase the number of shares of Common Stock authorized for issuance over the term of the Plan by an additional Ten Million (10,000,000) shares, (ii) increase the limit on the maximum number of shares by which the share reserve under the Plan may automatically increase each calendar year, beginning with the 2002 calendar year, from Six Hundred Sixty Six Thousand Six Hundred Sixty Six (666,666) shares to Four Million (4,000,000) shares, (iii) provide the Plan Administrator with the authority to implement a series of overlapping twenty-four (24)-month offering periods beginning at semi-annual intervals each year, with purchases to occur at semi-annual intervals within each such offering period, (iv) increase the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date from Two Hundred Fifty Thousand (250,000) shares to One Million (1,000,000) shares or such other limit as the Plan Administrator deems advisable and (v) revise certain provisions of the Plan document in order to facilitate administration of the Plan. However, the 2001 Restatement shall not become effective unless approved by the stockholders at the 2001 Annual Meeting. If such stockholder approval is obtained, then the 2001 Restatement shall become effective with the offering period commencing on November 1, 2001.

   C. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in October 2009, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

X. AMENDMENT OF THE PLAN

   A. The Board may alter, amend, suspend or terminate the Plan at any time to become effective immediately following the close of any Purchase Interval. However, the Plan may be amended or terminated immediately upon Board action, if and to the extent necessary to assure that the Corporation will not recognize, for financial reporting purposes, any compensation expense in connection with the shares of Common Stock offered for purchase under the Plan, should the financial accounting rules applicable to the Plan at the Effective Time be subsequently revised so as to require the Corporation to recognize compensation expense in the absence of such amendment or termination.

   B. In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Corporation's stockholders:
(i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Corporation's capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of

Common Stock purchasable under the Plan or (iii) modify the eligibility requirements for participation in the Plan.

XI. GENERAL PROVISIONS

   A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

   B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

   C. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

                                   SCHEDULE A

                         CORPORATIONS PARTICIPATING IN
                          EMPLOYEE STOCK PURCHASE PLAN
                            AS OF THE EFFECTIVE TIME

                           Kana Communications, Inc.

                                    APPENDIX

   The following definitions shall be in effect under the Plan:

   A. Board shall mean the Corporation's Board of Directors.

   B. Cash Earnings shall mean the (i) regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in one or more offering periods under the Plan plus
(ii) all overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments received during such period. Such Cash Earnings shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any contributions made by the Participant to any Code
Section 401(k) salary deferral plan or Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. However, Cash Earnings shall not include any contributions made on the Participant's behalf by the Corporation or any Corporate Affiliate to any employee benefit or welfare plan now or hereafter established (other than Code
Section 401(k) or Code Section 125 contributions deducted from such Cash Earnings).

   C. Change in Control shall mean a change in ownership of the Corporation pursuant to any of the following transactions:

     (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

     (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

     (iii) the acquisition, directly or indirectly, by a person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by or is under common control with the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders.

   D. Code shall mean the Internal Revenue Code of 1986, as amended.

   E. Common Stock shall mean the Corporation's common stock, $0.001 par value.

   F. Corporate Affiliate shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

   G. Corporation shall mean Kana Communications, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Kana Communications, Inc. which shall by appropriate action adopt the Plan.

   H. Effective Time shall mean the time at which the Underwriting Agreement for the initial public offering of the Common Stock was executed and finally priced. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Time shall designate a subsequent Effective Time with respect to its employee-Participants.

   I. Eligible Employee shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code
Section 3401 (a).

   J. Fair Market Value per share of Common Stock on any relevant valuation date shall be determined in accordance with the following provisions:

     (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

   K. 1933 Act shall mean the Securities Act of 1933, as amended.

   L. Participant shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

   M. Participating Corporation shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan are listed in attached Schedule A.

   N. Plan shall mean the Corporation's 1999 Employee Stock Purchase Plan, as set forth in this document.

   O. Plan Administrator shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.

   P. Purchase Date shall mean the last business day of each Purchase
Interval.

   Q. Purchase Interval shall mean each successive six (6)-month period within a particular offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

   R. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

   S. Underwriting Agreement shall mean the agreement between the Corporation and the underwriter or underwriters that managed the initial public offering of the Common Stock.

                                                               APPENDIX XII

                           KANA COMMUNICATIONS, INC.
                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

I. PURPOSE

   The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls; and the Corporation's auditing, accounting and financial reporting processes generally. The Audit Committee's primary duties and responsibilities are to:

   1. Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system;

   2. Review and appraise the audit efforts of the Corporation's independent accountants; and

   3. Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

   The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

   The Audit Committee shall be comprised of three or more independent directors.

   All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

III. MEETINGS

   The Committee shall meet on a regular basis and shall hold special meetings as circumstances require. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financials.

IV. RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities and duties the Audit Committee shall:

   Documents/Reports Review

   4. Review and update this Charter at least annually.

   5. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

   6. Review the regular internal financial reports prepared by and management's response.

                                     XII-1

   Independent Accountants

   7. Recommend to the Board of Directors the selection of the independent accountants and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall obtain a formal written statement from the accountants delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1, and shall review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

   8. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

   9. Periodically consult with the independent accountants out of the presence of management about internal controls and the completeness and accuracy of the organization's financial statements.

   Financial Reporting Processes

   10. In consultation with the independent accountants and the financial management of the Company, review the integrity of the organization's financial reporting processes, both internal and external.

   11. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

   12. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

   Process Improvement

   13. Establish regular and separate systems of reporting to the Audit Committee by management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

   14. Following completion of the annual audit, review separately with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

   15. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

   16. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

   17. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                     XII-2

                                (FORM OF PROXY)

                           BROADBASE SOFTWARE, INC.
                            181 CONSTITUTION DRIVE
                         MENLO PARK, CALIFORNIA 94025
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Chuck Bay and Eric Willgohs, and each of them, as proxies, each with full powers of substitution, and hereby authorizes them to vote, as designated below, all shares of common stock, $0.001 par value, of Broadbase Software, Inc. (the "COMPANY") held of record by the undersigned on May 23, 2001, at the Special Meeting of Stockholders of the Company to be held on Thursday, June 28, 2001, and at any continuations or adjournments thereof.

     This Proxy, when properly executed and returned in a timely manner, will be voted at the meeting and any adjournments or postponements thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR Proposal No.1 and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the meeting.

[X]  Please mark votes as in this sample.

The Board of Directors unanimously recommends that you vote FOR Proposal No.1.

1. Approval and adoption of the merger agreement among Kana Communications, Inc., Broadbase Software, Inc. and Arrow Acquisition Corp. and approval of the merger by Arrow Acquisition Corp. with and into Broadbase Software, Inc.

                   [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

                          (Continued on Reverse Side)


     In accordance with their judgment, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

          MARK HERE FOR ADDRESS CHANGE AND NOTE ON ADDRESS LABEL [ ]

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED ENVELOPE.

                                                   Date:________________________

                                                   Signature:___________________

                                                   Date:________________________

                                                   Signature:___________________

                                                   This Proxy must be signed
                                                   exactly as your name appears
                                                   hereon. If more than one name
                                                   appears, all persons so
                                                   designated should sign.
                                                   Attorneys, executors,
                                                   administrators, trustees and
                                                   guardians indicate their
                                                   capacities. If the signer is
                                                   a corporation, please print
                                                   full corporate name and
                                                   indicated capacity of duly
                                                   authorized officer executing
                                                   on behalf of the corporation.
                                                   If the signer is a
                                                   partnership please print full
                                                   partnership name and indicate
                                                   capacity of duly authorized
                                                   person executing on behalf of
                                                   the partnership.

                  THIS IS YOUR PROXY.YOUR VOTE IS IMPORTANT.